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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on June 23, 2011

Registration No. 333-173127

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ClubCorp Club Operations, Inc.
(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware (State or other jurisdiction of incorporation or organization)	7997 (Primary Standard Industrial Classification Code Number)	27-3894784 (I.R.S. Employer Identification Number)

3030 LBJ Freeway, Suite 600
Dallas, Texas 75234
(972) 243-6191
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Curtis D. McClellan
Chief Financial Officer
ClubCorp Club Operations, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234
(972) 243-6191
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to: William B. Brentani Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

         Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

         Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

         The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of 10% Senior Notes due 2018)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
191 Athletic Club Management Company, LLC	Delaware	26-4052367	7997
191 CC Operating Co., LLC	Delaware	27-2164436	7997
Akron Management Corp.	Ohio	75-1744518	7997
Aliso Viejo Golf Club Joint Venture	California	33-0760752	7997
Anthem Golf, LLC	Arizona	38-3739361	7997
April Sound Management Corp.	Texas	75-1656690	7997
Aspen Glen Golf Club Management Company	Colorado	75-2710967	7997
Athletic Club at the Equitable Center, Inc.	New York	75-2104208	7997
AZ Club, LLC	Delaware	26-1385452	7997
Barton Creek Resort & Clubs, Inc.	Texas	75-2406688	7997
Bay Oaks Country Club, Inc.	Texas	75-2356613	7997
Bluegrass Club, LLC	Tennessee	32-0167856	7997
Brookhaven Country Club, Inc.	Texas	75-0976558	7997
Canyon Gate at Las Vegas, Inc.	Nevada	75-2435654	7997
Capital City Club of Montgomery, Inc.	Alabama	75-1547992	7997
Capital City Club of Raleigh, Inc.	North Carolina	75-1551311	7997
CCA Golf Course Holdco, LLC	Delaware	20-5997878	7997
CCA Mezzanine Holdco, LLC	Delaware	20-5997962	7997
Centre Club, Inc.	Florida	75-1843838	7997
Citrus Club, Inc.	Florida	75-1322645	7997
City Club of Washington, Inc.	District of Columbia	75-2061765	7997
Club at Boston College, Inc.	Massachusetts	75-2710023	7997
Club Le Conte, Inc.	Tennessee	75-1597579	7997
ClubCorp—Asia	Nevada	75-2376497	7997
ClubCorp Airways Golf, Inc.	Delaware	75-2149806	7997
ClubCorp Aliso Viejo Holding Corp.	Delaware	75-2671651	7997
ClubCorp Asia Investments Inc.	Nevada	75-2538528	7997
ClubCorp Aven Holdings, Inc.	Delaware	75-2933420	7997
ClubCorp Braemar Country Club, Inc.	Delaware	95-2040525	7997
ClubCorp Bunker Hill Club, Inc.	Delaware	75-2200418	7997
ClubCorp Buying Services, Inc.	Delaware	75-2932004	7997
ClubCorp Canyon Crest Country Club, Inc.	Delaware	95-2494912	7997
ClubCorp Center Club, Inc.	Delaware	75-1836936	7997
ClubCorp Coto Property Holdings, Inc.	Delaware	75-2572520	7997
ClubCorp Crow Canyon Management Corp.	Delaware	75-1730343	7997
ClubCorp Desert Falls Country Club, Inc.	Delaware	75-2501440	7997
ClubCorp Financial Management Company	Nevada	75-2408217	7997
ClubCorp GCL Corporation	Delaware	75-2693309	7997
ClubCorp Gen Par of Texas, L.L.C.	Delaware	75-2810007	7997
ClubCorp Golf of California, L.L.C.	Delaware	74-2910563	7997
ClubCorp Golf of Florida, L.L.C.	Delaware	74-2910562	7997
ClubCorp Golf of Georgia, L.P.	Georgia	75-2807677	7997
ClubCorp Golf of North Carolina, L.L.C.	Delaware	74-2910564	7997
ClubCorp Golf of Texas, L.P.	Texas	75-2807428	7997
ClubCorp Granite Bay Management, Inc.	Delaware	68-0268581	7997
ClubCorp Graphics, Inc.	Florida	75-2570324	7997

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
ClubCorp Hamlet, LLC	Delaware	27-5160613	7997
ClubCorp International, Inc.	Nevada	75-2182069	7997
ClubCorp IW Golf Club, Inc.	Delaware	75-2536737	7997
ClubCorp Management Company for Stone Creek, LLC	Delaware	26-1387499	7997
ClubCorp Mexico, Inc.	Nevada	75-2658417	7997
ClubCorp Mezzanine Borrower, LLC	Delaware	20-5997636	7997
ClubCorp Mission Hills Country Club, Inc.	Delaware	75-2502965	7997
ClubCorp Mortgage Borrower, LLC	Delaware	20-5997707	7997
ClubCorp Porter Valley Country Club, Inc.	Delaware	95-2487346	7997
ClubCorp Publications, Inc.	Nevada	75-1825377	7997
ClubCorp San Jose Club, Inc.	Delaware	75-2670415	7997
ClubCorp Shadow Ridge Golf Club, Inc.	Delaware	75-1686724	7997
ClubCorp Spring Valley Lake Country Club, Inc.	Delaware	75-1473014	7997
ClubCorp Symphony Towers Club, Inc.	Delaware	75-2061871	7997
ClubCorp Teal Bend Golf Club, Inc.	Delaware	75-2649978	7997
ClubCorp TTC, LLC	Delaware	27-2491368	7997
ClubCorp Turkey Creek Golf Club, Inc.	Delaware	75-2789352	7997
ClubCorp USA, Inc.	Delaware	75-2114856	7997
ClubCorp Willow Creek, LLC	Delaware	27-5160270	7997
ClubCorp Wind Watch, LLC	Delaware	27-5160463	7997
Columbia Capital City Club Corp.	South Carolina	75-2427265	7997
Columbia Tower Club, Inc.	Washington	75-2014780	7997
Countryside Country Club, Inc.	Florida	75-1560231	7997
Currituck Golf, LLC	Delaware	27-3094230	7997
Dallas Tower Club, Inc.	Texas	75-2044758	7997
Dayton Racquet Club, Inc.	Ohio	75-1315276	7997
DeBary Management Corp.	Florida	75-2756690	7997
Diamante' Golf Club Management, Inc.	Arkansas	75-2541981	7997
Diamante' Golf Club Partners, Inc.	Arkansas	75-2541980	7997
Diamond Run Club, Inc.	Pennsylvania	75-2793869	7997
Empire Ranch, LLC	Delaware	75-2955822	7997
Fair Oaks Club Corp.	Texas	75-2135345	7997
Farms of New Kent Management, LLC	Delaware	26-2238822	7997
FFFC Golf Acquisitions, L.L.C.	Delaware	75-2114856	7997
First City Club Management, Inc.	Georgia	75-1970473	7997
Fort Bend Acquisition Corp.	Texas	75-2471088	7997
GCC Asset Management, Inc.	Texas	75-2382807	7997
Glendale Management Corp.	Wisconsin	75-1973978	7997
Glendale Racquet Club, Inc.	Wisconsin	39-1147563	7997
GP Bear's Best Atlanta, Inc.	Georgia	75-2824663	7997
GP Bear's Best Las Vegas, Inc.	Nevada	75-2862989	7997
GRanch Golf Club, Inc.	Arizona	75-2594364	7997
Greenbrier Country Club, Inc.	Virginia	75-2166235	7997
Greenspoint Club, Inc.	Texas	75-1788013	7997
Hackberry Creek Country Club, Inc.	Texas	75-1836955	7997
Haile Plantation Management Corp.	Florida	75-2587862	7997
Harbour Club of Charleston, Inc.	South Carolina	75-2481681	7997
Hearthstone Country Club, Inc.	Texas	75-1560896	7997

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Hill Country Golf, Inc.	Texas	75-1467720	7997
Hills II of Lakeway, Inc.	Texas	75-2839814	7997
Houston City Club, Inc.	Texas	75-1613884	7997
HPG, L.C.	Florida	59-3159082	7997
Hunter's Green Acquisition Corp.	Florida	75-2623675	7997
Indigo Run Asset Corp.	South Carolina	75-2626876	7997
Irving Club Acquisition Corp.	Texas	75-2433335	7997
Kingwood Country Club, Inc.	Texas	75-1384721	7997
Knollwood Country Club, Inc.	Indiana	75-1860187	7997
La Cima Club, Inc.	Texas	75-1945200	7997
Lakeway Clubs, Inc.	Texas	74-2751365	7997
Laurel Springs Holdco, LLC	Delaware	27-5160857	7997
LionsGate Golf Club, Inc.	Kansas	75-2810637	7997
MAC Club, LLC	Delaware	30-0390557	7997
Management Company for Eagle Ridge and The Preserve	Florida	75-2420359	7997
Manager for CCHH, Inc.	South Carolina	75-2558851	7997
Master Club, Inc.	Nevada	75-2803822	7997
Memorial Stadium Club Management Corp.	Texas	75-2772291	7997
Memphis City Club, Inc.	Tennessee	75-2187471	7997
MH Villas, Inc.	California	75-2656914	7997
Monarch EP Management Corp.	Florida	75-2569192	7997
Nashville Club Management, Inc.	Tennessee	75-1973979	7997
New England Country Club Management, Inc.	Massachusetts	75-2481683	7997
Northwood Management Corp.	Georgia	75-1617671	7997
Oak Pointe Country Club, Inc.	Michigan	75-2413363	7997
Oakmont Management Corp.	Texas	75-2457729	7997
Operations Company for Homestead, Inc.	Virginia	75-2515916	7997
Owners Club Asset Company	Delaware	75-2756700	7997
Piedmont Club, Inc.	North Carolina	75-2070602	7997
Piedmont Golfers' Club LLC	South Carolina	75-2114856	7997
Pyramid Club Management, Inc.	Pennsylvania	75-2376505	7997
Quail Hollow Management, Inc.	Ohio	75-1904889	7997
Queens Harbour Corporation	Florida	75-2509681	7997
Renaissance Club, Inc.	Michigan	75-1531680	7997
Richardson Country Club Corp.	Texas	75-1335506	7997
River Creek Country Club, Inc.	Virginia	75-2627677	7997
Rivers Club, Inc.	Pennsylvania	75-1781096	7997
Shady Valley Management Corp.	Texas	75-2406228	7997
Shoreby Club Management, Inc.	Ohio	75-2266610	7997
Silver Lake Management Corp.	Ohio	75-2283521	7997
Skyline Club, Inc.	Indiana	75-1728926	7997
Society Management, Inc.	Nevada	75-2644439	7997
Southern Trace Country Club of Shreveport, Inc.	Louisiana	75-2381261	7997
Stonebriar Management Corp.	Texas	75-2526115	7997
Stonehenge Club, Inc.	Virginia	75-2587252	7997
Tampa Palms Club, Inc.	Florida	75-2457726	7997
The 191 Club, Inc.	Georgia	75-2351711	7997
The Buckhead Club, Inc.	Georgia	75-2108173	7997

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
The Club at Cimarron, Inc.	Texas	75-2345619	7997
The Club at Society Center, Inc.	Ohio	75-2303794	7997
The Commerce Club, Inc.	South Carolina	75-1870073	7997
The Downtown Club, Inc.	Texas	75-1476400	7997
The Manager of the Owner's Club, Inc.	South Carolina	75-2584733	7997
The Metropolitan Club of Chicago, Inc.	Illinois	75-1402371	7997
The Owner's Club, Inc.	Delaware	75-2608736	7997
The Owners Club at Hilton Head, L.P.	South Carolina	75-2584943	7997
The Owner's Club of South Carolina, L.L.C.	Delaware	75-2584737	7997
The Plaza Club of San Antonio, Inc.	Texas	75-1395007	7997
The Summit Club, Inc.	Alabama	75-2277008	7997
The University Club, Inc.	Mississippi	75-1428326	7997
Timarron Golf Club, Inc.	Texas	75-2650747	7997
Tower City Club of Virginia, Inc.	Virginia	75-2495420	7997
Tower Club of Dallas, Inc.	Texas	75-1749422	7997
Tower Club, Inc.	Florida	75-1401441	7997
Town Point Club, Inc.	Virginia	75-1844323	7997
Treesdale Country Club, Inc.	Pennsylvania	75-2491095	7997
UMass Club Management, LLC	Delaware	61-1497383	7997
UNC Alumni Club Management, Inc.	North Carolina	75-2420355	7997
University Club Management Co., Inc.	Florida	75-2659214	7997
University Club, Inc.	Florida	75-1252248	7997
Walnut Creek Management Corporation	Texas	75-1486903	7997
West Park Club, Inc.	Texas	75-2281293	7997
Westlake City Club, Inc.	Texas	75-1800134	7997
Wildflower Country Club, Inc.	Texas	75-2033118	7997
Willow Creek Management, Inc.	Texas	75-2511017	7997
Woodside Plantation Country Club, Inc.	South Carolina	75-2338803	7997

*
The address, including zip code, and telephone number, including area code, of each of the co-registrants is 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234, Attn: General Counsel, (972) 243-6191.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 23, 2011

PROSPECTUS

ClubCorp Club Operations, Inc.

Offer to Exchange

        We are offering to exchange up to $415,000,000 aggregate principal amount at maturity of our new 10% Senior Notes due 2018 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of our outstanding 10% Senior Notes due 2018 (the "outstanding notes"). We are offering to exchange the exchange notes for the outstanding notes to satisfy our obligations contained in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act.

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on July     , 2011, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange notes to be issued in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

The Exchange Notes

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable, except in limited circumstances described below.

Resales of the Exchange Notes

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on a national market.

        All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

        See "Risk Factors" beginning on page 16 for a discussion of certain risks that you should consider before participating in the exchange offer.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 90 days after the date of this prospectus (subject to extension as provided in the registration rights agreement), we will make this prospectus available to any broker-dealer for use in connection with such resale. See "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2011.

        You should rely only on the information contained in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or to represent anything about us, our financial results or the exchange offer that is not contained in this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page.

i

PROSPECTUS SUMMARY

        This summary highlights selected information contained in this prospectus and does not contain all of the information that you should consider before tendering your notes in the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should read this summary together with the entire prospectus. Unless the context otherwise requires, the terms "ClubCorp," "we," "us," "our" in this prospectus refer to ClubCorp Club Operations, Inc. and its subsidiaries (ClubCorp, Inc. and subsidiaries prior to November 30, 2010).

        Our fiscal year consists of a 52/53 week period ending on the last Tuesday of December. Each of our first, second and third fiscal quarters consists of 12 weeks and our fourth fiscal quarter consists of 16 weeks, with an extra week added onto the fourth quarter every five to six years. Unless the context indicates otherwise, whenever we refer in this prospectus to a particular year, with respect to ourselves, we mean the fiscal year ending in that particular calendar year.

Our Company

        We are one of the largest owners and managers of private golf, country, business, sports and alumni clubs in North America, with a network of clubs that includes over 146,000 memberships and 350,000 individual members. As of March 22, 2011, we owned or operated 98 golf and country clubs and 53 business, sports and alumni clubs in 25 states, the District of Columbia, and two foreign countries. We believe that our expansive network of clubs and our focus on facilities, recreation and social programming, allows us to attract members across a number of demographic groups. Our clubs' offerings are designed to appeal to the entire family, resulting in member loyalty, which we believe translates financially into a more economically resilient leisure product and allows us a greater ability to capture discretionary leisure spending than traditional clubs. For the year ended December 28, 2010 and the twelve weeks ended March 22, 2011, we had total revenues of $696.6 million and $144.8 million, respectively, and net income (loss) attributable to ClubCorp of $254.5 million and $(10.8) million, respectively.

        Our portfolio of golf properties includes a broad offering of clubs designed to appeal to a diverse membership base but with a focus on the mass affluent market segment (which we define as those individuals with an annual household income of $75,000 or greater). These clubs include marquee world renowned golf clubs and established regional and local private golf and country clubs that we believe are conveniently located to our members. We also own and manage well known business, sports and alumni clubs. Our alumni clubs are associated with universities with significant alumni networks and are designed to provide a connection between the university and its alumni and faculty. Our business clubs are generally located in office towers or business complexes and cater to business executives, professionals and entrepreneurs with a need to meet, network and socialize in a private, upscale location. Our sports clubs include a variety of fitness and racquet facilities. In addition, we offer a network of products, services and amenities through membership upgrades that provide access to our extensive network of clubs and leverage our alliances with other clubs, facilities and properties.

        Founded in 1957 with one country club in Dallas, Texas, we were one of the first companies to enter into the professional ownership and operation of golf and country club businesses. In 1966, we established our first business club on the belief that we could profitably expand our operations by delivering quality service and focusing on member satisfaction in a related line of business. In 1999, we began selling various upgrade programs that offer participating members access to virtually all of our clubs and other clubs, facilities and properties through usage arrangements, providing our members more choices for a wide variety of products, services and amenities. We remained family owned until December 2006, when we were acquired by affiliates of KSL Capital Partners, LLC ("KSL" or "Sponsor"), a private equity firm specializing in travel and leisure businesses.

Competitive Strengths

        We believe that we became a leader in the private club industry by following our commitment to quality of service and focus on member satisfaction, as well as by taking advantage of a variety of organic growth opportunities, including the implementation of network offerings of products, services and amenities, and external growth opportunities, such as through the acquisition and rehabilitation of underperforming clubs. We intend to maintain our leadership position by continuing to capitalize on the following competitive strengths:

  •
  Strong and Diverse Network of Clubs.  We believe we have a diverse portfolio of clubs anchored by marquee assets and complimented by local clubs woven into the communities of our members.

  •
  Marquee Collection of Assets.  We believe that we have assembled a portfolio of some of the best known golf and business clubs across the United States and that these properties help distinguish us from our competitors.

  •
  Large Membership Base with Attractive Member Demographics.  Our large base of memberships creates a significant recurring revenue stream, despite the fact that our membership count stands at a 10 year low and as of the fiscal year ended December 28, 2010, we experienced a 17.2% and 24.2% attrition in member-count in our golf and country clubs and business and sports clubs, respectively.

  •
  Host of High Profile Golf Events and Winner of National Accolades.  Each year, we host a number of high profile events and win numerous local and national awards, which generate substantial publicity and help drive new membership and club utilization.

  •
  Experienced Management Team.  We believe we have some of the most experienced and dedicated professional managers and executives in the private club industry.

Business Strategy

        Fundamental to ClubCorp's business is the belief that private clubs represent a significant business opportunity for a company that can combine professional development and management skills with the dedication to personal service necessary to attract and retain members. Our principal objective is to maximize our revenues and profitability by providing a superior delivery of high quality club and golf experiences to our members and guests. To achieve this objective, we intend to continue to:

  •
  Grow Membership Enrollment and Increase Facility Usage.  We believe that providing our members and their guests with a high-quality and personalized experience will increase demand for our facilities and services and allow us to add new memberships.

  •
  Leverage Our Existing Customer Base by Cross-Selling Our Products and Services to Existing Members and Guests. We believe that there are significant opportunities to increase operating revenues by marketing our interrelated products and innovative programs to our existing members.

  •
  Distinguish and Market Our Properties and Company Brand Names.  We believe that many of our country clubs offer members an experience that combines world class golf facilities and dining opportunities, in an attractive and desirable setting.

  •
  Profit From Previous Significant Capital Expenditure Projects.  Since the beginning of fiscal year 2007, we have invested over $255.0 million to complete significant expansion and replacement projects at many of our clubs and facilities, exclusive of the discontinued Non-Core Entities discussed in the ClubCorp Formation.

  •
  Focus on Selected Acquisitions and Opportunities to Expand our Business.  We continually evaluate opportunities to expand our business through select acquisitions, joint ventures and management agreements.

Industry Trends

        The golf industry is characterized by varied ownership structures, including properties owned by corporations, member equityholders, developers, municipalities and others. Data from the National Golf Foundation shows that, since 2006, total golf facility supply has declined, indicating the industry is still overcoming a supply and demand imbalance caused by a dramatic increase in the number of total facilities in the 1990s. According to the National Golf Foundation, 2010 represented the fifth consecutive year in which total facility closures outnumbered openings with 75 net 18-hole equivalent golf facility closures.

        Private golf facilities, however, have not seen the same rate of facility closures. According to the National Golf Foundation, private golf facility openings have outnumbered closures every year except 2009 and 2010, which only saw net closures of two 18-hole equivalent golf facility closures each year. This combined with public golf facility net closures in 2006 through 2010 creates attractive supply/demand dynamics for private golf facilities.

        We believe demand for private golf and country clubs is generally more resilient to economic cycles than public golf facilities and other hospitality assets. Characteristics of private clubs that support our belief, include: (1) attractive supply/demand dynamics, (2) member demographic profiles and (3) stable recent and long-term performance.

ClubCorp Formation

        ClubCorp is a holding company that was formed on November 30, 2010, as part of a reorganization of ClubCorp, Inc. ("CCI") for the purpose of operating and managing golf, country, business, sports and alumni clubs.

        Prior to November 30, 2010, CCI was a holding company that through its subsidiaries owned and operated golf, country, business, sports and alumni clubs, two full-service resorts and certain other equity and realty interests. The two full service resorts and certain other equity, realty and future royalty interests are referred to as the "Non-Core Entities." ClubCorp decided to sell the Non-Core Entities to allow management to concentrate on our core business of golf, country, business, sports and alumni clubs. On November 30, 2010, the following transactions occurred (the "ClubCorp Formation") which were structured to complete the contribution of the golf, country, business, sports and alumni clubs into ClubCorp. A summary of the transactions relevant to ClubCorp are described below:

  •
  Fillmore CCA Holdings, Inc. ("Fillmore Inc.") formed two wholly owned subsidiaries, ClubCorp and CCA Club Operations Holdings, LLC ("Parent"), and transferred its interests through a contribution of 100% of the stock of CCI to ClubCorp.

  •
  Investment vehicles controlled by KSL contributed $260.5 million as equity capital to ClubCorp.

  •
  Fillmore Inc. reincorporated in Nevada through a merger into a newly formed Nevada corporation, ClubCorp Holdings, Inc. ("Holdings"), with Holdings as the surviving entity. CCI merged into ClubCorp USA, Inc. ("CCUSA"), with CCUSA surviving as a wholly-owned subsidiary of ClubCorp.

  •
  ClubCorp issued and sold $415.0 million of unsecured notes and borrowed $310.0 million of secured term loans under our new secured credit facilities.

  •
  ClubCorp sold its Non-Core Entities to affiliates of KSL.

  •
  ClubCorp repaid a portion of the loans under its then existing secured credit facilities. The lenders under such facilities forgave the remaining $342.3 million of debt owed under such facilities and such facilities were terminated.

  •
  ClubCorp settled certain balances owed to affiliates of KSL.

Our Corporate Structure

        The following chart illustrates ClubCorp's parent companies, subsidiaries and debt capitalization as of March 22, 2011:

(*)
Certain of our non-guarantor subsidiaries are not 100% owned by us.

        As of March 22, 2011, ClubCorp and its subsidiary guarantors accounted for approximately 91.7% of our total assets, excluding intercompany items. For the fiscal year ended December 28, 2010 and for the twelve weeks ended March 22, 2011, ClubCorp and its subsidiary guarantors accounted for 93.4% and 92.3%, respectively, of our revenues.

Our Sponsor

        As of March 22, 2011, affiliates of KSL owned indirectly 97.3% of the equity interests of Fillmore, our indirect parent company, with the remaining 2.7% owned by members of management of ClubCorp

USA, Inc. KSL, with $3.5 billion under management, is a leading U.S. private equity firm dedicated to investments in travel and leisure businesses. KSL was founded in 2005 and has offices in Denver and New York.

Additional Information

        We were incorporated as a Delaware corporation in 2010. Our principal executive offices are located at 3030 LBJ Freeway, Suite 600, Dallas, TX 75234. Our telephone number is (972) 243-6191. We maintain various websites, including our corporate website at www.clubcorp.com. Our websites, and the information contained on them, are not part of this prospectus.

Market Share and Similar Information

        The market share and other information contained in this prospectus is based on our own estimates, independent industry publications, reports by market research firms, or other published independent sources. In each case, we believe that they are reliable and reasonable estimates, although we have not independently verified market and industry data provided by third parties. Market share information is subject to changes, however, and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties inherent in any statistical survey of market share. In addition, customer preferences can and do change and the definition of the relevant market is a matter of judgment and analysis.

The Exchange Offer

        In this prospectus, the term "outstanding notes" refers to the 10% Senior Notes due 2018 issued in a private placement on November 30, 2010. The term "exchange notes" refers to the 10% Senior Notes due 2018, as registered under the Securities Act of 1933, as amended (the "Securities Act"), offered by this prospectus. The term "notes" refers collectively to the outstanding notes and the exchange notes. The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled "The Exchange Offer," which contains a more detailed description of the terms and conditions of the exchange offer.

General	In connection with the private placement, we entered into a registration rights agreement with the purchasers in which we agreed, among other things, to deliver this prospectus to you and to obtain the effectiveness of the registration statement on Form S-4 of which this prospectus is a part within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are substantially identical in all material respects to the outstanding notes except:
• the exchange notes have been registered under the Securities Act;
• the terms with respect to transfer restrictions no longer apply, provided that the resale conditions described below are satisfied;
• the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and
• the provisions of the registration rights agreement that provide for payment of additional amounts upon a registration default are no longer applicable.
The Exchange Offer

We are offering to exchange up to $415,000,000 aggregate principal amount at maturity of 10% Senior Secured Notes due 2018 and the related guarantees, which have been registered under the Securities Act, for any and all of our outstanding 10% Senior Notes due 2018 and the related guarantees.

Outstanding notes may be exchanged only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale

Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC") set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and
• you have not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Any holder of outstanding notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on July , 2011, unless extended by us. We do not currently intend to extend the expiration of the exchange offer.
Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes

Each exchange note bears interest at the rate of 10% per annum from the original issuance date of the outstanding notes or from the most recent date on which interest has been paid on the notes. The interest on the notes is payable on June 1 and December 1 of each year, beginning on June 1, 2011. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
• you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;
• you are not engaged in, and do not intend to engage in, a distribution of the exchange notes in violation of the provisions of the Securities Act;
• you are acquiring the exchange notes in the ordinary course of your business; and

•       if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no payments of additional amounts on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not intend to register the outstanding notes under the Securities Act, except as otherwise required by the registration rights agreement.

United States Federal Income Tax Consequences of the Exchange Offer	The exchange of outstanding notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Consequences—Exchange Offer."
Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See "Use of Proceeds."
Exchange Agent	Wilmington Trust FSB is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned "The Exchange Offer—Exchange Agent."

The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms substantially identical to the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement.

Issuer	ClubCorp Club Operations, Inc.
Securities Offered	$415,000,000 million aggregate principal amount of 10% Senior Notes due 2018 and the related guarantees.
Maturity Date	December 1, 2018.
Interest Rate	10% per annum.
Interest Payment Dates
Payable semiannually in cash in arrears on June 1 and December 1 of each year, beginning June 1, 2011. Interest accrues from the original issuance date of the outstanding notes or from the most recent date on which interest has been paid on the notes.
Guarantees
Each wholly owned subsidiary of ClubCorp Club Operations, Inc. that guarantees our obligations under our secured credit facilities will also fully and unconditionally guarantee the notes on a senior unsecured basis. The guarantees by the guarantors of the notes will be pari passu to all existing and future senior indebtedness of the guarantors.
Ranking
The exchange notes will be our senior unsecured obligations. They will rank equal in right of payment with our existing and future senior indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. The notes will be effectively subordinated to all of our secured debt to the extent of the value of the assets securing such debt and structurally subordinated to all of the existing and future liabilities of our subsidiaries that do not guarantee the notes. As of March 22, 2011, ClubCorp Club Operations, Inc., and its guarantor subsidiaries had approximately $744.4 million of indebtedness and our non-guarantor subsidiaries had $37.8 million of indebtedness, of which $32.0 million was non-recourse to us.

Optional Redemption	At any time prior to December 1, 2014, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount, plus an applicable "make-whole" premium and accrued and unpaid interest, if any, to the redemption date, as described under the caption "Description of the Notes—Optional Redemption." On and after December 1, 2014, we may redeem the notes, in whole or in part, at the redemption prices specified under the caption "Description of the Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time prior to December 1, 2013, we may redeem up to 35% of the aggregate principal amount of the notes together with any additional notes issued under the indenture with the net cash proceeds of certain equity offerings as described under the caption "Description of the Notes—Optional Redemption."
Change of Control
If a change of control occurs, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued and unpaid interest. For more details, you should read "Description of Notes—Repurchase at the Option of Holders—Change of Control."
Restrictive Covenants	The indenture governing the notes contains covenants that limit our ability and the ability of certain of our subsidiaries to:
• incur, assume or guarantee additional indebtedness;
• pay dividends or distributions on capital stock or redeem or repurchase capital stock;
• make investments;
• enter into agreements that restrict the payment of dividends or other amounts by subsidiaries to us;
• sell stock of our subsidiaries;
• transfer or sell assets;
• create liens;
• enter into transactions with affiliates; and
• enter into mergers or consolidations.
Original Issue Discount
The exchange notes will be issued with original issue discount ("OID") for U.S. federal income tax purposes. U.S. Holders, whether on the cash or accrual method of tax accounting, will be required to include any amounts representing OID in gross income (as ordinary income) on a constant yield to maturity basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. For further discussion, see "Material U.S. Federal Income and Estate Tax Considerations."

No Prior Market	The exchange notes are a new issue of securities, and there is currently no established trading market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

Risk Factors

        You should carefully consider all the information in the prospectus prior to exchanging your outstanding notes. In particular, we urge you to carefully consider the factors set forth under the heading "Risk Factors."

Summary Financial and Other Data

        The following table sets forth our summary financial information and other data for the periods presented. The statements of operations data set forth below for the fiscal years ended December 30, 2008, December 29, 2009 and December 28, 2010, and the balance sheet data as of December 29, 2009 and December 28, 2010, are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The consolidated balance sheet data as of December 30, 2008 is derived from our unaudited consolidated financial statements not included in this prospectus. The consolidated statements of operations data for the twelve weeks ended March 23, 2010 and March 22, 2011, and the consolidated balance sheet data as of March 22, 2011, are derived from our unaudited consolidated condensed financial statements for such periods and dates, which are included elsewhere in this prospectus. The consolidated balance sheet data as of March 23, 2010 is derived from our unaudited consolidated financial statements not included in this prospectus. The unaudited consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in the opinion of management, all adjustments necessary for the fair presentation of the financial information contained in those statements.

        Prospective investors should read this summary consolidated financial and other data together with "Summary—ClubCorp Formation," "Use of Proceeds," "Capitalization," "Selected Financial Data" and

"Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	Twelve Weeks Ended		Fiscal Years Ended(1)
	March 22, 2011	March 23, 2010	December 28, 2010(4)	December 29, 2009	December 30, 2008
	(in thousands, except for ratios)
Statements of operations data:
Revenues:
Club operations	$107,848	$105,651	$501,733	$515,388	$560,862
Food and beverage	36,106	34,629	192,022	191,778	218,960
Other revenues	865	614	2,882	2,467	3,637

Total revenues	144,819	140,894	696,637	709,633	783,459

Club operating costs exclusive of depreciation	97,288	97,364	458,241	461,260	530,152
Cost of food and beverage sales exclusive of depreciation	12,336	11,534	60,596	61,209	63,195
Depreciation and amortization	21,180	21,278	92,673	98,619	101,724
Provision for doubtful accounts	856	1,263	3,248	4,815	4,550
Loss (gain) on disposals and acquisitions of assets	2,195	109	(5,351)	6,473	3,880
Impairment of assets	—	—	9,243	11,808	2,642
Selling, general and administrative expenses	8,995	7,971	38,946	39,266	45,136

Operating income from continuing operations	1,969	1,375	39,041	26,183	32,180
Interest and investment income	33	297	714	2,684	4,290
Equity in earnings from unconsolidated ventures	259	89	1,309	706	1,514
Interest expense	(19,982)	(12,587)	(57,165)	(58,383)	(94,583)
Change in fair value of interest rate cap agreements	(75)	(2,510)	(3,529)	2,624	(10,454)
Gain on extinguishment of debt	—	—	334,412	—	—
Other income	861	909	3,929	6,006	7,387

(Loss) income before income taxes	(16,935)	(12,427)	318,711	(20,180)	(59,666)
Income tax benefit (expense)	6,209	3,338	(57,109)	958	17,803

(Loss) income from continuing operations	(10,726)	(9,089)	261,602	(19,222)	(41,863)
(Loss) income from discontinued operations, net of tax	(130)	(69)	54	(795)	(23,584)
Loss from discontinued Non-Core Entities, net of tax	—	(5,253)	(8,779)	(11,487)	(4,134)

Net (loss) income	$(10,856)	$(14,411)	$252,877	$(31,504)	$(69,581)
Balance sheet data:
Cash and cash equivalents	$72,694	$87,737	$56,531	$73,568	$213,288
Restricted cash	122	13,731	525	14,100	9,324
Total assets	1,772,357	2,150,946	1,780,929	2,163,515	2,429,663
Membership deposits—current portion(2)	56,219	40,741	51,704	38,161	31,240
Long-term debt (net of current portion)	770,492	1,389,349	772,079	1,391,367	1,512,994
Membership deposits(2)	211,752	207,195	211,624	205,253	192,624
Total (deficit) equity	219,994	(258,781)	231,029	(244,357)	(116,074)
Other data:
Ratio of earnings to fixed charges(3)	—	—	5.93x	—	—

(1)
Our fiscal year consists of a 52/53 week period ending on the last Tuesday of December. For 2008, our fiscal year was comprised of the 53 weeks ended December 30, 2008. For 2009 and 2010, our fiscal years were comprised of the 52 weeks ended December 29, 2009 and December 28, 2010, respectively.

(2)
The liability for membership deposits is the difference between the amount paid by the member and the present value of the refund obligation. The present value of the refund obligation of the membership deposit liability accretes over the nonrefundable term using the effective interest method with an interest rate defined as our weighted average borrowing rate adjusted to reflect a 30-year time frame.

(3)
The ratio of earnings to fixed charges is computed by dividing income (or loss) from continuing operations before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable) and the portion of rental expense that is representative of interest. Fixed charges exceeded earnings by $17.0 million, $12.4 million, $20.7 million and $60.1 million for the twelve weeks ended March 22, 2011 and March 23, 2010 and for the fiscal years ended December 29, 2009, and December 30, 2008, respectively.

(4)
The statement of operations and balance sheet data reflect the ClubCorp Formation from November 30, 2010, which was treated as reorganization of entities under common control.

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the notes could decline or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force, and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary—The Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act, and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

Risks Related to our Indebtedness and the Notes

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to plan for and react to changes in the economy, our industry or our business and prevent us from meeting our obligations under the notes.

        As of March 22, 2011, we were significantly leveraged and our total indebtedness was approximately $782.2 million. Our substantial degree of leverage could have important consequences for you, including the following:

  •
  it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, debt service requirements, acquisitions or general corporate or other purposes;

  •
  a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures, and other business opportunities;

  •
  the debt service requirements of our other indebtedness could make it more difficult for us to satisfy our financial obligations, including those related to the notes;

  •
  certain of our borrowings, including borrowings under our secured credit facilities, are at variable rates of interest, exposing us to the risk of increased interest rates;

  •
  it may limit our flexibility in planning for, or our ability to adjust to, changes in our business or the industry in which we operate, and place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  we may be vulnerable to a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth.

        Although our total indebtedness decreased as a result of the ClubCorp Formation, our interest expense is substantially higher after giving effect to the ClubCorp Formation, as compared to our interest expense for prior periods, as a result of higher aggregate interest rates on our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See "Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources." If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our secured credit facilities or the indenture that governs the notes. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our secured credit facilities and the indenture that governs the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See "Description of Other Indebtedness" and "Description of the Notes."

        If we cannot make scheduled payments on our debt, we will be in default and, as a result:

  •
  our debt holders could declare all outstanding principal and interest to be due and payable;

  •
  the lenders under our secured credit facilities could terminate their commitments to lend us money and foreclose against the assets securing their borrowings; and

  •
  we could be forced into bankruptcy or liquidation, which could result in you losing your investment in the notes.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes do not fully prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks pari passu with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. On November 30, 2010, we entered into a senior secured debt facility with Citigroup ("Senior Secured Credit Facility") comprised of (i) a $310.0 million term loan facility and (ii) a revolving credit facility with a maximum borrowing limit of $50.0 million, which includes letter of credit and swing line facilities. As of March 22, 2011, $32.7 million was available for borrowing under the revolving credit facility. Additionally, ClubCorp has the option to increase the term loan facility by up to $50.0 million and the revolving credit facility by up to an additional $25.0 million, both subject to conditions and restrictions in the Senior Secured Credit Facility. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. The subsidiaries that guarantee the notes also guarantee under our Senior Secured Credit Facility. See "Description of Other Indebtedness" and "Description of the Notes."

Restrictive covenants may adversely affect our operations.

        Our Senior Secured Credit Facility and the indenture governing the notes contain various covenants that limit our ability to, among other things:

  •
  incur or guarantee additional indebtedness;

  •
  pay dividends or distributions on capital stock or redeem or repurchase capital stock;

  •
  make investments;

  •
  create restrictions on the payment of dividends or other amounts to us;

  •
  sell stock of our subsidiaries;

  •
  transfer or sell assets;

  •
  create liens;

  •
  enter into transactions with affiliates; and

  •
  enter into mergers or consolidations.

        In addition, the restrictive covenants in our Senior Secured Credit Facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet them. A breach of any of these covenants could result in a default under our Senior Secured Credit Facility. Upon the occurrence of an event of default under our Senior Secured Credit Facility, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our Senior Secured Credit Facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our Senior Secured Credit Facility. If the lenders under our Senior Secured Credit Facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our Senior Secured Credit Facility and our other indebtedness, including the notes, or borrow sufficient funds to refinance such indebtedness. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us. See "Description of Other Indebtedness."

The notes are structurally subordinated to all indebtedness of our existing or future subsidiaries that do not become guarantors of the notes.

        You will not have any claim as a creditor against any of our existing subsidiaries that are not guarantors of the notes or against any of our future subsidiaries that do not become guarantors of the notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries are effectively senior to your claims against those subsidiaries.

        For the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011, our non-guarantor subsidiaries collectively represented approximately 6.6% and 7.7%, respectively, of our consolidated revenues. At March 22, 2011, our non-guarantor subsidiaries collectively represented 8.3% of our total assets, excluding intercompany items, and had approximately $137.3 million of outstanding total liabilities, including trade payables, all of which is structurally senior to the notes.

        In addition, the indenture governing the notes, subject to some limitations, permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

        Our obligations under the notes and the guarantors' obligations under their guarantees of the notes are unsecured. As a result, the notes and the related guarantees are effectively subordinated to all of our and the guarantors' secured indebtedness to the extent of the value of the assets securing such indebtedness. Our obligations under our Senior Secured Credit Facility are secured by a pledge of substantially all of our and our guarantors' tangible and intangible assets. In the event that we or a guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, our obligations under our Senior Secured Credit Facility and any other secured obligations will be entitled to be paid in full from our assets or the assets of such guarantor, as the case may be, pledged as security for such obligation before any payment may be made with respect to the notes. Holders of the notes would participate ratably in our remaining assets or the remaining assets of the guarantor, as the case may be, with all holders of unsecured indebtedness that are deemed to rank equally with the notes, based upon the respective amount owed to each creditor. In addition, if we default under our Senior Secured Credit Facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture under which the notes were issued at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that subsidiary guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See "Description of Other Indebtedness."

        As of March 22, 2011, ClubCorp, and its guarantor subsidiaries had approximately $744.4 million of indebtedness and our non-guarantor subsidiaries had $37.8 million of indebtedness, of which $32.0 million was non-recourse to us. The indenture governing the notes permits the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness. Any secured indebtedness incurred would rank senior to the notes to the extent of the value of the assets securing such indebtedness.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our Senior Secured Credit Facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flows and are otherwise unable to obtain funds necessary to meet required payments of principal, premium (if any) and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the indentures and our Senior Secured Credit Facility), we could be in default under the terms of the agreements governing such indebtedness, including our Senior Secured Credit Facility and the indenture governing the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Senior Secured Credit Facility could elect to terminate their commitments thereunder and cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Senior Secured Credit Facility to avoid being in default. If we breach our covenants under our Senior Secured Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Senior Secured Credit Facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of Other Indebtedness" and "Description of the Notes."

The exchange notes will be issued with original issue discount for U.S. federal income tax purposes.

        The exchange notes will be issued with original issue discount, or OID, for U.S. federal income tax purposes. U.S. Holders (as defined in "Material U.S. Federal Income and Estate Tax Considerations") will be required to include amounts representing the OID in gross income on a constant yield basis for U.S. federal income tax purposes, in advance of the receipt of cash payments to which such income is attributable. For more information, see "Material U.S. Federal Income and Estate Tax Considerations."

We may not be able to repurchase the notes upon a change of control.

        If a change of control event occurs, as described in "Description of the Notes—Repurchase at the Option of Holders—Change of Control," we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. We may not be able to repurchase the notes upon a change of control triggering event because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our Senior Secured Credit Facility from repurchasing all of the notes tendered by holders upon a change of control event. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under our Senior Secured Credit Facility. Our failure to repurchase the notes upon a change of control event would cause a default under the indenture governing the notes and a cross-default under our Senior Secured Credit Facility. Our Senior Secured Credit Facility also provides that a change of control, as defined in such agreement, will be a default that permits lenders to accelerate the maturity of borrowings thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer-to-purchase provisions to the holders of the notes. Any of our future debt agreements may contain similar provisions. In addition, the change of control provisions in the indenture governing the notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a "change of control" as defined in the indenture governing the notes that could trigger our obligation to repurchase the notes. If an event occurs that does not constitute a "change of control" as defined in the indenture governing the notes, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See "Description of Other Indebtedness" and "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Certain of our borrowings, primarily borrowings under our Senior Secured Credit Facility, are subject to variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on our variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. The interest rate on our Senior Secured Credit Facility is the higher of (i) 6.0% ("Floor") or (ii) an elected LIBOR plus a margin of 4.5% less the impact of the interest rate cap agreement that limits our exposure on the elected LIBOR to 3.0% on a notional amount of $155.0 million. In connection with the Floor, if the LIBOR rate exceeds 1.5%, our interest rate will become variable. A hypothetical 0.50% increase in LIBOR rates applicable to borrowings under our variable rate debt instruments would result in an estimated increase of $0.2 million per year of interest expense.

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

        The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee and, in the case of (2) only, one of the following is also true:

  •
  we or any of our guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

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  payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

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  we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

        If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.

        Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor's other debt.

        If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The exchange notes are a new issue of securities for which there is no established public market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchaser of the outstanding notes has advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchaser is not obligated to make a market in the exchange notes and it may discontinue their market making activities at any time without notice. In addition, such market making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

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  the number of holders of notes;

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  our operating performance and financial condition;

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  our ability to complete the exchange offer;

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  the market for similar securities;

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  the interest of securities dealers in making a market in the notes; and

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  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or the price that you receive when you sell will be favorable.

Ratings of the notes may affect the market price and marketability of the notes.

        The notes are currently rated by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes.

Risks Related to Our Business

Economic recessions or downturns could harm our business, financial condition and results of operations, and the recent economic downturn and financial crisis has negatively affected and will continue to negatively affect our business, financial condition and results of operations.

        A substantial portion of our revenue is derived from discretionary or leisure spending by our members and guests and such spending can be particularly sensitive to changes in general economic conditions. The recent global recession and financial crisis has led to slower economic activity, increased unemployment, concerns about inflation and energy costs, decreased business and consumer confidence, reduced corporate profits and capital spending, adverse business conditions and lower levels of liquidity in many financial markets, which has negatively affected our business, financial condition and results of operations. For example, for the fiscal year ended December 28, 2010, we experienced 17.2% and 24.2% attrition in member count in our golf and country clubs and business, sports and alumni clubs, respectively, as consumers and businesses cut back on discretionary spending. The continuation of this global recession and financial crisis may lead to further increases in unemployment and loss of consumer confidence which would likely translate into additional resignations of existing members, a decrease in the rate of new memberships and reduced spending by our members. As a result, our business, financial condition and results of operations could continue to be materially adversely affected if the downturn continues.

        Our businesses will remain susceptible to future economic recessions or downturns, and any significant adverse shift in general economic conditions, whether local, regional or national, would likely have a material adverse effect on our business, financial condition and results of operations. During such periods of adverse economic conditions, we may be unable to increase membership dues or the price of our products and services and experience resignations of existing members, a decrease in the rate of new memberships or reduced spending by our members, any of which may result in, among other things, decreased revenues and financial losses. In addition, during periods of adverse economic conditions, we may have difficulty accessing financial markets or face increased funding costs, which could make it more difficult or impossible for us to obtain funding for additional investments and harm our results of operations.

We may not be able to attract and retain club members, which could harm our business, financial condition and results of operations.

        Our success depends on our ability to attract and retain members at our clubs and maintain or increase usage of our facilities. Changes in consumer tastes and preferences, particularly those affecting the popularity of golf and private dining, and other social and demographic trends could adversely affect our business. Historically, we have experienced varying levels of membership enrollment and attrition rates and, in certain areas, decreased levels of usage of our facilities. Significant periods where attrition rates exceed enrollment rates or where facilities usage is below historical levels would have a material adverse effect on our business, results of operations and financial condition. By comparison, for the fiscal year ended December 28, 2010, 47.4% of our total operating revenues came from monthly membership dues. During the same period, 24.2% of our business, sports and alumni club memberships (17,535 memberships), and 17.2% of our private country club and semi-private golf memberships (13,665 memberships) were cancelled, resulting in a net loss in memberships of 5.2% and 1.2%, respectively, after the addition of new memberships. If we cannot attract new members or retain our existing members, our business, financial condition and results of operations could be harmed.

Competition in the industry in which we compete could have a material adverse effect on our business and results of operations.

        We operate in a highly competitive industry, and compete primarily on the basis of management expertise, reputation, featured facilities, location, quality and breadth of member product offerings and price. As a result, competition for market share in the industry in which we compete is intense. In order to succeed, we must take market share from local and regional competitors and sustain our membership base in the face of increasing recreational alternatives available to our existing and potential members.

        Our business clubs compete on a local and regional level with restaurants and other business and social clubs. The number and variety of competitors in this business varies based on the location and setting of each facility, with some situated in intensely competitive upscale urban areas characterized by frequent innovations in the products and services offered by competing restaurants and other business, dining and social clubs. In addition, in most regions these businesses are in constant flux as new restaurants and other social and meeting venues open or expand their amenities. As a result of these characteristics, the supply in a given region often exceeds the demand for such facilities, and any increase in the number or quality of restaurants and other social and meeting venues, or the products and services they provide, in a given region could significantly impact the ability of our clubs to attract and retain members, which could harm our business and results of operations.

        Our country clubs and golf facilities compete on a local and regional level with other country clubs and golf facilities. The level of competition in the country club and golf facility business varies from region to region and is subject to change as existing facilities are renovated or new facilities are developed. An increase in the number or quality of similar clubs and other facilities in a particular region could significantly increase competition, which could have a negative impact on our business and results of operations.

        Our results of operations also could be affected by a number of additional competitive factors, including the availability of, and demand for, alternative venues for recreational pursuits, such as multi-use sports and athletic centers. In addition, individual member-owned private clubs may be able to create a perception of exclusivity that we have difficulty replicating given the diversity of our product portfolio and the scope of our holdings. To the extent these alternatives succeed in diverting actual or potential members away from our facilities or affect our membership rates, our business and results of operations could be harmed.

Changes in consumer spending patterns, particularly discretionary expenditures for leisure, travel and recreation, are susceptible to factors beyond our control that may reduce demand for our products and services.

        Consumer spending patterns, particularly discretionary expenditures for leisure, travel and recreation, are particularly susceptible to factors beyond our control that may reduce demand for our products and services, including demand for memberships, golf, vacation and business travel and food and beverage sales. These factors include:

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  low consumer confidence;

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  depressed housing prices;

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  changes in the desirability of particular locations, residential neighborhoods, office space, or travel patterns of members;

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  decreased corporate budgets and spending and cancellations, deferrals or renegotiations of group business (e.g., industry conventions);

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  natural disasters, such as earthquakes, tornados, hurricanes and floods;

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  outbreaks of pandemic or contagious diseases, such as avian flu, severe acute respiratory syndrome (SARS) and H1N1 (swine) flu;

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  war, terrorist activities or threats and heightened travel security measures instituted in response to these events; and

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  the financial condition of the airline, automotive and other transportation-related industries and its impact on travel.

        These factors and other global and national conditions can adversely affect, and from time to time have adversely affected, individual properties, particular regions or our business as a whole. For example, during the recent recession, many businesses dramatically decreased the number of corporate events and meetings hosted at facilities such as convention centers, hotels, resorts and retreats in an effort to cut costs and in response to public opinion relating to excess corporate spending, which negatively impacted the amount of business for such facilities, including certain of our facilities. Any one or more of these factors could limit or reduce demand or the rates our clubs are able to charge for memberships or services, which could harm our business and results of operations.

Our ability to attract and retain members depends heavily on successfully locating our clubs in suitable locations, and any impairment of a club location, including any decrease in member or customer traffic, could impact our results of operations.

        Our approach to identifying locations for our clubs typically favors locations where our facilities can become a part of the community. As a result, our clubs are typically located near urban and residential centers that we believe are consistent with our members' lifestyle choices. Memberships and sales at these locations are derived, in part, from proximity to key local landmarks, business centers, facilities and residential areas. We may be forced to close clubs or club locations may become unsuitable due to, and such locations' results of operations may be harmed by, among other things:

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  economic downturns in a particular area;

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  competition from nearby entertainment venues;

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  changing demographics in a particular market or area;

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  changing lifestyle choices of consumers in a particular market; and

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  the closing or declining of popularity of other businesses and entertainment venues located near our clubs.

For example, we mutually agreed to terminate our agreement to manage the Fairlane Club, a business club in downtown Dearborn, Michigan, a city particularly hard hit by the recent recession. The club generated a significant portion of its revenues from members who worked in the auto industry. Changes in areas around our club locations could render such locations unsuitable and cause memberships at such clubs to decline, which would harm our results of operations.

We have significant operations concentrated in certain geographic areas, and any disruption in the operations of our clubs in any of these areas could harm our results of operations.

        We currently operate multiple clubs in several metropolitan areas, including fifteen in and around Dallas, Texas, thirteen near Houston, Texas, eight in the greater Los Angeles, California region, four near Sacramento, California, four in and around Phoenix, Arizona, eight in the greater Atlanta, Georgia region and four near Tampa, Florida. As a result, any prolonged disruption in the operations of our clubs in any of these markets, whether due to technical difficulties, power failures or destruction or damage to the clubs as a result of a natural disaster, fire or any other reason, could harm our results of operations or may result in club closures. In addition, many of the metropolitan areas where we operate clubs have been disproportionately affected, and may continue to be disproportionately affected by the economic downturn and the decline in home prices and increase in foreclosure rates. Concentration in these markets increases our exposure to adverse developments related to competition, as well as economic and demographic changes in these areas.

Unusual weather patterns and extreme weather events, as well as periodic and quasi-periodic weather patterns, such as those commonly associated with the El Niño/La Niña-Southern Oscillation, could adversely affect the value of our golf courses or negatively impact our business and results of operations.

        Our operations and results are susceptible to non-seasonal and severe weather patterns. Extreme weather events or patterns in a given region, such as heavy rains, prolonged snow accumulations,

extended heat waves and high winds, could reduce our revenues for that region by interrupting activities at affected properties which could negatively impact our business and results of operations.

        One factor that specifically affects our real estate investments in golf courses is the availability of water. Turf grass conditions must be satisfactory to attract play on our golf courses, which requires significant amounts of water. Our ability to irrigate a course could be adversely impacted by a drought or other cause of water shortage, such as the recent drought affecting the western United States. A severe drought of extensive duration experienced in regard to a large number of properties could adversely affect our business and results of operations.

        We also have a high concentration of clubs in California, Florida and Texas, which can experience periods of unusually hot, cold, dry or rainy weather due to a variety of periodic and quasi-periodic global climate phenomenon, such as the El Niño/La Niña-Southern Oscillation. For example, during 2009, clubs in Texas experienced a 17.9% decline in golf operations revenue for the fiscal period starting on October 7, 2009 and ending on November 3, 2009 against the corresponding fiscal period in 2008, due to unusually wet weather attributable to El Niño. If these phenomenon and their impacts on weather patterns persist for extended periods of time, our business and results of operations could be harmed.

Seasonality may adversely affect our business and results of operations.

        Our quarterly results fluctuate as a result of a number of factors. Usage of our country club and golf facilities declines significantly during the first and fourth quarters, when colder temperatures and shorter days reduce the demand for golf and golf-related activities. Our business clubs typically generate a greater share of their yearly revenues in the fourth quarter, which includes the holiday and year-end party season. In addition, the fourth quarter consists of 16 or 17 weeks of operations and the first, second and third fiscal quarters each consist of 12 weeks. As a result of these factors, we usually generate a disproportionate share of our revenues and cash flows in the second, third and fourth quarters of each year and have lower revenues and profits in the first quarter. This seasonality makes our business and results of operations more vulnerable to other risks during the periods of increased member usage due to the larger percentage of revenues we generate during such times.

Our future success is substantially dependent on the continued service of our senior management and key employees.

        The loss of the services of our senior management could make it more difficult to successfully operate our business and achieve our business goals. We also may be unable to retain existing management and key employees, including club managers, membership sales and support personnel, which could result in harm to our member and employee relationships, loss of expertise or know-how and unanticipated recruitment and training costs. In addition, we have not obtained key man life insurance policies for any of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of any members of our senior management team. The loss of members of our senior management or key employees or any financial impact resulting therefrom could have an adverse affect on our business and results of operations.

Our large workforce subjects us to risks associated with increases in the cost of labor as a result of increased competition for employees, higher employee turnover rates and required wage increases, lawsuits or labor union activity.

        Labor is our primary property-level operating expense. As of March 22, 2011, we employed approximately 12,200 hourly-wage and salaried employees at our clubs and corporate offices. For the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011, labor-related expense accounted for 47.9% and 50.2% of our total operating expense, respectively. If we face labor shortages or increased labor costs because of increased competition for employees, higher employee turnover rates or increases in the federal or state minimum wage or other employee benefits costs (including costs associated with health insurance coverage), our operating expense could increase and our business, financial condition and results of operations could be harmed.

        We are subject to the Fair Labor Standards Act, or FLSA, and various federal and state laws governing such matters as minimum wage requirements, overtime compensation and other working conditions, citizenship requirements, discrimination and family and medical leave. In recent years, a number of companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace and employment matters, overtime wage policies, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits may be threatened or instituted against us from time to time, and we may incur substantial damages and expenses resulting from lawsuits of this type, which could have a material adverse effect on our business, financial condition or results of operations.

        From time to time, we have also experienced attempts to unionize certain of our non-union employees. While these efforts have achieved only limited success to date, we cannot provide any assurance that we will not experience additional and more successful union activity in the future. In addition, future legislation could amend the National Labor Relations Act to make it easier for unions to organize and obtain collectively bargained benefits, which could increase our operating expenses and negatively affect our financial condition and results of operations.

Increases in our cost of goods, rent, utilities and taxes could reduce our operating margins and harm our business, financial condition and results of operations.

        Increases in operating costs due to inflation and other factors may not be directly offset by increased revenue. Our most significant operating costs, other than labor, are our cost of goods, utilities, rent and property taxes. Many, and in some cases all, of the factors affecting these costs are beyond our control.

        Our cost of goods such as food and beverage costs account for a significant portion of our total property-level operating expense. Cost of goods represented 14.3% and 12.8% of our total operating expense for the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011, respectively. If our cost of goods increases significantly and we are not able to pass along those increased costs to our members in the form of higher prices or otherwise, our operating margins could suffer, which would have an adverse effect on our business, financial condition and results of operations.

        In addition, rent, which represented 5.8% and 6.3% of our total operating expense for the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011, respectively, also accounts for a significant portion of our property-level operating expense. Significant increases in our rent costs would increase our operating expense and our business, financial condition and results of operations may suffer.

        Utility costs, including water, represented 6.0% and 5.2% of our total operating expense for the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011, respectively. The prices of utilities are volatile, and shortages sometimes occur. In particular, municipalities are increasingly placing restrictions on the use of water for golf course irrigation and increasing the cost of water. Significant increases in the cost of our utilities, or any shortages, could interrupt or curtail our operations and lower our operating margins, which could have a negative impact on our business, financial condition and results of operations.

        Each of our properties is subject to real and personal property taxes. During the fiscal year ended December 28, 2010, we paid approximately $17.7 million, which included $5.4 million paid as a part of the ClubCorp Formation that, if the ClubCorp Formation had not occurred, would have been paid in the first quarter of 2011. During the twelve weeks ended March 22, 2011, we paid approximately $1.9 million in property taxes. The real and personal property taxes on our properties may increase or decrease as tax rates change and as our clubs are assessed or reassessed by taxing authorities. If real and personal property taxes increase, our financial condition and results of operations may suffer.

We could be required to make material cash outlays in future periods if the number of initiation deposit refund requests we receive materially increases or if we are required to surrender unclaimed initiation deposits to state authorities under applicable escheatment laws.

        In contrast to initiation fees which are generally non-refundable, initiation deposits paid by new members upon joining one of our clubs are fully refundable after a fixed number of years, typically 30 years, and upon the occurrence of other contract-specific conditions. Historically, only a small percentage of initiation deposits eligible to be refunded have been requested by members. As of March 22, 2011, the amount of initiation deposits that are eligible to be refunded currently or within the next twelve months is $56.2 million on a gross basis. When refunds are requested, we must fund the payment of such amounts from our available cash. If the number of refunds dramatically increases in the future, our financial condition could suffer and the funding requirement for such refunds could strain our cash on hand or otherwise force us to reduce or delay capital expenditures, sell assets or operations or seek additional capital in order to raise the cash necessary to make such refunds. The discounted value of initiation deposits that may be claimed in future years (not including the next twelve months) is $211.8 million. For more information on our initiation deposit amounts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Off-Balance Sheet Arrangements, Contractual Obligations and Commercial Contracts—Contractual Obligations."

        While we will make a refund to any member whose initiation deposit is eligible to be refunded, we may be subject to various states' escheatment laws with respect to initiation deposits that have not been refunded to members. All states have escheatment laws and generally require companies to remit to the state cash in an amount equal to such unclaimed and abandoned property after a specified period of dormancy. We currently do not remit to states any amounts relating to initiation deposits that are eligible to be refunded to members based upon our interpretation of the applicability of such laws to initiation deposits. The analysis of the potential application of escheatment laws to our initiation deposits is complex, involving an analysis of constitutional and statutory provisions and contractual and factual issues. While we do not believe that such initiation deposits must be escheated, we may be forced to remit such amounts if we are challenged and fail to prevail in our position.

        In addition, 20 separate states have hired an independent agent to conduct an unclaimed and abandoned property audit of our operations. Certain property, such as uncashed payroll checks or uncashed vendor payments are escheatable in the ordinary course and states audit organizations for compliance. If in connection with any such audit the auditor asserts that any or all of the initiation deposits eligible to be refunded to members that have remained unclaimed for the applicable dormancy period, which is a period of 3 or 5 years depending on the state in which a club is located, are to be remitted to such states under applicable escheatment laws, we expect to vigorously defend our position on the matter. However, if we are ultimately unsuccessful in arguing our right to continue holding such amounts, we may be forced to pay such amounts to the claiming states. While the audit is ongoing and we believe we have strong arguments against any potential claims for the escheatment of unclaimed initiation deposits made under state escheatment laws, if a material portion of the eligible unclaimed initiation deposits were awarded to any states, our financial condition could be materially and adversely affected and we may be required to reduce or delay capital expenditures, sell assets or operations or seek additional capital in order to raise the corresponding cash required to satisfy such awards. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet such obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our Senior Secured Credit Facility or the indenture that governs the notes.

We have concentrated our investments in golf-related and business real estate and facilities, which are subject to numerous risks, including the risk that the values of our investments may decline if there is a prolonged downturn in real estate values.

        Our operations consist almost entirely of golf-related and business club facilities that encompass a large amount of real estate holdings. Accordingly, we are subject to the risks associated with holding real estate investments. A prolonged decline in the popularity of golf-related or business club services, such as private dining, could adversely affect the value of our real estate holdings and could make it difficult to sell facilities or businesses.

        Our real estate holdings (including our long-term leaseholds) are subject to risks typically associated with investments in real estate. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties, and the expenses incurred. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and time-consuming to expand, modify or renovate older properties. Under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have an adverse impact on our business, financial condition or results of operations.

The illiquidity of real estate may make it difficult for us to dispose of one or more of our properties or negatively affect our ability to profitably sell such properties.

        We may from time to time decide to dispose of one or more of our real estate assets. Because real estate holdings generally, and clubs like ours in particular, are relatively illiquid, we may not be able to dispose of one or more real estate assets on a timely basis. In some circumstances, sales may result in investment losses which could adversely affect our financial condition. The illiquidity of our real estate assets could mean that we continue to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect our business, financial condition and results of operations.

Timing, budgeting and other risks could delay our efforts to develop, redevelop or renovate the properties that we own, or make these activities more expensive, which could reduce our profits or impair our ability to compete effectively.

        We must regularly expend capital to construct, maintain and renovate the properties that we own in order to remain competitive, maintain the value and brand standards of our properties and comply with applicable laws and regulations. In addition, we must periodically upgrade or replace the furniture, fixtures and equipment necessary to operate our business. These efforts are subject to a number of risks, including:

  •
  construction delays or cost overruns (including labor and materials) that may increase project costs;

  •
  obtaining zoning, occupancy and other required permits or authorizations;

  •
  governmental restrictions on the size or kind of development;

  •
  force majeure events, including earthquakes, tornados, hurricanes or floods;

  •
  design defects that could increase costs; and

  •
  environmental concerns which may create delays or increase costs.

        These projects create an ongoing need for cash, which if not generated by operations or otherwise obtained is subject to the availability of credit in the capital markets. Our ability to spend the money necessary to maintain the quality of our properties is significantly impacted by the cost and availability of capital, over which we have little control.

        The timing of capital improvements can affect property performance, including membership retention and usage, particularly if we need to close golf courses or a significant number of other facilities, such as ballrooms, meeting spaces or dining areas. Moreover, the investments that we make may fail to improve the performance of the properties in the manner that we expect.

        If we are not able to begin operating properties as scheduled, or if investments harm or fail to improve our performance, our ability to compete effectively would be diminished and our business and results of operations could be adversely affected.

We may seek to expand through acquisitions of and investments in other businesses and properties, or through alliances; and we may also seek to divest some of our properties and other assets, any of which may be unsuccessful or divert our management's attention.

        We intend to consider strategic and complementary acquisitions of and investments in other businesses, properties or other assets. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do. Acquisitions or investments in businesses, properties or assets as well as these alliances are subject to risks that could affect our business, including risks related to:

  •
  spending cash and incurring debt;

  •
  assuming contingent liabilities;

  •
  creating additional expenses; or

  •
  use of management's time and attention.

        We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. Similarly, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all, or that the ability to obtain financing will not be restricted by the terms of our Senior Secured Credit Facility or other indebtedness we may incur.

        The success of any such acquisitions or investments will also depend, in part, on our ability to integrate the acquisition or investment with our existing operations. We may experience difficulty with integrating acquired businesses, properties or other assets, including difficulties relating to:

  •
  geographic diversity;

  •
  integrating information technology systems; and

  •
  retaining members.

We depend on third parties in our joint ventures and collaborative arrangements, which may limit our ability to manage risk.

        As of March 22, 2011, we owned seven properties in partnership with other entities, including joint ventures relating to six of our golf facilities and one of our business clubs, and may in the future enter into further joint venture or other collaborative arrangements related to additional properties. Our investments in these joint ventures may, under certain circumstances, involve risks not otherwise present in our business, including the risk that our partner may become bankrupt, the risk that we may not be able to sell or dispose of our interest as a result of buy/sell rights that may be imposed by the joint venture agreement, the risk that our partner may have economic or other interests or goals that are inconsistent with our interests and goals and the risk that our partner may be able to veto actions which may be in our best interests. Consequently, actions by a co-venturer might subject clubs owned by the joint venture to additional risk. Additionally, we may be unable to take action without the approval of our joint venture partners, or our joint venture partners could take actions binding on the joint venture without our consent. Any of the foregoing could have a negative impact on the joint venture or its results of operations, and subsequently on our business or results of operations.

Our insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

        We maintain insurance of the type and in amounts that we believe is commercially reasonable and that is available to businesses in our industry. We carry commercial liability, fire, flood, earthquake, catastrophic wind and extended insurance coverage, as applicable, from solvent insurance carriers on all of our properties. We believe that the policy specifications and insured limits are adequate for foreseeable losses with terms and conditions that are reasonable and customary for similar properties and all of our existing golf and business clubs are insured within industry standards. Nevertheless, market forces beyond our control could limit the scope of the insurance coverage that we can obtain in the future or restrict our ability to buy insurance coverage at reasonable rates. We cannot predict the level of the premiums that we may be required to pay for subsequent insurance coverage, the level of any self-insurance retention applicable thereto, the level of aggregate coverage available or the availability of coverage for specific risks.

        In the event of a substantial loss, the insurance coverage that we carry may not be sufficient to pay the full value of our financial obligations or the replacement cost of any lost investment. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenues from the property, we could remain obligated for performance guarantees in favor of third-party property owners or for their debt or other financial obligations and we may not have sufficient insurance to cover awards of damages resulting from our liabilities. If the insurance that we carry does not sufficiently cover damages or other losses, our business, financial condition and results of operations could be harmed.

        In addition, there are types of losses we may incur that cannot be insured against or that we believe are not commercially reasonable to insure. For example, we maintain business interruption insurance, but there can be no assurance that the coverage for a severe or prolonged business interruption at one or more of our clubs would be adequate. Moreover, we believe that insurance covering liability for violations of wage and hour laws is generally not available. These losses, if they occur, could have a material adverse effect on our business, financial condition and results of operations.

Accidents or injuries in our clubs or in connection with our operations may subject us to liability, and accidents or injuries could negatively impact our reputation and attendance, which would harm our business, financial condition and results of operations.

        There are inherent risks of accidents or injuries at our properties or in connection with our operations, including injuries from premises liabilities such as slips, trips and falls. If accidents or injuries occur at any of our properties, we may be held liable for costs related to the injuries. We maintain insurance of the type and in the amounts that we believe are commercially reasonable and that are available to businesses in our industry, but there can be no assurance that our liability insurance will be adequate or available at all times and in all circumstances to cover any liability for these costs. There can also be no assurance that the liability insurance we have carried in the past was adequate or available to cover any liability related to incidents occurring prior to this offering. Our business, financial condition and results of operations could be harmed to the extent claims and associated expenses resulting from accidents or injuries exceed our insurance recoveries.

Adverse litigation judgments or settlements could impair our financial condition and results of operations or limit our ability to operate our business.

        In the normal course of our business, we are often involved in various legal proceedings. The outcome of these proceedings cannot be predicted. If any of these proceedings were to be determined adversely to us or a settlement involving a payment of a material sum of money were to occur, there could be a material adverse effect on our financial condition and results of operations. Additionally, we could become the subject of future claims by third parties, including current or former members, guests who use our properties, our employees or regulators. Any significant adverse litigation judgments or settlements could limit our ability to operate our business and negatively impact our financial condition and results of operations.

We are jointly and severally liable for the pension liabilities of our affiliate.

        We are jointly and severally liable for pension funding liabilities associated with the Homestead Retirement Plan, relating to one of the resorts we sold in connection with the ClubCorp Formation. As of December 28, 2010, the underfunded amount of the projected benefit obligation for such plan was approximately $7.1 million. Significant adverse changes in the capital markets could cause the actual amount of underfunding to be higher than projected. If we are found liable for any amounts with respect to this plan, the payment of such liability, if material, could adversely affect our financial condition and results of operations.

The failure to comply with regulations relating to public facilities, or the failure to retain licenses relating to our properties may harm our business and results of operations.

        Our business is subject to extensive federal, state and local government regulation in the various jurisdictions in which our clubs are located, including regulations relating to alcoholic beverage control, public health and safety, environmental hazards and food safety. Alcoholic beverage control regulations require each of our clubs to obtain licenses and permits to sell alcoholic beverages on the premises. The failure of a club to obtain or retain its licenses would adversely affect that club's operations and profitability. We may also be subject to dram shop statutes in certain states, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Even though we are covered by general liability insurance, a settlement or judgment against us under a dram shop lawsuit in excess of liability coverage could have a material adverse effect on our operations.

        We are also subject to the Americans with Disabilities Act of 1990, as amended (the "ADA"), which, among other things, may require certain renovations to our facilities to comply with access and use requirements. While we have in the past conducted limited reviews of our properties for compliance with ADA requirements, we have not conducted an exhaustive audit or investigation of all of our properties to determine our compliance with the ADA. A determination that we are not in compliance with the ADA or any other similar law or regulation could result in the imposition of fines or an award of damages to private litigants. While we believe we are operating in substantial compliance with current applicable laws and regulations governing working conditions and service to the public, there can be no assurance that our expenses for compliance with these laws and regulations will not increase significantly and harm our business, financial condition and results of operations.

        Businesses operating in the private club industry are also subject to numerous other federal, state and local governmental regulations related to building and zoning requirements and the use and operation of clubs, including changes to building codes and fire and life safety codes, which can affect our ability to obtain and maintain licenses relating to our business and properties. If we were required to make substantial modifications at our clubs to comply with these regulations, our business, financial condition and results of operations could be negatively impacted.

Our operations and our ownership of property subject us to environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

        Our properties and operations are subject to a number of environmental laws. As a result, we may be required to incur costs to comply with the requirements of these laws, such as those relating to water resources, discharges to air, water and land; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by regulated materials. Under these and other environmental requirements we may be required to investigate and clean up hazardous or toxic substances or chemical releases from current or formerly owned or operated facilities. Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. We use certain substances and generate certain wastes that may be deemed hazardous or toxic under such laws, and we from time to time have incurred, and in the future may incur, costs related to cleaning up contamination resulting from historic uses of certain of our current or former properties or our treatment, storage or disposal of wastes at facilities owned by others. Our club facilities are also subject to risks associated with mold, asbestos and other indoor building contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing regarding our property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

        In addition, some projects to improve, upgrade or expand our golf clubs may be subject to environmental review under the National Environmental Policy Act and, for projects in California, the California Environmental Quality Act. Both acts require that a specified government agency study any proposal for potential environmental impacts and include in its analysis various alternatives. Our improvement proposals may not be approved or may be approved with modifications that substantially increase the cost or decrease the desirability of implementing the project.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may harm our business, investments and results of operations.

        We are subject to laws and regulations enacted by national, state and local governments. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have an adverse affect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business, investments and results of operations. Furthermore, legislative proposals have been enacted which could increase our direct operating costs. For example, we are continuing to assess the impact of recently adopted federal health care legislation on our health care benefit costs. This legislation will likely increase the amount of healthcare expenses paid by us. Significant increases in such costs and increasing medical inflation could adversely impact our operating results. There is no assurance we will be able to manage the costs of such legislation in a manner that will not adversely impact our operating results.

Failure to comply with privacy regulations or maintain the integrity of internal or customer data could result in faulty business decisions, harm to our reputation or subject us to costs, fines or lawsuits.

        We collect and maintain information relating to our members and guests, including personally identifiable information, for various business purposes, including maintaining records of member preferences to enhance our customer service and for billing, marketing and promotional purposes. We also maintain personally identifiable information about our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our members expect that we will adequately protect their personal information, and the regulations applicable to security and privacy are increasingly demanding, both in the United States and in other jurisdictions where we operate. Privacy regulation is an evolving area in which different jurisdictions (within or outside the United States) may subject us to inconsistent compliance requirements. Compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our members and guests and market our properties and services to our members and guests. A theft, loss, fraudulent or unlawful use of customer, employee or company data could harm our reputation or result in remedial and other costs, fines or lawsuits. In addition, non-compliance with applicable privacy regulations by us (or in some circumstances non-compliance by third parties engaged by us) could result in fines or restrictions on our use or transfer of data. Any of these matters could adversely affect our business, financial condition or results of operations.

The operation of our business relies on technology, and operational risks may disrupt our businesses, result in losses or limit our growth.

        We invest in and license technology and systems for property management, procurement, membership records and specialty programs. We believe that we have designed, purchased and installed appropriate information systems to support our business. There can be no assurance, however, that our information systems and technology will continue to be able to accommodate our growth, or that the cost of maintaining such systems will not increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us. Further, there can be no assurance that as various systems and technologies become outdated or new technology is required we will be able to replace or introduce them as quickly as our competitors or within budgeted costs and timeframes. In addition, we rely on third-party service providers for certain aspects of our business. Any interruption or deterioration in the performance of these third parties could impair the quality of our operations and could impact our reputation and hence adversely affect our business and limit our ability to grow.

We may be required to write-off a portion of our goodwill and/or indefinite lived intangible asset balances as a result of a prolonged and severe economic recession.

        Under accounting principles generally accepted in the United States of America ("GAAP"), we are required to test goodwill and indefinite lived intangible assets for impairment annually as well as on an interim basis to the extent factors or indicators become apparent that could reduce the fair value of our goodwill or indefinite lived intangible assets below book value. We evaluate the recoverability of goodwill by estimating the future discounted cash flows of our reporting units and terminal values of the businesses using projected future levels of income as well as business trends and market and economic conditions. We evaluate the recoverability of indefinite lived intangible assets using the income approach based upon estimated future revenue streams (see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies"). If a severe prolonged economic downturn were to occur it could cause less than expected growth or a reduction in terminal values of our reporting units and could result in a goodwill or indefinite lived intangible asset impairment charge attributable to certain goodwill or indefinite lived intangible assets, negatively impacting our results of operations and stockholders' equity.

We are subject to tax examinations of our tax returns by the Internal Revenue Service and other tax authorities. An adverse outcome of any such audit or examination by the IRS or other tax authority could have a material adverse effect on our results of operations, financial condition and liquidity.

        We are subject to ongoing tax examinations of our tax returns by the Internal Revenue Service and other tax authorities in various jurisdictions and may be subject to similar examinations in the future. We regularly assess the likelihood of adverse outcomes resulting from ongoing tax examinations to determine the adequacy of our provision for income taxes. These assessments can require considerable estimates and judgments. Intercompany transactions associated with provision of services and cost sharing arrangements, as well as those associated with the ClubCorp Formation, are complex and affect our tax liabilities. The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in a multitude of jurisdictions. There can be no assurance that the outcomes from ongoing tax examinations will not have an adverse effect on our operating results and financial condition. A difference in the ultimate resolution of tax uncertainties from what is currently estimated could have an adverse effect on our operating results and financial condition.

The cancellation of certain indebtedness in connection with the ClubCorp Formation resulted in cancellation of indebtedness income to us. Should the estimates and judgments used in our calculation of such cancellation of indebtedness income prove to be inaccurate, our financial results could be materially affected.

        Cancellation of debt income occurred for U.S. federal income tax purposes in connection with the consummation of the ClubCorp Formation due to the forgiveness of $342.3 million of debt owed under the then existing secured credit facilities. The cancellation of indebtedness income not otherwise excluded will be deferred as further provided by Section 108 of the Internal Revenue Code of 1986, as amended (the "Code"). The calculation of the amount of cancellation of indebtedness income recognized in connection with the ClubCorp Formation is complex and involves significant judgments and interpretations on our part. Should the estimates and judgments used in our calculation of cancellation of indebtedness income prove to be inaccurate, our financial results could be materially affected.

We are controlled by affiliates of KSL, whose interests may be different than the interests of noteholders.

        By reason of their majority ownership interest in our parent company, KSL and its affiliates have the ability to designate a majority of the members of our board of directors. KSL and its affiliates are able to control actions to be taken by us, including amendments to our certificate of incorporation and bylaws and the approval of significant corporate transactions, including mergers, sales of substantially all of our assets, distributions of our assets, the incurrence of indebtedness and any incurrence of liens on our assets. The interests of KSL and its affiliates may be materially different from the interests of our other stakeholders. For example, KSL and its affiliates may cause us to take actions or pursue strategies that could impact our ability to make payments under the indenture governing the notes and our Senior Secured Credit Facility or that cause a change in control. In addition, to the extent permitted by the indenture governing the notes and our Senior Secured Credit Facility, KSL and its affiliates may cause us to pay dividends rather than make capital expenditures.

FORWARD-LOOKING STATEMENTS

        All statements (other than statements of historical facts) in this prospectus regarding the prospects of the industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "expect," "intend," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. The following factors are among those that may cause actual results to differ materially from the forward-looking statements:

        Some of the key factors that could cause actual results to differ from our expectations include:

  •
  adverse conditions affecting the United States economy;

  •
  our ability to attract and retain club members;

  •
  increases in the level of competition we face;

  •
  changes in consumer spending patterns, particularly with respect to demand for products and services;

  •
  impairments to the suitability of our club locations;

  •
  regional disruptions such as power failures, natural disasters or technical difficulties in any of the major areas in which we operate;

  •
  unusual weather patterns, extreme weather events and periodic and quasi periodic weather patterns, such as the El Nino/La Nina Southern Oscillation;

  •
  seasonality of demand for our services and facilities usage;

  •
  the loss of members of our management team or key employees;

  •
  increases in the cost of labor;

  •
  increases in other costs, including costs of goods, rent, utilities and taxes;

  •
  material cash outlays required in connection with refunds of membership initiation deposits;

  •
  decreasing values of our investments;

  •
  illiquidity of real estate holdings;

  •
  timely, costly and unsuccessful development and redevelopment activities at our properties;

  •
  unsuccessful or burdensome acquisitions or divestitures;

  •
  restrictions placed on our ability to limit risk due to joint ventures and collaborative arrangements;

  •
  insufficient insurance coverage and uninsured losses;

  •
  accidents or injuries which occur at our properties;

  •
  adverse judgments or settlements;

  •
  pension plan liabilities;

  •
  our failure to comply with regulations relating to public facilities or our failure to retain the licenses relating to our properties;

  •
  future environmental regulation, expenditures and liabilities;

  •
  changes in or failure to comply with laws and regulations relating to our business and properties;

  •
  failure to comply with privacy regulations or maintain the integrity of internal customer data;

  •
  sufficiency and performance of the technology we own or license;

  •
  write-offs of goodwill;

  •
  cancellation of certain indebtedness will result in cancellation of indebtedness income;

  •
  risks related to tax examinations by the Internal Revenue Service;

  •
  the ownership of a majority of our equity by a single shareholder;

  •
  our substantial indebtedness, which may adversely affect our financial condition, our ability to operate our business, react to changes in the economy or our industry and pay our debts and could divert our cash flows from operations for debt payments;

  •
  our need to generate cash to service our indebtedness;

  •
  the incurrence by us or our subsidiaries of substantially more debt, which could further exacerbate the risks associated with our substantial leverage;

  •
  restrictions in our debt agreements that limit our flexibility in operating our business; and

  •
  other factors detailed herein.

        All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus. These forward-looking statements speak only as of the date of this prospectus. We do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require it to do so.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and total capitalization as of March 22, 2011. The information in this table should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus.

As of March 22, 2011
(in thousands)
Cash and cash equivalents	$72,694

Long-term debt:
10% senior notes due 2018	$415,000
Borrowings under Senior Secured Credit Facility (including current portion)(1)	310,000
Other long-term debt	57,241

Total long-term debt	782,241
Total equity	219,994

Total capitalization	$1,002,235

(1)
Our Senior Secured Credit Facility consists of a $310.0 million term loan facility and a $50.0 million revolving credit facility. In connection with the ClubCorp Formation, we borrowed $310.0 million of term loans under our Senior Secured Credit Facility. As of March 22, 2011, we also had $17.3 million of standby letters of credit outstanding which reduces the availability under our revolving credit facility. See "Description of Other Indebtedness."

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

        In connection with the ClubCorp Formation, beginning on November 30, 2010, ClubCorp is incurring higher interest expense due to the issuance of the senior notes and the Senior Secured Credit Facility. Had this transaction occurred at the beginning of the fiscal year ended December 28, 2010, ClubCorp's pro forma interest expense would have been $88.4 million for the fiscal year ended December 28, 2010 compared to actual interest expense of $57.2 million. Additionally, had this transaction occurred at the beginning of the fiscal year ended December 28, 2010, ClubCorp's pro forma interest expense would have been $20.1 million for the twelve weeks ended March 23, 2010 compared to actual interest expense of $12.6 million. This higher pro forma interest expense for the pro forma period is due to higher interest rates on the new indebtedness incurred compared to the interest rates applicable to the loans under our prior credit facility.

SELECTED FINANCIAL DATA

        The following table sets forth our selected financial data for the periods presented. Our fiscal year consists of a 52/53 week period ending on the last Tuesday of December. For 2008, our fiscal year was comprised of the 53 weeks ended December 30, 2008. For 2006, 2007, 2009 and 2010, our fiscal years were comprised of the 52 weeks ended December 26, 2006, December 25, 2007, December 29, 2009 and December 28, 2010, respectively.

        On December 26, 2006, ClubCorp, Inc. consummated an Agreement and Plan of Merger (the "Merger") with affiliates of KSL. As a result of the Merger, assets and liabilities of ClubCorp, Inc. were recorded at fair values. The results of operations and balance sheet data for periods prior to December 26, 2006 relate to the "Predecessor." The balance sheet data as of December 26, 2006 and thereafter and results of operations data for the period ended December 25, 2007 and thereafter reflect the results of operations and balance sheet data of the "Successor."

        The statements of operations data set forth below for the fiscal years ended December 30, 2008, December 29, 2009 and December 28, 2010, and the balance sheet data as of December 29, 2009 and December 28, 2010, are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The consolidated statements of operations data set forth below for the fiscal years ended December 26, 2006 and December 25, 2007 and the consolidated balance sheet data as of December 26, 2006, December 25, 2007 and December 30, 2008 are derived from our unaudited consolidated financial statements not included in this prospectus. The consolidated statements of operations data for the twelve weeks ended March 23, 2010 and March 22, 2011, and the consolidated balance sheet data as of March 22, 2011, are derived from our unaudited consolidated condensed financial statements for such periods and dates, which are included elsewhere in this prospectus. The consolidated balance sheet data as of March 23, 2010 is derived from our unaudited consolidated financial statements not included in this prospectus. The unaudited consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in the opinion of management, all adjustments necessary for the fair presentation of the financial information contained in those statements.

        Prospective investors should read these selected financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

			Successor				Predecessor
	Twelve Weeks Ended		Fiscal Years Ended(1)
	March 22, 2011	March 23, 2010	December 28, 2010(3)	December 29, 2009	December 30, 2008	December 25, 2007	December 26, 2006
	(in thousands)
Statements of Operations Data:
Revenues:
Club operations	$107,848	$105,651	$501,733	$515,388	$560,862	$538,817	$532,098
Food and beverage	36,106	34,629	192,022	191,778	218,960	224,050	215,095
Other revenues	865	614	2,882	2,467	3,637	4,282	14,687

Total revenues	144,819	140,894	696,637	709,633	783,459	767,149	761,880

Club operating costs exclusive of depreciation	97,288	97,364	458,241	461,260	530,152	516,469	534,634
Cost of food and beverage sales exclusive of depreciation	12,336	11,534	60,596	61,209	63,195	63,226	64,218
Depreciation and amortization	21,180	21,278	92,673	98,619	101,724	99,940	67,024
Provision for doubtful accounts	856	1,263	3,248	4,815	4,550	2,851	2,184
Loss (gain) on disposals and acquisitions of assets	2,195	109	(5,351)	6,473	3,880	8,858	4,744
Impairment of assets	—	—	9,243	11,808	2,642	—	—
Merger related expenses	—	—	—	—	—	—	62,394
Selling, general and administrative expenses	8,995	7,971	38,946	39,266	45,136	48,970	45,349

Operating (loss) income from continuing operations	1,969	1,375	39,041	26,183	32,180	26,835	(18,667)
Interest and investment income	33	297	714	2,684	4,290	10,540	8,006
Equity in earnings from unconsolidated ventures	259	89	1,309	706	1,514	851	2,383
Interest expense	(19,982)	(12,587)	(57,165)	(58,383)	(94,583)	(105,408)	(31,166)
Merger related financing costs	—	—	—	—	—	—	(26,073)
Change in fair value of interest rate cap agreements	(75)	(2,510)	(3,529)	2,624	(10,454)	(8,375)	—
Gain on extinguishment of debt	—	—	334,412	—	—	—	—
Other income	861	909	3,929	6,006	7,387	220	1,042

(Loss) income before taxes	(16,935)	(12,427)	318,711	(20,180)	(59,666)	(75,337)	(64,475)
Income tax benefit (expense)	6,209	3,338	(57,109)	958	17,803	24,939	104,077

Income (loss) from continuing operations	(10,726)	(9,089)	261,602	(19,222)	(41,863)	(50,398)	39,602
(Loss) income from discontinued operations, net of tax	(130)	(69)	54	(795)	(23,584)	(407)	(7,562)
Loss from discontinued Non-Core Entities, net of tax	—	(5,253)	(8,779)	(11,487)	(4,134)	(3,115)	(33,544)

Net income (loss)	$(10,856)	$(14,411)	$252,877	$(31,504)	$(69,581)	$(53,920)	$(1,504)

Balance Sheet Data:
Cash and cash equivalents	$72,694	$87,737	$56,531	$73,568	$213,289	$91,578	$126,618
Restricted cash	122	13,731	525	14,100	9,324	22,124	17,122
Total assets	1,772,357	2,150,946	1,780,929	2,163,515	2,429,663	2,409,463	2,483,593
Membership deposits—current portion(2)	56,219	40,741	51,704	38,161	31,240	25,867	22,585
Long-term debt (net of current portion)	770,492	1,389,349	772,079	1,391,367	1,512,994	1,417,492	1,133,978
Membership deposits(2)	211,752	207,195	211,624	205,253	192,624	177,311	163,325
Total (deficit) equity	219,994	(258,781)	231,029	(244,357)	(116,074)	(40,977)	267,000

(1)
Our fiscal year consists of a 52/53 week period ending on the last Tuesday of December. For 2008, our fiscal year was comprised of the 53 weeks ended December 30, 2008. For 2006, 2007, 2009 and 2010, our fiscal years were comprised of the 52 weeks ended December 26, 2006, December 25, 2007, December 29, 2009 and December 28, 2010, respectively.

(2)
The liability for membership deposits is the difference between the amount paid by the member and the present value of the refund obligation. The present value of the refund obligation of the membership deposit liability accretes over the nonrefundable term using the effective interest method with an interest rate defined as our weighted average borrowing rate adjusted to reflect a 30-year time frame.

(3)
The statement of operations and balance sheet data reflect the ClubCorp Formation from November 30, 2010, which was treated as a reorganization of entities under common control.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" or in other parts of this prospectus.

ClubCorp Formation

        ClubCorp is a holding company that was formed on November 30, 2010, as part of a reorganization of ClubCorp, Inc. ("CCI") for the purpose of operating and managing golf, country, business, sports and alumni clubs.

        Prior to November 30, 2010, CCI was a holding company that through its subsidiaries owned and operated golf, country, business, sports and alumni clubs, two full-service resorts and certain other equity and realty interests. The two full service resorts and certain other equity, realty and future royalty interests are referred to as the "Non-Core Entities." ClubCorp decided to sell the Non-Core Entities to allow management to concentrate on our core business of golf, country, business, sports and alumni clubs. On November 30, 2010, the following transactions occurred (the "ClubCorp Formation") which were structured to complete the contribution of the golf, country, business, sports and alumni clubs into ClubCorp. A summary of the transactions relevant to ClubCorp are described below:

  •
  Fillmore CCA Holdings, Inc. ("Fillmore Inc.") formed two wholly owned subsidiaries, ClubCorp and CCA Club Operations Holdings, LLC ("Parent"), and transferred its interests through a contribution of 100% of the stock of CCI to ClubCorp.

  •
  Investment vehicles controlled by KSL contributed $260.5 million as equity capital to ClubCorp.

  •
  Fillmore Inc. reincorporated in Nevada through a merger into a newly formed Nevada corporation, ClubCorp Holdings, Inc. ("Holdings"), with Holdings as the surviving entity. CCI merged into ClubCorp USA, Inc. ("CCUSA"), with CCUSA surviving as a wholly-owned subsidiary of ClubCorp.

  •
  ClubCorp issued and sold $415.0 million of unsecured notes and borrowed $310.0 million of secured term loans under our new secured credit facilities.

  •
  ClubCorp sold its Non-Core Entities to affiliates of KSL.

  •
  ClubCorp repaid a portion of the loans under its then existing secured credit facilities. The lenders under such facilities forgave the remaining $342.3 million of debt owed under such facilities and such facilities were terminated.

  •
  ClubCorp settled certain balances owed to affiliates of KSL.

Overview

        We are one of the largest owners and managers of private golf, country, business, sports and alumni clubs in North America, with a network of clubs that includes over 146,000 memberships and 350,000 individual members. Our operations are organized into two business segments: (1) golf and country clubs and (2) business, sports and alumni clubs. We operate our properties through sole ownership, partial ownership (including joint venture interests), operating leases and management agreements. As of March 22, 2011, we owned or operated 98 golf and country clubs and 53 business, sports and alumni clubs in 25 states, the District of Columbia and two foreign countries. We believe that our expansive network of clubs and our focus on facilities, recreation and social programming enhances our ability to attract members across a number of demographic groups.

        In connection with the ClubCorp Formation, in the fiscal year ended December 28, 2010, we recorded a gain on extinguishment of debt of $334.4 million.

Discontinued Non-Core Entities

        In connection with the ClubCorp Formation, ClubCorp sold its Non-Core Entities to affiliates of KSL. The financial results of such entities are presented as discontinued Non-Core Entities.

Factors Affecting our Business

        A significant percentage of our revenues are derived from membership dues, and these dues together with the geographic diversity of our clubs, help to provide us with a recurring revenue base that limits the impact of fluctuations in regional economic conditions. The recent economic environment has negatively impacted our business and the private club industry generally, resulting in declines in revenues due to decreased membership and overall visitation and usage. Additionally, in December 2010, we ceased operating the Nashville City Club in Nashville, Tennessee and the Renaissance Club in Detroit, Michigan (however, members of the former Renaissance Club remain members of Skyline Club also in Detroit, Michigan), and we ceased operating First City Club in Savannah, Georgia in February 2011. However, we believe our efforts to position our clubs as focal points for their local communities with offerings that appeal to the entire family of our members has created increased member loyalty which has mitigated attrition rates in our membership base compared to the industry as a whole. We also actively manage our variable costs and focus on labor productivity to maintain profit margins and drive financial performance. We believe the strength of our clubs and the stability of our membership will enable us to maintain our position as an industry leader in the future.

        We are in the business of private club ownership and management and, as one of the largest operators of private clubs in the world; we enjoy economies of scale and a leadership position. Going forward we will look to strategically expand and upgrade our portfolio. In fiscal year 2010, we opened a new alumni club at Texas Tech University in Lubbock, Texas and acquired Country Club of the South outside Atlanta, Georgia. Additionally, our targeted capital investment program is expected to yield positive financial results as we upgrade our facilities to improve our members experience and the appearance of our private club product. In addition to renovations made at our clubs we are in the process of updating our website and member relationship management systems.

  Enrollment and Retention of Members

        Our success depends on our ability to attract and retain members at our clubs and maintain or increase usage of our facilities. Historically, we have experienced varying levels of membership enrollment and attrition rates and, in certain areas, decreased levels of usage of our facilities. Although we devote substantial efforts to ensuring that members and guests are satisfied, many of the factors affecting club membership and facility usage are beyond our control. Significant periods where attrition rates exceed enrollment rates or where facilities usage is below historical levels would have a material adverse effect on our business, operating results and financial position. We have various programs at our clubs targeted at decreasing our future attrition rate by increasing member satisfaction and usage. These programs take a proactive approach to getting current and newly enrolled members involved in activities and groups that go beyond the physical club, in addition to granting members a small number of discounts on meals and other items in order to increase their familiarity with their club's amenities.

  Industry and Demographic Trends

        The golf industry is characterized by varied ownership structures, including properties owned by corporations, member equityholders, developers, municipalities and others. Data from the National Golf Foundation shows that, since 2006, total golf facility supply has declined, indicating the industry is still overcoming a supply and demand imbalance caused by a dramatic increase in the number of total facilities in the 1990s. According to the National Golf Foundation, 2010 represented the fifth consecutive year in which total facility closures outnumbered openings with 75 net 18-hole equivalent golf facility closures.

        We believe that the golf industry overall will benefit as baby boomers (individuals born between 1946 and 1964) enter the peak leisure phase of their lives. According to publications by the National Golf Foundation the private golf club industry captures a more affluent segment of baby boomers than the industry as a whole. Members of the baby-boomer generation are currently in transition from their professional peak earning years and will soon begin retiring at an unprecedented rate with the first wave of baby boomers reaching the age of 65 in 2011. According to the U.S. Census Bureau, there will be a projected 18% increase in the U.S. population aged 55 to 64 from 2010 through 2020. Data from the Congressional Budget Office and Federal Reserve indicate that baby-boomer households own more than 50 percent of the value of all outstanding financial assets in the U.S. financial market. As a result, the aging of the baby-boomer generation also has potentially favorable implications for the golf industry as the greatest number of rounds played occurs in the 65 and over age category of golfers, based on data collected by the National Golf Foundation.

  Seasonality of Demand; Fluctuations in Quarterly Results

        Our quarterly results fluctuate as a result of a number of factors. Usage of our country club and golf facilities declines significantly during the first and fourth quarters, when colder temperatures and shorter days reduce the demand for golf and golf-related activities. Our business clubs typically generate a greater share of their yearly revenues in the fourth quarter, which includes the holiday and year-end party season. In addition, the fourth quarter consists of 16 or 17 weeks of operations and the first, second and third fiscal quarters each consist of 12 weeks. As a result of these factors, we usually generate a disproportionate share of our revenues and cash flows in the second, third and fourth quarters of each year and have lower revenues and profits in the first quarter. The timing of purchases, sales, leases of facilities, or divestitures, has also caused and may cause our results of operations to vary significantly in otherwise comparable periods.

        Our results can also be affected by non-seasonal and severe weather patterns. Periods of extremely hot, cold or rainy weather in a given region can be expected to reduce our golf-related revenue for that region. Similarly, extended periods of low rainfall can affect the cost and availability of water needed to irrigate our golf courses and can adversely affect results for facilities in the region impacted. Keeping turf grass conditions at a satisfactory level to attract play on our golf courses requires significant amounts of water. Our ability to irrigate a course could be adversely impacted by a drought or other water shortage. A severe drought affecting a large number of properties could materially adversely affect our business and results of operations.

  Implications of the ClubCorp Formation

        Our future operating results and financial condition will be impacted by the ClubCorp Formation. As a result of the ClubCorp Formation and as discussed in "Unaudited Pro Forma Consolidated Financial Data", we will incur increased interest expense as a result of higher above aggregate interest rates on our outstanding indebtedness. In addition, our taxpayer status has changed due to taxable gains triggered by the ClubCorp Formation that utilized our net operating loss carryforwards.

Basis of Presentation

        Total revenues recorded in our two principle business segments (1) golf and country clubs and (2) business, sports and alumni clubs are comprised mainly of revenues from membership dues, food and beverage operations, golf operations and membership upgrade products. Operating costs and expenses recorded in our two principle business segments primarily consist of labor expenses, food and beverage costs, golf course maintenance costs and general and administrative costs.

        Other operations not allocated to our two principle business segments are comprised of primarily income from arrangements with third parties for access privileges, expenses associated with corporate overhead, shared services and intercompany eliminations made in the consolidation between these other operations and our two principle business segments.

        We offer a network of products, services and amenities through membership upgrades that provide access to our extensive network of clubs and leverage our alliances with other clubs, facilities and properties. For example, our reciprocal access program allows our members, for incremental monthly dues, to have access to our network of clubs in certain geographical areas, which is arranged by our in-house travel concierge. The membership upgrade revenues associated with our network of clubs are recorded in the two principle business segments (1) golf and country clubs and (2) business, sports and alumni clubs. The membership upgrade revenues associated with access privileges to third party clubs, facilities and properties are recorded in other operations.

        We evaluate segment performance and allocate resources based on Segment EBITDA. We consider Segment EBITDA an important indicator of our operational strength and performance of our business. We have included Segment EBITDA because it is a key financial measure used by our management to (i) assess our ability to service our debt or incur debt and meet our capital expenditure requirements and (ii) internally measure our operating performance. Segment EBITDA is defined as net income before discontinued operations, interest and investment income, interest expense and the change in fair value of interest rate cap agreements, income taxes, loss on disposal and impairment of assets, depreciation and amortization, translation gain and loss, proceeds from business interruption insurance, severance payments, the negative EBITDA impact related to estimated settlement for unclaimed property accrued during fiscal year 2009, fees and expenses paid to an affiliate of KSL, acquisition costs and amortization of fair value adjustments in investments in joint ventures. Segment EBITDA for all periods presented has been calculated using this definition. Segment EBITDA should not be construed as an alternative to, or a better indicator of, operating income or loss, is not based on accounting principles generally accepted in the United States of America, and is not necessarily a measure of our cash flows or ability to fund our cash needs. Our measurements of Segment EBITDA may not be comparable to similar titled measures reported by other companies.

        Our fiscal year consists of a 52/53 week period ending on the last Tuesday of December. For 2008, the fiscal year comprised the 53 weeks ended December 30, 2008. For 2009 and 2010, the fiscal years were comprised of the 52 weeks ended December 29, 2009 and December 28, 2010, respectively.

        The following table presents our financial operating results as a percent of our total revenues for the periods indicated.

	Twelve Weeks Ended				Years Ended
Consolidated Statement of Operations	March 22, 2011	% of Revenue	March 23, 2010	% of Revenue	December 28, 2010	% of Revenue	December 29, 2009	% of Revenue	December 30, 2008	% of Revenue
	(dollars in thousands)
Club operations	$107,848	74.47%	$105,651	74.99%	$501,733	72.02%	$515,388	72.63%	$560,862	71.59%
Food and beverage	36,106	24.93%	34,629	24.58%	192,022	27.56%	191,778	27.02%	218,960	27.95%
Other revenues	865	0.60%	614	0.44%	2,882	0.41%	2,467	0.35%	3,637	0.46%

Total revenues	144,819		140,894		696,637		709,633		783,459
Direct and selling, general, and administrative expenses:
Club operating costs exclusive of depreciation	97,288	67.18%	97,364	69.10%	458,241	65.78%	461,260	65.00%	530,152	67.67%
Cost of food and beverage sales exclusive of depreciation	12,336	8.52%	11,534	8.19%	60,596	8.70%	61,209	8.63%	63,195	8.07%
Depreciation and amortization	21,180	14.63%	21,278	15.10%	92,673	13.30%	98,619	13.90%	101,724	12.98%
Provision for doubtful accounts	856	0.59%	1,263	0.90%	3,248	0.47%	4,815	0.68%	4,550	0.58%
Loss (gain) on disposals/acquisitions of assets	2,195	1.52%	109	0.08%	(5,351)	-0.77%	6,473	0.91%	3,880	0.50%
Impairment of assets	—	0.00%	—	0.00%	9,243	1.33%	11,808	1.66%	2,642	0.34%
Selling, general and administrative	8,995	6.21%	7,971	5.66%	38,946	5.59%	39,266	5.53%	45,136	5.76%

Operating income from continuing operations	1,969	1.36%	1,375	0.98%	39,041	5.60%	26,183	3.69%	32,180	4.11%
Interest and investment income	33	0.02%	297	0.21%	714	0.10%	2,684	0.38%	4,290	0.55%
Equity in earnings from unconsolidated ventures	259	0.18%	89	0.06%	1,309	0.19%	706	0.10%	1,514	0.19%
Interest expense	(19,982)	-13.80%	(12,587)	-8.93%	(57,165)	-8.21%	(58,383)	-8.23%	(94,583)	-12.07%
Change in fair value of interest rate cap agreements	(75)	-0.05%	(2,510)	-1.78%	(3,529)	-0.51%	2,624	0.37%	(10,454)	-1.33%
Gain on extinguishment of debt	—	0.00%	—	0.00%	334,412	48.00%	—	0.00%	—	0.00%
Other income	861	0.59%	909	0.65%	3,929	0.56%	6,006	0.85%	7,387	0.94%

(Loss) income before income taxes	(16,935)	-11.69%	(12,427)	-8.82%	318,711	45.75%	(20,180)	-2.84%	(59,666)	-7.62%
Income tax benefit (expense)	6,209	4.29%	3,338	2.37%	(57,109)	-8.20%	958	0.13%	17,803	2.27%

(Loss) income from continuing operations	(10,726)	-7.41%	(9,089)	-6.45%	261,602	37.55%	(19,222)	-2.71%	(41,863)	-5.34%
(Loss) income from discontinued clubs, net of income tax benefit (expense) of $64, $(3), $(3), $284 and $11,706 for the twelve weeks ended March 22, 2011 and March 23, 2010 and fiscal years ended 2010, 2009 and 2008, respectively	(130)	-0.09%	(69)	-0.05%	54	0.01%	(795)	-0.11%	(23,584)	-3.01%
Loss from discontinued Non-Core Entities, net of income tax (expense) benefit of $(1,610), $(6,748), $6,844 and $957 for the twelve weeks ended March 23, 2010, and the fiscal years ended 2010, 2009 and 2008, respectively	—	0.00%	(5,253)	-3.73%	(8,779)	-1.26%	(11,487)	-1.62%	(4,134)	-0.53%

Net (loss) income	(10,856)	-7.50%	(14,411)	-10.23%	252,877	36.30%	(31,504)	-4.44%	(69,581)	-8.88%
Loss attributable to noncontrolling interests	41	0.03%	4,450	3.16%	1,620	0.23%	2,766	0.39%	(348)	-0.04%

(Loss) income attributable to ClubCorp	$(10,815)	-7.47%	$(9,961)	-7.07%	$254,497	36.53%	$(28,738)	-4.05%	$(69,929)	-8.93%

Critical Accounting Policies and Estimates

        The process of preparing financial statements in conformity with GAAP requires us to use estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes included elsewhere in this prospectus. We base these estimates and assumptions upon the best information available to us at the time the estimates or assumptions are made. Accordingly, our actual results could differ materially from our estimates. The most significant estimates made by management includes the average expected life of an active membership used to amortize initiation fees and deposits, our weighted average borrowing rate used to accrete membership initiation deposit liability, and inputs for impairment testing of goodwill, intangibles and long-lived assets. The following is a discussion of our critical accounting policies and the related management estimates and assumptions used in determining the value of related assets and liabilities. A full description of all of our significant accounting policies is included in Note 2 to our audited consolidated financial statements included elsewhere in this prospectus.

  Revenue Recognition

        Revenues from club operations, food and beverage and merchandise sales are recognized when the service is provided and are reported net of sales taxes. Revenues from membership dues are billed monthly and recognized in the period earned. Service charges in excess of amounts paid to employees are recognized in revenue. The monthly dues are expected to cover the cost of providing membership services and are generally adjusted annually depending on national or regional economic conditions, which could limit our ability to increase revenues from membership dues. Prepaid dues are recognized as income over the prepayment period. Revenue from initiation fees and deposits are recognized as described below.

  Average Expected Life of an Active Membership

        At the majority of our private clubs, members are expected to pay an initiation fee or deposit upon their acceptance as a member to the club. These initiation fees and deposits vary in amount based on a variety of factors such as the supply and demand for our services in each particular market, number of golf courses or breadth of amenities available to the members and the prestige of the club. In general, initiation fees are not refundable, but initiation deposits are refundable after a number of years. The majority of our initiation fees are deferred and recognized over the average expected life of an active membership which is seven years for golf and country club memberships and five years for business, sports and alumni club memberships for the periods presented. The majority of our initiation deposits are refundable after a fixed number of years (generally 30 years), following the date of acceptance of a member. We recognize revenue related to these initiation deposits over the average expected life of an active membership. For initiation deposits, the difference between the amount paid by the member and the present value of the refund obligation is deferred and recognized as initiation fees and deposits revenue on a straight-line basis over the average expected life of an active membership. The present value of the refund obligation is recorded as an initiation deposit liability in our consolidated balance sheet and accretes over the nonrefundable term using the effective interest method with an interest rate defined as our weighted average borrowing rate adjusted to reflect a 30-year time frame. The accretion is included in interest expense.

        The calculation of the average expected life of an active membership is a critical estimate in the recognition of revenues and expenses associated with initiation fees and deposits and is used for the amortization associated with our membership relationship intangibles. Average expected life of an active membership is calculated separately for business, sports and alumni clubs and golf and country clubs by taking the inverse of the total number of members lost in a particular period divided by the total number of members at the end of the prior period. This base-level calculation is performed at the end of each fiscal year, using a 10-year rolling average of each year's data to determine the average expected life of an active membership to be used in the upcoming year. Periods in which attrition rates differ significantly from enrollment rates could have a material effect on our consolidated financial statements by decreasing or increasing the average expected life of an active membership, which in turn would affect the length of time over which we recognize revenues and expenses associated with our initiation fees and deposits. Because initiation fees and deposits generally have minimal direct incremental costs associated with them, a change in our average expected life of an active membership would likely materially affect our results of operations. Based on our analysis for 2011, the average expected life of an active membership decreased from seven to six years for golf and country club memberships and five to four years for business, sports and alumni club memberships, which is expected to increase revenue by approximately $0.3 million for the fiscal year ended December 27, 2011.

  Impairment of Long-Lived Assets

        In accordance with FASB ASC Topic 360, accounting standards related to "Accounting for the Impairment or Disposal of Long-Lived Assets," our long-lived assets to be held and used and to be disposed of are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment charges are recorded as a component of operating income or loss in our consolidated statements of operations.

        For assets held for sale, fair value is determined using information on known purchase price commitments from potential buyers, less estimated incremental direct costs to sell the property in question. Changes in purchase prices due to market conditions, a potential buyer's due diligence process or other factors beyond our control such as the emergence of unanticipated selling costs can materially affect estimates of fair value and the amount of impairment charges recorded in a particular period.

        For assets to be held and used, we perform a recoverability test to determine if the future undiscounted cash flows over our expected holding period for the property exceed the carrying amount of the assets of the property in question. If the recoverability test is not met, fair value is determined by comparing the carrying value of the property to its future discounted cash flows using a risk-adjusted discount rate. Future cash flows of each property are determined using management's projections of the performance of a given property based on its past performance and expected future performance given changes in marketplace, local operations and other factors both within our control and out of our control. Additionally, we review current property appraisals when available to assess recoverability. Actual results that differ from these estimates can generate material differences in impairment charges recorded, and ultimately, net income or loss in our consolidated statements of operations and the carrying value of properties on our consolidated balance sheet.

        For the years ended December 28, 2010, December 29, 2009 and December 30, 2008, impairment charges of long-lived assets of $0.6 million, $2.3 million and $0.2 million, respectively, were recognized as a component of operating income in our consolidated statements of operations. For the twelve weeks ended March 22, 2011 and March 23, 2010, no impairment charges of long-lived assets were recognized.

  Impairment of Goodwill and Intangible Assets

        We classify intangible assets into three categories: (1) intangible assets with definite lives subject to amortization, (2) intangible assets with indefinite lives not subject to amortization and (3) goodwill. Intangibles specifically related to an individual property are recorded at the property level. Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indefinite lived intangibles are also evaluated upon the occurrence of such costs, but not less than annually. FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. We test our trade name intangible assets, which are indefinite lived, utilizing the relief from royalty method to determine the estimated fair value for each trade name which is classified as a Level 3 measurement under FASB ASC Topic 820. The relief from royalty method estimates our theoretical royalty savings from ownership of the intangible asset. Key assumptions used in this model include discount rates, royalty rates, growth rates, sales projections and terminal value rates. We recorded impairment of trade names of $8.6 million, $9.4 million and $2.4 million in the years ended December 28, 2010, December 29, 2009 and December 30, 2008, respectively, included in impairment of assets in our consolidated statements of operations. We recorded no impairment of trade names in the twelve weeks ended March 22, 2011 and March 23, 2010.

        We evaluate goodwill for impairment at the reporting unit level (golf and country clubs and business, sports and alumni clubs). Goodwill is allocated to each reporting unit based on an estimate of its relative fair value. When testing for impairment, we first compare the fair value of our reporting units to the recorded values. Reporting units are defined as an operating segment or one level below. Valuation methods used to determine fair value include analysis of the discounted future free cash flows that a reporting unit is expected to generate ("Income Approach") and an analysis is based upon a comparison of reporting units to similar companies utilizing a purchase multiple of earnings before interest, taxes, depreciation and amortization ("Market Approach"). These valuations are considered Level 3 measurements under FASB ASC Topic 820. Management utilizes estimates to determine the fair value of the reporting units. Significant estimates used by management include future cash flows projections, growth rates, capital needs, projected margins and the discount rate, among other factors.

        If the carrying amount of the reporting units exceeds its fair value, goodwill is considered potentially impaired and a second step is performed to measure the amount of impairment loss. In the second step of the goodwill impairment test, we compare the implied value of the reporting unit's goodwill with carrying value of that unit's goodwill. If the carrying value of the reporting unit's goodwill exceeds the implied value, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination under FASB ASC Topic 810. Accordingly, the fair value of a reporting unit is allocated to all the assets and liabilities of that unit, including intangible assets, and any excess of the value of the reporting unit over the amounts assigned to its assets and liabilities is the implied value of its goodwill.

        We test goodwill for impairment annually on the first day of our last fiscal quarter. Based on this analysis, no impairment of goodwill was recorded at December 30, 2008, December 29, 2009, or December 28, 2010, respectively. We are not currently aware of any material events that would cause us to reassess the fair value of our goodwill and trade name intangible assets. Estimates utilized in the future evaluations of goodwill for impairment could differ from estimates used in the current period calculations. Unfavorable future estimates could result in an impairment of goodwill. The most significant assumptions used in the Income Approach to determine the fair value of our reporting units in connection with impairment testing include: (i) the discount rate, (ii) the expected long-term growth rate and (iii) future cash flows projections. If we used a discount rate that was 50 basis points higher or used an expected long-term growth rate that was 50 basis points lower or used future cash flows projections that were 50 basis points lower in our impairment analysis of goodwill performed in 2010, then each change individually would not have resulted in any reporting unit's carrying value exceeding its fair value.

        As of March 22, 2011, we had allocated $119.8 million of goodwill to our golf and country club segment and $152.2 million of goodwill to our business, sports and alumni club segment.

  Income Taxes

        The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our financial statements or tax returns. Judgment is required in addressing the future tax consequences of events that have been recognized in our financial statements or tax returns (e.g., realization of deferred tax assets, changes in tax laws or interpretations thereof). In addition, we may be subject to examination of our income tax returns by the Internal Revenue Service and other tax authorities. A change in the assessment of the outcomes of such matters could materially impact our consolidated financial statements. We may be liable for proposed tax liabilities and the final amount of taxes paid may exceed the amount of applicable reserves, which could reduce our profits.

        We account for uncertain tax positions in accordance with FASB ASC 740. The guidance prescribes a financial statement recognition threshold and measurement attribute for tax positions taken or expected to be taken in a tax return. Specifically, it clarifies that an entity's tax benefits must be "more likely than not" of being sustained assuming that its tax reporting positions will be examined by taxing authorities with full knowledge of all relevant information prior to recording the related tax benefit in the financial statements. If the position drops below the "more likely than not" standard, the benefit can no longer be recognized. Assumptions, judgment and the use of estimates are required in determining if the "more likely than not" standard has been met when developing the provision for income taxes. A change in the assessment of the "more likely than not" standard could materially impact our financial statements. As of March 22, 2011, December 28, 2010 and December 29, 2009, we had unrecognized tax benefits of $53.2 million, $53.2 million and $8.5 million, respectively. We recognize accrued interest and penalties related to uncertain tax positions as a component of income tax expense. Income tax expense includes interest expense and penalties net of tax of $0.1 million and $0.5 million for the twelve weeks ended March 22, 2011 and the fiscal year ended December 28, 2010, respectively. Prior to December 28, 2010, no interest or penalties were recorded related to unrecognized tax benefits.

Results of Operations

Comparison of the Twelve Weeks Ended March 23, 2010 and March 22, 2011

        The following table presents key financial information derived from our consolidated statement of operations for the twelve weeks ended March 23, 2010 and March 22, 2011. References in the financial tables to percentage changes that are not meaningful are denoted by "NM":

	Twelve Weeks Ended
	Mar. 22, 2011	Mar. 23, 2010	Change	% Change
	(dollars in thousands)
Total revenues	$144,819	$140,894	$3,925	2.8%
Club operating costs and expenses exclusive of depreciation(1)	110,480	110,161	319	0.3%
Depreciation and amortization	21,180	21,278	(98)	-0.5%
Loss on disposals of assets	2,195	109	2,086	NM
Selling, general and administrative expenses	8,995	7,971	1,024	12.8%

Operating income from continuing operations	1,969	1,375	594	43.2%
Interest and investment income	33	297	(264)	-88.9%
Equity in earnings from unconsolidated ventures	259	89	170	191.0%
Interest expense	(19,982)	(12,587)	(7,395)	58.8%
Change in fair value of interest rate cap agreements	(75)	(2,510)	2,435	-97.0%
Other income	861	909	(48)	-5.3%

Loss before income taxes	(16,935)	(12,427)	(4,508)	36.3%
Income tax benefit	6,209	3,338	2,871	86.0%

Loss from continuing operations	$(10,726)	$(9,089)	$(1,637)	18.0%

(1)
Comprised of club operating costs, cost of food and beverage sales and provision for doubtful accounts.

        Total revenues of $144.8 million increased $3.9 million, or 2.8%, for the twelve weeks ended March 22, 2011 compared to the twelve weeks ended March 23, 2010 primarily due to an increase in golf and country club revenues. Golf and country club revenues increased $4.1 million, or 3.9%. $1.4 million of the increase is attributable to a new country club acquired in June 2010. The remaining increase of $2.7 million is primarily due to increases in golf operations driven by improved weather in the first quarter of 2011 compared to the first quarter of 2010 and member programs driving increased usage.

        Loss on disposal of assets for the twelve weeks ended March 22, 2011 and March 23, 2010 were comprised primarily of asset retirements and other transactions in the normal course of business.

        Selling, general and administrative expenses increased $1.0 million, or 12.8%, for the twelve weeks ended March 22, 2011 compared to the twelve weeks ended March 23, 2010 primarily due to increased professional fees in connection with becoming a public filer with the SEC, as well as increased labor costs related to the transition and centralization of club functions to a corporate function, which resulted in an offsetting decrease in labor costs reported in Club operating costs and expenses.

        Interest expense increased $7.4 million, or 58.8%, for the twelve weeks ended March 22, 2011 compared to the twelve weeks ended March 23, 2010 due to higher interest rates on the senior notes and the Senior Secured Credit Facility issued in November 2010 compared to the interest rates applicable to the loans under our prior credit facility.

Segment Operations

  Golf and Country Clubs

        The following table presents key financial information for our golf and country clubs for the twelve weeks ended March 23, 2010 and March 22, 2011:

	Twelve Weeks Ended
	Mar. 22, 2011	Mar. 23, 2010	Change	% Change
	(dollars in thousands)
Number of facilities at end of period	98	97
Total revenues	$108,034	$103,976	$4,058	3.90%
Segment EBITDA from continuing operations	27,617	25,474	2,143	8.41%

        Total revenues for golf and country clubs increased $4.1 million, or 3.9%, for the twelve weeks ended March 22, 2011 compared to the twelve weeks ended March 23, 2010 primarily due to increases in golf operations and $1.4 million in revenues attributable to a new country club acquired in June 2010. The increase in golf operations is driven by a 13% increase in golf rounds resulting in increased member spend. The increase in golf rounds was primarily attributable to improved weather in the first quarter of 2011 compared to the first quarter of 2010, as well as membership programs which increased usage. There was a slight increase in membership revenue compared to the first quarter of 2010. Although overall membership declined 0.5% from the first quarter of 2010, golf memberships increased 1.1% for the same period resulting in increased membership revenue due primarily to a shift to a higher dues paying member category.

        Segment EBITDA increased $2.1 million, or 8.4%, for the twelve weeks ended March 22, 2011 compared to the twelve weeks ended March 23, 2010 primarily due to the increase in revenues, partially offset by a related increase in operating costs and expenses. Segment EBITDA margin increased 110 basis points for the twelve weeks ended March 22, 2011 to 25.6% compared to 24.5% for the twelve weeks ended March 23, 2010 primarily due to an increase in higher margin golf operations revenue.

  Business, Sports and Alumni Clubs

        The following table presents key financial information for our business, sports and alumni clubs for the twelve weeks ended March 23, 2010 and March 22, 2011:

	Twelve Weeks Ended
	Mar. 22, 2011	Mar. 23, 2010	Change	% Change
	(dollars in thousands)
Number of facilities at end of period	53	55
Total revenues	$38,072	$37,985	$87	0.23%
Segment EBITDA from continuing operations	4,794	5,263	(469)	-8.91%

        Total revenues for business, sports and alumni clubs increased $0.1 million, or 0.2%, for the twelve weeks ended March 22, 2011 compared to the twelve weeks ended March 23, 2010 primarily due to an increase in food and beverage revenues offset by a decrease in membership dues. Food and beverage revenues increased 5.1% primarily as a result of increased private party revenue, which increased 7.0% primarily due to an increase in corporate private party events. Membership dues decreased 2.7% due to a decline in overall membership count of 3.1% as compared to March 23, 2010, offset by higher average monthly dues per member. Although memberships declined, we saw an improvement in the rate of decline in membership revenues in the first quarter of 2011 compared to the first quarter of 2010. Member referral programs offered in 2010 that provided dues discounts to referring members began expiring in the first quarter of 2011 and contributed to the increase in average dues per member.

        Segment EBITDA decreased $0.5 million, or 8.9%, for the twelve weeks ended March 22, 2011 compared to the twelve weeks ended March 23, 2010. Although total revenue increased, the increase in food and beverage revenue did not offset the decline in higher margin dues revenue. Segment EBITDA margin declined 130 basis points for the twelve weeks ended March 22, 2011 to 12.6% compared to 13.9% for the twelve weeks ended March 23, 2010 due to loss of higher margin dues revenue.

Comparison of the Years Ended December 29, 2009 and December 28, 2010

        The following table presents key financial information derived from our consolidated statement of operations for the fiscal year ended December 29, 2009 and December 28, 2010. References in the financial tables to percentage changes that are not meaningful are denoted by "NM":

	Fiscal Years Ended
	Dec. 28, 2010	Dec. 29, 2009	Change	% Change
	(dollars in thousands)
Total revenues	$696,637	$709,633	$(12,996)	-1.8%
Club operating costs and expenses exclusive of depreciation(1)	522,085	527,284	(5,199)	-1.0%
Depreciation and amortization	92,673	98,619	(5,946)	-6.0%
Loss (gain) on disposals and acquisitions of assets	(5,351)	6,473	(11,824)	182.7%
Impairment of assets	9,243	11,808	(2,565)	-21.7%
Selling, general and administrative expenses	38,946	39,266	(320)	-0.8%

Operating income from continuing operations	39,041	26,183	12,858	49.1%
Interest and investment income	714	2,684	(1,970)	-73.4%
Equity in earnings from unconsolidated ventures	1,309	706	603	85.4%
Interest expense	(57,165)	(58,383)	1,218	-2.1%
Change in fair value of interest rate cap agreements	(3,529)	2,624	(6,153)	-234.5%
Gain on extinguishment of debt	334,412	—	334,412	NM
Other income	3,929	6,006	(2,077)	-34.6%

(Loss) income before income taxes	318,711	(20,180)	338,891	NM
Income tax benefit (expense)	(57,109)	958	(58,067)	NM

(Loss) income from continuing operations	$261,602	$(19,222)	$280,824	NM

(1)
Comprised of club operating costs, cost of food and beverage sales and provision for doubtful accounts.

        Total revenues of $696.6 million decreased $13.0 million, or 1.8%, for the fiscal year ended December 28, 2010 compared to the fiscal year ended December 29, 2009 as economic challenges impacted all operating divisions and areas of revenue. Golf and country club revenues decreased $2.5 million, or 0.5%, primarily due to decreases in dues revenue and golf operations revenue. The decline was largely driven by a lower membership base and unusually wet weather in the first quarter of 2010. Business, sports and alumni club revenues decreased $8.5 million, or 4.6%, primarily due to decreases in dues revenue and food and beverage ala carte revenues as a result of a lower membership base.

        Club operating costs and expenses decreased $5.2 million, or 1.0%, for the fiscal year ended December 28, 2010 compared to the fiscal year ended December 29, 2009 primarily as a result of management of variable labor costs and cost of goods sold associated with the decline in revenues.

        Gain on disposal of assets for the fiscal year ended December 28, 2010 was comprised primarily of insurance proceeds of $2.5 million, eminent domain proceeds from a county of $1.5 million, bargain purchase gain on the purchase of a country club of $1.2 million, gain on the sale of property in Mexico of $3.0 million, and a $2.8 million loss from other transactions in the normal course of business. Loss on disposal of assets for the fiscal year ended December 29, 2009 was comprised primarily of asset retirements and other transactions in the normal course of business of $10.0 million and net loss on the sale of one country club of $1.7 million, offset by insurance and other proceeds of $5.2 million.

Segment Operations

  Golf and Country Clubs

        The following table presents key financial information for our golf and country clubs for the fiscal year ended December 29, 2009 and December 28, 2010:

	Fiscal Years Ended
	Dec. 28, 2010	Dec. 29, 2009	Change	% Change
	(dollars in thousands)
Number of facilities at end of period	98	97
Total revenues	$523,750	$526,218	$(2,468)	-0.47%
Segment EBITDA from continuing operations	142,967	146,902	(3,935)	-2.68%

        Total revenues for golf and country clubs decreased $2.5 million, or 0.5%, for the fiscal year ended December 28, 2010 compared to the fiscal year ended December 29, 2009 primarily due to decreases in membership dues and golf operations revenue. Membership dues decreased 1.6% due to a 0.5% decline in overall membership count combined with lower average monthly dues per membership. The decline in average dues per membership was a result of a migration of a portion of our membership from higher dues paying full golf member categories to young executive golf, social and athletic member categories that require lower monthly dues commitment. Golf operations revenue decreased 2.3% due to lower green fees and cart fees resulting from a 6.1% decline in golf rounds. This decline was primarily due to unusually cold and wet weather during the first quarter of 2010 that resulted in a decline in golf rounds.

        Segment EBITDA decreased $3.9 million, or 2.7%, for the fiscal year ended December 28, 2010 compared to the fiscal year ended December 29, 2009 as a result of decreased revenues, partially offset by a related decrease in operating costs and expenses. Segment EBITDA margin declined 60 basis points for the fiscal year ended December 28, 2010 to 27.3% compared to 27.9% for the fiscal year ended December 29, 2009 due to loss of higher margin dues and golf operations revenue.

  Business, Sports and Alumni Clubs

        The following table presents key financial information for our business, sports and alumni clubs for the fiscal year ended December 29, 2009 and December 28, 2010:

	Fiscal Years Ended
	Dec. 28, 2010	Dec. 29, 2009	Change	% Change
	(dollars in thousands)
Number of facilities at end of period	55	55
Total revenues	$175,833	$184,320	$(8,487)	-4.60%
Segment EBITDA from continuing operations	30,197	35,560	(5,363)	-15.08%

        Total revenues for business, sports and alumni clubs decreased $8.5 million, or 4.6%, for the fiscal year ended December 28, 2010 compared to the fiscal year ended December 29, 2009 primarily due to decreases in membership dues and food and beverage revenues. Membership dues decreased 8.0% due to a 4.9% decline in overall membership count combined with lower average monthly dues per member. Member referral programs that provided dues discounts to referring members helped stimulate membership sales that were negatively impacted by the economic conditions but contributed to the decline in average dues per member. Food and beverage revenues decreased 1.3% primarily as a result of lower ala carte dining. Ala carte revenue decreased 10.1% due to a decline in volume as a result of lower member counts and 3.9% decrease in amounts spent per member.

        Segment EBITDA decreased $5.4 million, or 15.1%, for the fiscal year ended December 28, 2010 compared to the fiscal year ended December 29, 2009 as a result of decreased revenues, partially offset by a related decrease in operating costs and expenses. Variable labor costs and cost of goods sold decreased with associated decreases in food and beverage revenue. Segment EBITDA margin declined 210 basis points for the fiscal year ended December 28, 2010 to 17.2% compared to 19.3% for the fiscal year ended December 29, 2009 due to loss of higher margin dues revenue.

Comparison of the Years Ended December 30, 2008 and December 29, 2009

        The following table presents key financial information derived from our consolidated statement of operations for the fiscal years ended December 30, 2008 and December 29, 2009:

	Fiscal Years Ended
	Dec. 29, 2009	Dec. 30, 2008	Change	% Change
	(dollars in thousands)
Total revenues	$709,633	$783,459	$(73,826)	-9.4%
Club operating costs and expenses exclusive of depreciation(1)	527,284	597,897	(70,613)	-11.8%
Depreciation and amortization	98,619	101,724	(3,105)	-3.1%
Loss on disposals of assets	6,473	3,880	2,593	66.8%
Impairment of assets	11,808	2,642	9,166	346.9%
Selling, general and administrative expenses	39,266	45,136	(5,870)	-13.0%

Operating income from continuing operations	26,183	32,180	(5,997)	-18.6%
Interest and investment income	2,684	4,290	(1,606)	-37.4%
Equity in earnings from unconsolidated ventures	706	1,514	(808)	-53.4%
Interest expense	(58,383)	(94,583)	36,200	-38.3%
Change in fair value of interest rate cap agreements	2,624	(10,454)	13,078	-125.1%
Other income	6,006	7,387	(1,381)	-18.7%

Loss before income taxes	(20,180)	(59,666)	39,486	-66.2%
Income tax benefit	958	17,803	(16,845)	-94.6%

Loss from continuing operations	$(19,222)	$(41,863)	$22,641	-54.1%

(1)
Comprised of club operating costs, cost of food and beverage sales and provision for doubtful accounts.

        Total revenues of $709.6 million decreased $73.8 million, or 9.4%, for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008. The impact of the fiscal year ended December 30, 2008 having 53 weeks compared to 52 weeks in the fiscal year ended December 29, 2009 ("2008 53rd week impact") attributed approximately $11.5 million, or 1.5%, of the decrease. The remaining decrease of $62.3 million, or 7.9%, was due to economic challenges that impacted all operating divisions and areas of revenue. Golf and country club revenues decreased $39.2 million, or 6.9%. The 2008 53rd week impact attributed approximately $7.9 million, or 1.4%, of the decrease while $31.3 million, or 5.5%, of the decrease was primarily due to decreases in golf operations revenue, food and beverage revenues and dues revenue as a result of lower member counts and declines in golf rounds and food and beverage volume. Business, sports and alumni club revenues decreased $31.4 million, or 14.6%. The 2008 53rd week impact attributed approximately $2.2 million, or 1.0%, of the decrease while $29.2 million, or 13.6%, of the decrease was primarily due to decreases in food and beverage revenues and dues revenue as a result of lower member counts and a general decline in large corporate events which typically drive higher private party revenue.

        Club operating costs and expenses decreased $70.6 million, or 11.8%, for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008. The 2008 53rd week impact attributed approximately $10.0 million or 1.7%, of the decrease while the remaining $60.6 million, or 10.1%, of the decrease was primarily as a result of management of variable labor costs and cost of goods sold associated with the decline in revenues. In addition, we implemented rigid cost controls to effectively control margins in response to decreases in revenue. Effective management of variable costs and certain controllable fixed costs resulted in significant improvements in Segment EBITDA margins.

        Loss on disposal of assets for the fiscal year ended December 29, 2009 was comprised primarily of asset retirements and other transactions in the normal course of business of $10.0 million and net loss on the sale of one country club of $1.7 million, offset by insurance proceeds and cash of $5.2 million. Loss on disposal of assets for the fiscal year ended December 30, 2008 was comprised of asset retirements in the normal course of business of $7.5 million, $3.5 million loss from hurricane damages, offset by insurance proceeds of $7.1 million.

        Selling, general and administrative expenses decreased $5.9 million, or 13.0%, for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008. The 2008 53rd week impact attributed approximately $0.9 million, or 1.9%, of the decrease while the remaining $5.0 million, or 11.1%, was due to cost cutting initiatives undertaken during 2009 in response to decreased revenues.

        Interest expense decreased $36.2 million, or 38.3%, for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008. The 2008 53rd week impact attributed approximately $1.0 million, or 1.1%, of the decrease while the remaining $35.2 million, or 37.2%, of the decrease was due to lower interest rates during 2009. The majority of our debt had variable interest rates based on a weighted average spread above 30-day LIBOR rates which fluctuated based on economic conditions. The average 30-day LIBOR rate for the fiscal year ended December 29, 2009 declined 87.6% compared to the fiscal year ended December 30, 2008 as a result of the depressed economy.

  Segment Operations

  Golf and Country Clubs

        The following table presents key financial information for our golf and country clubs for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008:

	Fiscal Years Ended
	Dec. 29, 2009	Dec. 30, 2008	Change	% Change
	(dollars in thousands)
Number of facilities at end of period	97	100
Total revenues	$526,218	$565,395	$(39,177)	-6.93%
Segment EBITDA from continuing operations	146,902	143,684	3,218	2.24%

        Total revenues for golf and country clubs decreased $39.2 million, or 6.9% for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008. The 2008 53rd week impact attributed approximately $7.9 million, or 1.4%, of the decrease while $31.3 million, or 5.5%, of the decrease was primarily due to decreases in golf operations revenue, food and beverage revenues and membership dues revenue. Golf revenue decreased $17.0 million, or 12.2%, as golf rounds played decreased 3.7% due to lower membership and exceptionally wet weather in the fourth quarter of 2009. Food and beverage revenue decreased $9.1 million, or 7.5%, due to declines in both ala carte and private party revenue. Ala carte revenue decreased 7.4% as a result of declines in both volume, due to lower member count, and average amounts spent per member. Food and beverage discount programs were implemented in the first half of 2009 to drive ala carte volume but negatively impacted average amounts spent per member. Food and beverage programming was successful in driving a 1.3% increase in ala carte meals per member, but did not outpace the overall decline in volume due to decreased membership and lower golf rounds. Private party revenue decreased 9.4% due to declines in volume, particularly in higher revenue generating corporate events, as economic uncertainty was negatively impacting corporate business spend. Dues revenue decreased $5.0 million, or 1.9%, due to a decline in member counts, partially offset by price increases taken in the first half of 2009.

        Segment EBITDA increased $3.2 million, or 2.2%, for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008. The 2008 53rd week impact attributed a decrease of approximately $2.7 million, or 1.9%, offset by an increase of $5.9 million, or 4.1% despite decreased revenues. Variable labor costs and cost of goods sold decreased with associated decreases in revenue. Cost controls and expense management was a focus during 2009 driving targeted reductions in golf course maintenance and general and administrative expenses. In addition, strategic pricing contracts in our larger deregulated markets resulting in significant utilities savings. Comprehensive management of expenses resulted in Segment EBITDA margin improvement of 250 basis points for the fiscal year ended December 29, 2009 to 27.9% compared to 25.4% for the fiscal year ended December 30, 2008.

  Business, Sports and Alumni Clubs

        The following table presents key financial information for our business, sports and alumni clubs for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008:

	Fiscal Years Ended
	Dec. 29, 2009	Dec. 30, 2008	Change	% Change
	(dollars in thousands)
Number of facilities at end of period	55	58
Total revenues	$184,320	$215,722	$(31,402)	-14.56%
Segment EBITDA from continuing operations	35,560	44,969	(9,409)	-20.92%

        Total revenues for business, sports and alumni clubs decreased $31.4 million, or 14.6%, for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008. The 2008 53rd week impact attributed approximately $2.2 million, or 1.0%, of the decrease while $29.2 million, or 13.6%, of the decrease was primarily due to decreases in food and beverage revenues and membership dues revenue. Food and beverage revenue decreased $16.7 million, or 16.8%, due to declines in both ala carte and private party revenue. Ala carte revenue decreased 14.8% due to lower member count and as a result of declines in both volume and average amounts spent per member. Food and beverage discount programs were implemented in the first half of 2009 to drive ala carte volume but negatively impacted amount spent per member. Food and beverage programming was successful in driving a 4.8% increase in ala carte meals per member but did not outpace the overall decline in volume due to decreased membership. Private party revenue decreased 20.1% due to declines in volume, particularly in higher revenue generating corporate events, as economic uncertainty was negatively impacting corporate business spend. Membership dues decreased $11.5 million, or 11.4%, due to an 8.7% decline in overall membership count combined with lower average monthly dues per member. Member referral programs that provided dues discounts to referring members helped stimulate membership sales that were negatively impacted by the economic conditions but contributed to the decline in average dues per member.

        Segment EBITDA decreased $9.4 million, or 20.9%, for the fiscal year ended December 29, 2009 compared to the fiscal year ended December 30, 2008. The 2008 53rd week impact attributed approximately $0.8 million, or 1.9%, of the decrease while the remaining $8.6 million, or 19.0% of the decrease is resulting from decreased revenues, partially offset by a related decrease in operating costs and expenses. Variable labor costs and cost of goods sold decreased with associated decreases in revenue. Although cost controls and expense management was a focus for 2009 and effectively mitigated a significant portion of the revenue decline, overall Segment EBITDA margin decreased 150 basis points for the fiscal year ended December 29, 2009 to 19.3% compared to 20.8% for the fiscal year ended December 30, 2008 due to the decrease in high margin dues revenue.

Liquidity and Capital Resources

        Our primary goal as it relates to liquidity and capital resources is to attain and retain the right level of debt and cash to maintain our properties, fund expansions at our properties, make distributions to our equityholders and be poised for external growth in the marketplace. During the last few years, our focus has been on strengthening our cash position and reducing our debt in order to support these goals. Our cash position excluding discontinued Non-Core Entities has decreased to $56.5 million as of December 28, 2010 compared to $73.6 million as of December 29, 2009. The primary reason for the decrease was cash flows from financing activities due to the net repayment of debt as a part of the ClubCorp Formation offset by cash flows from operations. Our cash position has increased to $72.7 million as of March 22, 2011 compared to $56.5 million as of December 28, 2010. The primary reason for the increase was cash flow from operations.

        Historically, we have financed our operations and cash needs primarily through cash flows from operations and debt. We anticipate using our cash reserves and cash flows from operations in 2011 principally to fund planned capital maintenance, improvements and expansions of existing facilities, club acquisitions and repay debt. Based on our current projections, we believe our current assets and cash flows from operations are sufficient to meet our anticipated working capital and operating needs for the next 12 months as well as to support our anticipated capital expenditures and debt service.

  Cash Flows from Operating Activities

        Our cash flows from operations were $81.6 million, $124.2 million, $148.4 million and $26.0 million for the years ended December 30, 2008, December 29, 2009, December 28, 2010 and the twelve weeks ended March 22, 2011, respectively. In addition to our daily operations, a key component of our annual operating cash comes from our membership programs. Initiation deposits and fees represent advance initiation payments when a member joins one of our clubs. Initiation deposits are generally not refundable until a fixed number of years (generally 30 years) after the date of acceptance as a member while initiation fees are typically not refundable. Cash from initiation deposits is used to fund our normal operations. Revenue recognition of these initiation deposits is deferred and amortized as discussed above in "—Critical Accounting Policies and Estimates." We allow new members to defer and finance a portion of the initiation payments as an incentive for them to join at certain clubs.

  Cash Flows from (used in) Investing Activities

        During the years ended December 30, 2008, December 29, 2009, December 28, 2010 and the twelve weeks ended March 22, 2011, we used $89.8 million, $32.4 million, $41.8 million and $7.6 million, respectively, for improving and expanding our existing properties. In addition, in the fiscal year ended December 28, 2010, we used $7.4 million on the acquisition of Country Club of the South and $1.1 million on the development of Texas Tech University Club which was opened in 2010. During the fiscal year ended December 28, 2010, we collected $14.0 million on a note receivable from an affiliate of KSL and had $13.6 million in cash released from previously restricted funds. We had $8.2 million of restricted funds that were funds escrowed for payment of property taxes and insurance which are no longer required to be escrowed by our debt agreements. Additionally, we had $4.4 million of restricted funds released in connection with a litigation settlement in 2010. For the remainder of 2011, we are considering additional investments to improve and expand our existing properties and acquire new properties.

  Cash Flows from (used in) Financing Activities

        Cash used in financing activities relates primarily to transactions related to our debt, distributions to our owners and the distribution of Non-Core Entities to affiliates of KSL. We increased our debt by $71.4 million in the fiscal year ended December 30, 2008. We decreased our debt by $125.8 million in the fiscal year ended December 29, 2009 and made a distribution to our owners of $90.4 million. During the fiscal year ended December 28, 2010, we repaid our existing debt facility with Citigroup, entered into a new debt agreement with Citigroup, including a $310 million term loan, and issued $415 million in senior unsecured notes. These transactions resulted in a net cash payment of $298.8 million. Additionally, we received a contribution from our owners of $260.5 million and distributed a net $37.0 million to affiliates of KSL as a part of the ClubCorp Formation. During the twelve weeks ended March 22, 2011, we decreased our debt by $2.2 million.

        Our cash and cash equivalents excluding discontinued Non-Core Entities increased by $103.3 million, decreased by $120.5 million, increased by $56.5 million and increased by $16.1 million in the years ended December 30, 2008, December 29, 2009, December 28, 2010 and the twelve weeks ended March 22, 2011, respectively.

  Capital Spending

        The nature of our business requires us to invest a significant amount of capital in our existing properties to maintain them. For the years ended December 30, 2008, December 29, 2009, December 28, 2010 and the twelve weeks ended March 22, 2011, we expended approximately $43.8 million, $25.1 million, $34.9 million and $5.3 million, respectively, in maintenance. We anticipate spending approximately $34.8 million in capital expenditures relating to capitalized maintenance in the remaining periods in fiscal year 2011.

        In addition to maintaining our properties, we also spend discretionary capital to expand and improve existing properties and to enter into new business opportunities. Capital expansion funding totaled approximately $46.0 million, $7.3 million, $15.4 million and $2.3 million for the years ended December 30, 2008, December 29, 2009, December 28, 2010 and the twelve weeks ended March 22, 2011, respectively. We anticipate spending an additional $17.6 million in the remaining periods in fiscal year 2011 for expansion and improvement projects we feel have a high potential for return on investment. This amount could increase if acquisition opportunities are identified that fit our strategy to expand our business through select acquisitions.

  Debt

Senior Secured Debt

        2006 Citigroup Debt Facility—In 2006, an affiliate of ClubCorp, Inc. entered into a debt agreement with Citigroup which resulted in a Mortgage loan, a Senior Mezzanine loan, a Junior Mezzanine loan, and a revolving loan facility (collectively, the "2006 Citigroup Debt Facility"), which was initially to mature in January 2010. The loans were collateralized by the majority of our owned golf and country clubs, the two full-service resorts that were sold in connection with the ClubCorp Formation, and the operations of the business, sports and alumni clubs. Payments on the notes were interest only during the term of the loans with principal due at maturity; interest rates were variable based on 30 day LIBOR rates.

        For all periods presented prior to November 30, 2010, balances under the 2006 Citigroup Debt Facility, as well as related interest expense including loan amortization fees have been allocated between ClubCorp's continuing and Non-Core discontinued liabilities based on relative asset balances. Management believes such allocations are reasonable.

        In July 2008, we paid $8.0 million in principal on the long term debt facility in conjunction with the refinancing of two properties described below. In October 2008, we voluntarily paid $12.4 million in principal on the long term debt facility. In May 2009, we paid $0.7 million in principal on the long term debt facility in conjunction with the sale of one property. In June 2009 and November 2009, we voluntarily paid $98.8 million and $20.6 million, respectively, in principal on the long term debt facility. In June 2010 and November 2010, we voluntarily paid $20.6 million and $50.4 million, respectively, in principal on the long term debt facility.

        On November 30, 2010, in connection with the ClubCorp Formation, we repaid $826.9 million in principal on the long term debt facility and $105.3 million on the revolving loan facility and Citigroup forgave the remaining $342.3 million of debt under 2006 Citigroup Debt Facility thereby terminating the 2006 Citigroup Debt Facility. The resulting gain of $342.3 million was recorded in gain on extinguishment of debt in our consolidated statement of operations. The refinancing of the 2006 Citigroup Debt Facility as part of the ClubCorp Formation permitted us to address the approaching maturities of a substantial portion of our then existing indebtedness with new financing arrangements that we believe allow us to have the flexibility to continue to operate our business and execute our business strategy.

        The debt allocated to the Non-Core discontinued operations of $266.1 million is included in liabilities of discontinued Non-Core Entities as of December 29, 2009, and was repaid as part of the 2010 net distribution to KSL affiliates attributable to the sale of Non-Core Entities and the ClubCorp Formation.

        2010 Citigroup Debt Facility—On November 30, 2010, we entered into the Senior Secured Credit Facility with Citigroup which is comprised of (i) a $310.0 million term loan facility and (ii) a revolving credit facility with a maximum borrowing limit of $50.0 million, which includes letter of credit and swing line facilities. The term loan facility matures November 30, 2016 and the revolving credit facility expires on November 30, 2015. Under the credit agreement, ClubCorp has the option to increase the term loan facility by up to $50.0 million and the revolving credit facility by up to an additional $25.0 million, both subject to conditions and restrictions in the credit agreement.

        All obligations under the Senior Secured Credit Facility are guaranteed by ClubCorp's immediate parent company, CCA Club Operations Holdings, LLC, and each existing and all subsequently acquired or organized direct and indirect restricted subsidiaries of ClubCorp (collectively, the "guarantors"), other than certain excluded subsidiaries. The Senior Secured Credit Facility is secured, subject to permitted liens and other exceptions, by a first-priority perfected security interest in substantially all the assets of ClubCorp, and the guarantors, including, but not limited to (1) a perfected pledge of all the domestic capital stock owned by ClubCorp and the guarantors, and (2) perfected security interests in and mortgages on substantially all tangible and intangible personal property and material fee-owned property of ClubCorp and the guarantors, subject to certain exclusions.

        We are required to make principal payments equal to 0.25% of the original term loan facility on the last business day of each of March, June, September and December beginning in March 2011. Beginning with the fiscal year ended December 27, 2011, we are required to prepay the outstanding term loan, subject to certain exceptions, by an amount equal to 50% of our excess cash flows, as defined by the credit agreement, each fiscal year end after our annual consolidated financial statements are delivered. This percentage may decrease if certain leverage ratios are achieved. Additionally, we are required to prepay the term loan facility with proceeds from certain asset sales or borrowings as defined by the credit agreement. The foregoing mandatory prepayments will be applied to the scheduled principal payments of the term loan facility in inverse order of maturity other than the principal payment due on the maturity date.

        We may voluntarily repay outstanding loans under the Senior Secured Credit Facility in whole or in part upon prior notice without premium or penalty, other than certain fees incurred in connection with repaying, refinancing, substituting or replacing the existing term loans with new indebtedness.

        The interest rate on the Senior Secured Credit Facility is the higher of (i) 6.0% or (ii) an elected LIBOR plus a margin of 4.5%. We may elect a one, two, three or six-month LIBOR. The interest payment is due on the last day of each elected LIBOR period.

        We are also required to pay a commitment fee on all undrawn amounts under the revolving credit facility, payable in arrears on the last business day of each March, June, September and December.

        The credit agreement governing the Senior Secured Credit Facility limits ClubCorp's (and most or all of ClubCorp subsidiaries') ability to:

  •
  create, incur, assume or suffer to exist any liens on any of their assets;

  •
  make or hold any investments (including loans and advances);

  •
  incur or guarantee additional indebtedness;

  •
  enter into mergers or consolidations;

  •
  conduct sales and other dispositions of property or assets;

  •
  pay dividends or distributions on capital stock or redeem or repurchase capital stock;

  •
  change the nature of the business;

  •
  enter into transactions with affiliates; and

  •
  enter into burdensome agreements.

        As of March 22, 2011, we were in compliance with all covenant restrictions under the Senior Secured Credit Facility.

        In addition, the credit agreement governing the Senior Secured Credit Facility contains covenants that require ClubCorp and its restricted subsidiaries to maintain specified financial ratios on a rolling four quarter basis beginning with the fiscal quarter ending March 22, 2011 as shown in the following table:

	2011	2012	2013	2014	2015	2016 and Thereafter
Financial ratios:
Total adjusted debt to Adjusted EBITDA(1) ("Total Leverage Ratio")
Less than:	6.55x	6.15x	5.35x	4.75x	4.50x	4.00x
Adjusted EBITDA(1) to total adjusted interest expense ("Interest Coverage Ratio")
Greater than:	1.85x	1.95x	2.15x	2.30x	2.50x	2.75x

        The debt covenants became effective beginning with the fiscal quarter ended March 22, 2011. The following table shows the financial ratios as of March 22, 2011, as well as December 28, 2010 for continuing operations:

	Four Quarters Ended March 22, 2011	Fiscal Year Ended December 28, 2010
	(dollars in thousands)
Adjusted EBITDA(1)	$153,303	$152,242
Total adjusted debt(2)	$764,538	$765,571
Total adjusted interest expense(3)	$41,411	$33,405
Financial ratios:
Total Leverage Ratio	4.99x	5.03x
Interest Coverage Ratio	3.70x	4.56x

(1)
EBITDA is calculated as net income plus interest, taxes, depreciation and amortization less interest and investment income. Adjusted EBITDA ("Adjusted EBITDA") is based on the definition of Consolidated EBITDA defined in the credit agreement governing our Senior Secured Credit Facility and the Description of Notes included herein and may not be comparable to other companies. We have included Adjusted EBITDA because the credit agreement governing our Senior Secured Credit Facility has covenants that apply the Total Leverage Ratio and Interest Coverage Ratio described above, which utilize this measure of Adjusted EBITDA. Adjusted EBITDA excludes certain items. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of our operating results or net cash provided by operating activities (as determined in accordance with GAAP) as a measure of our liquidity.

  The reconciliation of our net (loss) income to EBITDA and Adjusted EBITDA is as follows:

			Fiscal Years Ended
	Twelve Weeks Ended March 22, 2011	Four Quarters Ended March 22, 2011	December 28, 2010	December 29, 2009	December 30, 2008
	(dollars in thousands)		(dollars in thousands)
Net (loss) income	$(10,856)	$250,920	$252,877	$(31,504)	$(69,581)
Interest expense	19,982	64,531	57,165	58,383	94,583
Income tax expense	(6,209)	54,391	57,109	(958)	(17,803)
Interest and investment income	(33)	(357)	(714)	(2,684)	(4,290)
Depreciation and amortization	21,180	92,538	92,673	98,619	101,724

EBITDA	24,064	462,023	459,110	121,856	104,633
Management fees(a)	258	1,146	1,150	1,135	1,339
Impairments and write-offs(b)	—	9,243	9,243	11,808	2,642
Employee termination costs(c)	195	696	529	1,698	3,273
Foreign currency gain(d)	(1,138)	(666)	146	(118)	5,971
Noncontrolling interest—expense(e)	(41)	114	346	36	348
Acquisition transaction adjustment—revenue(f)	1,579	8,324	9,274	13,681	18,705
Acquisition transaction adjustment—equity investment basis(g)	473	2,048	2,048	2,045	2,070
Discontinued and divested operations loss(h)	130	8,855	8,725	12,282	27,718
Equity investment expense net of cash distributions(i)	792	440	354	27	(220)
Loss/gain on disposals and acquisitions of assets(j)	2,195	(3,265)	(5,351)	6,473	3,880
Franchise taxes(k)	57	282	270	280	72
Non-cash gains related to mineral rights(l)	(861)	(3,882)	(3,927)	(5,088)	(6,166)
Unclaimed property accrual(m)	—	—	—	3,024	—
Acquisition transaction costs(n)	—	—	—	—	1,774
Business interruption reimbursements(o)	—	—	—	(816)	(943)
Change in fair value of interest rate cap agreements(p)	75	1,094	3,529	(2,624)	10,454
Costs of surety bonds(q)	3	23	26	16	26
Non-recurring charges(r)	52	804	752	—	—
Gain on extinguishment of debt(s)	—	(334,412)	(334,412)	—	—
Property tax accrual—California Proposition 13(t)	94	436	430	430	418

Adjusted EBITDA	$27,927	$153,303	$152,242	$166,145	$175,994

(a)
Represents management fees and expenses paid to an affiliate of KSL.

(b)
Represents impairment charges related to impairment of trade names and impairment of carrying value of assets.

(c)
Represents employee termination costs from reductions in force.

(d)
Represents currency translation gains and losses.

(e)
Represents income or expense attributable to noncontrolling equity interests of continuing operations.

(f)
Represents revenues relating to initiation deposits and fees that would have been recognized in the applicable period had such deferred revenue not been written off in connection with the purchase of ClubCorp, Inc. by affiliates of KSL on December 26, 2006.

(g)
Represents amortization of step-up in basis of joint venture investments recorded as part of purchase of ClubCorp, Inc. by affiliates of KSL on December 26, 2006.

(h)
Represents income (loss) from discontinued operations and income (loss) from discontinued Non-Core Entities.

(i)
Represents equity investment income or expense less an amount equal to the actual cash distributions from said investments.

(j)
Represents gain or loss on disposals and write-offs or acquisitions of fixed assets and businesses in ordinary course of business.

(k)
Represents franchise and commercial activity taxes for certain states that are based on equity, net assets or gross revenues.

(l)
Represents amortization of deferred revenue related to proceeds received from third parties in connection with certain surface right agreements that allow them to explore for and produce oil and natural gas on certain properties.

(m)
Represents accrual for estimated liability related to ongoing unclaimed property exposure.

(n)
Represents legal and professional fees related to the acquisition of ClubCorp, Inc. by affiliates of KSL on December 26, 2006.

(o)
Represents business interruption insurance proceeds received from insurance carriers in 2008 for the Oak Pointe County Club clubhouse fire and in 2009 for the April Sound Country Club clubhouse fire.

(p)
Represents change in the fair value of our interest cap agreements.

(q)
Represents costs of our surety bonds relating to financing activities.

(r)
Represents non-recurring charges in connection with the ClubCorp Formation.

(s)
Represents the gain on extinguishment of debt in connection with the ClubCorp Formation.

(t)
Represents accrual for estimated property tax liabilities related to the state of California's Proposition 13 resulting from the acquisition of ClubCorp, Inc. by affiliates of KSL on December 26, 2006.

(2)
The reconciliation of our long-term debt to adjusted debt is as follows:

	As of March 22, 2011	As of December 28, 2010
	(dollars in thousands)
Long-term debt (net of current portion)	$770,492	$772,079
Current maturities of long-term debt	11,749	11,195
Outstanding letters of credit(a)	17,297	17,297
Adjustment per credit agreement(b)	(35,000)	(35,000)

Total adjusted debt	$764,538	$765,571

(a)
Represents total outstanding letters of credit.

(b)
Represents adjustment per the Senior Secured Credit Facility. Long-term debt is reduced by the lesser of (1) $35.0 million and (2) total unrestricted cash and cash equivalents.
(3)
The reconciliation of our interest expense to adjusted interest expense is as follows:

	Twelve Weeks Ended March 22, 2011	Four Quarters Ended March 22, 2011	Fiscal Year Ended December 28, 2010
	(dollars in thousands)
Interest expense	$19,982	$64,560	$57,165
Less: Interest expense related to Membership deposit liabilities(a)	(4,560)	(20,034)	(20,114)
Less: Loan origination fee amortization(b)	(559)	(3,149)	(3,371)
Less: Revolver commitment fees(c)	(57)	(76)	(19)
Add: Capitalized interest(d)	148	225	115
Add: Net payments for interest rate cap(e)	—	475	208
Add: Interest income	(11)	(590)	(579)

Total adjusted interest	$14,943	$41,411	$33,405

(a)
Represents amortization of discount on membership deposit liabilities.

(b)
Represents amortization of loan origination fees on long-term debt.

(c)
Represents commitment fees for revolver facility.

(d)
Represents capitalized interest.

(e)
Represents net payments for interest rate cap agreement entered into December 2010.

        Subject to certain exceptions, the indenture governing the notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

Senior Unsecured Notes

        On November 30, 2010, we issued $415.0 million in senior unsecured notes, bearing interest at 10.0% and maturing December 1, 2018. The interest is payable semiannually in arrears on June 1 and December 1 each year, beginning June 1, 2011. The indenture governing the notes limits our (and most or all of our subsidiaries') ability to:

  •
  incur, assume or guarantee additional indebtedness;

  •
  pay dividends or distributions on capital stock or redeem or repurchase capital stock;

  •
  make investments;

  •
  enter into agreements that restrict the payment of dividends or other amounts by subsidiaries to us;

  •
  sell stock of our subsidiaries;

  •
  transfer or sell assets;

  •
  create liens;

  •
  enter into transactions with affiliates; and

  •
  enter into mergers or consolidations.

Subject to certain exceptions, the indenture governing the notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. As of March 22, 2011, we were in compliance with all covenant restrictions under the indenture governing the notes.

Mortgage Loans

        In July 2008, we entered into a mortgage loan with General Electric Capital Corporation ("GECC") for $32.0 million of debt maturing in July 2011 with 25-year amortization. We have the right to extend the term of the loan for successive years up to July 2013 upon satisfaction of certain conditions of the loan agreement. As of March 22, 2011, we meet the conditions and intend to extend the loan to July 2012. The loan is collateralized by the assets of two golf and country clubs.

        In October, 2010, we entered into a new mortgage loan with Atlantic Capital Bank for $4.0 million of debt maturing in 2015 with 25-year amortization. The loan is collateralized by the assets of one golf and country club. Interest rates are variable based on 30-day LIBOR rates.

        As of March 22, 2011, our other debt and capital leases totaled $21.3 million.

  Off-Balance Sheet Arrangements, Contractual Obligations and Commercial Commitments

        We are not aware of any off-balance sheet arrangements as of March 22, 2011. The following tables summarize our total contractual obligations and other commercial commitments and their respective payment or commitment expiration dates by year as of December 28, 2010:

Contractual Obligations

	Payments due by Period
	Total	Less than one year	1 - 3 years	3 - 5 years	More than five years
	(dollars in thousands)
Long-term debt(1)	$765,182	$3,120	$39,352	$9,456	$713,254
Interest on long-term debt(2)	448,074	62,287	124,669	120,812	140,306
Capital lease obligations	18,092	8,075	8,707	1,310	—
Membership deposits(3)	263,328	51,704	29,209	31,388	151,027
Other long-term obligations(4)	18,120	6,544	5,701	2,731	3,144
Operating leases	193,459	20,957	37,368	32,192	102,942

Total contractual cash obligations(5)	$1,706,255	$152,687	$245,006	$197,889	$1,110,673

(1)
Long term debt consists of $310.0 million under the Senior Secured Credit Facility, $415.0 million outstanding notes and $40.2 million of other debt. Our new revolving credit facility of $50.0 million under the Senior Secured Credit Facility is not included in long-term debt.

(2)
Interest on long-term debt includes interest of 10.0% on our $415.0 million outstanding notes, interest on our $310.0 million secured term loan facility, interest on the GECC mortgage loan and interest on all other debt. Interest on the secured term loan facility is the higher of (i) 6.0% or (ii) an elected LIBOR plus a margin of 4.5% less the impact of the interest rate cap agreement that limits our exposure on the elected LIBOR to 3.0% on a notional amount of $155.0 million. For purposes of this table, we have assumed an interest rate of 6.0% on the secured term loan facility for all future periods which is the rate as of December 28, 2010.

(3)
Represents the estimated fair value of initiation deposits based on the discounted value of future maturities using our weighted average cost of capital. See Note 2 of the notes to the audited consolidated financial statements included elsewhere in this prospectus. The initiation deposits are refundable at maturity upon written notice by the member and we have redeemed approximately 1.6% of total deposits received as of December 28, 2010. The present value of the initiation deposit obligation is recorded as a liability on our consolidated balance sheets and accretes over the nonrefundable term using the effective interest method. At December 28, 2010, the gross amount of the initiation deposit obligation was $683.6 million.

(4)
Consists of insurance reserves for general liability and workers' compensation of $18.1 million, of which $6.5 million is classified as current.

(5)
Excludes obligations for uncertain income tax positions of $53.2 million. We are unable to predict when, and if, cash payments on any of this accrual will be required.

Commercial Commitments

	Total	Less than one year	1 - 3 years	3 - 5 years	More than five years
	(dollars in thousands)
Standby letters of credit(1)	$17,297	$17,297	$—	$—	$—
Capital commitments(2)	6,462	6,462	—	—	—

Total commercial commitments	$23,759	$23,759	$—	$—	$—

(1)
Standby letters of credit are primarily related to security for future estimated claims for workers' compensation and general liability insurance and collateral for our surety bond program. Our commitment amount for insurance-related standby letters of credit is gradually reduced as obligations under the policies are paid. See contractual obligations table above regarding reserves for workers' compensation and general liability insurance.

(2)
We have capital commitments at certain of our clubs related to future construction or capital contributions after the developer or contractor has completed construction.

        We are jointly and severally liable for pension funding liabilities associated with the Homestead Retirement Plan, relating to one of the resorts we sold in connection with the ClubCorp Formation. As of December 28, 2010, the underfunded amount of the projected benefit obligation for such plan was approximately $7.1 million. Significant adverse changes in the capital markets could cause the actual amount of underfunding to be higher than projected. If we are found liable for any amounts with respect to this plan, the payment of such liability, if material, could adversely affect our financial condition and results of operations.

Inflation

        Inflation has not had a significant impact on us. As operating costs and expenses increase, we generally attempt to offset the adverse effects of increased costs by increasing prices in line with industry standards. However, we are subject to the risks that our costs of operations will increase and we will be unable to offset those increases through increased dues, fees or prices without adversely affecting demand. In addition to inflation, factors that could cause operating costs to rise include, among other things, increased labor costs, lease payments at our leased facilities, energy costs and property taxes.

Recently Issued Accounting Pronouncements

        A portion of Accounting Standards related to "Improving Disclosures about Fair Value Measurements" will become effective for interim and annual reporting periods beginning after December 15, 2010. This portion requires disclosure of purchases, sales, issuances and settlements in the reconciliation of Level 3 fair value measurements, as well as more detailed disclosures of Level 3 inputs. The impact of the adoption of this portion of the standard will require expanded disclosures in our 2011 consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

  Interest rate risk

        Our indebtedness consists of both fixed and variable rate debt facilities. The interest rate on our Senior Secured Credit Facility is the higher of (i) 6.0% ("Floor") or (ii) an elected LIBOR plus a margin of 4.5% less the impact of the interest rate cap agreement that limits our exposure on the elected LIBOR to 3.0% on a notional amount of $155.0 million. As of December 28, 2010 and March 22, 2011, the LIBOR rate was 0.3%; therefore, our interest rate was the Floor. The LIBOR rate would have to exceed 1.5% to overcome the Floor. As of December 28, 2010 and March 22, 2011, our variable rate debt consisted of $36.0 million of mortgage notes, which carry variable interest rates based on the 30-day LIBOR plus a specified margin. A hypothetical 0.50% increase in LIBOR rates applicable to borrowings under our variable rate debt instruments would result in an estimated increase of $0.2 million per year of interest expense.

  Foreign currency exchange risk

        Our investments in foreign economies includes three golf properties in Mexico and one business club in China. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our financial results. We translate the value of foreign currency denominated amounts into U.S. dollars and we report our consolidated financial results of operations in U.S. dollars. Because the value of the U.S. dollar fluctuates relative to other currencies, revenues that we generate or expenses that we incur in other currencies could significantly increase or decrease our revenues or expenses as reported in U.S. dollars. Total foreign currency denominated revenues comprised approximately 1.1% and 2.1% of our consolidated revenues for the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011, respectively. Total foreign currency denominated expenses comprised approximately 1.3% and 0.4% of our consolidated expenses for such periods, respectively.

        Fluctuations in the value of the U.S. dollar relative to other currencies could also significantly increase or decrease foreign currency transaction gains and losses which are reflected as a component of club operating costs. Total foreign currency transaction losses for the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011 were $0.1 million and $1.1 million, respectively.

 BUSINESS

Overview

        We are one of the largest owners and managers of private golf, country, business, sports and alumni clubs in North America, with a network of clubs that includes over 146,000 memberships and 350,000 individual members. As of March 22, 2011, we owned or operated 98 golf and country clubs and 53 business, sports and alumni clubs in 25 states, the District of Columbia, and two foreign countries. We position our clubs to provide our members with comprehensive facilities and programs, as well as sports and social interactions, which provide a focal point for the local community. We believe that our expansive network of clubs and our focus on facilities, recreation and social programming enhances our ability to attract members across a number of demographic groups. Most importantly, our clubs' offerings are designed to appeal to the entire family, resulting in member loyalty which we believe translates financially into a more economically resilient leisure product and allows us a greater ability to capture discretionary leisure spending than traditional clubs. A significant percentage of our revenues are derived from membership dues, which provides a stable recurring revenue base. Furthermore, the geographic diversity of our clubs, limits the impact of adverse regional weather patterns and economic conditions.

        Our portfolio of golf properties includes a broad offering of clubs designed to appeal to a diverse membership base but with a specific focus on the mass affluent market segment, which we define as households with annual income of $75,000 or greater. These clubs include marquee world-renowned golf clubs, such as the Firestone Country Club in Akron, Ohio (site of the World Golf Championships—Bridgestone Invitational) and Mission Hills Country Club in Rancho Mirage, California (home of the Kraft Nabisco Championship). In addition to the clubs mentioned above, we own established regional and local private golf and country clubs that we believe are conveniently located to our members. These include clubs in urban and suburban locations, such as Gleneagles Country Club (over 1,600 members as of March 22, 2011) outside of Dallas, Texas, and Coto de Caza Golf & Racquet Club (over 1,800 members as of March 22, 2011) in Orange County, California. We also own and manage well known business, sports and alumni clubs, such as the Boston College Club in Boston, Massachusetts, the Metropolitan Club in Chicago, Illinois, the City Club of Washington in Washington, D.C., and the University of Texas Club in Austin, Texas. Our alumni clubs are associated with universities with significant alumni networks, and are designed to provide a connection between the university and its alumni and faculty. Our business clubs are generally located in office towers or business complexes and cater to business executives, professionals and entrepreneurs with a need to meet, network and socialize in a private, upscale location. Our sports clubs include a variety of fitness and racquet facilities. In addition, we offer a network of products, services and amenities through membership upgrades that provide access to our extensive network of clubs and leverage our alliances with other clubs, facilities and properties. For example, for incremental monthly dues our reciprocal access program allows our members to have access to clubs in certain geographical areas, which is arranged by our in-house travel concierge.

        Founded in 1957 with one country club in Dallas, Texas, we were one of the first companies to enter into the professional ownership and operation of golf and country club businesses. In 1966, we established our first business club on the belief that we could profitably expand our operations by delivering quality service and focusing on member satisfaction in a related line of business. In 1999, having reached a critical mass, we began selling various upgrade programs that offer participating members reciprocal access to virtually all of our clubs, providing our members more choices for a wide variety of products, services and amenities. As of March 22, 2011, over 38% of our members take advantage of one or more of our membership upgrade programs, that offer participating members access to virtually all of our clubs and other clubs, facilities and properties through usage arrangements, for incremental monthly dues, a key element of ClubCorp's business strategy. We remained family owned until December 2006, when we were acquired for $1.6 billion by affiliates of KSL, a private equity firm specializing in travel and leisure businesses.

        Our operations are organized into two principal business segments: (1) golf and country clubs, which accounted for 75.0% of consolidated operating revenues for the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011 and (2) business, sports and alumni clubs, which accounted for 25.0% of consolidated operating revenues for the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011.

        The following charts provide a breakdown of consolidated operating revenues from continuing operations for 2010 by type and by region:

Consolidated Revenue by Type	Consolidated Revenue by Region

        The golf industry is a highly fragmented competitive landscape with approximately 4,300 private golf clubs in the United States, and just 12.0% of which were under corporate management according to the National Golf Foundation. The top 11 golf management companies, including ClubCorp, own or manage just 280 golf clubs, or 6.6% of all private golf clubs. We believe that there are just four companies that each own or operate more than 25 private golf and country clubs in the United States. In addition, based on statistics provided by the National Golf Foundation, we believe we are the largest owner and manager of private golf clubs, with nearly twice as many private golf clubs as our closest competitor.

        As one of the largest owners of private clubs in the United States, we enjoy substantial economies of scale in management, marketing and purchasing over member owned and individual private clubs. For example, we are a member of a purchasing cooperative of hospitality companies, which allows us to better control costs associated with operating our clubs. We also publish our own award-winning quarterly lifestyle magazine, Private Clubs, which we use to showcase our facilities, our strategic products and services, marketing relationships and other content that is relevant to our members. We are able to pass along to our members the value derived from these economies of scale in the form of professional management, lower costs, access to multiple clubs and greater amenities and benefits of membership. We believe this helps to further drive membership retention and growth.

Competitive Strengths

        We became a leader in the private club industry by following our commitment to quality of service and focus on member satisfaction, as well as by taking advantage of a variety of organic growth opportunities, including the implementation of network offerings of products, services and amenities, and external growth opportunities, such as through the acquisition and rehabilitation of underperforming clubs. We intend to maintain our leadership position by continuing to capitalize on the following competitive strengths:

  •
  Strong and Diverse Network of Clubs.  We believe we have a diverse portfolio of clubs anchored by marquee assets and complimented by local clubs woven into the community of our members. Additionally, a majority of our clubs are protected from new competition due to their location in densely populated areas where land of sufficient size to develop competing clubs is unavailable or prohibitively expensive. As of March 22, 2011, we had 151 facilities in 25 states, Washington D.C. and two foreign countries, with strategic concentrations in strong golf markets and major metropolitan areas. As a result of this size and geographic diversity, our operating revenues and cash flows are not reliant on any one property. Our most significant country club facility, Firestone Country Club, accounted for 3.0% of our consolidated operating revenues and our 10 largest clubs accounted for 23.2% of our consolidated operating revenues for the fiscal year ended December 28, 2010. The breadth of our portfolio of facilities and the broad geographic distribution of our operations limits the impact of adverse regional weather patterns and fluctuations in regional economic conditions.

    Our expansive network of clubs allows us to provide members with product diversity by offering a range of high-end to entry-level clubs. Product diversity and the ability for members to access our clubs on a national level by participating in one of our membership upgrade programs, makes the club experience available to and affordable for, a variety of individuals within the mass affluent market that we target. We believe our policy of not assessing members additional dues to fund capital expenditure projects provides our members greater certainty as to the financial commitment to our clubs and enhances our membership retention.

    Our extensive network of clubs and alliances with other clubs, facilities and properties also allow us to provide numerous services and amenities to our members that may not be available from individual privately owned clubs that do not have such alliances. Over 38.0% of our members take advantage of one or more of our membership upgrade programs, which provide access to our network of clubs and other clubs, facilities and properties for incremental monthly dues. The benefits of these programs extend beyond our clubs. Including our clubs, we have arranged for access privileges with over 150 country clubs for golf and over 65 business clubs for dining, all for the benefit of our members. We have also established arrangements with restaurants such as Emeril Lagasse and The Capital Grille, resorts such as Barton Creek Resort & Spa and The Homestead, and hotels such as The Ritz-Carlton, Hyatt, and numerous other alliances that provide additional products, services and amenities to our members further enhancing the value proposition for our members. We make reservations within our network of clubs and other properties convenient for members by providing an in-house travel concierge (ClubLine), and by offering access to an inventory of VIP tickets through our own web portal (TicketLine).

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  Marquee Collection of Assets.  We believe that we have assembled a portfolio of some of the best known golf and business clubs across the United States and that these properties help distinguish us from our competitors. Examples of our clubs include iconic assets, such as Firestone Country Club in Akron, Ohio (site of the World Golf Championships—Bridgestone Invitational) and Mission Hills Country Club in Rancho Mirage, California (current home of the Kraft Nabisco Championship) and well known business, sports and alumni clubs, such as Boston College Club in Boston, Massachusetts, the Metropolitan Club in Chicago, Illinois, the City Club of Washington in Washington, D.C., and the University of Texas Club in Austin, Texas.

    Many of our country clubs are located in densely populated areas where land use and other regulatory limitations or the ability to acquire land of sufficient size to develop a new country club or golf facility makes creating a new club impractical or prohibitively expensive. For example, Morgan Run Club & Resort, in the San Diego, California metropolitan area, was established in 1968, and Braemer Country Club, in the Los Angeles, California metropolitan area, was established in 1961. We believe our clubs are among the top private golf clubs within our respective submarkets based on the quality of our facilities, breadth of our amenities and consistent high quality programs and events. Additionally, we have invested over $255.0 million of capital since 2007 on new family water recreation facilities, fitness centers, clubhouses and complete renovations at a number of our clubs. These strategic capital investments have been targeted at maintaining the attraction and relevance of our clubs and cater to the evolving needs of current and prospective members.

    We are the fee simple real estate owners for 75 of our 98 golf and country clubs, which we believe enhances our ability to maximize the value of our clubs and business. By owning the real estate underlying our clubs, we have been able to implement capital plans as we see fit and generate returns on our investments. In addition, past real estate market conditions have permitted us to sell a portion of our real estate while maintaining the full function and attractiveness of our clubs. For example, in 2005 at the Aliso Viejo Golf Club in Aliso Viejo, California, we sold 9 holes and a driving range as raw land to Shea Homes for net proceeds of approximately $85 million to be developed as a single family community of 502 homes. We redeveloped the remaining 18 holes of the Aliso Viejo Golf Club into a private country club, which we completed in 2008.

    Furthermore, our business, sports and alumni clubs are typically viewed as an attractive amenity of the office tower, business park or stadium in which we operate. This dynamic facilitates our ability to procure attractive lease terms and obtain investment from our landlords. In 2010, we negotiated a lease modification in connection with the relocation of the Commerce Club in the same building located in Atlanta, Georgia whereby the landlord provided $2.3 million in tenant improvement contributions towards approximately $6.5 million in design and construction.

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  Large Membership Base with Attractive Member Demographics.  Our large base of memberships creates a significant recurring revenue stream. Over the past ten years, our membership base has averaged approximately 163,000 memberships, and as of March 22, 2011, our membership count included over 146,000 memberships, including members of all owned and managed clubs. While membership count stands at a 10 year low and approximately 13.4% below peak 2006 levels, our membership count has proven resilient despite the recent economic downturn and provides us with a growth opportunity as general economic conditions continue to stabilize. For the fiscal year ended December 28, 2010, membership dues were $330.5 million, representing 47.4% of our consolidated operating revenues. For the fiscal year ended December 28, 2010, our membership retention was 82.8% in golf and country clubs and 75.8% in business, sports and alumni clubs for a blended average total company retention rate of 79.4%.

        The following chart shows our membership count and retention rate for the past ten years for continuing operations as of March 22, 2010.

ClubCorp Long Term Membership Count and Retention Level

Note: Membership as of December 28, 2010 was 146,561 and retention for the fiscal year ended December 28, 2010 was 79.4%. Membership as of March 22, 2011 was 146,699.

    In addition, we believe our members represent a highly attractive captive customer base for the goods and services delivered at our clubs. According to our own 2010 data, the average member visits one of our clubs 25 times per year with average revenue of $3,300 annually per membership, including dues, and, specifically, the average golf member visits one of our clubs 40 times per year with average revenue of $4,700 annually per membership, including dues. We believe the combination of the financial resources of our members and the sense of belonging fostered by our focus on member satisfaction drives loyalty and frequent use of our clubs and lessens our sensitivity to adverse economic conditions.

    We believe the strength and resiliency of our membership base is driven by (1) the integral role our clubs play in the social lives and community of our members, (2) the financial commitments made by our members through initiation payments and (3) our no-assessment policy, which provide our members with greater certainty as to the financial commitment to our clubs.

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  Host of High Profile Golf Events and Winner of National Accolades.  Each year, we host a number of high profile events and win numerous local and national awards which generate substantial publicity and help drive new membership and club utilization. In 2010, we hosted four nationally recognized golf tournaments affiliated with the PGA Tour, the LPGA Tour, the Champions Tour, and the R&A Group, which organizes and stages The Open Championship, golf's oldest major. We believe we have established a strong working relationship with these golf organizations. Tournaments hosted by us during 2010 include the Bridgestone Invitational at Firestone Country Club, the Kraft Nabisco Championship at Mission Hills Country Club, the Triton Financial Classic at the Hills Country Club at Lakeway and the British Open qualifier at Gleneagles Country Club. Our clubs perennially appear on national and local "best of" lists for golf, tennis and dining. In 2010, Firestone Country Club ranked 11th on the Golf World Readers' Choice Awards—Top 50 Private Clubs, Diamante Golf Club ranked 38th on America's 50 Toughest Golf Courses, and Southern Trace Country Club, the Hills Country Club at Lakeway and Diamante Golf Club were each named in their respective states to the Golf Digest "Best by State" rankings.

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  Experienced Management Team.  We believe we have some of the most experienced and dedicated professional managers and executives in the private club industry. As of the date of this prospectus, our eight executive officers had a combined 190 years of related career experience, including 148 years of hospitality and club specific experience. In addition, we have attracted and retained qualified, dedicated managers for our clubs. As of March 22, 2011, our club general managers had an average of 10 years of service with us, collectively operated an aggregate of over 2,300 holes of golf and managed approximately 1.6 million square feet of business clubs, which combined hosted over 87,000 corporate and social banquet and catering events as well as over 4,700 organized golf outings in the fiscal year ended December 28, 2010.

    ClubCorp benefits from having a sector-focused Sponsor with long-term operating experience. Specifically, KSL invests primarily in travel and leisure businesses, an area in which the members of its investment team have specialized for over twenty years.

Business Strategy

        Fundamental to ClubCorp's business is the belief that private clubs represent a significant business opportunity for a company to apply professional sales and management skills with the dedication to personal service necessary to attract and retain members. Our principal objective is to maximize our revenues and profitability by providing a superior delivery of high quality club and golf experiences to our members and guests. To achieve this objective, we intend to continue to:

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  Grow Membership Enrollment and Increase Facility Usage.  We believe that providing our members and their guests with a high-quality and personalized experience will increase demand for our facilities and services and allow us to add new memberships. As of March 22, 2011, our golf and country club memberships were at 72.3% of golf member capacity across our portfolio of properties, which means that we have significant capacity to add additional golf memberships at most of our facilities. Given the breadth of our network in many areas, we are able to offer memberships that provide access to multiple facilities and accordingly can operate at capacity while still providing superior service. In addition, most of our golf and country clubs offer social memberships with access to our dining facilities, member programming, social events, and fitness facilities which are not capped by the golf course capacity constraints. Finally, our business, sports and alumni clubs do not generally have strict capacity constraints and we believe that we have the ability to add a significant number of additional members to many of these facilities.

    We continually review our membership base, leading to a better understanding of our membership demographics and psychographics and allowing us to better target member prospects. We are currently undertaking a number of initiatives to grow our membership base, including membership programming initiatives aimed at certain underrepresented demographic groups at our clubs, such as executive women and young executives. Since its inception in April 2009, we have added over 2,700 members under the age of 40 to our clubs in Dallas and Houston by creating a young executive membership program with features such as multiple club access, professional networking events and discounted initiation payments and dues, designed especially for that age group. We believe that we have the experience and management skills necessary to continue to increase the utilization of our facilities while maintaining member satisfaction levels.

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  Leverage Our Existing Customer Base by Cross-Selling Our Products and Services to Existing Members and Guests. We believe that there are significant opportunities to increase operating revenues by marketing our interrelated products and innovative programs to our existing members. The membership upgrade programs that we began offering in 1999 are purchased by over 38% of our members as of March 22, 2011. We have recently begun to bundle additional products together, allowing our members to benefit from our network of clubs while at the same time receiving significant benefits at their home club. These programs are designed to increase our recurring monthly revenues while at the same time providing a very significant value proposition to our members to drive increased usage of our facilities.

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  Distinguish and Market Our Properties and Company Brand Names.  We believe that many of our country clubs, such as Firestone, offer members an experience that combines world class golf facilities and dining opportunities, in an attractive and desirable setting. We seek to develop and accentuate the desirable aspects of our country clubs in order to attract new members and retain existing members, encourage group guests to return individually and increase rates charged for our services and amenities. Key elements of our strategy include making our properties more family friendly through the addition of family water recreation facilities, fitness centers, contemporary and casual dining venues and youth programming. Additionally, our extensive network of business, sports and alumni clubs provides our members access to a network of other civic and business leaders and our clubs endeavor to host high profile social and civic events in order to become central to the business and civic life of the community in which they operate.

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  Profit From Previous Significant Capital Expenditure Projects.  Since the beginning of fiscal year 2007, we have invested over $255.0 million in our continuing operations, or 8.2% of our total consolidated operating revenues, to complete significant expansion and replacement projects at many of our facilities, including the addition of a family water recreation facility and fitness center at The Clubs of Kingwood at Kingwood in Houston, Texas, the addition of a new fitness center at Morgan Run Club & Resort in Rancho Santa Fe, California, the redevelopment from daily-fee into a private club of Aliso Viejo Golf Club in Aliso Viejo, California, and the complete renovation of the Buckhead Club in Atlanta, Georgia, the Mid-America Club in Chicago, Illinois, the Tower Club in Dallas, Texas and the University Club atop Symphony Towers in San Diego, California, the Commerce Club in Atlanta, Georgia, and the Citrus Club in Orlando, Florida. As of December 28, 2010, we were also in the process of completing renovations at Braemar Country Club in Los Angeles, California. We believe that there are additional opportunities to increase revenues and generate a positive return on investment through additional expansion and replacement projects at a number of our other facilities.

    The capital investments made to our Houston, Texas area clubs, the Clubs of Kingwood at Deerwood and the Clubs of Kingwood at Kingwood, which are collectively known as The Clubs of Kingwood, demonstrate how we are profiting from previous capital expenditure projects. Over an 18 month period of time spanning all of 2007 through mid-2008, we invested approximately $9.9 million to build and furnish an approximately 17,700 square foot fitness center and a family water recreation facility with pools and slides. Despite the ongoing economic recession in the Houston market, The Clubs of Kingwood has improved operating performance significantly compared to pre-construction levels, increasing revenue by 10.7%, from year-end 2006 through the fiscal year ended December 28, 2010.

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  Focus on Selected Acquisitions and Opportunities to Expand our Business.  We continually evaluate opportunities to expand our business through select acquisitions of attractive properties. In addition, we regularly evaluate joint ventures and management agreements, which allow us to expand our operations and potential revenues base without making substantial capital expenditures. We believe that the fragmented nature of the private club industry presents significant opportunities for us to grow our operations by leveraging our operational expertise and platform. We also believe that the current U.S. economic downturn and the financial difficulties this is causing for many member-owned and individually owned clubs and developers is presenting us with numerous attractive and complementary acquisition opportunities at compelling valuations. When we do make strategic acquisitions, we do so only after a rigorous evaluation to satisfy ourselves that we can add value given our external growth experience, facility assessment capabilities and economies of scale. For example, we recently acquired the Country Club of the South outside of Atlanta, Georgia out of foreclosure for approximately $7.4 million, or less than one-third of replacement cost.

Industry Trends

        We primarily operate private golf and country clubs, for which we believe demand is generally more resilient to economic cycles than public golf facilities and other hospitality assets.

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  Golf Industry Trends.  The golf industry is characterized by varied ownership structures, including properties owned by corporations, member equityholders, developers, municipalities and others. Reports prepared by the National Golf Foundation show that during the 1990s, the industry suffered an overbuilding of public golf facilities. According to the National Golf Foundation, over 3,160 public golf facilities opened during the 1990s, increasing the supply of public golf by 39%. Not coincidentally, according to information provided by the National Golf Foundation, the influx of public golf caused the closure or conversion of 520 private clubs, or 11% of the private clubs supply, during the 1990s. During the 2000s, growth slowed as the industry struggled to absorb the new supply. From 2000 through 2010, National Golf Foundation data shows that a net 431 public golf facilities have been added to U.S. golf supply and a net 28 private golf clubs have been closed, translating to 0.4% and -0.1% compound annual growth rates, respectively. At year end 2010, based on a count by the National Golf Foundation, total U.S. golf supply stood at 15,890 facilities comprised of 4,262 private golf clubs and 11,628 public facilities.

    The National Golf Foundation data shows that, since 2006, total golf facility supply has declined, which indicates that the industry is still overcoming a supply and demand imbalance caused by a dramatic increase in the number of facilities in the 1990s. According to the National Golf Foundation, 2010 represented the fifth consecutive year in which total facility closures outnumbered openings with 75 net 18-hole equivalent golf facility closures. Private golf facilities, however, have not seen the same rate of facility closures. According to the National Golf Foundation, private golf facility openings have outnumbered closures every year except 2009 and 2010, which only saw net closures of two 18-hole equivalent golf facility closures each year. This combined with public golf facility net closures in 2006 through 2010 creates attractive supply/demand dynamics for private golf facilities.

Number of Golf Clubs

Source: National Golf Foundation

Domestic Total Net Course Openings	Private Golf Facility Net Course Openings

Source: National Golf Foundation	Source: National Golf Foundation
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  Attractive Demographic Trends.  According to data contained in a publication by the National Golf Foundation, the typical private club member is 55 years old with a $124,000 annual household income; whereas, the typical public golfer is 47 years old with a $94,600 annual household income. Furthermore, survey data, provided by the National Golf Foundation, of qualified private club prospects (households that have expressed a high level of interest in club membership, have annual incomes over $100,000, and are between 30 and 60 years old) indicate a demographic profile of 45 years old with a $142,600 annual household income. The National Golf Foundation concludes the pipeline of qualified member prospects looks a lot like current members, but they are somewhat younger and more affluent. What they lack is time-based on the National Golf Foundation statistics they currently play half as many rounds of golf per year than current members play—and as they shift from peak career towards retirement, the lifestyle afforded by a private club membership appears highly relevant. In response to the younger age of our prospective members, we have invested in family amenities that broaden the appeal of our clubs. Additionally, we believe core and avid golfers, which according to the National Golf Foundation comprise 57.0% of all golfers and contribute to 94.0% of annual golf spend, are more likely to become private club members. As a result, private golf clubs have an average golf member spend per year of $2,057 versus $634 for public clubs according to National Golf Foundation statistics.

 Spend per Golfer

Source: National Golf Foundation

    We believe that the golf industry overall will benefit as baby boomers (individuals born between 1946 and 1964) enter the peak leisure phase of their lives. According to publications by the National Golf Foundation, the private golf club industry captures a more affluent segment of baby boomers than the industry as a whole. Members of the baby-boomer generation are currently in transition from their professional peak earning years and will soon begin retiring at an unprecedented rate with the first wave of baby boomers reaching the age of 65 in 2011. According to the U.S. Census Bureau, there will be a projected 18% increase in the U.S. population aged 55 to 64 from 2010 through 2020. Data from the Congressional Budget Office and Federal Reserve indicate that baby-boomer households own more than 50 percent of the value of all outstanding financial assets in the U.S. financial market. As a result, the aging of the baby-boomer generation also has potentially favorable implications for the golf industry as the greatest number of rounds played occurs in the 65 and over age category of golfers, based on data collected by the National Golf Foundation.

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  Relative Out-Performance During the Recession and Long-Term Trends.  The golf sector has outperformed other travel and leisure sectors during the last economic downturn and trends remain positive. Specifically, golf rounds from peak-to-trough (2006 - 2010) saw a decline of 5.2% compared to U.S. hotel room occupancy declines of 9.1% (2006 - 2010) according to industry publications by the National Golf Foundation and Smith Travel Research. The National Golf Foundation reports that golf rounds in the United States grew from approximately 451 million in 1990 to a peak of 518 million in 2000 and since 2003, golf rounds have stabilized, averaging approximately 493 million per year.

Total US Golf Industry Rounds per Year (MMs)

Source: National Golf Foundation

Our Business Model

        Our extensive network of clubs allows us to provide numerous value-added services and amenities to our members that are not available from individual privately-owned clubs. For example, we offer our members, generally for incremental monthly dues, various reciprocity programs whereby members can use certain of the other clubs we own and other clubs with which we have usage arrangements. In addition, we have established arrangements with world-renowned restaurants, hotels, resorts, retailers and other alliances that provide other benefits, further enhancing the value proposition for our members.

        Our policy of not assessing our members for capital improvements together with our network of properties, facilities and products significantly differentiates us from member equity-owned golf country clubs who may rely on such assessments and gives our members a high level of certainty over the potential expenditures they could otherwise encounter as a club member, which we believe makes our members more comfortable joining one of our clubs.

  Membership Initiation Payments and Dues

        The private club industry generally requires members to pay an upfront fee to join and then pay recurring dues on a periodic (generally monthly) basis. In non-member-owned clubs, these payments typically come in two forms: initiation fees and initiation deposits. Initiation deposits, which are typically limited to our more prestigious golf clubs, are generally refundable after a specified period of years. Initiation fees, which are typical in our business clubs and mid-market golf clubs, are generally nonrefundable. However, the memberships associated with these initiation payments may be transferable. Transferable membership types typically allow a resigning member to essentially sell his membership, through the club, to a new member in exchange for receiving a portion of the initiation payment paid by the new member, not to exceed the initiation payment originally paid by the resigning member. Membership initiation payments depend both on the type of club, its location and its competition, and can range from a few hundred dollars to tens of thousands of dollars. Membership dues payments are typically received on a monthly basis, which provides a relatively stable and recurring source of revenue for us. Approximately 47.4% and 52.2% of our revenues came in the form of membership dues in the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011, respectively. Approximately 1.5% and 1.9% of our revenues came in the form of the amortization of upfront membership initiation payments in the fiscal year ended December 28, 2010 and the twelve weeks ended March 22, 2011, respectively.

  Reciprocal Privileges

        We offer a network of products, services and amenities through membership upgrades that provide access to our extensive network of clubs and leverages our alliances with other clubs, facilities and properties. For example, for incremental monthly dues, our reciprocal access program allows our members to have access to clubs in certain geographical areas, which is arranged by our in-house travel concierge. These programs are not limited to clubs owned and operated by us, and we enter into usage arrangements with other clubs both domestically and internationally.

  Additional Products and Services

        We have also established arrangements with restaurants, such as Emeril Lagasse and The Capital Grille, resorts such as Barton Creek Resort & Spa and The Homestead, and hotels such as The Ritz-Carlton, Hyatt, and numerous other alliances that provide additional benefits, including discounts, upgrades and complimentary items or services, to our members. We make reservations within our network of clubs and other properties convenient for members by providing an in-house travel concierge (ClubLine), and by offering access to an inventory of VIP tickets through our own web portal (TicketLine).

  Discretionary Spending

        We believe our clubs' offerings are appealing to the entire family of our members, resulting in member loyalty and which translates into greater ability to capture discretionary leisure spending than traditional clubs. Certain of our clubs offer tennis facilities in which we may earn court fees, spas and food and beverage outlets where we earn ancillary revenues as well as extensive programming such as kids camps, swim teams, golf or tennis lessons, where members further utilize our facilities. We believe a greater product offering, when appropriate for the marketplace, enhances the members' ability to utilize the club and appeals to broader family members and therefore creates greater value to the membership.

  Economies of Scale

        Our size provides significant economies of scale across our portfolio. In March 2001, we participated in the formation of a purchasing cooperative of hospitality companies, which allows us to better control costs associated with operating our clubs. We are also able to provide centralized sales and marketing expertise, capital expenditure oversight, a national golf cart leasing program, and golf course maintenance oversight, including a national agronomist who assists in the maintenance of our golf courses and provides expertise in chemical usage and water management.

Our Business Segments

        Our operations are organized into two principal business segments: (1) golf and country clubs and (2) business, sports and alumni clubs.

  Golf and Country Club Facilities Segment

        Our portfolio of 98 golf and country club facilities is comprised of 77 private golf and country clubs and 14 semi-private golf clubs with a combined total of approximately 80,000 memberships as of March 22, 2011, and seven public golf facilities.

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  Our 77 private golf and country clubs provide one or more golf courses and a number of the following: driving ranges, practice facilities, dining rooms, lounge areas, meeting rooms, grills, ballrooms, fitness centers, tennis courts, swimming pools and pro shops. Our private country clubs include, but are not limited to, Firestone Country Club in Akron, Ohio, Mission Hills Country Club in Rancho Mirage, California, Indian Wells Country Clubs in Indian Wells, California and Gleneagles Country Club in Plano, Texas.

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  Our 21 other golf clubs (semi-private and public) offer both private and public play, driving ranges and food and beverage concessions. Many of our semi-private clubs also provide some or all of the additional amenities provided by our private clubs. Our semi-private and public clubs include, but are not limited to, Nags Head Golf Links in North Carolina, Golden Bear Golf Club at Indigo Run in South Carolina and two "Bear's Best" public courses in Nevada and Georgia, which feature replicas of many of the most famous Jack Nicklaus-designed golf holes from clubs around the world.

        Operating revenues for our country club and golf facilities segment consist primarily of membership revenues (comprised primarily of membership dues and, to a lesser extent, initiation payments), golf revenues (comprised mainly of cart rental fees and greens fees for guests of members, public play and outings (e.g., tournaments and charity fundraisers)) and food and beverage sales (comprised of a la carte dining and private events). We have focused our operations in this segment on private and semi-private clubs because of our expertise in managing membership-based facilities, the relative competitive position of such clubs as compared to public courses and the general stability of recurring membership dues. For the fiscal year ended December 28, 2010, our country club and golf facilities segment generated consolidated operating revenues of $523.8 million, representing approximately 75.0% of our total consolidated operating revenues. For the twelve weeks ended March 22, 2011, our country club and golf facilities segment generated consolidated operating revenues of $108.0 million, representing approximately 75.0% of our total consolidated operating revenues.

  Business, Sports and Alumni Clubs Segment

        Our portfolio of 53 business, sports and alumni clubs is comprised of 32 business clubs, 15 business and sports clubs and 6 alumni clubs, with a combined total of approximately 67,000 memberships as of March 22, 2011. Each of our business clubs includes dining rooms, bar areas, private meeting rooms, and media and telecommunications equipment providing a technologically-enabled work area. We have recently embarked on a renovation program for our business clubs to strategically design and meet the varying needs of four distinct member personas: the "Power Host," the "Active Connector," the "Office Away Member" and the "Comfort Seeker." The Power Host is primarily satisfied by our fine dining rooms and private event spaces; the Active Connector is primarily satisfied by our business networking and charitable programs; the Office Away Member is primarily satisfied by our business services, flexible work areas, and small conference rooms; and the Comfort Seeking Member is primarily satisfied by our anytime lounge, creative casual cuisine, and fun elements such as 103-inch plasma televisions installed in some of our media rooms. In addition, our 15 business and sports clubs combine the ambiance and amenities of our business clubs with the facilities of premier sports clubs, providing an array of facilities which may include racquetball, squash, tennis and basketball courts, jogging tracks, exercise areas, free-weights, weight machines, aerobic studios, or swimming pools. We have partnerships with six leading universities to offer alumni clubs in a variety of on-campus, in-stadium, or city center locations. Our business, sports and alumni clubs are located in 16 of the top 25 Metropolitan Statistical Areas, including, but not limited to, the City Club on Bunker Hill in Los Angeles, The Metropolitan Club in Chicago, the Columbia Tower Club in Seattle, the City Club of Washington DC, the Buckhead Club in Atlanta and the Boston College Club in Boston. Operating revenues for our business, sports and alumni clubs segment consist primarily of monthly membership dues and food and beverage sales. For the fiscal year ended December 28, 2010, our business, sports and alumni clubs segment generated consolidated operating revenues of $175.8 million, representing approximately 25.0% of our total consolidated operating revenues. For the twelve weeks ended March 22, 2011, our business, sports and alumni clubs segment generated consolidated operating revenues of $38.1 million, representing approximately 25.0% of our total consolidated operating revenues.

Sales and Marketing

        We promote our clubs through extensive marketing and sales programs, which include direct marketing to targeted audiences, promotional programs, print media advertising in lifestyle and industry publications, and marketing initiatives directed at attracting underrepresented groups at our clubs such as executive women and young executives. Additionally, we market directly to many of our members and guests through our websites and internet presence, including using social media outlets and individual club newsletters, which provide detailed information regarding our clubs. We also publish our own award-winning quarterly lifestyle magazine, Private Clubs, which we use to showcase our facilities, our strategic products and services, marketing relationships and other content that is relevant to our members.

        We also host a number of nationally recognized golf tournaments affiliated with, among others, the PGA Tour, the LPGA Tour, the Champions Tour and the R&A Group, which increase our market exposure. Tournaments hosted by us during 2010 include the Bridgestone Invitational at Firestone Country Club, the Kraft Nabisco Championship at Mission Hills Country Club, the Triton Financial Classic at the Hills Country Club at Lakeway and the British Open qualifier at Gleneagles Country Club. Our clubs perennially appear on national and local "best of" lists for golf, tennis and dining. In 2010, Firestone Country Club ranked 11th on the Golf World Readers' Choice Awards—Top 50 Private Clubs, Diamante Golf Club ranked 38th on America's 50 Toughest Golf Courses, and Southern Trace Country Club, the Hills Country Club at Lakeway and Diamante Golf Club were each named in their respective states to the Golf Digest "Best by State" rankings.

Properties

        As of March 22, 2011, our portfolio consists of 151 clubs located in 25 states, the District of Columbia, and two foreign countries. We own 77 clubs in fee simple, lease 46 business, sports and alumni clubs on long-term space leases, hold the leasehold interest in 13 golf and country clubs, hold joint venture partnerships in 7 clubs, and hold management contracts for 8 clubs.

        The following tables illustrate our clubs by location, type of club, and size either in terms of golf holes or square footage, respectively, for golf and country clubs or business, sports and alumni clubs.

Golf and Country Clubs Segment by Region	Type of Club	MSA / Market	State	Golf Holes
California Region
Aliso Viejo Golf Club	Private Country Club	Orange County	CA	18
Braemar Country Club	Private Country Club	Los Angeles	CA	36
Canyon Crest Country Club	Private Country Club	Riverside	CA	18
Coto De Caza Golf & Racquet Club	Private Country Club	Orange County	CA	36
Crow Canyon Country Club	Private Country Club	San Francisco	CA	18
Desert Falls Country Club	Private Country Club	Palm Springs	CA	18
Morgan Run Club & Resort	Private Country Club	San Diego	CA	27
Porter Valley Country Club	Private Country Club	Los Angeles	CA	18
Shadowridge Country Club	Private Country Club	San Diego	CA	18
Spring Valley Lake Country Club	Private Country Club	Victorville	CA	18
Airways Golf Club	Public Golf	Fresno	CA	18
Empire Ranch Golf Club	Public Golf	Sacramento	CA	18
Indian Wells Country Club	Private Country Club	Palm Springs	CA	36
Mission Hills Country Club	Private Country Club	Palm Springs	CA	54
Teal Bend Golf Club	Public Golf	Sacramento	CA	18
Turkey Creek Golf Club	Public Golf	Sacramento	CA	18
Granite Bay Golf Club	Private Country Club	Sacramento	CA	18

Golf and Country Clubs Segment by Region	Type of Club	MSA / Market	State	Golf Holes
Texas Region
April Sound Country Club	Private Country Club	Houston	TX	27
Bay Oaks Country Club	Private Country Club	Houston	TX	18
Brookhaven Country Club	Private Country Club	Dallas	TX	54
Canyon Creek Country Club	Private Country Club	Dallas	TX	18
The Club at Cimarron	Private Country Club	Mission	TX	18
Fair Oaks Ranch Golf & Country Club	Private Country Club	San Antonio	TX	36
The Club at Falcon Point	Private Country Club	Houston	TX	18
Gleneagles Country Club	Private Country Club	Dallas	TX	36
Hackberry Creek Country Club	Private Country Club	Dallas	TX	18
Hearthstone Country Club	Private Country Club	Houston	TX	27
The Clubs of Kingwood at Deerwood	Private Country Club	Houston	TX	18
The Clubs of Kingwood at Kingwood	Private Country Club	Houston	TX	72
Las Colinas Country Club	Private Country Club	Dallas	TX	18
Lost Creek Country Club	Private Country Club	Austin	TX	18
Oakmont Country Club	Private Country Club	Dallas	TX	18
Shady Valley Golf Club	Private Country Club	Dallas	TX	18
Stonebriar Country Club	Private Country Club	Dallas	TX	36
Stonebridge Country Club	Private Country Club	Dallas	TX	18
The Ranch Country Club at Stonebridge	Private Country Club	Dallas	TX	27
Lakeway Country Club	Semi-Private Golf Club	Austin	TX	36
Flintrock Golf Club at Lakeway	Private Country Club	Austin	TX	18
The Hills Country Club at Lakeway	Private Country Club	Austin	TX	18
Timarron Country Club	Private Country Club	Dallas	TX	18
Trophy Club Country Club	Private Country Club	Dallas	TX	36
Walnut Creek Country Club	Private Country Club	Dallas	TX	36
Wildflower Country Club	Private Country Club	Waco	TX	18
Willow Creek Golf Club	Private Country Club	Houston	TX	18
West Region
Anthem Golf & Country Club	Private Country Club	Phoenix	AZ	18
Ironwood Club at Anthem	Private Country Club	Phoenix	AZ	18
Gainey Ranch Golf Club	Private Country Club	Phoenix	AZ	27
Seville Golf & Country Club	Private Country Club	Phoenix	AZ	18
Aspen Glen Club	Private Country Club	Rocky Mountain	CO	18
Canyon Gate Country Club	Private Country Club	Las Vegas	NV	18
Bear's Best Las Vegas	Public Golf	Las Vegas	NV	18
Midwest Region
Knollwood Country Club	Private Country Club	South Bend	IN	36
Nicklaus Golf Club at LionsGate	Private Country Club	Kansas City	KS	18
Oak Pointe Country Club	Private Country Club	Detroit	MI	36
Firestone Country Club	Private Country Club	Akron	OH	63
Quail Hollow Country Club	Private Country Club	Cleveland	OH	36
Silver Lake Country Club	Private Country Club	Akron	OH	18

Golf and Country Clubs Segment by Region	Type of Club	MSA / Market	State	Golf Holes
Mid-Atlantic Region
Devils Ridge Golf Club	Private Country Club	Raleigh/Durham	NC	18
Lochmere Golf Club	Semi-Private Golf Club	Raleigh/Durham	NC	18
Nags Head Golf Club	Semi-Private Golf Club	Outer Banks	NC	18
Neuse Golf Club	Semi-Private Golf Club	Raleigh/Durham	NC	18
The Currituck Golf Club	Semi-Private Golf Club	Outer Banks	NC	18
Bluegrass Yacht & Country Club	Private Country Club	Nashville	TN	18
Greenbrier Country Club	Private Country Club	Norfolk	VA	18
Piedmont Club	Private Country Club	Washington, D.C.	VA	18
River Creek Club	Private Country Club	Washington, D.C.	VA	18
Stonehenge Golf & Country Club	Private Country Club	Richmond	VA	18
The Club at Viniterra	Private Country Club	Richmond	VA	18
Northeast Region
Ipswich Country Club	Private Country Club	Boston	MA	18
Diamond Run Golf Club	Private Country Club	Pittsburgh	PA	18
Treesdale Golf & Country Club	Private Country Club	Pittsburgh	PA	27
Southeast Region
Diamante Golf Club	Private Country Club	Hot Springs Village	AR	18
Countryside Country Club	Private Country Club	Tampa	FL	27
Debary Golf & Country Club	Semi-Private Golf Club	Orlando	FL	18
Deercreek Country Club	Private Country Club	Jacksonville	FL	18
East Lake Woodlands Country Club	Private Country Club	Clearwater	FL	36
Haile Plantation Golf & Country Club	Private Country Club	Gainesville	FL	18
Hunter's Green Country Club	Private Country Club	Tampa	FL	18
Monarch Country Club	Private Country Club	Palm Beaches	FL	18
Queens Harbour Yacht & Country Club	Semi-Private Golf Club	Jacksonville	FL	18
Tampa Palms Golf & Country Club	Private Country Club	Tampa	FL	18
Eagle Ridge Country Club	Semi-Private Golf Club	Gainesville	FL	36
The Preserve Golf Club	Public Golf	Gainesville	FL	18
Stone Creek Golf Club	Semi-Private Golf Club	Gainesville	FL	18
Country Club of Gwinnett	Semi-Private Golf Club	Atlanta	GA	18
Country Club of the South	Private Country Club	Atlanta	GA	18
Eagles Landing Country Club	Private Country Club	Atlanta	GA	27
Northwood Country Club	Private Country Club	Atlanta	GA	18
Bear's Best Atlanta	Public Golf	Atlanta	GA	18
Laurel Springs Golf Club	Private Country Club	Atlanta	GA	18
Southern Trace Country Club	Private Country Club	Shreveport	LA	18
Country Club of Hilton Head	Private Country Club	Hilton Head	SC	18
Golden Bear Golf Club at Indigo Run	Semi-Private Golf Club	Hilton Head	SC	18
The Golf Club at Indigo Run	Private Country Club	Hilton Head	SC	18
Woodside Plantation Country Club	Private Country Club	Augusta, GA	SC	45
International Region
Cozumel Country Club	Semi-Private Golf Club	International	Mexico	18
Vista Vallarta	Semi-Private Golf Club	International	Mexico	36
Marina Vallarta Club de Golf	Semi-Private Golf Club	International	Mexico	18

Total Golf & Country Clubs				2,304

Business, sports and alumni Clubs Segment by Region	Business Type	MSA / Market	State	Square Footage
California Region
City Club on Bunker Hill	Business Club	Los Angeles	CA	26,429
Center Club	Business Club	Orange County	CA	22,514
Silicon Valley Capital Club	Business/Sports Club	San Jose	CA	14,279
University Club atop Symphony Towers	Business Club	San Diego	CA	16,725
Texas Region
Greenspoint Club	Business/Sports Club	Houston	TX	38,950
Houston City Club	Business/Sports Club	Houston	TX	132,445
The Downtown Club at Met	Business/Sports Club	Houston	TX	105,450
The Downtown Club at Houston Center	Business/Sports Club	Houston	TX	55,000
The Downtown Club at Plaza	Business Club	Houston	TX	13,927
La Cima Club	Business Club	Dallas	TX	14,723
Plaza Club	Business Club	San Antonio	TX	17,469
Texas Tech University Club	Alumni Club	Lubbock	TX	20,000
Tower Club	Business Club	Dallas	TX	28,512
The University of Texas Club	Alumni Club	Austin	TX	33,872
Westlake Club	Business/Sports Club	Houston	TX	55,180
West Region
Columbia Tower Club	Business Club	Seattle	WA	24,882
Midwest Region
Metropolitan Club	Business/Sports Club	Chicago	IL	59,420
Mid-America Club	Business Club	Chicago	IL	42,143
Skyline Club	Business Club	Chicago	IN	16,382
Skyline Club	Business Club	Detroit	MI	13,000
Shoreby Club	Business/Sports Club	Cleveland	OH	20,700
Dayton Racquet Club	Business/Sports Club	Dayton	OH	28,291
The Club at Key Center	Business/Sports Club	Cleveland	OH	33,902
Le Club	Sports Club	Milwaukee	WI	127,000
Mid-Atlantic Region
City Club of Washington at Columbia Square	Business Club	Washington, D.C.	DC	15,640
City Club of Washington at Franklin Square	Business Club	Washington, D.C.	DC	12,320
Carolina Club	Alumni Club	Chapel Hill	NC	15,000
Capital City Club	Business Club	Raleigh/Durham	NC	17,969
Cardinal Club	Business Club	Raleigh/Durham	NC	21,812
Piedmont Club	Business Club	Winston-Salem	NC	13,236
Club LeConte	Business Club	Knoxville	TN	16,557
Crescent Club	Business Club	Memphis	TN	14,329
Tower Club Tysons Corner	Business Club	Vienna	VA	22,298
Town Point Club	Business Club	Norfolk	VA	18,253
Northeast Region
University of Massachusetts Club	Alumni Club	Boston	MA	18,500
Boston College Club	Alumni Club	Boston	MA	16,929
The Athletic & Swim Club at Equitable Center	Sports Club	New York City	NY	25,000
Pyramid Club	Business Club	Philadelphia	PA	20,139
Rivers Club	Business/Sports Club	Pittsburgh	PA	69,167

Business, sports and alumni Clubs Segment by Region	Business Type	MSA / Market	State	Square Footage
Southeast Region
Capital City Club	Business Club	Montgomery	AL	33,985
The Summit Club	Business Club	Birmingham	AL	19,382
University Center Club at Florida State University	Alumni Club	Tallahassee	FL	64,000
Centre Club	Business Club	Tampa	FL	14,139
Citrus Club	Business/Sports Club	Orlando	FL	25,899
Tower Club	Business Club	Ft. Lauderdale	FL	10,184
University Club	Business/Sports Club	Jacksonville	FL	29,638
Buckhead Club	Business Club	Atlanta	GA	18,000
The Commerce Club f/k/a 191 Club	Business Club	Atlanta	GA	15,550
University Club of Jackson	Business Club	Jackson	MS	14,619
Capital City Club	Business Club	Columbia	SC	20,339
Commerce Club	Business Club	Greenville	SC	15,550
Harbour Club	Business Club	Charleston	SC	17,978
International Region
Capital Club	Business Club	International	China	60,000

Total Business, Sports & Alumni Clubs				1,637,607

Competition

        We believe that we are one of only four companies that each own or operate more than 25 private clubs in the United States. According to the National Golf Foundation, as of December 2010 the U.S. Air Force Services Agency reports 37 private clubs, Troon Golf reports 31 private clubs and American Golf Corporation reports 27 private clubs. Therefore, we believe the majority of our competition is regionally or locally-based. For golf and country clubs, our competition includes other private clubs and public golf courses. According to the National Golf Foundation, as of December 2010, there are 15,890 golf courses in the United States, including 4,262 private golf courses and 11,628 public golf courses. The level of competition for any one of our clubs depends on its location and its proximity to other golf facilities relative to the locations of our members as well as the relative quality of our product offering. As our facilities are generally located within a residential community, the adjacent homeowners provide a natural membership base for many of our clubs. In several of our markets, such as California, Florida and Texas, our ownership of multiple facilities allows us to offer access to multiple clubs. While other operators have attempted to create their own access and benefit programs, given the number of our owned and operated clubs, we believe it will be difficult to create a competing product that has the scale or geographic diversity of our programs.

        Competition for our business, sports and alumni clubs is very dependent on the individual market, and the needs of the individual member. For members looking for a private dining experience, nearby restaurants are our primary competition. For members looking for places to conduct business, our competition includes other facilities that provide meeting space such as hotels and convention centers as well as places such as fast casual restaurants and coffee bars, where people can conveniently meet and conduct informal meetings and access the internet. For people looking for a place to hold a private party such as a wedding, our competition includes other catering facilities such as hotels.

Seasonality

        Golf club operations are seasonal in nature, with peak golf season beginning in mid-May and running through mid-September in most regions. While nearly all of our golf and country clubs experience at least some seasonality, due to the recurring nature of our year round dues income, seasonality has a muted impact on our overall performance as compared to daily fee and public golf facilities. We consider this to be one of the primary advantages of private club ownership as daily fee and public golf facilities do not have similar sources of year-round recurring revenue. Furthermore, the seasonality of revenues for many of our golf and country clubs is partially mitigated by their locations in regions with traditionally warmer climates such as California, Texas and Florida. In addition, our business, sports and alumni clubs are less seasonal in nature. Many of our golf and country clubs also offer other amenities such as dining, tennis, swimming and fitness facilities, which provide revenue streams that can be less affected by seasonality than our golf revenues.

Regulation

  Environmental, Health and Safety

        Our properties and operations are subject to a number of environmental laws. As a result, we may be required to incur costs to comply with the requirements of these laws, such as those relating to water resources, discharges to air, water and land; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by regulated materials. Under these and other environmental requirements we may be required to investigate and clean up hazardous or toxic substances or chemical releases from current or formerly owned or operated facilities. Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. We use certain substances and generate certain wastes that may be deemed hazardous or toxic under such laws, and we from time to time have incurred, and in the future may incur, costs related to cleaning up contamination resulting from historic uses of certain of our current or former properties or our treatment, storage or disposal of wastes at facilities owned by others. Our club facilities are also subject to risks associated with mold, asbestos and other indoor building contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing for our property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

        In addition, in order to improve, upgrade or expand some of our golf clubs we may be subject to environmental review under the National Environmental Policy Act and, for projects in California, the California Environmental Quality Act. Both acts require that a specified government agency study any proposal for potential environmental impacts and include in its analysis various alternatives. Our improvement proposals may not be approved or may be approved with modifications that substantially increase the cost or decrease the desirability of implementing the project.

        We are also subject to regulation by the United States Occupational Safety and Health Administration and similar health and safety laws in other jurisdictions. These regulations impact a number of aspects of operations, including golf course maintenance and food handling and preparation.

  Zoning and Land Use

        The ownership and management of our properties and facilities, as well as our re-development and expansion of clubs, subjects us to federal, state and local laws regulating zoning, land development, land use, building design and construction, and other real estate-related laws and regulations.

  Access

        Our facilities and operations are subject to the Americans with Disabilities Act of 1990, as amended (the "ADA"). The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that public facilities such as clubhouses and recreation areas be made accessible to people with disabilities. While we have in the past conducted limited reviews of our properties for compliance with ADA requirements and believe our properties and facilities to be substantially in compliance with applicable laws and regulations governing accessibility, we have not conducted an exhaustive audit or investigation of all of our properties to determine our compliance with the ADA. Noncompliance could result in imposition of fines or an award of damages to private litigants. Further, federal legislation or regulations may amend the ADA to impose more stringent requirements with which we would have to comply.

  Other

        We are also subject to various local, state, and federal laws, regulations and administrative practices affecting our business. We must comply with provisions regulating health and safety standards, equal employment, minimum wages, and licensing requirements and regulations for the sale of food and alcoholic beverages.

Employees

        As of March 22, 2011, we had approximately 12,200 employee partners, of which 300 are part of our corporate and regional staff, 8,700 are located at our golf and country clubs, and 3,200 are located at our business, sports and alumni clubs. Other than a small group of golf course maintenance staff at one of our clubs, all of our employees are non-union. We believe we have a good working relationship with our employees and have not experienced an interruption of business as a result of labor disputes.

Insurance

        We believe that our properties are covered by adequate fire, flood and property insurance, as well as commercial liability insurance with what we believe are commercially reasonable deductibles and limits for our industry. Changes in the insurance market over the past few years have increased the risk that affordable insurance may not be available to us in the future.

        While our management believes that our insurance coverage is adequate, if we were held liable for amounts and claims exceeding the limits of our insurance coverage or outside the scope of our insurance coverage, our business, results of operations and financial condition could be materially and adversely affected.

Intellectual Property

        We have registered, applied for the registration of or claim ownership of a variety of trade names, service marks, copyrights and trademarks for use in our business, including, but not limited to, Associate Club; Associate Clubs; Building Relationships and Enriching Lives; Call the Clubline; ClubCorp; ClubCorp Charity Classic; ClubCorp Advantage; ClubCorp Gold Advantage; ClubCorp Resorts; Club Corporation of America; ClubCorp Ultimate Advantage; Clubline; Club Resorts; Club Without Walls; Fastee Course; Private Clubs; The Society; The World Leader in Private Clubs; and Warm Welcomes, Magic Moments and Fond Farewells. While there can be no assurance that we can obtain registration for the marks, we are not currently aware of any facts that would negatively impact our continuing use of any of the above trade names, service marks or trademarks. We consider our intellectual property rights to be important to our business and actively defend and enforce them.

Legal Proceedings

        From time to time, we are involved in litigation that we believe is of the type common to companies engaged in our line of business, including commercial disputes, disputes with members regarding their membership agreements, employment issues and claims relating to personal injury and property damage. As of the date of this filing, we are not involved in any pending legal proceedings that we believe would likely have a material adverse effect on our financial condition, results of operations or cash flows.

 MANAGEMENT

Executive Officers and Directors

        The following table sets forth information about our executive officers and directors as of June 23, 2011.

Name	Age	Position
Eric L. Affeldt	53	President, Chief Executive Officer and Director
Curtis D. McClellan	44	Chief Financial Officer and Treasurer
Mark A. Burnett	46	Executive Vice President of Golf & Country Clubs
David B. Woodyard	53	Executive Vice President of Business & Sports Clubs
James K. Walters	49	Executive Vice President of Sales & Revenue
Blake S. Walker	46	Chief Acquisitions and Development Officer
Daniel T. Tilley	48	Chief Information Officer and Executive Vice President
Ingrid J. Keiser	51	General Counsel, Secretary and Executive Vice President of People Strategy
Martin J. Newburger	38	Director
Eric C. Resnick	38	Director
Michael S. Shannon	53	Chairman of the Board
Steven S. Siegel	48	Director

        Eric L. Affeldt has served as our Chief Executive Officer since December 2006 and as a director since 2006. Prior to joining us, he served as a principal of KSL Capital Partners, LLC. Mr. Affeldt also previously served as president and chief executive officer of KSL Fairways Golf Corporation from January 1995 to June 1998, vice president and general manager of Doral Golf Resort and Spa in Miami and the combined PGA West and La Quinta Resort and Club in California from June 1998 to June 2000 and was a founding partner of KSL Recreation Corporation. In addition, Mr. Affeldt was president of General Aviation Holdings, Inc. from January 2000 to March 2005. He is currently a national vice president of the Muscular Dystrophy Association, a member of the World Presidents' Organization, and also serves on the board of directors of Cedar Fair LP. He holds a B.A. in political science and religion from Claremont McKenna College. As a member of the Board of Directors, Mr. Affeldt contributes his knowledge of the resort and recreation industry, as well substantial experience developing corporate strategy and assessing emerging industry trends and business operations. Mr. Affeldt also brings his insight into the proper functioning and role of corporate boards of directors, gained through his years of service on various boards of directors.

        Curtis D. McClellan has served as our Chief Financial Officer and Treasurer since November 2008. Prior to that he served as vice president of finance and controller for FedEx Office and Print Services, Inc. from March 2003 to November 2008. Mr. McClellan has worked in a number of retail-oriented, multi-store companies, including Digital Generation Systems, Inc. from January 2002 to March 2003, GroceryWorks.com, LLC from May 2000 to December 2001, and Randall's Food Markets, Inc. from March 1991 to May 2000. He currently serves on the board of managers for Avendra, LLC. Mr. McClellan holds a B.S in accounting from Abilene Christian University and is a licensed CPA.

        Mark A. Burnett has served as our Executive Vice President of Golf & Country Clubs since December 2006. Prior to that he served as chief operating officer for American Golf Corporation from January 2000 to December 2004. Mr. Burnett previously served as president and chief executive officer from June 1998 to December 1999 and chief operating officer from September 1996 to June 1998 for KSL Fairways Golf Corporation, and as vice president of operations for Golf Enterprises, Inc. from January 1993 to August 1996. Mr. Burnett holds a B.S. in business management from Indiana University.

        David B. Woodyard has served as our Executive Vice President of Business and Sports Clubs since February 2011 having previously served in the same role from May 2003 until August 2009 when he became the executive vice president of new business development. Mr. Woodyard joined us in 1983 and as served as a general manager of various business and sports clubs, a regional vice president, and as a senior vice president. Mr. Woodyard attended Ohio State University.

        James K. Walters has served as our Executive Vice President Sales & Revenue since January 2010 and previously as executive vice president of sales and marketing from July 2008 to January 2010. Prior to joining us, Mr. Walters served as group president of hospitality and real estate for Kohler Company from May 2006 to July 2008. Mr. Walters also served as executive vice president of operations from August 2005 to January 2006, senior vice president of operations from March 2004 to August 2005, and senior vice president of sales from August 2000 to February 2004 for Wyndham International. Mr. Walters holds a B.S. in hotel administration from the University of New Hampshire, Whittemore School of Business.

        Blake S. Walker has served as our Chief Acquisitions and Development Officer since January 2010. He previously served as a co-founder and partner of Pegasus Golf Partners, LLC from December 2002 to December 2009. Prior to that, he served as our vice president of new business from May 1999 to May 2000 and as our senior vice president of new business from June 2000 to November 2002. Mr. Walker's past experience also includes serving as director of acquisitions at KSL Fairways Golf Corporation from October 1993 to May 1999. Mr. Walker holds a B.A. from Southern Methodist University and currently serves as an advisory board member at the Southern Methodist University Cox School of Business.

        Daniel T. Tilley has served as our Chief Information Officer and Executive Vice President since May 2007. Prior to joining us, he served at BrightStar Golf Group, LLC, where he was a founding member of the management team and his roles included both chief information officer and chief financial officer from December 2004 to May 2007, as well as serving as a consultant from November 2003 to December 2004. Mr. Tilley's past experience also includes serving as vice president of finance and chief information officer at Spectrum Clubs, Inc. from September 1999 to January 2003. He also served as chief information officer with both Cobblestone Golf Group, Inc. from April 1998 to June 1999 and KSL Fairways Golf Corporation from July 1993 to April 1998. Mr. Tilley holds a B.S. in computer science and mathematics from the University of Pittsburgh.

        Ingrid J. Keiser has served as our General Counsel, Secretary, and Executive Vice President of People Strategy since July 2008 and previously as chief legal officer from July 2007 to July 2008. Prior to that, Ms. Keiser served as an attorney at American Airlines from August 2004 to July 2007. She previously served as assistant general counsel and assistant secretary for Vail Resorts, Inc. from January 1997 to August 2004, and as senior counsel and secretary for Ralston Resorts, Inc. (formerly known as Keystone Resorts Management, Inc.) from May 1992 to January 1997 and as associate counsel from May 1989 to May 1992. She holds a J.D. from the University of Wisconsin Law School, and a B.A. in international relations from University of California at Davis.

        Martin J. Newburger has served as a director since 2006. He is currently a principal at KSL Capital Partners, LLC. Prior to joining KSL, Mr. Newburger was a director at Citigroup, focusing on lodging and leisure investment banking clients, from 2005 to 2006. He was a director at Deutsche Bank, with a similar client focus, from 1998 to 2005. He also currently serves on the board of directors of Western Athletic Clubs, LLC. He holds a B.A. from the University of Pennsylvania. As a member of the Board of Directors, Mr. Newburger contributes his financial expertise gained from advising clients on various capital markets transactions. Mr. Newburger also brings his insight into the proper functioning of corporate boards of directors gained through his years with Western Athletic Clubs as well as his time advising corporate clients on mergers and acquisitions as an investment banker.

        Eric C. Resnick has served as a director since 2006. He became a managing director of KSL Capital Partners, LLC. upon its founding in 2005. Prior to that he served as founder and chief financial officer of KSL Resorts from 2004 to 2005. Resnick also previously served as chief financial officer of KSL Recreation Corporation from 2001 to 2004. His past career experience also includes serving at Vail Resorts, Inc. from 1996 to 2001, where his roles included vice president, strategic planning and investor relations and corporate treasurer, as well as serving as a consultant with McKinsey and Company. He also currently serves on the board of directors of Western Athletic Clubs, LLC, Orion Expedition Cruises and KSL Resorts. He holds a B.A. in mathematics and economics from Cornell University. As a member of the Board of Directors, Mr. Resnick contributes his financial expertise and draws on his years of experience in the resort and recreation industry. Mr. Resnick also brings his insight into the proper functioning and role of corporate boards of directors, gained through his years of service on various boards of directors.

        Michael S. Shannon has served as a director since 2006. He has served as a managing director of KSL Capital Partners, LLC since its founding in 2005. He previously served as co-founder and chief executive officer of KSL Resorts from 2004 to 2005, and served as founder, president and chief executive officer of KSL Recreation Corporation from 1992 to 2004. Prior to establishing KSL Recreation, he served as president and chief executive officer of Vail Associates, Inc. from 1986 to 1992. He also currently serves on the board of directors of Western Athletic Clubs, LLC, Orion Expedition Cruises, KSL Resorts, Safeway, Inc., and ING Direct USA. He holds a Bachelor of Business Administration from the University of Wisconsin and a Master of Management in accounting and finance from Northwestern University's Kellogg School of Management. As a member of the Board of Directors, Mr. Shannon contributes his knowledge of the resort and recreation industry, as well substantial experience developing corporate strategy and assessing emerging industry trends and business operations. Mr. Shannon also brings his insight into the proper functioning and role of corporate boards of directors, gained through his years of service on various boards of directors.

        Steven S. Siegel has served as a director since 2006. He has served as a partner at KSL Capital Partners, LLC since 2005. Prior to that, he was a partner of Brownstein Hyatt & Farber, P.C. from 1995 to 2005, where he served as chair of the Corporate and Securities Department and as a member of the executive committee. From 1990 through 1995, he was with Kirkland & Ellis LLP, becoming a partner in 1993. He previously served as an associate with Cravath Swaine & Moore from 1987 to 1990. In addition, he serves on the board of directors of Orion Expedition Cruises. He holds a J.D. from the University of Chicago and a B.A. in Economics from the Wharton School of the University of Pennsylvania. As a member of the Board of Directors, Mr. Siegel contributes his legal expertise gained in his 18 years advising private equity and corporate clients on securities transactions and mergers and acquisitions. Mr. Siegel also brings his knowledge of travel and leisure companies from his years as a partner with KSL Capital Partners, LLC.

        Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Board of Directors

        Our board of directors currently consists of five members. Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and five directors are currently authorized.

  Committees of the Board of Directors

        Our board of directors has established an audit committee. Our audit committee is comprised of Messrs. Newburger, Siegel and Shannon, each of whom is a non-employee member of our board of directors. Mr. Shannon is the chairperson of our audit committee.

  Compensation Committee Interlocks and Insider Participation

        Our board of directors does not have a compensation committee. The board of directors has performed the functions of a typical compensation committee with input from our President and Chief Executive Officer, Mr. Affeldt, and our General Counsel, Secretary and Executive Vice President of People Strategy, Ms. Keiser. None of our executive officers has served as a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of our company.

  Director Compensation

        None of our directors, including our employee directors, received any compensation from us for service on the board of directors.

  Director Independence

        Our board of directors has determined that none of our directors qualify as independent directors within the meaning of Nasdaq Marketplace Rule 5605(a), which is the definition used by our board of directors for determining the independence of our directors. Our board of directors is not comprised of a majority of independent directors, and its committees are not comprised solely of independent directors, because we are a privately held company and not subject to applicable listing standards.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

        For the fiscal year ended December 28, 2010, the following individuals were our Named Executive Officers, or NEOs: (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) the three other most highly compensated executive officers who were serving as executive officers on December 28, 2010, and (iv) Mr. Dwayne Sigler, who would have been one of our three most highly compensated executive officers but for the fact that he was not serving as one of our executive officers on December 28, 2010, as he terminated employment effective as of December 21, 2010.

  •
  Eric L. Affeldt, Chief Executive Officer and President

  •
  Curtis D. McClellan, Chief Financial Officer and Treasurer

  •
  Dolf A. Berle, Executive Vice President, Hospitality (terminated employment on February 4, 2011)

  •
  Mark A. Burnett, Executive Vice President of Golf & Country Clubs

  •
  Blake S. Walker, Chief Acquisitions and Development Officer

  •
  Dwayne R. Sigler, former Chief Marketing Officer

Overview of Compensation Policies and Objectives

        As a privately-held company, we have not had a formal compensation committee and, instead, have been operating under the direction of our Board. The Board has performed the functions of a typical compensation committee, with input from our President and Chief Executive Officer (hereafter, "Chief Executive Officer"), Mr. Affeldt, and our General Counsel, Secretary and Executive Vice President of People Strategy, Ms. Keiser (hereafter, "EVP of People Strategy"). The Board has historically made and will continue to make compensation decisions in relation to the compensation of our NEOs, following consideration of recommendations from Mr. Affeldt and Ms. Keiser.

        General compensation arrangements are guided by the following principles and business objectives:

  •
  Align the interests of our executive officers with our interests by tying both annual and long-term incentive compensation to financial and operations performance and, ultimately, to the creation of enterprise value.

  •
  Attract and retain high caliber executives and key personnel by offering total compensation that is competitive with that offered by similarly situated companies and rewards personal performance.

  •
  Support business growth, financial results and the expansion of our network of clubs and facilities.

        Historically, we have generally not used, and have not had the need to use, many of the more formal compensation practices and policies employed by publicly traded companies subject to the executive compensation disclosure rules of the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Compensation Decision-Making

        We have relied, and will continue to rely, on our judgment in making compensation decisions after reviewing our performance, including our short- and long-term strategies, current economic and market conditions, and carefully evaluating an executive's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, the executive's career with us, current compensation arrangements and long-term potential to enhance enterprise value. Our main objective in establishing compensation arrangements has been and will be to set criteria that are consistent with our business strategies. Generally, in evaluating performance, we have and will continue to review the following criteria:

  •
  strategic goals and objectives, such as completing the ClubCorp Formation;

  •
  individual management objectives that relate to our strategies;

  •
  achievement of specific operational goals of the executive officers, including the acquisition of strategic properties; and

  •
  our overall financial performance.

        Our executive compensation programs and policies have and will continue to depend on the position and responsibility of each executive officer and will remain consistent with our objectives. However, we do not specifically weigh these goals and objectives in our assessment of executive compensation arrangements, and we may not rely on these goals exclusively in making compensation decisions.

        Historically, we have offered a mix of guaranteed and performance-based compensation to our Named Executive Officers, and will in the future strive to achieve an appropriate mix between these two types of compensation, as well as an appropriate balance between cash and equity-based compensation. We did not and do not currently have formal policies relating to the allocation of total compensation among the various elements of compensation which we provide. Our current compensation structure is designed to be competitive with companies with whom we compete for executive talent and to be fair and equitable to us, our executives and our equity holders. We believe that our current compensation package matches the expectations of our executives, helps reward them for performance in the short-term and induces them to contribute to the creation of enterprise value over the long-term.

Role of our Chief Executive Officer in Compensation Decisions

        All compensation decisions for our Named Executive Officers have been determined by our Board, with input from our Chief Executive Officer and our EVP of People Strategy. In this regard, our Chief Executive Officer will continue to consult with senior executives in all areas of our organization, review the performance of our executive officers and provide annual recommendations for individual management objectives and compensation levels for our NEOs to the Board. Our Chief Executive Officer's compensation package is reviewed and approved by the Board after receiving input from him on his own compensation.

Compensation Strategies and Use of Peer Groups

        We do not utilize consultants or specific peer groups in developing the compensation packages for our executive officers. Instead, executive compensation is determined based upon reasonable judgment of our Board, following input from our Chief Executive Officer and our EVP of People Strategy, as well as the experience of the Board members with compensation structures and programs in other companies with which they have been associated or on whose boards of directors they have served. Going forward, we may establish a compensation committee that will have the discretion to utilize consultants and/or benchmarking and peer group analyses in determining and developing compensation packages for our executive officers; however, we do not currently have plans to establish such a committee.

Elements of Our Executive Compensation Program

        Historically, and for the 2010 fiscal year, our executive compensation program consisted of the following elements:

  (1)
  base salary;

  (2)
  annual discretionary cash bonuses;

  (3)
  equity-based awards;

  (4)
  severance benefits and change of control protections; and

  (5)
  perquisites and fringe benefits, including relocation benefits and life insurance benefits.

Base Salary

        The annual base salaries of our Named Executive Officers are set with the objective of attracting and retaining highly-qualified individuals for the relevant positions and rewarding individual performance. When negotiating salary levels in connection with hiring a Named Executive Officer, and also when subsequently adjusting individual executive salary levels, we consider salary ranges for comparable positions at companies in our industry, the executive officer's responsibilities, experience, potential, and individual performance and contribution to our business; however, none of these factors are subject to any specific performance targets, nor given a specific weighting in the compensation decision-making process. We also consider other factors such as the unique skills of our NEOs, demand in the labor market and succession planning. We do not engage consultants to conduct any salary surveys or undertake any formal peer group analysis for purposes of determining the compensation of our Named Executive Officers.

        For the year ended December 28, 2010, the annual base salaries payable to our NEOs were as follows:

Eric L. Affeldt	$475,000
Curtis D. McClellan	$280,000
Dolf A. Berle	$300,000
Mark A. Burnett	$325,000
Blake S. Walker	$300,000
Dwayne R. Sigler	$275,000

        Mr. Burnett was the only NEO who had received a salary increase, from $300,000 to $325,000 per year, during the 2010 fiscal year based on a consideration of the general compensation levels for similar positions within our industry. Our Chief Executive Officer's 2010 salary of $475,000 per year reflected a five percent pay reduction which had been implemented during the 2009 fiscal year in response to the difficult economic conditions experienced in our industry, as well as in the economy overall.

        Based on a review of our NEOs' base salaries for 2011, we decided to increase the annual base salary for Mr. McClellan from $280,000 to $310,000, and for Mr. Burnett from $325,000 to $350,000, based on the level of their responsibilities with us and consideration of the general compensation levels for similar positions within our industry. Other than in respect of Messrs. McClellan and Burnett, no other salary increases for any of our NEOs were made in 2011, except that Mr. Affeldt's five percent salary reduction was eliminated effective December 29, 2010.

Annual Cash Bonuses

        Each of our NEOs is eligible to earn an annual cash bonus up to an amount equal to a specified percentage of such executive officer's salary (see "—Executive Employment Agreements," below). Our overall financial performance generally determines what percentage, if any, of the annual target bonus will be paid out. EBITDA has historically been used as our primary financial performance measure, along with a discretionary component that rewards the attainment of certain operational or individual performance goals. However, over the last two fiscal years, bonuses have been awarded, if at all, at the discretion of the Board, without regard to any pre-determined corporate or personal performance goals. Since we did not establish a formal bonus program for the 2010 fiscal year, all bonuses earned by our Named Executive Officers, as set forth in the Summary Compensation Table below, were awarded at the discretion of the Board. Specifically, in 2010, discretionary bonuses in the amount of $150,000 and $65,000 were paid to Messrs. Affeldt and McClellan, respectively, for their contributions to the ClubCorp Formation. Additionally, Mr. Walker was paid a discretionary bonus of $100,000 for his role in and contribution to the acquisition of the Country Club of the South located near Atlanta, Georgia, and Mr. Burnett received a discretionary bonus of $50,000 for the 2010 fiscal year. Finally, Mr. Berle was paid a guaranteed bonus of $150,000 pursuant to the terms of his employment offer and Mr. Sigler was paid a signing bonus of $200,000 pursuant to the terms of his employment offer.

        The bonus potential for our NEOs for 2011 remains unchanged from 2010. Although the Board has established a minimum Adjusted EBITDA threshold that must be attained before any bonuses may be paid, our bonus program for our NEOs for the 2011 fiscal year remains discretionary. Assuming the minimum preestablished Adjusted EBITDA threshold for 2011 is attained, the Board will determine in its sole discretion what bonus awards, if any, will be paid under the program. For purposes of the 2011 bonus program, "Adjusted EBITDA" means earnings before interest, taxes, depreciation and amortization, but excluding certain items such as impairments and write-offs, changes in interest rate cap agreements, gains or losses due to discontinued or divested operations and non-recurring or other similar events. Such EBITDA target may be adjusted by the Board from time to time for unusual or non-recurring events.

Long-Term Incentive Plan

        In 2011, we adopted a long-term cash incentive plan ("LTIP") pursuant to which participants, including our Named Executive Officers, are eligible to earn a cash award at the end of a three-year period, based on our achieving or exceeding a threshold Adjusted EBITDA performance goal for the fiscal year 2013 which will be measured following the completion of fiscal year 2013, which performance goal is defined in a substantially similar manner as for our 2011 bonus program, above.

        Our Named Executive Officers are eligible to receive a maximum cash payment under the LTIP in the amounts set forth below, subject to each executive's continued employment with us on the date of payment of the cash award:

Named Executive Officer	Maximum Payout in FY 2014
Eric L. Affeldt	$700,000
Curtis D. McClellan	$310,000
Mark A. Burnett	$400,000
Blake S. Walker	$300,000

        The actual payout, if any, will be determined by the Board in its sole discretion.

Equity-Based Awards

        We believe that successful performance over the long term is aided by the use of equity-based awards which create an ownership culture among our executive officers that provides an incentive to contribute to the continued growth and development of our business. To accomplish this goal, in 2007, we established the Management Profits Interest Program ("MPI") under the terms of the Amended and Restated Limited Liability Company Agreement of Fillmore, as amended (the "LLC Agreement"), to provide our employees, including our executive officers, as well as our directors and consultants, with incentives to align their interests with the interests of our Sponsor; our Sponsor who holds a majority interest in Fillmore which is the indirect holder of all of our outstanding common stock.

        We had granted awards of Class B units under the MPI, which constituted grants of time-vesting non-voting profits interests in Fillmore that entitled our executives to participate in the appreciation in our value above an applicable threshold and to thereby share in our future profits. In addition, several of our Named Executive Officers who had received Class B units purchased a number of Class A units of Fillmore, which represent capital interests in Fillmore. The purchase price for these Class A units was paid by each such executive partly in cash and partly with a full-recourse promissory note, all of which notes have been repaid or cancelled by January 2011.

        The grant of equity-based awards to our executive officers in the form of profits interests is intended to encourage the creation of long-term value for our equity holders by helping to align the interests of these officers with those of our equity holders and promote employee retention and ownership, all of which serve our overall compensation objectives. The amount of the equity-based awards granted to an executive officer was determined by taking into consideration the executive's position and responsibilities, overall individual performance, and our financial condition and performance. In 2010, 500 Class B units were granted to each of Messrs. Sigler and Walker in connection with their commencement of employment with us, although Mr. Sigler forfeited all of his units in connection with his termination of employment on December 21, 2010.

        The grants of time-vesting Class B unit awards were intended to incentivize our executive officers to drive long-term growth and value appreciation. Assuming an executive officer remained employed on each applicable vesting date, all of the Class B units were scheduled to vest as to 40% on the two-year anniversary following the grant date, with the remainder of the award vesting in 20% increments on the following three anniversaries of the grant. Pursuant to the terms of his Class B unit award agreement, our Chief Executive Officer was also entitled to accelerated vesting of his Class B units in the event of an Approved Sale or total Disposition of our Sponsor's investment in us (see "—Severance and Change in Control Benefits," below).

        In connection with the ClubCorp Formation, we converted all of the outstanding Class B unit awards, including the Class B units held by our executive officers, into Class A units (the "Converted Units") on the basis of an exchange ratio that took into account the number of Class B units granted, the applicable threshold value applicable to such units and the value of the distributions that the unitholder would have been entitled to receive had Fillmore been liquidated on November 30, 2010 in accordance with the terms of the distribution "waterfall" set forth in the LLC Agreement. In addition, any Converted Units that were not vested at the time of the conversion will continue to vest in accordance with the original vesting schedule applicable to such units. All Converted Units also continue to be subject to the terms and conditions of the LLC Agreement, as further amended and restated (the "Second Amended and Restated LLC Agreement"). Certain of our Named Executive Officers did not receive any Converted Units following the conversion as the threshold values applicable to their Class B units had not been exceeded at the time of the conversion.

        We adopted a new management profits interest program under the Second Amended and Restated LLC Agreement for our executive officers, employees, directors and consultants that is structured in a similar manner as the MPI described above. In April 2011, we issued awards of Class C units under the terms of the Second Amended and Restated LLC Agreement to our Named Executive Officers, among others, as listed in the table below:

Named Executive Officer	Number of Class C Units
Eric L. Affeldt	1,300
Curtis D. McClellan	675
Mark A. Burnett	800
Blake S. Walker	750

        The new Class C unit awards vest in four equal annual installments, with the first 25% installment vesting on December 31, 2011, and the remaining award vesting in equal installments of 25% on each of the following three anniversaries.

Health Benefits

        We offer group health insurance coverage to all of our full-time employees. Because our employees, including our executive officers, are not eligible to participate in our group health plans for the first six months of their employment, we generally provide any executive who commences employment with us with a lump sum payment (plus a tax gross-up) equal to the difference between what the executive would have paid for health benefits under our plans and the executive's out-of-pocket costs for COBRA coverage under such executive's former employer's plan for a period of six months.

Retirement Benefits

        We maintain a defined contribution pension plan, or the 401(k) Plan, for all full time employees with at least six months of service, including the NEOs. The 401(k) Plan provides that each participant may make pre-tax and post-tax contributions pursuant to certain restrictions; however, we do not provide any type of discretionary contribution or matching contribution.

        We do not provide any non-qualified deferred compensation or defined benefit pension plans to any of our executive officers.

Severance and Change in Control Benefits

        We do not have a formal severance policy and, as a general matter, do not provide contractual severance protections to our NEOs. However, we have from time to time agreed to provide contractual severance protections pursuant to arm's-length negotiations of an executive officer's employment arrangement with us, and, specifically had agreed to provide limited severance protection in connection with hiring, among others, Messrs. McClellan and Berle. In general, severance payments and benefits are intended to ease the consequences of an unexpected or involuntary termination of employment within the first two years of employment and to give an executive an opportunity to find new employment. Typically, the severance benefit ranges from six months to two years of base salary if the executive is terminated by us without cause within the first two years of employment. Rights to severance expire following two years of employment as we expect that the executive will have fully transitioned into his or her new role such that severance protection will no longer be appropriate after the expiration of the two-year severance protection period.

        In addition, we may also enter into severance agreements with a terminating executive from time to time which agreements have in the past provided for severance benefits consisting of continued payment of base salary and club membership privileges for a period of time following termination of employment.

        We do not generally provide change of control benefits to our executives; however, any unvested Converted Units held by Mr. Affeldt will accelerate upon an "Approved Sale" or total "Disposition" (as such terms are defined in the LLC Agreement and summarized under "—Potential Payments Upon Termination or Change in Control" below) of our Sponsor's investment in us, other than by means of an initial public offering, which benefit was negotiated in connection with Mr. Affeldt's overall compensation package at the time he commenced employment with us.

Perquisites

        We typically compensate our executive officers in cash and equity rather than with perquisites, and do not view perquisites as a significant element of our total compensation structure. However, pursuant to our executive relocation policy, we typically reimburse executive officers who are required to relocate in connection with the commencement of their employment with us. We also pay premiums pursuant to a life insurance policy on the life of Mr. Affeldt which provides a death benefit to Mr. Affeldt's beneficiaries in the amount of $2 million.

        All of our employees, including our executive officers, are entitled to complimentary use of our club facilities and other company-owned properties, as well as discounts on various products and services sold or provided at our facilities. In addition, our executives may elect to activate a membership without payment of an initiation fee or monthly dues at a company-owned club of their choosing. Because we do not incur any additional expense in connection with the provision of membership privileges to our executives and because such membership privileges are not substantially different than the general use privileges extended to our employees, we do not consider either club membership or club use privileges to be a company-provided perquisite.

Summary Compensation Table

        The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our NEOs for services provided to us during the year ended December 28, 2010:

Name and Position	Year	Salary(1)	Bonus		Stock Awards(2)	All Other Compensation		Total
Eric L. Affeldt Chief Executive Officer and President	2010	$447,945	$150,000	(3)	$—	$6,445	(8)	$604,390
Curtis D. McClellan Chief Financial Officer and Treasurer	2010	$269,231	$65,000	(3)	$—	$—		$334,231
Dolf A. Berle(10) Former Executive Vice President, Hospitality	2010	$288,462	$150,000	(4)	$—	$—		$438,462
Mark A. Burnett, Executive Vice President, Operations Golf & Country Club	2010	$312,500	$50,000	(5)	$—	$—		$362,500
Blake S. Walker, Chief Acquisitions and Development Officer	2010	$288,462	$100,000	(6)	$—	$6,355	(9)	$394,817
Dwayne R. Sigler, Former Chief Marketing Officer	2010	$265,481	$200,000	(7)	$—	$8,202	(9)	$473,683

(1)
During 2010, each of our NEOs was required to take two weeks' furlough without pay, except for our Chief Executive Officer, who took three weeks' furlough without pay during the 2010 fiscal year. The total salary earned for 2010 represents a reduction of Mr. Affeldt's 2010 annual salary of

  $475,000 by three weeks of unpaid furlough, and, for each of Messrs. McClellan, Berle, Burnett, Walker and Sigler, a reduction of each of his 2010 annual base salary of $280,000, $300,000, $325,000, $300,000 and $275,000, respectively, by two weeks of unpaid furlough.

(2)
Neither we nor Fillmore has historically recognized any charge for Class B unit awards in accordance with Financial Accounting Standards Board Accounting Codification Standards Topic 718 ("ASC Topic 718"). See Note 3 of the notes to our consolidated financial statements for the fiscal year ended December 28, 2010 included in this prospectus for our accounting policy concerning equity-based awards.

(3)
Represents bonus amount earned by each of Mr. Affeldt and Mr. McClellan in connection with their contributions to the successful completion of the ClubCorp Formation.

(4)
Represents guaranteed bonus payment pursuant to terms of Mr. Berle's offer letter.

(5)
Represents discretionary bonus paid to Mr. Burnett in respect of the 2010 fiscal year.

(6)
Represents a deal bonus paid to Mr. Walker in connection with his role in and contribution to our acquisition of the Country Club of the South.

(7)
Represents signing bonus paid to Mr. Sigler upon the commencement of his employment with us.

(8)
Amount represents value of premiums paid by us pursuant to Mr. Affeldt's life insurance policy, including a tax gross-up on the value of the premiums.

(9)
Represents six months of COBRA premium payments, in an amount equal to the difference between what the executive would have paid for health benefits under our plans and the executive's out-of-pocket costs for COBRA coverage under the plans of his or her previous employer, including a tax gross-up on the values of such payments.

(10)
Mr. Berle terminated employment with us on February 4, 2011.

Grants of Plan-based Awards in 2010

        The following table provides supplemental information relating to grants of plan-based awards made to our NEOs during the 2010 fiscal year.

All Other Stock Awards:
Name	Grant Date	Number of Class B units (#)(1)(2)		Grant date fair value of stock and option awards ($)(4)
Eric L. Affeldt	—	—		—
Curtis D. McClellan	—	—		—
Dolf A. Berle	—	—		—
Mark A. Burnett	—	—		—
Blake S. Walker	May 17, 2010	500	(3)	$0
Dwayne R. Sigler	May 17, 2010	500	(3)	$0

(1)
All awards represent profits interests in Fillmore issued under the MPI as Class B units.

(2)
We have not granted options to any of our employees.

(3)
The Class B units were cancelled effective as of November 30, 2010 in connection with the ClubCorp Formation, as the threshold values applicable to such units had not been exceeded at the time of the conversion of outstanding Class B units into Class A units in Fillmore (see discussion under "Equity-Based Awards," above).

(4)
Neither we nor Fillmore has recognized any accounting expense in relation to the Class B unit awards under ASC Topic 718. See Note 3 of the notes to our consolidated financial statements for the fiscal year ended December 28, 2010 included in this prospectus for our accounting policy concerning equity-based awards.

Outstanding Equity Awards at December 28, 2010

        The following table provides information regarding outstanding equity awards held by our NEOs as of December 28, 2010, including on an "as converted" basis following the conversion of outstanding Class B unit awards into Class A units in Fillmore in connection with the ClubCorp Formation.

	All Other Stock Awards(1)
Name	Number of Class B units that have not vested (shown as Class B units) (#)	Number of Converted Units that have not vested (#) (shown as Converted Units)	Market value of units that have not vested ($)(2)
Eric L. Affeldt	600	786.57	$726,223.61
Curtis D. McClellan	300	76.36	$70,498.08
Dolf A. Berle(3)	500	127.26	$117,496.79
Mark A. Burnett	200	262.19	$242,073.31
Blake S. Walker(4)	500	0	$—
Dwayne R. Sigler(4)	N/A	N/A	N/A

(1)
Represent time-vesting Class B units granted under the MPI, including on an "as converted" basis.

(2)
The market value of a Converted Unit as of December 28, 2010 was $923.28.

(3)
Mr. Berle forfeited all equity awards upon his resignation effective February 4, 2011.

(4)
The Class B units granted to Messrs. Walker and Sigler were cancelled effective as of November 30, 2010 in connection with the ClubCorp Formation (See "—Grants of Plan-based Awards in 2010" above). Moreover, Mr. Sigler forfeited all equity awards in connection with his termination of employment on December 21, 2010.

Equity Awards Vested in 2010

        The following table provides information regarding the vesting of Class B units during the fiscal year ended December 28, 2010, including on an "as converted" basis following the conversion of outstanding Class B unit awards into Class A units in Fillmore in connection with the ClubCorp Formation.

	Stock Awards
Name	Number of Class B units acquired on vesting (shown as Class B units) (#)	Number of Converted Units acquired on vesting (shown as Converted Units)	Value realized ($)(1)
Eric L. Affeldt	600	786.57	$726,223.61
Curtis D. McClellan	200	50.90	$46,998.72
Dolf A. Berle(2)	0	0	$—
Mark A. Burnett	200	262.19	$242,073.31
Blake S. Walker	0	0	$—
Dwayne R. Sigler(3)	0	0	$—

(1)
Calculated on the basis of the market value of a Converted Unit as of December 28, 2010 of $923.28.

(2)
Mr. Berle forfeited all of his equity awards upon his resignation effective February 4, 2011.

(3)
The Class B units granted to Mr. Sigler were cancelled in connection with the ClubCorp Formation and his termination of employment on December 21, 2010.

Executive Employment Agreements

Eric L. Affeldt

        We entered into a new employment agreement with Mr. Affeldt, effective as of March 1, 2011, pursuant to which he continues to serve as our President and Chief Executive Officer, and as a member of our Board. Mr. Affeldt's initial base salary is set at $500,000 (although Mr. Affeldt voluntarily took a five percent pay reduction to $475,000 as a result of the challenging economic environment during the 2009 and 2010 fiscal years). Mr. Affeldt is eligible to earn a discretionary annual bonus of up to 100% of his current base salary.

        Mr. Affeldt has also executed our standard Confidentiality and Non-Solicitation Agreement pursuant to which he agreed, among other things, to refrain from recruiting or soliciting for hire any employee employed by us during the sixty-day period preceding his termination of employment, or otherwise induce any such employee to terminate employment with us.

        Pursuant to the terms of the MPI, Mr. Affeldt was awarded 3,000 Class B units on February 25, 2007, which vest over a five year period (commencing on December 26, 2006), subject to accelerated vesting in the event of an Approved Sale or a total Disposition of our Sponsor's investment in us (other than through an initial public offering). Mr. Affeldt also agreed to purchase 143.38 Class A units. Following the ClubCorp Formation, Mr. Affeldt held a total of 4,076.22 Class A units as of December 28, 2010 (including 786.57 unvested units).

        Prior to joining us as President and Chief Executive Officer, Mr. Affeldt was a principal in KSL Capital Partners, LLC, our Sponsor. Previously, Mr. Affeldt was compensated solely by our Sponsor, which compensation package included a pro-rata share in the carried interest payable to the Sponsor on account of profits earned by the Sponsor from its investments in us, among other companies. Mr. Affeldt retained a portion of such total carried interest from our Sponsor's investment, which interest remains subject to the same terms and conditions as if Mr. Affeldt had remained a principal in our Sponsor, except that continued vesting of the carried interest is subject to Mr. Affeldt's continued employment with us.

Curtis D. McClellan

        We entered into an employment agreement with Mr. McClellan, effective as of November 24, 2008, pursuant to which he commenced serving as our Chief Financial Officer and Treasurer. Mr. McClellan's base salary was set at $280,000. Mr. McClellan is currently eligible to earn a discretionary annual bonus of up to 70% of his base salary, and had also received a signing bonus of $40,000 at the commencement of his employment with us.

        Had Mr. McClellan's employment with us terminated without cause (but not upon death or disability) within the first two years of his commencement of employment, he would have been entitled to receive a severance payment equal to one times his base salary, payable in a lump sum.

        Mr. McClellan received with a lump sum payment (plus a tax gross-up) equal to the difference between what he would have paid for health benefits under our plans and his out-of-pocket costs for COBRA coverage over a period of six months. Mr. McClellan has also executed our standard form Confidentiality and Non-Solicitation Agreement.

        Pursuant to the terms of the MPI, Mr. McClellan had received 500 Class B unit awards which vest over a five year period (commencing on November 15, 2008). Mr. McClellan also agreed to purchase 98.77 Class A units, which were financed in part through a full-recourse promissory note which was repaid in January 2011. Following the ClubCorp Formation, Mr. McClellan held a total of 226.03 Class A units as of December 28, 2010 (including 76.36 unvested units).

Dolf A. Berle

        We entered into an employment agreement with Mr. Berle, effective as of August 24, 2009, pursuant to which he commenced serving as our Executive Vice President, Hospitality. Mr. Berle's base salary was set at $300,000. Mr. Berle was eligible to earn a discretionary annual bonus of up to 100% of his current base salary.

        If we had terminated Mr. Berle's employment without cause within the first two years of the commencement of his employment, he would have been entitled to receive a severance payment equal to one times his base salary, payable in a lump sum, subject to his execution of a release.

        Under the terms of his employment agreement, Mr. Berle was eligible for a relocation allowance of up to $50,000, and received relocation assistance from us in the aggregate amount of $99,036.29, inclusive of a gross-up for taxes. However, in connection with his resignation on February 4, 2011, Mr. Berle repaid half of these charges, or $42,051.95, in accordance with the terms of his employment agreement.

        Upon commencement of his employment, Mr. Berle had also received with a lump sum payment (plus a tax gross-up) equal to the difference between what he would have paid for health benefits under our plans and his out-of-pocket costs for COBRA coverage for a period of six months. Mr. Berle had also executed our standard form Confidentiality and Non-Solicitation Agreement.

        Pursuant to the terms of the MPI, Mr. Berle had received 500 Class B unit awards which vested over a five year period (commencing on August 24, 2009). Mr. Berle had also agreed to purchase 98.77 Class A units. We agreed to repurchase all of the Class A units Mr. Berle had purchased in 2009 for an amount equal to the principal and accrued interest payable through January 31, 2011 under the terms of his promissory note. Mr. Berle also forfeited all of his outstanding equity awards following his resignation on February 4, 2011.

Mark A. Burnett

        We entered into an employment agreement with Mr. Burnett, effective as of December 1, 2006, pursuant to which he commenced serving as our executive Vice President of Golf and Country Club Operations. Mr. Burnett's base salary was set at $300,000. Mr. Burnett is eligible to earn a discretionary annual bonus of up to 100% of his current base salary and had also received a signing bonus of $275,000 upon the commencement of his employment with us.

        Mr. Burnett received with a lump sum payment (plus a tax gross-up) equal to the difference between what he would have paid for health benefits under our plans and his out-of-pocket costs for COBRA coverage over a period of six months. Mr. Burnett has also executed our standard form Confidentiality and Non-Solicitation Agreement.

        Pursuant to the terms of the MPI, Mr. Burnett had received 1,000 Class B unit awards which vest over a five year period (commencing on December 26, 2006). Mr. Burnett had also agreed to purchase 197.34 Class A units. Following the ClubCorp Formation, Mr. Burnett held a total of 1,510.08 Class A units as of December 28, 2010 (including 262.19 unvested units).

Blake S. Walker

        We entered into an employment agreement with Mr. Walker, effective as of December 21, 2009 pursuant to which he commenced serving as our Chief Acquisitions and Development Officer. Mr. Walker's base salary was set at $300,000 per year. Mr. Walker is eligible to earn a discretionary performance bonus based on his overall performance and on the successful acquisition of golf and country clubs and other assets.

        Under the terms of his employment agreement, Mr. Walker received a lump sum payment (plus a tax gross-up) equal to the difference between what he would have paid for health benefits under our plans and his out-of-pocket costs for COBRA coverage for a period of six months. Mr. Walker has also executed our standard form Confidentiality and Non-Solicitation Agreement.

        Pursuant to the terms of the MPI, Mr. Walker had received 500 Class B unit awards which would have vested over a five year period. All of these Class B units were cancelled in connection with the ClubCorp Formation.

Separation Agreement with Dwayne R. Sigler

        We entered into a separation agreement with Dwayne Sigler effective as of December 21, 2010 pursuant to which we agreed to continue to pay Mr. Sigler's base salary for a minimum of two months and a maximum of nine months following termination of his employment, subject to Mr. Sigler executing and not revoking a release of claims against us. Mr. Sigler agreed that his severance payments would cease upon his securing full-time employment or a consulting arrangement lasting for more than eight weeks, but in no event would he receive less than two months' severance under the terms of the separation agreement. In addition, Mr. Sigler was granted a club membership without payment of an initiation fee or monthly dues at a club of his choice, which includes the right to purchase meals at a discount, for a period of two years following termination. Mr. Sigler also forfeited all of his Class B units upon termination of his employment with us.

Potential Payments Upon Termination or Change in Control

        The following table presents the value of the accelerated Converted Units granted to our Chief Executive had there been a change in control on December 28, 2010. In addition, the table sets forth the amount Mr. Berle would have been entitled to receive as severance had we terminated his employment without cause on December 28, 2010. No other benefits or payments would have been payable to any of our other NEOs had there been a change in control or an employment termination on December 28, 2010.

Name	Base Salary payable on a without cause termination	Converted Units becoming vested upon Change in Control ($)	Total ($)(1)
Eric L. Affeldt	$—	$726,223.61	$726,223.61
Dolf A. Berle	$300,000	$—	$300,000.00

(1)
Amount represents the fair market value of $923.28 for a Converted Unit as of December 28, 2010, multiplied by 786.57, which was the number of unvested Converted Units held by Mr. Affeldt that would have accelerated had there been a change in control on December 28, 2010.

        As noted above, all unvested Class B units awarded to our Chief Executive Officer will accelerate in the event of an Approved Sale or a total Disposition of our Sponsor's investment in us, other than by means of an initial public offering. Under the terms of the LLC Agreement:

  a)
  "Approved Sale" means a sale of Fillmore, whether by way of merger, consolidation or a sale of all or substantially all of Fillmore's assets or ownership interests; and

  b)
  "Disposition" means a sale, exchange, redemption or other disposition by our Sponsor of its investment in us.

PRINCIPAL STOCKHOLDERS

        We are a wholly-owned subsidiary of Fillmore CCA Investment, LLC ("Fillmore"), which indirectly owns all of our issued and outstanding capital stock. All of Fillmore's issued and outstanding equity interests are owned by Fillmore CCA Holdings I, LLC ("Fillmore LLC") and certain members of our management. Fillmore LLC is owned by investment funds affiliated with KSL Capital Partners, LLC ("KSL"). KSL is able to control all actions by the board of directors of Fillmore by virtue of their being able to appoint a majority of such directors.

        All of our issued and outstanding shares of capital stock have been pledged as collateral to the lenders under our secured credit facilities described under "Description of Other Indebtedness." If we were to default on our Senior Secured Credit Facility, the lenders could foreclose on these shares of our common stock, which would result in a change of control.

        Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

        The following table sets forth as of June 23, 2011 certain information regarding the beneficial ownership of the equity securities of Fillmore by each person who beneficially owns more than five percent of Fillmore's equity interests, and by the directors and executive officers of us and Fillmore, individually, and by the directors and executive officers of us and Fillmore as a group. Unless otherwise specified, each beneficial owner has sole voting power and sole investment power over the LLC units indicated. Unless otherwise specified, the address of each beneficial owner is c/o ClubCorp Club Operations, Inc., 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234.

	LLC Units Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5% Unitholders
Affiliates of KSL(1)	425,756.01	97.76%
Directors and Executive Officers
Eric L. Affeldt	3,289.65	0.76%
Curtis D. McClellan	149.67	0.03%
Mark A. Burnett	1,247.89	0.29%
David B. Woodyard	518.47	0.12%
James K. Walters	149.67	0.03%
Blake S. Walker	—	0.00%
Daniel T. Tilley	259.24	0.06%
Ingrid J. Keiser	225.81	0.05%
Martin J. Newburger(1)	—	0.00%
Eric C. Resnick(1)	425,756.01	97.76%
Michael S. Shannon(1)	425,756.01	97.76%
Steven S. Siegel(1)	—	0.00%
All directors and officers as a group (11 individuals)	431,596.41	98.91%

(1)
100% of such units are owned by Fillmore CCA Holdings I, LLC. Fillmore CCA Holdings I, LLC is 5.066% owned by Fillmore CCA (Alternative), L.P., 9.234% owned by Fillmore CCA Supplemental TE (Alternative), L.P., 12.580% owned by Fillmore CCA TE

  (Alternative), L.P., 12.735% owned by Fillmore CCA TE-A (Alternative), L.P., 1.219% owned by KSL Capital Partners II FF, L.P., 6.688% owned by KSL Capital Partners Supplemental II, L.P., 5.914% owned by KSL CCA 2010 Co-Invest 2, L.P., 36.723% owned by KSL CCA 2010 Co-Invest, L.P., 3.690% owned by KSL CCA Co-Invest 2, L.P. and 6.151% owned by KSL CCA Co-Invest, L.P (collectively, the "KSL Investors"). KSL Capital Partners II GP, LLC is the sole general partner of Fillmore CCA (Alternative), L.P., Fillmore CCA TE (Alternative), L.P., Fillmore CCA TE-A (Alternative), L.P. and KSL Capital Partners II FF, L.P. KSL Capital Partners Supplemental II GP, LLC is the sole general partner of Fillmore CCA Supplemental TE (Alternative), L.P. and KSL Capital Partners Supplemental II, L.P. KSL Capital Partners II Co-Invest GP, LLC is the sole general partner of KSL CCA 2010 Co-Invest 2, L.P., KSL CCA 2010 Co-Invest, L.P., KSL CCA Co-Invest 2, L.P. and KSL CCA Co-Invest, L.P. The investment decisions of each of KSL Capital Partners II GP, LLC, KSL Capital Partners Supplemental II GP, LLC and KSL Capital Partners II Co-Invest GP, LLC (collectively, the "KSL General Partners," and together with the KSL Investors, the "KSL Funds") are made by its respective investment committee, which exercises voting and dispositive power over the units indirectly owned by the KSL General Partners. The investment committee of each of the KSL General Partners consists of Craig W. Henrich, Peter R. McDermott, Martin J. Newburger, Eric C. Resnick, Michael S. Shannon, Bernard N. Siegel, Steven S. Siegel and Richard A. Weissman. A decision of each investment committee is determined by the affirmative vote of a majority of the members of such committee, which majority must include Messrs. Shannon and Resnick. Messrs. Henrich, McDermott, Newburger, Resnick, Shannon, B. Siegel, S. Siegel and Weissman disclaim beneficial ownership of these units except to the extent of their individual pecuniary interest in these entities. The address for each KSL Fund and Messrs. Henrich, McDermott, Newburger, Resnick, Shannon, Siegel, Siegel and Weissman is c/o KSL Capital Partners, LLC, 100 Fillmore Street, Suite 600, Denver, Colorado 80206.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

        We have entered into a management agreement with an affiliate of KSL, pursuant to which we are provided financial and management consulting services in exchange for an annual fee of $1 million. In the event of a future financing, refinancing or direct or indirect sale of all or substantially all of our equity or assets, the management company may also be entitled to receive a fee equal to 1% of the lenders' maximum commitments, in the case of a financing or refinancing, or 1% of the total consideration paid, in the case of a sale. No such fee was required in connection with the ClubCorp Formation in 2010. In addition, we have agreed to reimburse the management company for all of its reasonable out-of-pocket costs and expenses incurred in providing management services to us and certain of our affiliates. As of March 22, 2011, we have paid aggregate fees of $5.8 million pursuant to the management agreement since it was entered into.

Reciprocal Arrangements with Portfolio Companies of KSL

        We have entered into reciprocal arrangements whereby members of Barton Creek Resort & Spa, The Homestead, The Owners Club at Barton Creek, The Owners Club at The Homestead and Western Athletic Clubs, each a portfolio company of KSL, can pay an upgrade charge to have access to our clubs and facilities. We have revenue sharing arrangements with these resorts and clubs whereby we agree to split the amount of the upgrade charges among such entities.

Offer Letters

        We have entered into offer letters and other agreements containing compensation, termination and change of control provisions, among others, with certain of our executive officers.

Other Transactions

        In February 2009, we sold the San Francisco Tennis Club, in downtown San Francisco, to WAC SFTC Holding, LLC, an affiliate of KSL, for $15.0 million, which was paid as $1.0 million in cash and $14.0 million in the form of an 8% promissory note secured by the property sold. The note was repaid in full in June 2010.

Policies and Procedures for Review and Approval of Related Party Transactions

        We have written policies governing conflicts of interest with our employees. In addition, we circulate director and executive officer questionnaires on an annual basis to identify potential conflicts of interest and related party transactions with such directors and officers. Although we do not have a formal process for approving related party transactions, our board of directors as a matter of practice has reviewed all of the transactions described under "Certain Relationships and Related Party Transactions."

DESCRIPTION OF OTHER INDEBTEDNESS

Secured Credit Facilities

        In connection with the ClubCorp Formation, we entered into a credit agreement with Citicorp North America, Inc., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets Inc. as sole arranger and sole bookrunner, and the other lenders from time to time party thereto.

        General.    The borrower under our credit agreement is ClubCorp. The secured credit facilities under such credit agreement provide for a six-year term loan facility in the amount of $310.0 million and a five-year revolving credit facility in the amount of $50.0 million, and include letter of credit and swing line facilities. ClubCorp has the option to increase the term loan facility by up to $50.0 million and the revolving credit facility by up to an additional $25.0 million, both subject to conditions and restrictions in the secured credit facilities. We are required to make principal payments equal to 0.25% of the original term loan facility on the last business day of each March, June, September and December beginning in March 2011. Proceeds from the $310.0 million term loan were used to repay certain existing indebtedness of subsidiaries of ClubCorp on the initial borrowing date and to pay related expenses in connection with the ClubCorp Formation. The $50.0 million revolving credit facility can be utilized in one or more loans, not to exceed $50.0 million at any one time (inclusive of standby letter of credit usage and swing line loans). Proceeds of the revolving credit facility are used for working capital and general corporate purposes of ClubCorp and its subsidiaries.

        Interest Rates and Fees.    Loans under the secured facilities bear interest at the higher of (i) 6.0% or (ii) an elected LIBOR plus a margin of 4.5%. We may elect a one, two, three or six-month LIBOR. The interest payment is due on the last day of each elected LIBOR period.

        Our secured credit facilities bear a commitment fee on all undrawn amounts under the revolving credit facility, payable quarterly in arrears.

        Prepayments.    Beginning with the fiscal year ended December 27, 2011, our secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  50% (with a leverage-based stepdown) of our excess cash flows as defined by the credit agreement;

  •
  100% of the net cash proceeds of all non-ordinary course asset sales, casualty events or other dispositions of property; we may reinvest or commit to reinvest certain of those proceeds in assets to be used in our business or to make certain other permitted investments within 360 days (so long as such reinvestment is completed within 90 days of the end of such period) in lieu of making such prepayment; and

  •
  100% of the net cash proceeds of any incurrence of debt, other than proceeds from debt permitted under the new credit facilities.

        The foregoing mandatory prepayments will be applied to the scheduled installments of principal of the term loan facility in inverse order of maturity other than the principal payment due on the maturity date.

        We may voluntarily repay outstanding loans under our secured credit facilities in whole or in part upon prior notice without premium or penalty, other than certain fees incurred in connection with a repricing transaction.

        Guarantors.    All obligations under our secured credit facilities are guaranteed by ClubCorp's immediate parent company, CCA Club Operations Holdings, LLC, and each existing and all subsequently acquired or organized direct and indirect restricted subsidiaries of ClubCorp, other than certain excluded subsidiaries (collectively, the "guarantors").

        Security.    All obligations of the borrower and the guarantors are secured, subject to permitted liens and other exceptions, by a first-priority perfected security interest in substantially all the assets of the borrower and the guarantors, including, but not limited to (1) a perfected pledge of all the domestic capital stock owned by the borrower and the guarantors and (2) perfected security interests in and mortgages on substantially all tangible and intangible personal property and material fee-owned property of the borrower and the guarantors, subject to certain exclusions.

        Covenants, Representations and Warranties.    Our secured credit facilities contain customary representations and warranties and customary affirmative and negative covenants, including, with respect to restrictive covenants, among other things, restrictions on ClubCorp and its restricted subsidiaries to:

  •
  create, incur, assume or suffer to exist any liens on any of their assets;

  •
  make or hold any investments (including loans and advances);

  •
  incur or guarantee additional indebtedness;

  •
  enter into mergers or consolidations;

  •
  conduct sales and other dispositions of property or assets;

  •
  pay dividends or distributions on capital stock or redeem or repurchase capital stock;

  •
  change the nature of the business;

  •
  enter into transactions with affiliates; and

  •
  enter into burdensome agreements.

        In addition, the credit agreement governing our secured credit facilities contains covenants that require ClubCorp and its restricted subsidiaries to maintain specified financial ratios, which include the following ratios:

  •
  consolidated total debt to consolidated Adjusted EBITDA; and

  •
  consolidated Adjusted EBITDA to consolidated interest expense.

        Events of Default.    Events of default under our secured credit facilities include, among other things, non-payment of principal when due, nonpayment of interest or other amounts (subject to a five business day grace period), covenant defaults, inaccuracy of representations or warranties in any material respect, bankruptcy and insolvency events, cross defaults and cross acceleration of certain indebtedness, certain monetary judgments, ERISA events, actual or asserted invalidity of material guarantees or security documents and a change of control (including both a pre- and post-initial public offering provision).

Certain Other Indebtedness

        General Electric Capital Corporation.    In July 2008, one of our subsidiaries entered into a new mortgage loan with General Electric Capital Corporation ("GECC") for $32.0 million which matures in July 2011. Such subsidiaries have the right to extend the term of the loan for successive years up to July 2013 upon satisfaction of certain conditions of the loan agreement. As of March 22, 2011, we expect to meet the required conditions to extend for an additional year and intend to so extend the loan with GECC. The loan is collateralized by the assets of two golf and country clubs. Interest rates are variable based on 30 day LIBOR rates. Payments on the loan are interest only through July 2011 with principal payments commencing in September 2011 based upon a twenty-five year amortization schedule.

        Atlantic Capital Bank.    In October 2010, one of our subsidiaries entered into a new mortgage loan with Atlantic Capital Bank for $4.0 million of debt maturing in 2015 with 25-year amortization. The loan is collateralized by the assets of one golf and country club. Interest rates are variable based on 30 day LIBOR rates.

THE EXCHANGE OFFER

General

        We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your outstanding notes pursuant to the exchange offer.

        As of the date of this prospectus, $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about June     , 2011. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under "—Conditions to the Exchange Offer" below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        In connection with the private offering and sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to use commercially reasonable efforts to file a registration statement with respect to a registered offer to exchange the outstanding notes for the exchange notes and use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act no later than 360 days following the closing date of the issuance of the outstanding notes. The description of the registration rights agreement contained in this prospectus is only a brief summary of the agreement. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the registration rights agreement. For further information, please refer to the registration rights agreement a copy of which is available as set forth below under the caption "—Additional Information." The exchange offer is referred to in this prospectus as the "exchange offer." The form and terms of the exchange notes will be substantially identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights or any increase in interest rate upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on November 30, 2010 (the "Issue Date").

        If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer, (ii) the exchange offer is not consummated within 30 business days following the date the registration statement with respect to a registered offer to exchange the outstanding notes for the exchange notes is declared effective under the Securities Act., (iii) in certain circumstances, certain holders of unregistered exchange notes so request, or (iv) in the case of any holder of outstanding notes that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours or as a participating broker-dealer), then in each case, we will (x) promptly deliver to the holders and the trustee for the notes written notice thereof and (y) at our sole expense, (a) as promptly as practicable, use our commercially reasonable efforts to file a shelf registration statement covering resales of the outstanding notes and use commercially reasonable efforts to keep effective the shelf registration statement until the earliest of 90 days after the shelf registration statement is declared effective or such time as all of the applicable notes have been sold thereunder or otherwise sold.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

  •
  you are not our "affiliate" within the meaning of Rule 405 of the Securities Act;

  •
  you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes in violation of the provisions of the Securities Act; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        If you are our "affiliate," or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In exchange for each outstanding note surrendered in the exchange offer, we will issue exchange notes with a like principal amount.

        The form and terms of the exchange notes will be substantially identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights or any increase in interest rate upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see "Description of Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $415,000,000 million aggregate principal amount of the 10% Senior Secured Notes due 2018 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders' series of outstanding notes and the registration rights agreement, except that we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when they have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offer."

        If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

        As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on July     , 2011. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

        To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied by giving written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

  •
  the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

  •
  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution;" or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the exchange offer, you must comply with either of the following:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent—Notes" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

In addition, you will comply with either of the following conditions:

  •
  the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should indicate when signing in such capacity and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        DTC is referred to herein as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, after the expiration of the exchange offer we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes in violation of the provisions of the Securities Act; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        We will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedures described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent;" or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        Wilmington Trust FSB has been appointed as the exchange agent for the exchange offer. Wilmington Trust FSB also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail, Hand or Overnight Delivery:	By Facsimile:
Wilmington Trust FSB	(302) 636-4139
c/o Wilmington Trust Company
Corporate Capital Markets	For Information or Confirmation by Telephone:
Rodney Square North	Sam Hamed
1100 North Market Street	(302) 636-6181
Wilmington, Delaware 19890-1626

        Note:    Delivery of this instrument to an address other than as set forth above or transmission of instructions other than as set forth above will not constitute a valid delivery.

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than to the facsimile number set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the prospectus distributed in connection with the private offering of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

General

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the word "Company" refers only to ClubCorp Club Operations, Inc. (and its successors under the Indenture) and not to any of its subsidiaries.

        On November 30, 2010 (the "Issue Date"), the Issuer issued $415,000,000 aggregate principal amount of 10% senior secured notes due 2018. For purposes of this description, the "Notes" refers to these outstanding notes and the Exchange Notes to be issued pursuant to the Exchange Offer to which this prospectus relates, as well as any Additional Notes, as defined below. The outstanding notes were, and the Exchange Notes will be, issued under an indenture dated as of the Issue Date (the "Indenture") among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee (the "Trustee"). The Notes were issued in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to specific provisions of the Trust Indenture Act.

        The following description is only a summary of the material provisions of the Notes and the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture, including the definitions therein of certain terms used below. We urge you to read the Notes and the Indenture because they, not this description, define your rights as Holders of the Notes. Copies of the Indenture and the Notes are available as set forth below under the caption "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture.

        The outstanding notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of outstanding notes who do not exchange their outstanding notes in the Exchange Offer will vote together with the holders of the Exchange Notes for all relevant purposes under the Indenture. Accordingly, when determining whether the required holders have given notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes. All references herein to specified percentages in aggregate principal amount of notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, percentages in aggregate principal amount of outstanding notes and Exchange Notes outstanding.

Brief Description of Notes

        The Notes:

  •
  are general, unsecured, senior obligations of the Company;

  •
  are effectively subordinated to any existing and future secured Indebtedness of the Company, including the Indebtedness of the Company under the Credit Agreement to the extent of the value of the collateral securing such secured Indebtedness;

  •
  are structurally subordinated to any existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities, including trade payables, of Subsidiaries of the Company that do not guarantee the Notes;

  •
  are pari passu in right of payment with any existing and future unsubordinated Indebtedness of the Company;

  •
  are senior in right of payment to any future subordinated Indebtedness of the Company; and

  •
  are guaranteed by the Guarantors.

Guarantees

        The Notes are guaranteed by each of the Company's Wholly Owned Restricted Subsidiaries that has guaranteed the Company's Indebtedness under the Credit Agreement. For the fiscal year ended December 28, 2010, subsidiaries which are not Guarantors had revenue of $46.0 million and operating income of $10.9 million. For the twelve weeks ended March 22, 2011, subsidiaries which are not Guarantors had revenue of $11.2 million and operating income from continuing operations of $3.1 million. In the future, we may have additional subsidiaries which are not Guarantors of the Notes.

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally, irrevocably and unconditionally, guarantee, on an unsecured senior basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Guarantors initially guaranteed the Notes and, in the future, each direct and indirect Restricted Subsidiary of the Company that guarantees Indebtedness of the Company under the Credit Agreement will, subject to certain exceptions, guarantee the Notes. Each of the Note Guarantees is a general, unsecured, senior obligation of each Guarantor, ranks equally in right of payment with all existing and future unsubordinated Indebtedness of such Guarantor (including such Guarantor's guarantee of the Credit Agreement), is effectively subordinated to all secured Indebtedness of such Guarantor (including such Guarantor's guarantee of the Credit Agreement), to the extent of the value of the collateral securing such secured Indebtedness, and will rank senior in right of payment to all future subordinated Indebtedness of such Guarantor. Each of the Note Guarantees is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not provide a Note Guarantee.

        Not all of the Company's Subsidiaries have guaranteed the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, is effectively senior to the Notes. The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Company or its Restricted Subsidiaries, including the non-Guarantors.

        As of the Issue Date, all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries have not guaranteed the Notes.

Principal, Maturity and Interest

        The Issuer issued $415.0 million in aggregate principal amount of Notes to the initial Holder on November 22, 2010 and will issue up to the same aggregate principal amount of Exchange Notes in this offering. The Indenture provides for the issuance by the Company of an unlimited amount of Notes, and the Company may issue additional notes (the "Additional Notes") from time to time. Any offering of Additional Notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on December 1, 2018.

        Interest on the Notes accrues at the rate of 10% per annum and is payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2011. The Company will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15.

        Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The Trustee currently acts as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

        The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

        The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Note Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor's obligation to an amount that effectively makes its Note Guarantee worthless. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Note Guarantee could be reduced to zero. See "Risk Factors—Risks related to the Exchange Offer, our Indebtedness and the Notes—Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes."

        Any Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, limited liability company, partnership, limited partnership, trust or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture; or

            (b)   such sale or other disposition complies with the "Asset Sales" provisions of the Indenture, including the application of the Net Proceeds therefrom.

        The Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged:

          (1)   in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the "Asset Sales" provisions of the Indenture;

          (2)   if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to the Indenture;

          (3)   in connection with the release or discharge of such Guarantor under the Credit Agreement or the guarantee which resulted in the creation of such Note Guarantee, except a release or discharge by or as a result of payment under such Guarantee (it being understood that a release subsequent to a contingent reinstatement is still a release); and

          (4)   in connection with the Company exercising the legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the Company's obligations under the Indenture being discharged in accordance with the terms of the Indenture.

Ranking

        The Notes rank equal in right of payment to all existing and future unsecured unsubordinated Indebtedness and senior in right of payment to all subordinated Indebtedness of the Company. The Notes, however, are effectively subordinated in right of payment to all of the Company's secured obligations (including the Indebtedness of the Company under the Credit Agreement) to the extent of the collateral securing such obligations. Additionally, the Notes are effectively subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities, including trade payables, of the Company's Subsidiaries that are not Guarantors. The Note Guarantees rank equal in right of payment with all existing and future unsecured unsubordinated Indebtedness of the Guarantors and senior in right of payment to all subordinated Indebtedness of the Guarantors. In addition, the Note Guarantees are effectively subordinated to all of the Guarantors' secured obligations (including such Guarantor's guarantee of the Credit Agreement) to the extent of the value of the collateral securing such obligations.

        As of March 22, 2011, ClubCorp Club Operations, Inc., and its guarantor subsidiaries, had approximately $744.4 million of indebtedness and our non-guarantor subsidiaries had $37.8 million of indebtedness, of which $32.0 million was non-recourse to us.

Optional Redemption

        Except as set forth below, the Notes are not redeemable at the Company's option prior to December 1, 2014.

        At any time prior to December 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1)   at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (2)   the redemption must occur within 90 days of the date of the closing of such Equity Offering.

        In addition, at any time prior to December 1, 2014, the Company may redeem all or any portion of the Notes, at once or over time, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest and Additional Interest, if any, to the applicable date of redemption, plus (iii) the Make-Whole Premium.

        On and after December 1, 2014, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%

        Notice of redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at the Company's discretion, be given prior to completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under the caption "Repurchase at the Option of Holders." We may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof, provided that no Note of

$2,000 or less shall be redeemed in part) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On or prior to the Change of Control Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3)   deliver or cause to be delivered to the Trustee the Notes so accepted together with an officer's certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

        The Paying Agent will promptly send to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Credit Agreement prohibits the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the Indenture). Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under such other agreements.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer; provided that after the first public offering of the Company's common stock or the common stock of any direct or indirect parent company of the Company after the Issue Date, such definitive agreement shall not be required.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        We cannot assure you that if a Change of Control occurs we will have sufficient funds to make any required repurchases of Notes under a Change of Control Offer.

  Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by the Company's Board of Directors of the assets sold or otherwise disposed of; and

          (2)   at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Replacement Assets or a combination of both; provided that the amount of:

            (a)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, or in footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company's or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability;

            (b)   any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days following the consummation of such Asset Sale; and

            (c)   any Designated Non-cash Consideration received by the Company or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of $20.0 million and 1.5% of Total Assets, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

          (1)   to repay Priority Senior Obligations and, in the case such Priority Senior Obligations are revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2)   to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3)   to make a capital expenditure in or that is used or useful in a Permitted Business; or

          (4)   to acquire other long-term assets in or that are used or useful in a Permitted Business;

provided that, in the case of clauses (2), (3) or (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment"); provided, further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings, including under the Credit Agreement, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company or agent for such other pari passu Indebtedness shall select such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

        The Credit Agreement prohibits the Company from purchasing any Notes, and also provides that certain asset sale events with respect to the Company would constitute a default under these agreements. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under such other agreements.

Selection and Notice

        If less than all of the Notes are to be purchased or redeemed at any time, the Trustee will select Notes for purchase or redemption as follows:

          (1)   if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2)   if the Notes are not so listed, on a pro rata basis, by lot or by such other method in accordance with the procedures of DTC.

        No Notes of $2,000 or less shall be purchased or redeemed in part. Notices of purchase or redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at its registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

        If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption that relates to that Note shall state the portion of the principal amount thereof to be purchased or redeemed. A new Note in principal amount equal to the unpurchased or unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (2)   purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

          (3)   make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, in each case, prior to any scheduled payment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (a) Indebtedness permitted under clause (7) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock;" or (b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase or acquisition; or

          (4)   make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2)   the Company would, after giving effect to such transaction on a pro forma basis, (a) have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) have had a Leverage Ratio of not greater than 4.50 to 1.00; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (a)   100% of the Adjusted EBITDA of the Company for the period (taken as one accounting period) from the beginning of the first day of the fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less 1.75 times Consolidated Interest Expense of the Company for the same period, plus

            (b)   100% of the aggregate net cash proceeds, and the fair market value (as determined in good faith by the Company's Board of Directors or, if such fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor), of marketable securities or other property received by the Company since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (16)(a) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock") from the issue or sale of:

                (i)  (A) Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value (as determined in good faith by the Company's Board of Directors or, if such fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor), of marketable securities or other property received from the sale of:

                (x)   Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent company of the Company and the Company's Subsidiaries after the Issue Date to the extent such amounts have been applied to

        Restricted Payments made in accordance with clause (9) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock,

      and (B) to the extent such net cash proceeds are actually contributed to the Company, Equity Interests of the Company's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (9) of the next succeeding paragraph); or

               (ii)  debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

    provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

            (c)   100% of the aggregate amount of cash and the fair market value (as determined in good faith by the Company's Board of Directors or, if such fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor), of marketable securities or other property contributed to the capital of the Company following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock, pursuant to clause (16)(a) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

            (d)   100% of the aggregate amount received in cash and the fair market value (as determined in good faith by the Company's Board of Directors or, if such fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor), of marketable securities or other property received by means of:

                (i)  the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or

               (ii)  the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

            (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (as determined by the Company's Board of Directors in good faith or, if such fair market value exceeds $20.0 million, in writing by an Independent Financial Advisor) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit the following (provided that with respect to clauses (8), (11) and (12) below, no Default or Event of Default shall have occurred and be continuing):

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (5) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges;"

          (5)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

            (b)   the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a) and (c) of this clause (5), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (6)   payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company and any repurchases of Equity Interests in consideration of such payments deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

          (7)   Restricted Payments that are made with Excluded Contributions;

          (8)   the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales;" provided that all Notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

          (9)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (9) do not exceed $2.5 million in any calendar year (which shall increase to $5.0 million in any calendar year subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company's direct or indirect parent companies, in each case to any future, present or former employee, director or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to common equity of the Company and not otherwise applied to make Restricted Payments by virtue of clause (3) of the preceding paragraph) after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (9);

          (10) the declaration and payment of dividends or distributions by the Company to, or the making of loans to, any direct or indirect parent company of the Company in amounts required for any direct or indirect parent company of the Company to pay, in each case without duplication:

            (a)   franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

            (b)   foreign, federal, state and local income and similar taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted

    Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company;

            (c)   customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

            (e)   fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent company;

            (f)    amounts payable pursuant to the Management Agreement (including any amendment thereto so long as any such amendment is not materially disadvantageous in the good faith judgment of the Board of Directors of the Company to the Holders when taken as a whole, as compared to the Management Agreement as in effect on the Issue Date), solely to the extent such amounts are not paid directly by the Company or its Subsidiaries;

            (g)   cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent company of the Company; and

            (h)   to finance Investments that would otherwise permitted to be made pursuant to this covenant if made by the Company; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant "—Merger, Consolidation or Sale of All or Substantially All Assets" below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (D) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (7) hereof) or pursuant to the definition of "Permitted Investments" (other than clause (5) thereof);

          (11) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

          (12) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (12) not to exceed $35.0 million; and

          (13) any Restricted Payment made in connection with the Reorganization Transactions.

        Notwithstanding the immediately prior two paragraphs, prior to the second anniversary of the Issue Date, none of the Company or any of its Restricted Subsidiaries shall (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests held by (a) the Investors or (b) a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of a dividend or other distribution to the Investors, or (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, in each case, held by the Investors; provided that following the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company, which generates gross proceeds to the issuer and any selling stockholders of at least $125.0 million, the Company shall be permitted to make any Restricted Payment in compliance with this covenant.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment (as determined by the Company's Board of Directors in good faith or, if the fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor).

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Debt) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock pursuant to the Fixed Charge Coverage Ratio test under this first paragraph of the covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $40.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to the Fixed Charge Coverage Ratio test under this first paragraph and clauses (15), (16)(b) and (17) below at such time.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   the incurrence of Indebtedness pursuant to Credit Facilities by the Company (and the incurrence by the Guarantors of guarantees thereof) and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $400.0 million, minus, in each case, the amount of permanent repayments of

  Indebtedness under Credit Facilities incurred pursuant to this clause (1) with the Net Proceeds from Asset Sales pursuant to clause (1) of the second paragraph of the covenant described under "Asset Sales;"

          (2)   the incurrence by the Company and any Restricted Subsidiary of the Company of the Existing Indebtedness (other than Indebtedness under clauses (1) and (3) and, for purposes of clause (6) below, (8) and (16));

          (3)   the incurrence by the Company and any Restricted Subsidiary of Indebtedness represented by the Notes and the related Note Guarantees outstanding on the Issue Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

          (4)   the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations), Disqualified Stock and Preferred Stock, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding which, taken together with all other Indebtedness incurred pursuant to this clause (4) and all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, Disqualified Stock and Preferred Stock, does not exceed $25.0 million;

          (5)   the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations), Disqualified Stock and Preferred Stock, in each case, incurred for the purpose of financing all or any part of the purchase price for golf carts or golf course maintenance equipment, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness (including Capital Lease Obligations), Disqualified Stock or Preferred Stock incurred pursuant to this clause (5), not to exceed $300,000 at any time outstanding for each 18-hole equivalent golf course operated by the Company or any such Restricted Subsidiary;

          (6)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness), Disqualified Stock and Preferred Stock that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (6), (15) and (17) of this paragraph;

          (7)   the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

          (8)   the incurrence, in the ordinary course of business and not for speculative purposes, by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of protecting the Company or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates;

          (9)   the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (10) refundable membership deposits or initiation fees incurred in the ordinary course of business;

          (11) the incurrence by the Company or any Restricted Subsidiary of (a) obligations under letters of credit or similar instruments (including reimbursement obligations with respect thereto) securing obligations (other than Indebtedness) entered into in the ordinary course of business of such Person to the extent such letters of credit or similar instruments are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than 30 days following receipt by such Person of a demand for reimbursement; (b) performance, bid, surety or appeal bonds and completion guarantees provided in the ordinary course of business or (c) agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary of the Company in connection with such disposition;

          (12) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of Equity Interests or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

          (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (14) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (9) of the second paragraph under "—Restricted Payments;"

          (15) Indebtedness, Disqualified Stock or Preferred Stock of (a) the Company or a Restricted Subsidiary incurred to finance an acquisition or (b) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

            (a)   the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

            (b)   the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

  provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant, clause (16)(b) and clause (17) of this covenant, no more than $40.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (15) shall be incurred and outstanding;

          (16)(a)  Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary equal to the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (16)(b), does not at any one time outstanding exceed $45.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant, clause (15) and clause (17) of this covenant, no more than $40.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (16)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (16)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (16)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (16)(b));

          (17) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $35.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (17) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (17) shall cease to be deemed incurred or outstanding for purposes of this clause (17) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (17)); provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant, clause (15) and clause (16)(b) of this covenant, no more than $40.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (17) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified

  Stock or Preferred Stock incurred pursuant to this clause (17) shall cease to be deemed incurred or outstanding for purposes of this clause (17) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (17); and

          (18) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant:

          (A)  in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt; and

          (B)  at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs of this covenant.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency ex-change rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Neither the Company nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or Note Guarantee of such Guarantor on at least substantially identical terms.

        The Indenture will not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective Liens (the "Initial Lien") of any kind against or upon any of their assets now owned or hereafter acquired, or upon any income or profits therefrom, securing Indebtedness or any related guarantee, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

        Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3)   transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   contractual encumbrances or restrictions, including Existing Indebtedness and the Credit Agreement, in each case as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those contained in such Existing Indebtedness and the Credit Agreement, as the case may be, as in effect on the date of the Indenture;

          (2)   the Indenture, the Notes and the Note Guarantees;

          (3)   applicable law or any applicable rule, regulation or order;

          (4)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

          (5)   customary non-assignment provisions in, or provisions that restrict in a customary manner the transfer of any property or asset that is, a lease, contract or agreement entered into in the ordinary course of business and consistent with past practices;

          (6)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (7)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (8)   Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   Liens and Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants of the Indenture that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (10) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company that is not a Domestic Subsidiary;

          (11) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts entered into in the ordinary course of business;

          (12) not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries;

          (13) customary provisions in joint venture agreements or arrangements and other similar agreements entered into in the ordinary course of business;

          (14) Indebtedness of any Restricted Subsidiary of the Company or any agreement pursuant to which such Indebtedness was issued if (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and (c) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes;

          (15) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

          (16) customary provisions contained in leases, sub-leases, licenses or sub-licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; and

          (17) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) of the second paragraph of this covenant; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  Merger, Consolidation or Sale of All or Substantially All Assets

        The Company may not: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1)   either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to supplemental indentures or other agreements in form satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   the Company or the Successor Company (if other than the Company)will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four Quarter Period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) the Fixed Charge Coverage Ratio would be greater than the Fixed Charge Coverage Ratio immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

          (6)   the Company shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for the Company under the Indenture, the Note Guarantees and the Notes, as applicable. Notwithstanding the immediately preceding clauses (3) and (4),

          (1)   any Restricted Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Company or a Restricted Subsidiary, and

          (2)   the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Note Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Company will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)(a)  such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Note Guarantee pursuant to supplemental indentures or other agreements in form satisfactory to the Trustee;

            (c)   immediately after such transaction, no Default exists; and

            (d)   the Company shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;

          (2)   the transaction is made in compliance with the first paragraph of the covenant described under "Repurchase at the Option of Holders—Asset Sales;" or

          (3)   such property or assets constitute Equity Interests of Restricted Subsidiaries that are not Guarantors, which Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed to Restricted Subsidiaries that are not Guarantors.

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Note Guarantee. Notwithstanding the foregoing, any Guarantor may (1) merge, amalgamate or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company.

  Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $3.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person in an arms-length transaction; and

          (2)   the Company delivers to the Trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officer's certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors (including a majority of the members of the Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested); and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   transactions between or among the Company and/or its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

          (2)   any reasonable employment, compensation, benefit or indemnification arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with directors, officers or employees and the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (3)   transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (4)   transactions in the ordinary course of business between the Company or any of its Restricted Subsidiaries and any Person in which the Company or any of its Restricted Subsidiaries owns any Equity Interest; provided (i) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, (ii) such Person is an Affiliate of the Company or such Restricted Subsidiary solely as a result of the Company or such Restricted Subsidiary's ownership of the Equity Interests in such Person and (iii) no holder of Equity Interests in such Person are Affiliates of the Company or any of its Subsidiaries;

          (5)   Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "—Restricted Payments;" and the definition of "Permitted Investments;"

          (6)   the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such existing agreement together with all amendments thereto are not otherwise disadvantageous to the Holders when taken as a whole;

          (7)   payments by the Company (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Company (and any such parent company) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

          (8)   transactions with customers, clients, suppliers, contractors, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (9)   the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company to any direct or indirect parent company of the Company or to any Permitted Holder or to any employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

          (10) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

          (11) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (12) the payment of management, consulting, monitoring, transaction, advisory and other fees and related expenses (including indemnification and other similar amounts) pursuant to the Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and similar amounts) accrued in any prior year) and the termination fees pursuant to the Management Agreement, or, in each case, any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors of the Company to the Holders when taken as a whole, as compared to the Management Agreement as in effect on the Issue Date;

          (13) payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors (including a majority of members of the Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested);

          (14) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith;

          (15) investments by the Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

          (16) any transaction or agreement between the Company or any of its Restricted Subsidiaries, on the one hand, and any Affiliates of the Company, on the other hand, in connection with the Reorganization Transactions.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis; and (2) no Default or Event of Default would be in existence following such designation.

        With respect to the designation of any Unrestricted Subsidiary that will constitute a Financing Unrestricted Subsidiary, (A) immediately after giving effect to such designation, the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries on a pro forma basis shall be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to giving effect to such designation, (B) immediately after giving effect to such designation, the Company and its Restricted Subsidiaries shall be in compliance with clause (17) of the definition of "Permitted Investments," and (C) such Financing Unrestricted Subsidiary shall be designated solely in contemplation of a Disposition of the property or assets of, or an incurrence or issuance of Indebtedness by, such Financing Unrestricted Subsidiary and promptly, but in no event later than 30 days, after the effective date of the designation of each Financing Unrestricted Subsidiary, the Company shall make a prepayment of the Indebtedness under the Credit Agreement from the Net Proceeds resulting from such Disposition or from the net cash proceeds of such incurrence or issuance of Indebtedness in accordance with the terms of the Credit Agreement. For purposes of clause (B) above, the designation of a Restricted Subsidiary as a Financing Unrestricted Subsidiary shall be deemed to be an Investment by the Company and each applicable Restricted Subsidiary (as applicable) in an amount equal to the fair market value (as determined in good faith by the Company's Board of Directors or, if such fair market value exceeds $20.0 million, in writing by an Independent Financial Advisor) of the total assets of such Unrestricted Subsidiary at the date of designation.

  Limitations on Issuances of Guarantees of Indebtedness

        The Company will not permit any of its Wholly Owned Restricted Subsidiaries that is not a Guarantor, directly or indirectly, to guarantee any other Indebtedness of the Company or any Guarantor unless such Wholly Owned Restricted Subsidiary within 20 days executes and delivers a supplemental indenture to the Indenture providing a Note Guarantee, which Note Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of such other Indebtedness.

        Notwithstanding the preceding paragraph, any Note Guarantee will provide by its terms that it may be automatically and unconditionally released and discharged under the circumstances described above under the caption "—Note Guarantees."

  Payments for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

  Reports

        Whether or not required by the Commission, so long as any Notes are outstanding, the Company will make available to the Trustee and the Holders of Notes, within the time periods specified in the Commission's rules and regulations for non-accelerated filers:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations for non-accelerated filers (unless the Commission will not accept such a filing); provided that the Company's obligation to file information and reports with the Commission under the Indenture shall not commence until such time that the Company has filed a registration statement pursuant to the Registration Rights Agreement and such registration statement has been declared effective by the Commission, and, prior to such time, the Company shall provide a copy of all of the information and reports referred to in clauses (1) and (2) above by posting such information on the website of the Company or otherwise making it available to the Trustee and Holders of the Notes. In addition, the Company and the Note Guarantors have agreed that, for so long as any Notes remain outstanding, they will make available to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, which requirement shall be deemed satisfied (i) by posting such information on the website of the Company or (ii) if such information is contained in any publicly available filing by the Company with the Commission.

        In the event that any direct or indirect parent company of the Company becomes a Guarantor (which shall be permitted, subject to compliance with the Indenture, at any time, at the Company's sole discretion), the Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted

Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Events of Default and Remedies

        Each of the following is an "Event of Default":

          (1)   default for 30 days in the payment when due and payable upon redemption, acceleration or otherwise of interest on, or Additional Interest with respect to, the Notes;

          (2)   default in payment when due and payable upon redemption, acceleration or otherwise of the principal of or premium, if any, on the Notes;

          (3)   failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets;"

          (4)   failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice given by the Trustee or the Holders of not less than 25% in principal of the Outstanding Notes to comply with any of the other agreements (other than a default referred to in clauses (1), (2) and (3) above) in the Indenture; provided that in the case of a failure to comply with the Indenture provisions under "—Reports," such period of continuance of such default shall be 120 days after written notice described in this clause (4) has been given; provided, further, that, if applicable, failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 314(a) of the Trust Indenture Act will not in itself be deemed a Default or Event of Default under the Indenture;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

          (6)   failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

          (7)   except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee, other than by reason of termination of the Indenture or the release of any such Note Guarantee in accordance with the Indenture; and

          (8)   certain events of bankruptcy or insolvency with respect to the Company any of its Significant Subsidiaries or group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising under clause (8), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under the Indenture, except a continuing Default in the payment of interest or Additional Interest on, premium, if any, or the principal of any Note held by a non consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within ten Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees, Stockholders and Equityholders

        No director, officer, employee, incorporator, stockholder or equityholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

          (2)   the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

          (6)   the Company shall deliver to the Trustee an officer's certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7)   the Company shall deliver to the Trustee an officer's certificate and an opinion of counsel, (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1)   reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions, with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Note Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (9)   make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Note Guarantee of any Subsidiary in any manner adverse to the Holders of the Notes.

        Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Company's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

          (7)   to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

          (12) to conform the text of the Indenture or the Notes to any provision of the "Description of the Notes" in the Offering Memorandum to the extent that such provision in the "Description of the Notes" in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Notes.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

          (1)   all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

          (2)   (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption as the case may be;

            (b)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and any simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

            (c)   the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an officer's certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and the Note Guarantees are governed by and construed in accordance with the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Indenture, the Registration Rights Agreement and the Notes without charge by writing to ClubCorp, Inc., 3030 LBJ Freeway, Dallas, Texas 75234, Attention: Curt McClellan, Chief Financial Officer.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all Additional Interest, as defined in and then owing pursuant to the Registration Rights Agreement.

        "Adjusted EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses 1(t) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

            (e)   the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

            (f)    any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

            (g)   the amount of any non-controlling interest income or expense consisting of Subsidiary income or loss attributable to minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

            (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates;" plus

            (i)    the amount of net cost-savings projected by the Company in good faith to be realized as a result of specified actions initiated or to be taken on or prior to the date that is 12 months after any acquisition, merger or operational change (calculated on a pro forma basis as though such cost-savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost-savings are reasonably identifiable and quantifiable, (y) no cost-savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost-savings that are included in clause (e) above, and (z) the aggregate amount of cost-savings added pursuant to this clause (i) shall not exceed in any Four Quarter Period (A) $3.0 million in connection with any acquisition of a club and (B) $10.0 million for such Four Quarter Period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

            (j)    the amount of deferred revenue relating to initiation deposits and fees that was written off in connection with the purchase of ClubCorp, Inc. by Fillmore CCA Holdings, Inc. on December 26, 2006 which, but for such write-off, would have been recognized as revenue in such period; plus

            (k)   any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than

    Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Restricted Payments;" plus

            (l)    the amount of expenses relating to payments made to option holders of any direct or indirect parent company of the Company or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the Indenture;

            (m)  fees and expenses of third parties retained by management in connection with preparing the Company to comply with the public filing requirements of the Commission and the Sarbanes-Oxley Act of 2002, as amended, and related rules and regulations, to the extent deducted in computing Consolidated Net Income; and

            (n)   any state or local property taxes, regulatory expenses or other charges directly resulting from (i) the Reorganization Transactions described in the offering memorandum relating to the initial offering of the Notes or (ii) the purchase of ClubCorp, Inc. by Fillmore CCA Holdings, Inc. on December 26, 2006.

          (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Adjusted EBITDA in any prior period.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

          (1)   the sale, conveyance or other disposition of any property or assets of the Company or any of its Restricted Subsidiaries; or

          (2)   the issuance or sale of Equity Interests by any of the Company's Restricted Subsidiaries (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock").

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

          (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Restricted Payments;"

          (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $7.5 million;

          (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

          (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon);

          (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

          (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    foreclosures, condemnation or any similar action on assets;

          (j)    any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

          (k)   any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

          (l)    any disposition of assets or issuance or sale of Equity Interests of any Dormant Subsidiary; and

          (m)  any disposition of property or assets in connection with the Reorganization Transactions.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee duly designated thereby;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   (a) euro, or any national currency of any participating member state in the EMU; or

            (b)   in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government, with maturities of 12 months or less from the date of acquisition;

          (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

          (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

          (9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (10) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition; and

          (11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

          (2)   the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (except by reason of temporary vacancies created by the death, incapacity or the unscheduled resignation of a director, prior to the replacement of such director); or

          (3)   the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of, (i) prior to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company, 35% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company, or (ii) subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company, 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, other than with respect to Indebtedness borrowed under the Credit Agreement or the Notes, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) interest expense relating to membership deposit liabilities, (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) any Additional Interest and any comparable "additional interest" with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness borrowed under the Credit Agreement, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility); plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that without duplication:

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

          (8)   any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (9)   any impairment charge, asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (10) any (i) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded,

          (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

          (12) accruals and reserves that are established, adjusted or changed as a result of the adoption or modification of accounting policies, shall be excluded,

          (13) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded,

          (14) any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging shall be excluded, and

          (15) any net gain or loss resulting in such period from currency transaction or translation gain or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Restricted Payments" only (other than clause (3)(d) thereof of the first paragraph), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Consolidated Secured Debt Ratio" as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries (other than Hedging Obligations) that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Company's Adjusted EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio. For purposes of this definition, Obligations in respect of Capitalized Lease Obligations shall not be considered secured by Liens.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to liabilities representing membership deposits) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company's Board of Directors.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Continuing Director" means during any period of 12 consecutive months beginning after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or any of its direct or indirect parent companies, if such agreement was approved by a vote of such majority of directors).

        "Controlled Investment Affiliate" means, as to any Person, any other Person, other than KSL, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

        "Credit Agreement" means that certain Credit Agreement to be dated on or about November 30, 2010, among CCA Club Operations Holdings, LLC, the Company, as borrower, the other borrowers party thereto, Citibank, N.A., as administrative agent, and the lenders party thereto from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer's certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Company or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "Certain Covenants—Restricted Payments" covenant.

        "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

        "Dormant Subsidiary" shall have the same meaning as defined in the Credit Agreement on the Issue Date.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Company's or any direct or indirect parent company's common stock registered on Form S-8;

          (2)   issuances to any Subsidiary of the Company; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:

          (1)   contributions to its common equity capital; and

          (2)   the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the

  Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company;

in each case designated as Excluded Contributions pursuant to an officer's certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Restricted Payments."

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date.

        "Financing Unrestricted Subsidiary" means any Unrestricted Subsidiary that owns assets or property (other than cash) that were owned by the Company or its Subsidiaries on the Issue Date.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Four Quarter Period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the applicable Four Quarter Period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the applicable Four Quarter Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable Four Quarter Period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) during such period on any series of Preferred Stock issued by such Person; and

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) during such period on any series of Disqualified Stock issued by such Person.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "Four Quarter Period" means the most recently ended four fiscal quarters of the Company for which internal financial statements are available immediately preceding the date for which the Fixed Charge Coverage Ratio is being calculated.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means:

          (1)   each Wholly Owned Restricted Subsidiary of the Company that has guaranteed the Company's Obligations under the Credit Agreement and that is a party to the Indenture on the date of the Indenture; and

          (2)   any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Immediate Family Members" means with respect to any individual, such individual's child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the fore-going individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any do-nor-advised fund of which any such individual is the donor.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until, after 30 days of becoming due and payable, has not been paid and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

          (5)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of receivables facilities or (c) liabilities representing membership deposits. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person other than by endorsement of negotiable instruments for collection in the ordinary course of business.

        The amount of any Indebtedness outstanding as of any date shall be:

          (1)   the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2)   the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants—Restricted Payments."

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investors" means KSL and its respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Issue Date" means November 30, 2010.

        "KSL" means KSL Capital Partners, LLC.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Leverage Ratio" means, for any date of determination, the ratio of (1) Consolidated Total Indebtedness to, (2) Adjusted EBITDA of the Company and its Restricted Subsidiaries for the Four Quarter Period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Four Quarter Period for which the Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Leverage Ratio is made (the "Leverage Ratio Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Four Quarter Period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Leverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of such Four Quarter Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Four Quarter Period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Leverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. For purposes of this definition, the amount of Indebtedness outstanding under any revolving credit facility shall be calculated based on (A) the average daily balance of such Indebtedness during the Four Quarter Period or such shorter period for which such Credit Facility was outstanding or (B) if such Credit Facility was created after the end of the Four Quarter Period, the average daily balance of such Indebtedness during the period from the creation of such facility to the date of determination.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Make-Whole Premium" means, with respect to a Note on any date of redemption, the greater of (1) 1% of the principal amount of such Note or (2) the excess of the present value at such date of redemption of (i) the redemption price of such Note at December 1, 2014 (such redemption price being set forth in the table appearing under "—Optional Redemption") plus (ii) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such Note through December 1, 2014 computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over the then outstanding principal amount of such Note.

        "Management Agreement" means the Investment Management Agreement, dated as of December 26, 2006, among KSL Advisors, LLC, Fillmore CCA Holdings I, LLC, Fillmore CCA Holdings, Inc. and ClubCorp, Inc.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset

Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Note Guarantee" means a guarantee by a Guarantor of the Company's obligations with respect to the Notes pursuant to the Indenture or any supplemental indenture to the Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the Offering Memorandum dated November 22, 2010, pursuant to which the outstanding notes were offered.

        "Permitted Business" means any business conducted (as described in the offering memorandum) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto.

        "Permitted Holders" means KSL, investment vehicles managed by KSL, partners or members of KSL and any Affiliates or Related Persons therof.

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)   any Investment in cash, Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Company; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investments received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies;

          (6)   Hedging Obligations incurred under clause (8) under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

          (7)   [reserved];

          (8)   accounts receivable, prepaid expenses, advances and deposits arising in the ordinary course of business of the Company or its Restricted Subsidiaries;

          (9)   Investments received (a) in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries, (b) in satisfaction of judgments or foreclosure or (c) in exchange for any other Investment or accounts receivable held by the Company or any of its Restricted Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or account receivable;

          (10) loans or advances to members representing their deferred initiation deposits or fees, arising in the ordinary course of business consistent with past practice;

          (11) loans and advances to employees, directors, officers, managers, distributors and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person's purchase of Equity Interests of the Company or any direct or indirect parent company thereof; provided that the proceeds of any such loans to purchase Equity Interests under this clause (11)(b) are either received by the Company or contributed by such direct or indirect parent company to the Company and excluded from the calculation under clause (3) of the first paragraph of "Certain Covenants—Restricted Payments" except to the extent such loans are actually repaid;

          (12) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (13) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (14) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (3), (5) and (8) of such paragraph);

          (15) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (16) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $45.0 million and 2.5%

  of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (17) Investments resulting from the designation of one or more Financing Unrestricted Subsidiaries; provided that the aggregate fair market value of all property and assets (as valued at the time of designation of each applicable Subsidiary (as described under "Designation of Restricted and Unrestricted Subsidiaries") that are transferred to, contributed to or otherwise held by all Financing Unrestricted Subsidiaries shall not exceed $75.0 million;

          (18) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date to the extent described in the Offering Memorandum, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date to the extent described in the Offering Memorandum; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

          (19) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

          (20) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business; and

          (21) repurchases of Notes.

        "Permitted Liens" means:

          (1)   Liens securing Indebtedness permitted to be incurred under one or more Credit Facilities, including any letter of credit relating thereto, pursuant to the covenant described in "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" in an amount not to exceed the amount of Indebtedness permitted to be incurred pursuant to clause (1) in "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (2)   Liens in favor of the Company or any of its Restricted Subsidiaries;

          (3)   (a) Liens on deposits to secure the performance of bids, trade contracts, governmental contracts, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations that do not materially or adversely affect the value or use of such property), in each case, other than Indebtedness, and incurred in the ordinary course of business or (b) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (a);

          (4)   Liens for taxes, assessments or other governmental charges or claims that are not yet delinquent or overdue for a period of more than 30 days, are not yet payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (5)   leases, subleases, licenses or sublicenses granted to others that do not in any material respect interfere with the business of the Company or any of its Restricted Subsidiaries;

          (6)   landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction contractor's or other similar Liens, in each case, not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (7)   (a) Liens incurred or pledges or deposits made in connection with workers' compensation, unemployment insurance and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business, (b) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to the Company or any of its Restricted Subsidiaries, or (c) obligations in respect of letters of credit or bank guarantees that have been posted by the Company or any of its Restricted Subsidiaries to support the payments of the items set forth in clauses (a) and (b);

          (8)   survey exceptions, encroachments, protrusions, recorded and unrecorded servitudes, easements, rights-of-way, restrictions or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, variations in area or measurement, rights of parties in possession under written leases or occupancy agreements, and other title defects and non-monetary encumbrances affecting real property, or zoning, building or other restrictions as to the use of real properties or other similar encumbrances incurred which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of the business of the Company or any of its Restricted Subsidiaries, as the case may be, and any exceptions to title set forth in any title policies;

          (9)   Liens arising from the rendering of a final judgment or order against the Company or any of its Restricted Subsidiaries that does not give rise to an Event of Default;

          (10) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (11) Liens incurred in the ordinary course of business with respect to obligations that do not exceed $20.0 million at any one time outstanding;

          (12) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

          (13) Liens on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

          (14) Liens securing Hedging Obligations; provided that, with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (15) Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person's accounts payable or similar trade obligations in respect of bankers' acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (16) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (17) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company's clients;

          (18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (12), (13) and (35); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (12), (13) and (35) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

          (19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

          (20) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

          (21) [reserved];

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of over-draft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (25) Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under the Credit Agreement or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

          (26) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (27) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

          (28) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

          (29) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

          (30) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (31) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Subsidiaries that were permitted by the terms of the Indenture to be incurred;

          (32) Liens arising solely from precautionary Uniform Commercial Code (or equivalent statute) financing statements or similar filings;

          (33) Liens on vehicles arising from Capital Lease Obligations entered into with respect to such vehicles so long as such leases are permitted under the covenant "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (34) Liens securing Capital Lease Obligations permitted to be incurred pursuant to the covenant described in "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and Indebtedness permitted to be incurred under clauses (4) or (5) of the second paragraph of such covenant and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Capital Lease Obligations and Indebtedness incurred under such clauses (4) or (5) of the second paragraph of such covenant; provided, however, that such Liens securing Capital Lease Obligations or Indebtedness incurred under either clause (4) or (5) of the second paragraph of the covenant described in "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" may not extend to property owned by the Company or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (4) or (5);

          (35) Liens existing on the Issue Date;

          (36) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (37) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

          (38) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

          (39) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under "—Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that, with respect to Liens securing Obligations permitted under this clause (39), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.00 to 1.0.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium (including reasonable tender premiums) necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4)   such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "Priority Senior Obligations" means, without duplication:

          (1)   all Secured Indebtedness or Senior Indebtedness of the Company or any of its Restricted Subsidiaries;

          (2)   all Capital Lease Obligations of the Company or any of its Restricted Subsidiaries;

          (3)   all Attributable Debt of the Company or any of its Restricted Subsidiaries in respect of sale and leaseback transactions; and

          (4)   all Indebtedness (other than Indebtedness representing liability for refundable membership deposits or initiation fees incurred in the ordinary course of business) of any Restricted Subsidiary of the Company that is not a Guarantor.

        "Qualified Proceeds" means the fair market value (as determined in good faith by the Company's Board of Directors) of assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

        "Registration Rights Agreement" means the Registration Rights Agreement related to the Notes dated the Issue Date, among the Company, the Guarantors and the initial purchaser.

        "Related Person" with respect to any Permitted Holder means:

          (1)   any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual's estate, executor, administrator, committee or beneficiaries; or

          (2)   any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

        "Reorganization Transactions" means the Reorganization Transactions, as such term is defined in the Offering Memorandum.

        "Replacement Assets" means (1) assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Secured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien upon property of the Company or any of its Restricted Subsidiaries.

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Company or any Guarantor outstanding under the Credit Facilities or Notes and related guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Company or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means, with respect to the Notes,

          (1)   any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and

          (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such entity.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (a)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (b)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

        "Treasury Rate" means, as of any date of redemption, the yield to maturity at such date of redemption of United States Treasury securities with a constant maturity (as complied and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date that the applicable redemption notice relating to such redemption is mailed (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from such date of redemption to December 1, 2014; provided, however, that if the period from such date of redemption to December 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, unless such guarantee or credit support is released upon such designation.

        Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officer's certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Book Entry, Delivery and Form

  The Global Notes

        The exchange notes will be issued in the form of registered, global form, without interest coupons, which we refer to as the global notes.

        Upon issuance, each of the global notes will be deposited with the Trustee (as custodian for DTC) and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold beneficial interests through DTC participants.

        We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

  Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture.

        Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

  Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The Exchange Offer

        The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership of the Notes

        The following is a summary of the material U.S. federal income, and in the case of Non-U.S. Holders (as defined below) estate, tax considerations of the purchase, ownership and disposition of the notes as of the date hereof.

        Except where noted, this summary deals only with notes that are purchased upon original issuance at their initial offering price and are held as capital assets, and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a pass-through entity or a person who is an investor in a pass-through entity; or

  •
  a U.S. Holder (as defined below) whose "functional currency" is not the U.S. dollar.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

        If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisors.

        This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as any consequences arising under other federal tax laws and the laws of any other taxing jurisdiction.

  U.S. Holders

        The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of the notes.

        "U.S. Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

  Payments of Interest

        Except as set forth below, qualified stated interest (as defined below) on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Original Issue Discount

        The notes will be issued with original issue discount ("OID") and, therefore, you will be subject to special tax accounting rules, as described in greater detail below. You generally must include OID in gross income in advance of the receipt of cash attributable to that income.

        A note with an "issue price," as defined below, that is less than its stated principal amount generally will be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated principal amount multiplied by the number of complete years to maturity. The "issue price" of a note will be the first price at which a substantial amount of the notes is sold to investors for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

        The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the note; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        The stated interest payments on the notes are qualified stated interest, and are treated as described above under "—Payments of Interest."

        You generally must include OID in income using the "constant yield method." The amount of OID that you must include in income each taxable year is the sum of the "daily portions" of OID with respect to the note for each day during such taxable year or portion of such taxable year in which you held that note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

  •
  the note's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods.

        You may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the note, and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). You should consult with your own tax advisors about this election.

  Market Discount

        If you purchase a note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of its payment or disposition.

        In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

  Acquisition Premium, Amortizable Bond Premium

        If you purchase a note for an amount that is greater than its adjusted issue price but equal to or less than its principal amount, you will be considered to have purchased that note at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to a note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a note for an amount in excess of its principal amount, you will be considered to have purchased the note at a "premium" and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

  Sale, Exchange and Retirement of Notes

        Your adjusted tax basis in a note will, in general, be your cost for that note reduced by any cash payments on the note other than qualified stated interest and any amortized premium and increased by any OID or market discount previously included in income with respect to the note. Upon the sale, exchange, retirement or other disposition of a note, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income for U.S. federal income tax purposes to the extent not previously included in income) and the adjusted tax basis of the note. Subject to the market discount rules discussed above, any gain or loss will be capital gain or loss. Capital gains of non-corporate holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        The exchange of the notes for registered notes in the exchange offer described herein should not constitute a taxable event.

  Non-U.S. Holders

        The following is a summary of certain U.S. federal income and estate tax consequences that will apply to you if you are a "Non-U.S. Holder" of notes. "Non-U.S. Holder" means a beneficial owner of a note, other than a partnership for U.S. federal income tax purposes, that is not a U.S. Holder (as defined under "—U.S. Holders" above).

        Special rules may apply to you if you are subject to special treatment under the Code, including if you are a "controlled foreign corporation," a "passive foreign investment company," or a U.S. expatriate. If you are such a Non-U.S. Holder, you should consult your own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

  U.S. Federal Withholding Tax

        Subject to the discussion below concerning backup withholding, U.S. federal withholding tax will not apply to any payment of interest (which, for purposes of this discussion, includes any OID) on a note under the "portfolio interest" rule, provided that:

  •
  interest (including OID) paid on the note is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to Holdings through stock ownership;

  •
  you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain financial intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest (including any OID) made to you will be subject to a 30% U.S. federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S. (as discussed below under "—U.S. Federal Income Tax"). Alternative documentation may be applicable in certain situations. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

  U.S. Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), you will be subject to U.S. federal income tax on such interest (including any OID) on a net income basis in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your effectively connected earnings and profits attributable to such interest (including any OID), subject to adjustments. Interest (including any OID) that is effectively connected with a U.S. trade or business will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above under "—U.S. Federal Withholding Tax") are satisfied.

        Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected to your conduct of a trade or business in the Unites States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, in which case you will be taxed in the same manner as discussed above with respect to effectively connected interest), or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met, in which case you will be subject to a 30% U.S. federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. source losses.

  U.S. Federal Estate Tax

        Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the "portfolio interest rule" described above under "U.S. Federal Withholding Tax," without regard to the statement requirement described in the fifth bullet point of that section.

  Information Reporting and Backup Withholding

  U.S. Holders

        In general, information reporting requirements will apply to certain payments of interest (including any OID) and to the proceeds of a sale or other disposition (including a retirement or redemption) of a note made to you (unless you are an exempt recipient). A backup withholding tax may apply to such amounts if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

  Non-U.S. Holders

        Information reporting will also generally apply to payments of interest (including any OID) made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, backup withholding will not apply to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and we have received from you the statement described above in the fifth bullet point under "—Non-U.S. Holders—U.S. Federal Withholding Tax."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of a sale or other disposition (including a retirement or redemption) of our notes within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the exchange of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes (or the exchange notes) of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of outstanding notes or exchange notes by an ERISA Plan with respect to which we or any guarantor is are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the outstanding notes or the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased, exchanged or held by any person investing "plan assets" of any Plan, unless such purchase and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of an exchange note, each holder and subsequent transferee of a note, or any interest therein, will be deemed to have represented and warranted that either (i) no portion of the assets used by such holder or transferee to acquire or hold the notes, or any interest therein, constitutes assets of any Plan or (ii) the purchase and holding of the notes or any interest therein (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (or exchanging outstanding notes for exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes (including the exchange of outstanding notes for exchange notes).

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days after the date of this prospectus (subject to extension pursuant to the registration rights agreement), we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale and will deliver as many additional copies of this prospectus and any amendment or supplement to this prospectus as such broker-dealer may request in the letter of transmittal.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or through a combination of these methods of resale at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California. In rendering its opinion, Simpson Thacher & Bartlett LLP relied upon opinions of (i) Baker Hostetler as to certain matters governed by the laws of the state of Ohio, (ii) Bradley Arant Boult Cummings LLP as to certain matters governed by the laws of the state of Alabama, (iii) Brownstein Hyatt Farber Schreck, LLP as to certain matters governed by the laws of the states of California, Colorado and Nevada, (iv) Dickinson Wright PLLC as to certain matters governed by the laws of the state of Michigan, (v) Gardere Wynne Sewell LLP as to certain matters governed by the laws of the state of Texas, (vi) Greenberg Traurig, LLP as to certain matters governed by the laws of the states of Arizona, Florida, Georgia, Massachusetts, Pennsylvania and Virginia and the District of Columbia, (vii) Harris Shelton Hanover Walsh, PLLC as to certain matters governed by the laws of the states of Mississippi and Tennessee, (viii) Ice Miller LLP as to certain matters governed by the laws of the state of Indiana, (ix) Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. as to certain matters governed by the laws of the state of Arkansas, (x) Perkins Coie LLP as to certain matters governed by the laws of the states of Illinois and Washington, (xi) Quarles & Brady LLP as to certain matters governed by the laws of the state of Wisconsin, (xii) Sher Garner Cahill Richter Klein & Hilbert, L.L.C. as to certain matters governed by the laws of the state of Louisiana, (xiii) Shook, Hardy & Bacon LLP as to certain matters governed by the laws of the state of Kansas and (xiv) Womble Carlyle Sandridge & Rice, P.L.L.C. as to certain matters governed by the laws of the states of North Carolina and South Carolina.

EXPERTS

        The consolidated financial statements of ClubCorp Club Operations, Inc. (ClubCorp, Inc. prior to November 30, 2010) as of December 28, 2010 and December 29, 2009 and for each of the three years in the period ended December 28, 2010 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statements, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov). Until we commence filing such reports and other information with the SEC, we will furnish to holders of outstanding notes and prospective purchasers thereof the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such notes.

        So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by their certified independent accountants to the trustee and the holders of the outstanding notes or exchange notes as if we were subject to such periodic reporting requirements. However, our reporting obligations under the indenture are not identical to the reporting obligations that we would have if we were subject to Section 13 or 15(d) of the Exchange Act. Among other differences, the indenture permits us to meet these periodic filing and information requirements within time frames that may be longer than those to which we would be subject if we were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. See "Description of Notes—Certain covenants—Reports and Other Information."

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements
Report of independent registered public accounting firm	F-2
Consolidated statements of operations for the years ended December 28, 2010, December 29, 2009 and December 30, 2008	F-3
Consolidated balance sheets as of December 28, 2010 and December 29, 2009	F-4
Consolidated statements of cash flows for the years ended December 28, 2010, December 29, 2009 and December 30, 2008	F-5
Consolidated statements of comprehensive income (loss) and changes in stockholders' equity (deficit) for the years ended December 28, 2010, December 29, 2009 and December 30, 2008	F-7
Notes to consolidated financial statements	F-8
Unaudited Consolidated Condensed Financial Statements
Unaudited consolidated condensed statement of operations for the twelve weeks ended March 22, 2011 and March 23, 2010	F-47
Unaudited consolidated condensed balance sheets as of March 22, 2011 and December 28, 2010	F-48
Unaudited consolidated condensed statements of cash flows for the twelve weeks ended March 22, 2011 and March 23, 2010	F-49

Unaudited consolidated condensed statements of comprehensive income (loss) and changes in stockholders' equity (deficit) for the twelve weeks ended March 22, 2011 and the twelve weeks ended March 23, 2010

F-50
Notes to unaudited consolidated condensed financial statements	F-51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
ClubCorp Club Operations, Inc.
Dallas, Texas

        We have audited the accompanying consolidated balance sheets of ClubCorp Club Operations, Inc. and subsidiaries (ClubCorp, Inc. and subsidiaries prior to November 30, 2010) (the "Company") as of December 28, 2010 and December 29, 2009, and the related consolidated statements of operations, comprehensive income (loss) and changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 28, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ClubCorp Club Operations, Inc. and subsidiaries (ClubCorp, Inc. and subsidiaries prior to November 30, 2010) at December 28, 2010 and December 29, 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 28, 2010, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 14, the cash flows related to Discontinued Non-Core Entities included in the accompanying consolidated statements of cash flows for the years ended December 28, 2010 and December 29, 2009 have been restated.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 28, 2011 (May 9, 2011 as to the last paragraph in Note 14)

CLUBCORP CLUB OPERATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 28, 2010, December 29, 2009 and December 30, 2008

(In thousands of dollars)

	2010	2009	2008
REVENUES:
Club operations	$501,733	$515,388	$560,862
Food and beverage	192,022	191,778	218,960
Other revenues	2,882	2,467	3,637

Total revenues	696,637	709,633	783,459
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	458,241	461,260	530,152
Cost of food and beverage sales exclusive of depreciation	60,596	61,209	63,195
Depreciation and amortization	92,673	98,619	101,724
Provision for doubtful accounts	3,248	4,815	4,550
(Gain) loss on disposals and acquisitions of assets	(5,351)	6,473	3,880
Impairment of assets	9,243	11,808	2,642
Selling, general and administrative	38,946	39,266	45,136

OPERATING INCOME	39,041	26,183	32,180
Interest and investment income	714	2,684	4,290
Equity in earnings from unconsolidated ventures	1,309	706	1,514
Interest expense	(57,165)	(58,383)	(94,583)
Change in fair value of interest rate cap agreements	(3,529)	2,624	(10,454)
Gain on extinguishment of debt	334,412	—	—
Other income	3,929	6,006	7,387

INCOME (LOSS) BEFORE INCOME TAXES	318,711	(20,180)	(59,666)
INCOME TAX (EXPENSE) BENEFIT	(57,109)	958	17,803

INCOME (LOSS) FROM CONTINUING OPERATIONS	261,602	(19,222)	(41,863)
Loss from discontinued Non-Core Entities, net of income tax (expense) benefit of $(6,748), $6,844 and $957 in 2010, 2009 and 2008, respectively	(8,779)	(11,487)	(4,134)
Income (loss) from discontinued clubs, net of income tax (expense) benefit of ($3), $284 and $11,706 in 2010, 2009 and 2008, respectively	54	(795)	(23,584)

NET INCOME (LOSS)	252,877	(31,504)	(69,581)
NET INCOME ATTRIBUTABLE TO DISCONTINUED NONCORE ENTITIES NONCONTROLLING INTEREST	1,966	2,802	—
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS OF CONTINUING OPERATIONS	(346)	(36)	(348)

NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$254,497	$(28,738)	$(69,929)

Amounts attributable to ClubCorp
Income (loss) from continuing operations, net of tax	$261,256	$(19,258)	$(42,211)
Income (loss) from discontinued Non-Core Entities, net of tax	(6,813)	(8,685)	(4,134)
Income (loss) from discontinued clubs, net of tax	54	(795)	(23,584)

Net income (loss)	$254,497	$(28,738)	$(69,929)

See accompanying notes to consolidated financial statements

CLUBCORP CLUB OPERATIONS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 28, 2010 and December 29, 2009

(In thousands of dollars, except share and per share amounts)

	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$56,531	$73,568
Restricted cash	525	14,100
Receivables, net of allowances of $3,594 and $4,074 at December 28, 2010 and December 29, 2009, respectively	53,784	55,158
Inventories	15,630	15,078
Prepaids and other assets	15,042	11,678
Deferred tax assets	6,378	7,998
Assets of discontinued Non-Core Entities (See Notes 1, 2 and 14)	—	289,376

Total current assets	147,890	466,956
Investments	17,687	20,090
Property and equipment, net	1,240,577	1,253,340
Notes receivable, net of allowances of $489 and $177 at December 28, 2010 and December 29, 2009, respectively	2,547	4,357
Note receivable from affiliate	—	14,000
Goodwill	272,000	272,000
Intangibles, net	63,263	98,199
Other assets	36,965	34,573

TOTAL ASSETS	$1,780,929	$2,163,515

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	11,195	9,974
Membership deposits—current portion	51,704	38,161
Accounts payable	23,837	22,740
Accrued expenses	27,081	26,122
Accrued taxes	34,675	25,068
Other liabilities	53,706	50,135
Liabilities of discontinued Non-Core Entities (See Notes 1, 2 and 14)	—	353,260

Total current liabilities	202,198	525,460
Long-term debt (includes $1,971 and $1,851 related to a VIE at December 28, 2010 and December 29, 2009)	772,079	1,391,367
Membership deposits	211,624	205,253
Deferred tax liability	244,572	212,251
Other liabilities	119,427	73,541

Total liabilities	1,549,900	2,407,872
Commitments and contingencies (see Note 16)
EQUITY (DEFICIT)
Common stock of ClubCorp, Inc., $.01 par value, 100 shares authorized, issued and outstanding at December 29, 2009	—	—
Common stock of ClubCorp Club Operations, Inc., $1.00 par value, 1,000 shares authorized, issued and outstanding at December 28, 2010	1	—
Additional paid-in capital	211,118	—
Accumulated other comprehensive loss	(2,520)	(2,709)
Retained earnings (deficit)	11,781	(242,716)

Total stockholders' equity (deficit)	220,380	(245,425)

Noncontrolling interests in consolidated subsidiaries	10,649	1,068

Total equity (deficit)	231,029	(244,357)

TOTAL LIABILITIES AND EQUITY	$1,780,929	$2,163,515

See accompanying notes to consolidated financial statements

CLUBCORP CLUB OPERATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 28, 2010, December 29, 2009 and December 30, 2008

(In thousands of dollars)

	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$252,877	$(31,504)	$(69,581)
Loss from discontinued Non-Core Entities	8,779	11,487	4,134
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation	66,267	71,918	75,197
Amortization and depletion	26,406	26,990	27,713
Asset impairments	9,243	11,808	38,070
Bad debt expense	3,561	5,146	5,006
Equity in earnings from unconsolidated ventures	(1,309)	(706)	(1,514)
Distribution from investment in unconsolidated ventures	3,712	2,778	3,364
(Gain) loss on disposals of assets	(5,325)	7,203	53
Gain on extinguishment of debt	(334,412)	—	—
Amortization of debt issuance costs	3,374	3,393	4,705
Accretion of discount on member deposits	20,114	19,513	18,113
Amortization of surface rights bonus revenue	(3,750)	(4,782)	(5,763)
Amortization of above and below market rent intangibles	(15)	253	142
Deferred income tax expense (benefit)	11,640	(10,501)	(34,795)
Net change in deferred tax assets	1,620	620	(2,451)
Net change in fair value of interest rate cap agreements	3,529	(2,624)	10,454
Net change in prepaid expenses and other assets	(5,513)	(338)	4,364
Net change in receivables and membership notes	1,161	5,547	17,904
Net change in accounts payable and accrued liabilities	4,504	(7,402)	(24,224)
Net change in other current liabilities	12,818	13,022	(8,695)
Net change in long-term tax liabilities	66,727	(2,334)	3,421
Net change in other long-term liabilities	2,400	4,747	16,023

Net cash provided by operating activities	148,408	124,234	81,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(42,859)	(32,382)	(89,778)
Acquisitions	(7,443)	—	—
Proceeds from real estate ventures	—	1,000	—
Proceeds from dispositions	3,357	2,448	178
Proceeds from surface rights	—	—	19,869
Proceeds from insurance	2,530	5,167	9,853
Net change in restricted cash and capital reserve funds	13,616	(4,349)	12,259
Proceeds from notes receivable	14,000	296	108

Net cash used in investing activities	(16,799)	(27,820)	(47,511)

See accompanying notes to consolidated financial statements

CLUBCORP CLUB OPERATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

For the Years Ended December 28, 2010, December 29, 2009 and December 30, 2008

(In thousands of dollars)

	2010	2009	2008
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(906,770)	(128,197)	(42,222)
Proceeds from new debt borrowings	730,071	11	10,610
Repayments of Revolver	(105,305)	(197)	(209,000)
Proceeds from Revolver borrowings	—	2,560	312,000
Purchase of interest rate cap agreement	(208)	—	(10,104)
Sale of interest rate cap agreement	150	576	—
Debt issuance costs	(16,819)	—	(1,160)
Distribution to owners	—	(90,364)	—
Contribution from owners	260,528	—	190
Distribution to noncontrolling interests	(416)	(588)	—
Distribution to KSL affiliates attributable to the ClubCorp Formation	(37,047)	—	—
Change in membership deposits	1,480	311	2,877

Net cash (used in) provided by financing activities	(74,336)	(215,888)	63,191

CASH FLOWS FROM DISCONTINUED NON-CORE ENTITIES (2010 and 2009 as restated—See Note 14):
Net cash (used in) provided by operating activities of discontinued Non-Core Entities	(7,951)	15,749	6,778
Net cash used in investing activities of discontinued Non-Core Entities	(6,614)	(2,732)	(10,768)
Net cash (used in) provided by financing activities of discontinued Non-Core Entities	(59,321)	(32,872)	16,539

Net cash (used in) provided by discontinued Non-Core Entities	(73,886)	(19,855)	12,549

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(820)	(1,074)	5,972

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(17,433)	(140,403)	115,841
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	73,964	214,367	98,526

CASH AND CASH EQUIVALENTS—END OF PERIOD	$56,531	$73,964	$214,367

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$36,679	$42,503	$86,208

Cash paid during the year for income taxes	$6,091	$6,464	$4,670

Non-cash investing and financing activities are as follows:
Capital lease	$6,534	$4,875	$14,400
Capital accruals	$565	$2,548	$4,568
Leasehold improvements	$3,996	$—	$3,930
Cash and cash equivalents
Continuing operations	$56,531	$73,568	$213,289
Discontinued Non-Core Entities	$—	$396	$1,078

See accompanying notes to consolidated financial statements

CLUBCORP CLUB OPERATIONS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) AND CHANGES IN
STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 28, 2010, December 29, 2009 and December 30, 2008

(In thousands of dollars)

	Total	Common Stock	Additional Paid-in Capital	Comprehensive Income (Loss)	Retained Earnings (Deficit)	Noncontrolling Interests in Consolidated Subsidiaries
BALANCE—DECEMBER 25, 2007	$(40,977)	$—	$480	$1,693	$(54,172)	$11,022

Net (loss) income	(69,581)	—	—	—	(69,929)	348
Change in fair value of net pension plan assets, net
of taxes of $3.1 million	(4,730)	—	—	(4,730)	—	—
Foreign currency translation adjustments	(793)	—	—	(793)	—	—

Comprehensive (loss) income	(75,104)	—	—	(5,523)	(69,929)	348
Additional equity contribution	7	—	190	—	(183)	—

BALANCE—DECEMBER 30, 2008	$(116,074)	—	$670	$(3,830)	$(124,284)	$11,370

Net loss	(31,504)	—	—	—	(28,738)	(2,766)
Change in fair value of net pension plan assets, net
of taxes of $1.0 million	1,171	—	—	990	—	181
Foreign currency translation adjustments	47	—	—	131	—	(84)

Comprehensive (loss) income	(30,286)	—	—	1,121	(28,738)	(2,669)
Distribution to owners	(90,364)	—	(670)	—	(89,694)	—
Distributions to noncontrolling interests	(7,633)	—	—	—	—	(7,633)

BALANCE—DECEMBER 29, 2009	$(244,357)	—	$—	$(2,709)	$(242,716)	$1,068

ClubCorp Formation
Issuance of Common Stock: ClubCorp Club Operations, Inc. Formation	1	1
Contribution from owners attributable to the ClubCorp Formation	260,528	—	260,528	—	—	—
Distributions to KSL affililates attributable to the ClubCorp Formation	(37,047)	—	(49,410)	881	—	11,482
Net income (loss)	252,877	—	—	—	254,497	(1,620)
Foreign currency translation adjustments	189	—	—	189	—	—
Change in fair value of net pension plan assets, net
of taxes of $0.5 million	(746)	—	—	(881)	—	135

Comprehensive income (loss)	252,320	—	—	(692)	254,497	(1,485)
Distributions to noncontrolling interests	(416)	—	—	—	—	(416)

BALANCE—DECEMBER 28, 2010	$231,029	$1	$211,118	$(2,520)	$11,781	$10,649

See accompanying notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, unless otherwise indicated)

1. ORGANIZATION

        ClubCorp Club Operations, Inc. ("ClubCorp") is a holding company that was formed on November 30, 2010, as part of a reorganization of ClubCorp, Inc. ("CCI") for the purpose of operating and managing golf, country, business, sports and alumni clubs. ClubCorp has two reportable segments (1) golf and country clubs and (2) business, sports and alumni clubs. ClubCorp is a wholly owned subsidiary of CCA Club Operations Holdings, LLC ("Parent"), which is a wholly owned subsidiary of ClubCorp Holdings, Inc. ("Holdings"). ClubCorp, collectively, may be referred to as "we," "us," "our," or the "Company," and is principally owned by Holdings which is owned by affiliates of KSL Capital Partners, LLC ("KSL"), a private equity fund that invests primarily in the hospitality and leisure business. For periods prior to November 30, 2010, references to as "we," "us," "our," or the "Company" refer to CCI.

        Prior to November 30, 2010, CCI was a holding company that through its subsidiaries owned and operated golf, country, business, sports and alumni clubs, two full-service resorts and certain other equity and realty interests. The two full service resorts and such other equity, realty and future royalty interests are referred to as the "Non-Core Entities."

2. CLUBCORP FORMATION

        On November 30, 2010, the following transactions ("ClubCorp Formation") occurred which were structured to complete the contribution of the golf, country, business, sports and alumni clubs into ClubCorp. A summary of the transactions relevant to ClubCorp are described below:

  •
  Fillmore CCA Holdings, Inc. ("Fillmore Inc."), an affiliate of KSL, formed two wholly owned subsidiaries, ClubCorp and Parent, and transferred its interests through a contribution of 100% of the stock of CCI to ClubCorp.

  •
  Investment vehicles controlled by KSL contributed $260.5 million as equity capital to ClubCorp.

  •
  Fillmore Inc. reincorporated in Nevada through a merger into a newly formed Nevada corporation, Holdings, with Holdings as the surviving entity. CCI merged into ClubCorp USA, Inc. ("CCUSA"), with CCUSA surviving as a wholly-owned subsidiary of ClubCorp.

  •
  ClubCorp issued and sold $415.0 million of unsecured notes and borrowed $310.0 million of secured term loans under our new secured credit facilities.

  •
  ClubCorp sold its Non-Core Entities to affiliates of KSL.

  •
  ClubCorp repaid a portion of the loans under its then existing secured credit facilities. The lenders under such facilities forgave the remaining $342.3 million of debt owed under such facilities and such facilities were terminated.

  •
  ClubCorp settled certain balances owed to affiliates of KSL.

        ClubCorp owns or leases and consolidates 93 golf and country clubs in the United States and Mexico and 50 business, sports and alumni clubs throughout the United States. We manage five golf and country clubs primarily in the South and South-central United States, and manage five business, sports and alumni clubs in the United States and China. We have ownership interests in certain of these managed clubs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—The consolidated financial statements reflect the consolidated operations of ClubCorp and its subsidiaries subsequent to November 30, 2010. Periods presented prior to November 30, 2010 reflect the consolidated operations and financial position of CCI.

        The consolidated financial statements presented herein reflect our financial position, results of operations, cash flows and changes in stockholders' equity (deficit) in conformity with accounting principles generally accepted in the United States, or GAAP. All intercompany accounts have been eliminated.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from such estimated amounts.

        Fiscal Year—Our fiscal year consists of a 52/53 week period ending on the last Tuesday of December. For 2010 and 2009, the fiscal years are comprised of the 52 weeks ended December 28, 2010 and December 29, 2009, respectively. For 2008, the fiscal year is comprised of the 53 weeks ended December 30, 2008.

        Revenue Recognition—Revenues from club operations, food and beverage and merchandise sales are recognized at the time of sale or when the service is provided and are reported net of sales taxes.

        Revenues from membership dues are billed monthly and recognized in the period earned. The monthly dues are expected to cover the cost of providing membership services. Prepaid dues are recognized as income over the prepayment period.

        The majority of membership deposits sold is not refundable until a fixed number of years (generally 30) after the date of acceptance of a member. We recognize revenue related to deposits over the average expected life of an active membership. For membership deposits, the difference between the amount paid by the member and the present value of the refund obligation is deferred and recognized as membership fees and deposits revenue on a straight-line basis over the average expected life of an active membership, which is seven years for golf memberships and five years for business, sports and alumni club memberships for the periods presented. The present value of the refund obligation is recorded as a membership deposit liability in the consolidated balance sheets and accretes over the nonrefundable term using the effective interest method with an interest rate defined as our weighted average borrowing rate adjusted to reflect a 30-year time frame. The accretion is included in interest expense.

        The majority of membership fees is not refundable and is deferred and recognized over the average expected life of an active membership.

        Cash Equivalents—We consider all investments with an original maturity of three months or less to be cash equivalents.

        Restricted Cash—We have restricted cash of $0.5 million and $14.1 million at December 28, 2010 and December 29, 2009, respectively. Of these amounts: (i) $0.5 million and $0 at December 28, 2010 and December 29, 2009, respectively, are deposited in an escrow account to cover certain potential construction costs, (ii) $0 and $8.2 million at December 28, 2010 and December 29, 2009, respectively, are deposited in an escrow account to cover property taxes and insurance in conjunction with the 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Citigroup debt facility discussed in Note 11, (iii) $0 and $4.4 million at December 28, 2010 and December 29, 2009, respectively, are being held under Mexican government order due to a settled lawsuit, and (iv) $0 and $1.5 million at December 28, 2010 and December 29, 2009, respectively, are deposited in an escrow account as collateral for our purchasing card program. The fair value of restricted cash approximates its carrying value.

        Allowance for Doubtful Accounts—The allowance for doubtful accounts is established and maintained based on our best estimate of accounts receivable collectability. Management estimates collectability by specifically analyzing known troubled accounts, accounts receivable aging and other historical factors that affect collections. Such factors include the historical trends of write-offs and recovery of previously written-off accounts, the financial strength of the member and projected economic and market conditions. The evaluation of these factors involves subjective judgments and changes in these factors may significantly impact the consolidated financial statements. The allowance balance detail follows (dollars in thousands):

	2010	2009	2008
Beginning allowance	$4,074	$3,792	$3,052
Bad debt expense, excluding portion related to notes receivable	3,488	5,074	4,825
Write offs	(3,968)	(4,792)	(4,085)

Ending allowance	$3,594	$4,074	$3,792

        Inventories—Inventories, which consist primarily of food and beverages and merchandise held for resale, are stated at the lower of cost (weighted average cost method) or market. Losses on obsolete or excess inventory are not material.

        Investments—We have consolidated certain subsidiaries under our control in accordance with FASB ASC Topic 810. Investments in unconsolidated affiliates over which we exercise significant influence, but do not control, are accounted for by the equity method. Investments in unconsolidated affiliates over which we are not able to exercise significant influence are accounted for under the cost method. See Note 5.

        Property and Equipment, Net—Property and equipment is recorded at cost, including interest incurred during construction periods. We capitalize costs that both materially add value and appreciably extend the useful life of an asset. With respect to golf course improvements (included in land improvements), only costs associated with original construction, complete replacements, or the addition of new trees, sand traps, fairways or greens are capitalized. All other related costs are expensed as incurred. For building improvements, only costs that extend the useful life of the building are capitalized; costs such as repainting, repairs and maintenance are expensed as incurred. See Note 7.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Depreciation is calculated using the straight-line method based on the following estimated useful lives:

Depreciable land improvements	5 - 20 years
Building and recreational facilities	40 years
Machinery and equipment	3 - 10 years
Leasehold improvements	1 - 10 years
Furniture and fixtures	3 - 10 years

        Leasehold improvements are amortized over the shorter of the term of the respective leases or their useful life using the straight-line method.

        Notes Receivable, Net of Allowances—These receivables reflect amounts due from our financing of membership initiation fees and deposits and span 13 months to 10 years and 6 months in maturity. We recognize interest income as earned and provide an allowance for doubtful accounts. This allowance is based on factors including the historical trends of write-offs and recoveries, the financial strength of the member and projected economic and market conditions.

        Goodwill and Other Intangibles, Net—We classify intangible assets into three categories: (1) intangible assets with definite lives subject to amortization, (2) intangible assets with indefinite lives not subject to amortization, and (3) goodwill. Intangibles specifically related to an individual property are recorded at the property level. Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives as reflected in Note 8.

        We assess the recoverability of the carrying value of goodwill and other indefinite lived intangibles annually on the first day of the fourth quarter or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. Goodwill impairment is determined by comparing the fair value of a reporting unit to its carrying amount with an impairment being recognized only where the fair value is less than carrying value. See Note 8.

        Other Assets—We own certain assets related to mineral interests on various golf properties and have entered into lease agreements with third parties allowing them to explore for and produce oil and natural gas. These assets are being depleted using the percentage depletion method based on actual production and totaled $5.4 million and $6.2 million at December 28, 2010 and December 29, 2009, respectively. During 2008, we entered into certain surface right agreements with third parties to allow for exploration and production on these properties. We received $19.9 million which is classified as other current and long term liabilities in the consolidated balance sheets and is being recognized in other income in the consolidated statements of operations on a straight line basis over the term of the agreements, which range from six months to four years.

        Other assets also includes capital reserve funds, debt issuance costs, interest rate swap derivatives, liquor licenses, below market lease intangibles and property taxes escrowed in connection with the sale of Non-Core Entities.

        Impairment of Long-Lived Assets—We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through future cash flows. For assets to be held and used, we perform a recoverability test to determine if the future undiscounted cash flows over the expected holding period for the property exceed the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

carrying amount of the assets of the property in question. If the recoverability test is not met, fair value is determined by comparing the carrying value of the property to its future discounted cash flows using a risk-adjusted discount rate. Future cash flows of each property are determined using management's projections of the performance of a given property based on its past performance and expected future performance given changes in marketplace, local operations and other factors both in the Company's control and out of the Company's control. Additionally, we review current property appraisals when available to ensure recoverability. If actual results differ from these estimates, additional impairment charges may be required. As discussed in Note 6, FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The fair value test for impairment of long-lived assets is classified as a Level 3 measurement under FASB ASC Topic 820.

        Business Interruption Insurance—In the case of a property loss, we are covered by property insurance which includes a business interruption clause. Business interruption insurance covers both our fixed costs incurred during the period of interruption, and lost revenue, profit or margin. We recognize insurance proceeds related to lost revenue when realized. Due to the complex and uncertain nature of the settlement negotiations process, this generally occurs at the time of final settlement. We recorded $0, $0.8 million and $0.9 million in business interruption proceeds related to losses due to property casualty events in other income for the fiscal years ended December 28, 2010, December 29, 2009 and December 30, 2008, respectively.

        Derivative Instruments and Hedging Activities—We record all derivative instruments on the balance sheet at fair value. We do not use hedge accounting and therefore mark-to-market derivative instruments associated with the debt facility quarterly for external reporting purposes. The mark-to-market is based upon third party valuations of the derivatives recognizing in the consolidated statements of operations any change in fair value for the period. See Notes 6 and 11. Derivatives are recorded in other assets on the consolidated balance sheets.

        Foreign Currency—The functional currency of our entities located outside the United States of America is the local currency. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the current exchange rate in effect at year-end. All foreign income and expenses are translated at the monthly weighted-average exchange rates during the year. Translation gains and losses are reported separately as a component of comprehensive loss. Realized foreign currency transaction gains and losses are reflected in the consolidated statement of operations in club operating costs.

        Income Taxes—We record income taxes in accordance with FASB ASC Topic 740-10. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recognized.

        Interest and Investment Income—Interest and investment income is comprised principally of interest on notes receivable, cash deposits held by financial institutions, and marketable securities.

        Leases—We lease operating facilities under agreements with terms ranging from 1 to 60 years. These agreements normally provide for minimum rentals plus executory costs. Some of the agreements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

provide for scheduled rent increases during the lease term, as well as provisions for renewal options. Rent expense is recognized on a straight-line basis over the term of the lease from the time at which we take possession of the property. Renewal options determined to be reasonably assured are also included in the lease term. In some cases, we must pay contingent rent generally based on a percentage of gross receipts or positive cash flow as defined in the lease agreements.

        Some of our lease agreements contain tenant allowances. Upon receipt of such allowances, we record a deferred rent liability in other liabilities on the Consolidated Balance Sheets. The allowances are then amortized on a straight-line basis over the remaining terms of the corresponding leases as a reduction of rent expense.

        Equity-Based Awards—We issue equity-based unit awards under our Management Profits Interest Program which constitute grants of time-vesting non-voting profits interests in Fillmore CCA Investment, LLC ("Fillmore"), through which affiliates of KSL indirectly own all of our outstanding common stock. These awards entitle participants to participate in the appreciation of the value of our Company above an applicable threshold and thereby share in its future profits. Participants may receive a distribution upon the occurrence of a liquidity event or upon the declaration of a dividend payment, in each case in accordance with the terms of the distribution "waterfall" set forth in the Second Amended and Restated LLC Agreement. Because the distributions are contingent on the value of our Company at the time of such liquidity event or dividend payment, no expense will be recognized relating to such awards until such an event occurs.

Recently Issued Accounting Pronouncements

        Portions of Accounting Standards related to "Improving Disclosures about Fair Value Measurements" became effective for interim and annual reporting periods beginning after December 15, 2009. This standard requires disclosures of significant transfers in or out of Level 1 and Level 2 fair value measurements, as well as the reasons for the transfers. We adopted this portion of the standard with no material impact to our consolidated financial statements. Additionally, a portion of the standard is effective for interim and annual reporting periods beginning after December 15, 2010. This portion requires disclosure of purchases, sales, issuances and settlements in the reconciliation of Level 3 fair value measurements, as well as more detailed disclosures of Level 3 inputs. The impact of the adoption of this portion of the standard will require expanded disclosures in our 2011 consolidated financial statements.

        In July 2010, the FASB released Accounting Standards Update No. 2010-20 ("ASU 2010-20"), Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. The update requires companies to enhance disclosure about the credit quality of financing receivables and the allowance for credit losses, including credit quality indicators, past due information and modifications of financing receivables. ASU 2010-20 became effective for interim and annual reporting periods ending on or after December 15, 2010. We adopted this standard with no material impact on the consolidated financial statements.

        Accounting Standards related to "Amendments to FASB Interpretation No. 46(R)" became effective for interim and annual reporting periods beginning after November 15, 2009. This standard changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether the company is

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. We adopted these amendments with no material impact on the consolidated financial statements.

        In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FAS 162 ("SFAS 168"), which created FASB ASC Topic 105-10. FASB ASC Topic 105-10 identifies the sources of accounting principles and the framework for selecting principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with US GAAP (the GAAP hierarchy). As a result of our adoption of SFAS 168 in 2009, we now refer to the new codification in our discussion of accounting standards.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—An amendment of ARB No. 51 ("SFAS 160"), which is codified in FASB ASC Topic 810-10-65. This Statement amends Accounting Research Bulletin 51 to establish accounting and reporting standards for the noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that noncontrolling interests in a subsidiary, which are sometimes referred to as minority interests, are ownership interests in the consolidated entity that should be reported as equity in the consolidated financial statements. Among other requirements, this Statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interests. The Statement also requires retrospective application of these changes in the consolidated financial statements. We adopted this Standard as of December 31, 2008.

        In May 2009, the FASB issued SFAS No. 165, Subsequent Events ("SFAS 165"), which is codified in FASB ASC Topic 855-10, which establishes accounting and disclosure standards for events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It defines financial statements as available to be issued, requiring the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether it be the date the financial statements were issued or the date they were available to be issued. We have evaluated subsequent events for recognition or disclosures in our consolidated financial statements through March 28, 2011, the date these financial statements were issued.

4. VARIABLE INTEREST ENTITIES

        Consolidated VIEs include three managed golf operations. We have determined we are the primary beneficiary of these VIEs as we have the obligation to absorb the majority of losses from these operations. One of these VIEs is financed through a loan payable of $1.5 million collateralized by assets of the entity totaling $4.2 million as of December 28, 2010. The other VIEs are financed through advances from us. Outstanding advances as of December 28, 2010 total $2.7 million compared to recorded assets of $6.9 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

4. VARIABLE INTEREST ENTITIES (Continued)

        The following summarizes the carrying amount and classification of the VIEs' assets and liabilities in the consolidated balance sheets as of December 28, 2010 and December 29, 2009, net of intercompany amounts:

	2010	2009
Current assets	$807	$889
Fixed assets, net	10,207	10,100
Other assets	54	96

Total assets	$11,068	$11,085

Current liabilities	$763	$744
Long-term debt	1,971	1,851
Other liabilities	582	546
Noncontrolling interest	6,283	6,455
Company capital	1,469	1,489

Total liabilities and deficit	$11,068	$11,085

        Recourse of creditors to the three VIEs is limited to the assets of the managed golf operations and their management entities, which total $11.1 million.

5. INVESTMENTS

        Equity method investments in golf and business club ventures total $2.1 million and $2.5 million at December 28, 2010 and December 29, 2009, respectively, and include two golf club joint ventures and one business club joint venture. Our share of earnings in the equity investments is included in equity in earnings from unconsolidated ventures in the consolidated statements of operations. The difference between the carrying value of the investments and our share of the equity reflected in the joint ventures' financial statements at the time of the acquisition of the Company by KSL was allocated to intangible assets of the joint ventures and amortized over approximately 20 years beginning in 2007.

        Additionally, we have one equity method investment in a purchasing cooperative of hospitality companies. The carrying value of the investment is $15.0 million at December 28, 2010. Our share of earnings in the equity investment, excluding amortization of $2.0 million annually, of $3.3 million, $2.6 million and $3.4 million for the fiscal years ended December 28, 2010, December 29, 2009 and December 30, 2008 respectively, is included in equity in earnings in unconsolidated ventures in the consolidated statements of operations. We have contractual agreements with the joint venture to provide procurement services for our clubs for which we received volume rebates totaling $1.2 million, $2.5 million and $2.2 million for 2010, 2009 and 2008, respectively. The difference between the carrying value of the investment and our share of the equity reflected in the joint ventures' financial statements at the time of the acquisition of the Company by KSL was allocated to intangible assets of the joint ventures and amortized over approximately 10 years beginning in 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

5. INVESTMENTS (Continued)

        Significant financial information for the investment described in the paragraph above for the years ended December 28, 2010, December 29, 2009 and December 30, 2008, is as follows:

	2010	2009
	(unaudited)
Total assets	$82,400	$70,110
Total liabilities	$71,378	$44,507
Total equity	$11,022	$25,603

	2010	2009	2008
	(unaudited)
Total revenues	$74,981	$66,744	$73,297
Net income	$31,030	$28,780	$34,423
	2010	2009	2008
ClubCorp's equity in net income, excluding amortization	$3,302	$2,633	$3,422

6. FAIR VALUE

        FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of inputs are defined as follows:

          Level 1—unadjusted quoted prices for identical assets or liabilities in active markets accessible by the Company

          Level 2—inputs that are observable in the marketplace other than those inputs classified as Level 1

          Level 3—inputs that are unobservable in the marketplace and significant to the valuation

        FASB ASC Topic 820 requires us to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument is categorized based upon the lowest level of input that is significant to the fair value calculation.

        Marketable securities and derivative financial instruments are measured at fair value on a recurring basis. Marketable securities include interest bearing deposits at financial institutions, and investments in money market funds comprised of U.S. treasury bills. Derivative financial instruments include interest rate cap agreements. The carrying value of other financial instruments including cash, cash equivalents, receivables, notes receivable, accounts payable and other short-term assets and liabilities approximate their fair values as December 28, 2010 and December 29, 2009. We currently do not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis.

        Marketable Securities—We utilize quoted prices in active markets to measure investments in money market funds comprised of U.S. treasury bills; such items are classified as Level 1 in the hierarchy. Balances of investments in money market funds totaled $48.8 million and $57.3 million as of December 28, 2010 and December 29, 2009, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

6. FAIR VALUE (Continued)

        Derivative Financial Instruments—Derivative financial instruments are valued in the market based on prevailing market data and values are derived from proprietary models based on well recognized financial principles and reasonable estimates about relevant future market conditions and certain counter-party credit risk. These inputs are classified as Level 2 in the hierarchy.

        A reconciliation of beginning and ending balances of these derivatives is presented in Note 11.

        See Note 11 for Level 3 disclosure of debt fair value.

        We value goodwill and trade name at fair value on a non-recurring basis. See Note 8. The fair value test for impairment of long-lived assets is classified as a Level 3 measurement under FASB ASC Topic 820.

7. PROPERTY AND EQUIPMENT

        Property and equipment at cost consists of the following at fiscal year-end:

	2010	2009
Land and land improvements	$828,564	$819,774
Buildings and recreational facilities	394,472	381,772
Machinery and equipment	134,246	123,308
Leasehold improvements	72,382	67,535
Furniture and fixtures	49,642	45,012

Depreciable fixed assets	1,479,306	1,437,401
Accumulated depreciation and amortization	(246,133)	(189,346)

Depreciable fixed assets, net	1,233,173	1,248,055
Construction in progress	7,404	5,285

Property and equipment, net	$1,240,577	$1,253,340

        Depreciation expense from continuing operations was $66.3 million, $71.7 million and $74.4 million for the years ended December 28, 2010, December 29, 2009 and December 30, 2008, respectively. Interest capitalized as a cost of property and equipment totaled $0.1 million, $0.1 million and $1.0 million for the years ended December 28, 2010, December 29, 2009 and December 30, 2008, respectively.

        For the years ended December 28, 2010 and December 29, 2009, we recorded impairments of $0.6 million and $2.3 million, respectively, due to continued and projected negative operating cash flows as well as changes in the expected holding period of certain fixed assets. For the year ended December 30, 2008, we recorded impairment of $0.2 million related to one property due to changes in the expected holding periods of assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

8. GOODWILL AND INTANGIBLE ASSETS

        Intangible assets consist of the following at December 28, 2010 and December 29, 2009:

		2010			2009
Asset	Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets with indefinite lives:
Trademarks		$25,260	$—	$25,260	$33,850	$—	$33,850
Intangible assets with finite lives:
Membership Relationships	5 - 7 years	133,211	(96,630)	36,581	133,473	(72,539)	60,934
Management Contracts	2 - 9 years	4,375	(3,501)	874	4,760	(3,524)	1,236
Other	4 - 7 years	7,064	(6,516)	548	7,064	(4,885)	2,179

Total		$169,910	$(106,647)	$63,263	$179,147	$(80,948)	$98,199

Goodwill		$272,000	$—	$272,000	$272,000	$—	$272,000

        Intangible asset amortization expense was $26.3 million, $26.8 million and $27.5 million in the years ended December 28, 2010, December 29, 2009 and December 30, 2008, respectively. We have incurred no costs to renew or extend the lives of intangible assets.

        For each of the five years subsequent to 2010 and thereafter the amortization expense will be as follows (dollars in thousands):

Year	Amount
2011	$24,964
2012	9,819
2013	2,855
2014	325
2015	40
Thereafter	—

Total	$38,003

        As discussed in Note 6, FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. We test our trade name intangible assets utilizing the relief from royalty method to determine the estimated fair value for each trade name which is classified as a Level 3 measurement under FASB ASC Topic 820. The relief from royalty method estimates our theoretical royalty savings from ownership of the intangible asset. Key assumptions used in this model include discount rates, royalty rates, growth rates, sales projections and terminal value rates.

        We recorded impairment of trade names of $8.6 million, $9.4 million and $2.4 million in the years ended December 28, 2010, December 29, 2009 and December 30, 2008, respectively, included in impairment of assets on the consolidated statement of operations. We recorded impairment of membership relationships of $0.1 million, $0 and $0 in the years ended December 28, 2010, December 29, 2009 and December 30, 2008, respectively, also included in impairment of assets on the consolidated statement of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

8. GOODWILL AND INTANGIBLE ASSETS (Continued)

        We evaluate goodwill for impairment at the reporting unit level (golf and country clubs and business, sports and alumni clubs). When testing for impairment, we first compare the fair value of our reporting units to the recorded values. Reporting units are defined as an operating segment or one level below. Valuation methods used to determine fair value include analysis of the discounted future free cash flows that a reporting unit is expected to generate ("Income Approach") and an analysis is based upon a comparison of reporting units to similar companies utilizing a purchase multiple of earnings before interest, taxes, depreciation and amortization ("Market Approach"). These valuations are considered Level 3 measurements under FASB ASC Topic 820. We utilize estimates to determine the fair value of the reporting units such as future cash flows, growth rates, capital needs and projected margins, among other factors.

        If the carrying amount of the reporting units exceeds its fair value, goodwill is considered potentially impaired and a second step is performed to measure the amount of impairment loss. In the second step of the goodwill impairment test, we compare the implied value of the reporting units goodwill with carrying value of that unit's goodwill. If the carrying value of the reporting unit's goodwill exceeds the implied value, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination under FASB ASC Topic 810. Accordingly, the fair value of a reporting unit is allocated to all the assets and liabilities of that unit, including intangible assets, and any excess of the value of the reporting unit over the amounts assigned to its assets and liabilities is the implied value of its goodwill.

        We test goodwill for impairment as of the first day of our last fiscal quarter. Based on this analysis, no impairment of goodwill was recorded for all years presented. Estimates utilized in the future evaluations of goodwill for impairment could differ from estimates used in the current period calculations. Unfavorable future estimates could result in an impairment of goodwill.

        As of December 28, 2010, ClubCorp had allocated $119.8 million of goodwill to the golf and country club segment and $152.2 million of goodwill to the business, sports and alumni club segment. During 2009, we reduced goodwill by $0.2 million in connection with the divestiture of a business, sports and alumni club. See Note 14.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

9. OTHER ASSETS

        As a result of our acquisition by KSL in 2006, we have recorded above and below market lease intangibles. The above market lease intangibles totaled $3.8 million in 2010 and $5.7 million in 2009 and are recorded in other liabilities; below market lease intangibles were $3.5 million in 2010 and $4.7 million in 2009 and are recorded in other assets. Amortization of the net above/below market lease intangibles is recorded as a net (increase) reduction in rent expense.

        Related net amortization (accretion) over the next 5 years and thereafter is as follows (dollars in thousands):

Year	Amount
2011	(233)
2012	(253)
2013	(114)
2014	365
2015	256
Thereafter	352

Total	$373

10. CURRENT AND LONG-TERM LIABILITIES

        Current liabilities consist of the following at year-end:

	2010	2009
Accrued compensation	$14,764	$14,049
Accrued interest	4,881	2,898
Other accrued expenses	7,436	9,175

Total accrued expenses	27,081	26,122
Taxes payable	23,799	24,343
Taxes payable to Holdings	10,876	—
Taxes payable to Fillmore Inc.	—	725

Total accrued income taxes	34,675	25,068
Advance deposits from members	14,710	11,740
Prepaid dues	10,984	11,713
Deferred revenue—initiation deposits/fees	11,860	9,847
Insurance reserves	9,144	9,277
Advanced surface rights bonus payment	3,750	3,750
Other current liabilities	3,258	3,808

Total other current liabilitites	53,706	50,135

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

10. CURRENT AND LONG-TERM LIABILITIES (Continued)

        Other long-term liabilities consist of the following at year end:

	2010	2009
Taxes payable	$46,046	$—
Deferred membership revenues	38,666	37,542
Casualty insurance loss reserves—long term portion	11,575	10,990
Advanced surface rights bonus payment	1,823	5,573
Above market lease intangibles	4,221	5,733
Deferred rent	15,991	12,293
Other	1,105	1,410

Total other long-term liabilities	$119,427	$73,541

        We are self-insured for a significant portion of our employees' medical cost. Additionally, we reserve for our uncovered liability related to casualty claims. We account for self-insurance programs based on actuarial estimates of the amount of loss inherent in the period's claims, including losses for which claims have not been reported. We limit our risk by carrying stop loss policies. The current portion of these casualty and health reserves are $6.5 million and $2.6 million, respectively, for the year ended December 28, 2010 and are included in the current portion of insurance reserves above.

11. DEBT AND CAPITAL LEASES

Senior Secured Credit Facilities

        2006 Citigroup Debt Facility—In 2006, an affiliate of CCI ("Borrower") entered into a debt agreement with Citigroup which resulted in a Mortgage loan, a Senior Mezzanine loan, a Junior Mezzanine loan, and a revolving loan facility (collectively the "2006 Citigroup Debt Facility"), which was initially to mature in January 2010. In July 2008, the Borrower amended the 2006 Citigroup Debt Facility extending the maturity date to July 2012. The loans were collateralized by the majority of our owned golf and country clubs, the two full-service resorts that were sold in connection with the ClubCorp Formation, and the operations of the business, sports and alumni clubs. Payments on the notes were interest only during the term of the loans with principal due at maturity; interest rates were variable based on 30 day LIBOR rates.

        For all periods presented prior to November 30, 2010, balances under the Citigroup Debt Facility, as well as related interest expense including loan amortization fees have been allocated between ClubCorp's continuing and Non-Core discontinued liabilities based on relative asset balances. Management believes such allocations are reasonable.

        In July 2008, we paid $8.0 million in principal on the long term debt facility in conjunction with the refinancing of two properties described below. In October 2008, we voluntarily paid $12.4 million in principal on the long term debt facility. In May 2009, we paid $0.7 million in principal on the long term debt facility in conjunction with the sale of one property. In June 2009 and November 2009, we voluntarily paid $98.8 million and $20.6 million, respectively, in principal on the long term debt facility. In June 2010 and November 2010, we voluntarily paid $20.6 million and $50.4 million, respectively, in principal on the long term debt facility.

        On November 30, 2010, in connection with the ClubCorp Formation, we repaid $826.9 million in principal on the long term debt facility and $105.3 million on the revolving loan facility and Citigroup forgave the remaining $342.3 million of debt under the 2006 Citigroup Debt Facility thereby

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

11. DEBT AND CAPITAL LEASES (Continued)

terminating such facility. The resulting gain of $342.3 million was recorded in gain on extinguishment of debt in the consolidated statement of operations. We expensed the remaining $4.8 million of loan origination fees related to the 2006 Citigroup Debt Facility and the $3.1 million in fees paid related to the 2010 Citigroup Debt Facility against the gain on extinguishment of debt.

        The debt allocated to the Non-Core discontinued operations of approximately $266.1 million is included in liabilities of discontinued Non-Core Entities as of December 29, 2009, and was repaid as part of the 2010 net distribution to KSL affiliates attributable to the sale of Non-Core Entities and the ClubCorp Formation.

        2010 Citigroup Debt Facility—On November 30, 2010, we entered into a senior secured credit facility with Citigroup ("2010 Citigroup Debt Facility"). The 2010 Citigroup Debt Facility is comprised of (i) a $310.0 million term loan facility and (ii) a revolving credit facility with a maximum borrowing limit of $50.0 million, which includes letter of credit and swing line facilities. The term loan facility matures November 30, 2016 and the revolving credit facility expires on November 30, 2015. As of December 28, 2010, we had $17.3 million of standby letters of credit outstanding and $32.7 million remaining available for borrowing under the revolving credit facility.

        All obligations under the 2010 Citigroup Debt Facility are guaranteed by Parent and each existing and all subsequently acquired or organized direct and indirect restricted subsidiaries of ClubCorp, other than certain excluded subsidiaries (collectively, the "guarantors"). The 2010 Citigroup Debt Facility is secured, subject to permitted liens and other exceptions, by a first-priority perfected security interest in substantially all the assets of ClubCorp, and the guarantors, including, but not limited to (1) a perfected pledge of all the domestic capital stock owned by ClubCorp and the guarantors, and (2) perfected security interests in and mortgages on substantially all tangible and intangible personal property and material fee-owned property of ClubCorp and the guarantors, subject to certain exclusions.

        We are required to make principal payments equal to 0.25% of the original term loan facility on the last business day of each of March, June, September and December beginning in March 2011. Beginning with the fiscal year ended December 27, 2011, we are required to prepay the outstanding term loan, subject to certain exceptions, by an amount equal to 50% of our excess cash flows, as defined by the credit agreement, each fiscal year end after our annual consolidated financial statements are delivered. This percentage may decrease if certain leverage ratios are achieved. Additionally, we are required to prepay the term loan facility with proceeds from certain asset sales or borrowings as defined by the credit agreement.

        We may voluntarily repay outstanding loans under the 2010 Citigroup Debt Facility in whole or in part upon prior notice without premium or penalty, other than certain fees incurred in connection with repaying, refinancing, substituting or replacing the existing term loans with new indebtedness.

        The interest rate on the 2010 Citigroup Debt Facility is the higher of (i) 6.0% or (ii) an elected LIBOR plus a margin of 4.5%. We may elect a one, two, three or six-month LIBOR. The interest payment is due on the last day of each elected LIBOR period.

        We are also required to pay a commitment fee on all undrawn amounts under the revolving credit facility, payable in arrears on the last business day of each March, June, September and December.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

11. DEBT AND CAPITAL LEASES (Continued)

        The credit agreement governing the 2010 Citigroup Debt Facility limits ClubCorp's (and most or all of ClubCorp subsidiaries') ability to:

  •
  create, incur, assume or suffer to exist any liens on any of their assets;

  •
  make or hold any investments (including loans and advances);

  •
  incur or guarantee additional indebtedness;

  •
  enter into mergers or consolidations;

  •
  conduct sales and other dispositions of property or assets;

  •
  pay dividends or distributions on capital stock or redeem or repurchase capital stock;

  •
  change the nature of the business;

  •
  enter into transactions with affiliates; and

  •
  enter into burdensome agreements.

        In addition, the credit agreement governing the 2010 Citigroup Debt Facility contains covenants that require ClubCorp and its restricted subsidiaries to maintain specified financial ratios, which include the following ratios beginning with quarter end March 2011:

  •
  consolidated total debt to an adjusted EBITDA, as defined by the credit agreement; and

  •
  consolidated and adjusted EBITDA, as defined by the credit agreement, to consolidated interest expense.

        We incurred loan origination fees in conjunction with the issuance of the 2010 Citigroup Debt Facility of $6.8 million. These have been capitalized and are being amortized over the term of the loan. $0.9 million of these fees had not been paid at December 28, 2010 and are included in accrued expenses on the balance sheet.

        Interest Rate Cap Agreements—As required by the Citigroup debt agreements, at December 26, 2006, Borrower entered into interest rate cap agreements that limit Borrower's exposure to increases in interest rates over certain amounts. These interest rate caps matured in January 2010 and had effectively limited the LIBOR rate to 5.50%. In July 2007, Borrower purchased additional interest caps for $6.6 million. These agreements limited Borrower's LIBOR exposure to 5.50% and matured in July 2010. All value of matured interest rate caps was expensed at maturity.

        In June 2008, Borrower entered into additional interest rate cap agreements with a fair value of $12.1 million. These agreements limit Borrower's LIBOR exposure to 5.50% and mature in July 2012. In July 2009, Borrower sold a portion of its interest rate cap agreements in conjunction with a paydown of debt. Borrower received $0.7 million of proceeds related to this sale.

        We allocated the fair value of the interest rate cap agreements between continuing and discontinued Non-Core Entities based on proportional debt allocations for all periods presented prior to November 30, 2010.

        In December 2010, in connection with the ClubCorp Formation, we sold the remaining interest rate cap agreements for $0.2 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

11. DEBT AND CAPITAL LEASES (Continued)

        The portion of the interest rate cap agreements related to the 2006 Citigroup Debt Facility allocated to continuing operations is summarized below:

Balance at beginning of year, 2008	$1,911
Purchase	10,104
Losses included in earnings	(10,454)

Balance at end of year, 2008	$1,561

Sale	(576)
Gains included in earnings	2,624

Balance at end of year, 2009	$3,609

Sale	(150)
Losses included in earnings	(3,459)

Balance at end of year, 2010	$—

        Such year-end amounts are included in other assets on the consolidated balance sheets.

        In December 2010, in connection with the issuance of the 2010 Citigroup Debt Facility, we entered into an interest rate cap agreement that limits our exposure to increases in interest rates over certain amounts. The interest rate cap matures in December 2012 and limits the LIBOR rate to 3.0% on a notional amount of $155 million. The aggregate fair value of the interest rate cap agreement was $0.1 million on December 28, 2010 and was included in other assets on the consolidated balance sheet.

Balance at beginning of year, 2010	$—
Purchase	208
Loss included in earnings	(70)

Balance at end of year, 2010 (included in other assets)	$138

Senior Unsecured Notes

        On November 30, 2010, we issued $415.0 million in senior unsecured notes with registration rights, bearing interest at 10.0% and maturing December 1, 2018. The interest is payable semiannually in arrears on June 1 and December 1 each year, beginning June 1, 2011. The notes are fully and unconditionally guaranteed on a joint and several basis by most of ClubCorp's subsidiaries ("Guarantor Subsidiaries"), each of which is wholly owned by ClubCorp. The notes are not guaranteed by certain of ClubCorp's subsidiaries ("Non-Guarantor Subsidiaries"). The indenture governing the notes limits our (and most or all of our subsidiaries') ability to:

  •
  incur, assume or guarantee additional indebtedness;

  •
  pay dividends or distributions on capital stock or redeem or repurchase capital stock;

  •
  make investments;

  •
  enter into agreements that restrict the payment of dividends or other amounts by subsidiaries to us;

  •
  sell stock of our subsidiaries;

  •
  transfer or sell assets;

  •
  create liens;

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

11. DEBT AND CAPITAL LEASES (Continued)

  •
  enter into transactions with affiliates; and

  •
  enter into mergers or consolidations.

        Subject to certain exceptions, the indenture governing the notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

        We incurred loan origination fees in conjunction with the issuance of the senior unsecured notes of $9.1 million. These have been capitalized and are being amortized over the term of the notes. $1.2 million of these fees had not been paid at December 28, 2010 and are included in accrued expenses on the balance sheet.

Mortgage Loans

        General Electric Capital Corporation—In July 2008, we entered into a new mortgage loan with General Electric Capital Corporation ("GECC") for $32.0 million which matures in July 2011. We have the right to extend the term of the loan for successive years up to July 2013 upon satisfaction of certain conditions of the loan agreement. As of December 28, 2010, we expect to meet the required conditions and intend to so extend the loan with GECC to July 2012. We have classified the loan as long-term debt on the consolidated balance sheet except for the amount included in current portion of long term debt. The loan is collateralized by the assets of two golf and country clubs. The proceeds from the loan were used to pay existing debt of $11.2 million to GECC and $2.7 million to Ameritas Life in addition to the payment of $8.0 million on the Citigroup Debt mentioned above. Interest rates are variable based on 30 day LIBOR rates. Payments on the loan were interest only through August 2009 with principal payments commencing in September 2010 based upon a twenty-five year amortization schedule. However, as the cash on cash return (defined as the percentage of underwritten net operating income for the previous twelve months divided by the outstanding principal balance of the loan as of such date) for the period September 1, 2008 through August 31, 2009, and September 1, 2009 through August 31, 2010, was greater than 14% and 15%, respectively, amortization will not commence until September 1, 2011. We incurred loan origination fees in conjunction with this loan of $0.9 million which have been capitalized and are being amortized over the term of the loan.

        Atlantic Capital Bank—In October, 2010, we entered into a new mortgage loan with Atlantic Capital Bank for $4.0 million of debt maturing in 2015 with 25-year amortization. The loan is collateralized by the assets of one golf and country club. Interest rates are variable based on 30 day LIBOR rates. We incurred loan origination fees in conjunction with the issuance of this mortgage loan of $0.1 million. These have been capitalized and are being amortized over the term of the loan.

Other Borrowings

        On July 15, 2010, we settled certain litigation with a noncontrolling shareholder of a foreign subsidiary which, in exchange for certain real estate owned by such subsidiary, extinguished $1.8 million of debt and $1.5 million of accrued interest and acquired the remaining equity interest of the noncontrolling shareholder. This transaction resulted in a gain of $3.0 million.

        As of December 28, 2010, we have $4.2 million in other notes outstanding.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

11. DEBT AND CAPITAL LEASES (Continued)

        Long-term borrowings and lease commitments of the Company as of December 28, 2010 and December 29, 2009, are summarized below:

	2010	2009	Interest Rate	Maturity
Senior Unsecured Notes	$415,000	$—	10.00%	2018
Senior Secured Credit Facilities
2010 Citigroup Debt Facility
Term Loan	310,000	—	Greater of (i) 6.0% or (ii) an elected LIBOR + 4.5% (6.0% at December 28, 2010)	2016
Revolving Notes ($50,000 capacity)	—	—	Greater of (i) 6.0% or (ii) an elected LIBOR + 4.5% (6.0% at December 28, 2010)	2015
2006 Citigroup Debt Facility
Mortgage Loan	—	505,033	1.68% + 30 day LIBOR (1.92% at December 29, 2009)	2012
Mezzanine Loan—Senior Note	—	116,202	1.29% + 30 day LIBOR (1.53% at December 29, 2009)	2012
Mezzanine Loan—Junior Note	—	618,934	1.89% to 2.80% + 30 day LIBOR (2.13% - 3.04% at December 29, 2009)	2012
Mezzanine Loan—Revolving Note ($125,000 capacity)	—	105,305	1.89% + 30 day LIBOR (2.13% at December 29, 2009)	2012
Mortgage Loans
General Electric Capital Corporation	32,000	32,000	3.25% + 30 day LIBOR (3.56% at December 28, 2010 and 3.50% at December 29, 2009)	2013
Atlantic Capital Bank	3,973	—	Greater of (i) 3.0% + 30 day LIBOR or (ii) 4.5% (4.5% at December 28, 2010)	2015
Other notes	4,209	3,533	5.75% - 8.00% for the year ended December 28, 2010; 4.00% + 30 day LIBOR (4.99% at December 29, 2009) - 8.50% for the year ended December 29, 2009	Various

	765,182	1,381,007
Capital leases	18,092	20,334

	783,274	1,401,341
Less current portion	11,195	9,974

	$772,079	$1,391,367

        The amount of long-term debt maturing in each of the five years subsequent to 2010 and thereafter is as follows:

Year	Debt	Capital Leases	Total
2011	$3,120	$8,075	$11,195
2012	4,297	5,782	10,079
2013	35,056	2,925	37,981
2014	2,746	1,020	3,766
2015	6,710	290	7,000
Thereafter	713,253	—	713,253

Total	$765,182	$18,092	$783,274

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

11. DEBT AND CAPITAL LEASES (Continued)

Fair Value

        Management estimates the fair value of ClubCorp's long-term debt excluding capital lease obligations at $765.2 million and $1.1 billion as of December 28, 2010 and December 29, 2009, respectively. We estimated the fair value of long term debt using a market based analysis using current market inputs for similar types of arrangements. Fluctuations in these assumptions will result in different estimates of fair value.

12. LEASES

        We lease operating facilities under agreements with terms ranging from 1 to 60 years. These agreements normally provide for minimum rentals plus executory costs. In some cases, we must pay contingent rent generally based on a percentage of gross receipts or positive cash flows as defined in the lease agreements. As a result, future lease payments that are considered contingent on future results are not included in the table below.

        Future minimum lease payments for each of the next five years and thereafter required at December 28, 2010 under operating leases for land, buildings and recreational facilities with initial non-cancelable lease terms in excess of one year are as follows:

Year	Capital Leases	Operating Leases
2011	$9,249	$20,957
2012	6,363	19,500
2013	3,135	17,868
2014	1,076	16,802
2015	299	15,390
Thereafter	—	102,942

Minimum lease payments	$20,122	$193,459

Less: imputed interest component	2,030

Present value of net minimum lease payments of which $8.1 million is included in current liabilities	$18,092

        Total facility rental expense was $29.9 million in 2010, $31.9 million in 2009 and $34.1 million in 2008; contingent rent was $8.6 million in 2010, $10.1 million in 2009 and $12.5 million in 2008. Total minimum rentals to be received in the future under non-cancelable subleases as of December 28, 2010 total $1.7 million.

13. INCOME TAXES

        The Company joins in the filing of a consolidated federal income tax return with Holdings, the Company's ultimate parent. The Company records income taxes based on the separate return method determined as if the Company was not included in a consolidated return. Income taxes recorded by the Company are further adjusted to the extent losses or other deductions cannot be utilized in the consolidated federal income tax return. The Company files state tax returns on a separate company

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. INCOME TAXES (Continued)

basis or unitary basis as required by law. Additionally, certain subsidiaries of the Company owned through lower tier joint ventures also file separate tax returns for federal and state purposes.

        We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are calculated using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are provided against deferred income tax assets for amounts which are not considered "more likely than not" to be realized.

        Income (loss) from continuing operations before income taxes and noncontrolling interest consists of the following:

	2010	2009	2008
Domestic	$315,577	$(20,745)	$(55,319)
Foreign	3,134	565	(4,347)

	$318,711	$(20,180)	$(59,666)

        The income tax (expense) benefit from continuing operations consists of the following:

	2010	2009	2008
Current
Federal	$(39,895)	$(1,127)	$(431)
State	(8,803)	(4,133)	(4,199)
Foreign	3,229	(4,283)	(655)

Total Current	(45,469)	(9,543)	(5,285)

Deferred
Federal	(11,787)	9,169	20,480
State	147	1,332	2,608
Foreign	—	—	—

Total Deferred	(11,640)	10,501	23,088

Total income tax (expense) benefit	$(57,109)	$958	$17,803

        Cash paid for federal, state and foreign income taxes was $6.1 million, $6.5 million and $4.7 million for the years ended December 28, 1010, December 29, 2009 and December 30, 2008, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. INCOME TAXES (Continued)

        The differences between income taxes computed using the U.S. statutory Federal income tax rate of 35% and the actual income tax provision for continuing operations as reflected in the accompanying consolidated statement of operations are as follows (dollars in thousands):

	2010	2009	2008
Expected Federal income tax (benefit) expense	$(111,550)	$7,063	$20,883
State taxes, net of Federal benefit	(4,827)	(2,269)	(1,595)
Change in valuation allowance—State	(799)	449	561
Change in valuation allowance—Foreign	(68)	472	333
Foreign rate differential	157	40	(348)
Asset Tax/IETU—Foreign	3,229	(4,283)	(655)
Forgiveness of Debt	55,141	—	—
Other, net	1,608	(514)	(1,376)

Actual income tax (expense) benefit	$(57,109)	$958	$17,803

        We had the following federal net operating loss carryforwards at December 28, 2010, which are available to offset future taxable income:

Type of Carryforward	Gross Amount	Expiration Dates (in years)
Federal tax operating loss	—	—
State tax operating loss	$151,112	2011 - 2030
AMT net operating loss	—	—
Mexico net operating loss	$18,299	2015 - 2019

        The net operating loss carryforwards reflect increases or decreases recorded through retained deficit contributions or distributions, respectively, to properly account for the impact of other affiliated entities included in the consolidated federal income tax return that are not included in the accompanying consolidated financial statements. Due to debt forgiveness income under code Section 108(a), the remaining NOL of $40.2 million is reduced to zero as part of the tax attribute reduction rules.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. INCOME TAXES (Continued)

        The components of the deferred tax assets and deferred tax liabilities at December 28, 2010 and December 29, 2009 are as follows:

	2010	2009
Deferred tax assets:
Federal tax net operating loss carryforwards	$—	$52,981
State and foreign tax net operating loss carryforwards	11,262	12,296
Membership deferred revenue	32,641	27,257
Reserves and accruals	14,102	13,882
AMT credit carryforwards	—	6,801
Tax credits	5,008	4,992
Other	35,132	22,657

Total gross deferred tax assets	$98,145	$140,866
Valuation allowance	(14,624)	(15,355)
Deferred tax liabilities:
Discounts on membership deposits and acquired notes	161,304	166,395
Property and equipment	126,342	119,703
Deferred revenue	409	—
Intangibles	26,128	39,589
Other	7,532	4,077

Total gross deferred tax liabilities	321,715	329,764

Net deferred tax liability	$(238,194)	$(204,253)

        The allocation of deferred taxes between current and long-term as of December 28, 2010 and December 29, 2009 is as follows:

	2010	2009
Current portion-deferred tax asset, net	$6,378	$7,998
Long-term deferred tax liability, net	(244,572)	(212,251)

Net deferred tax liability	$(238,194)	$(204,253)

        FASB ASC Topic 740-10 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information.

        A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. INCOME TAXES (Continued)

FASB ASC Topic 740-10 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties.

        There was no cumulative effect adjustment to retained deficit required as a result of adopting FASB ASC Topic 740-10. We recognize accrued interest and penalties related to uncertain tax positions as a component of income tax expense. Income tax expense for 2010 includes interest expense and penalties net of tax of $0.5 million. Prior to December 28, 2010, no interest or penalties were recorded related to unrecognized tax benefits because of the availability of net operating loss carryforwards.

        A reconciliation of the change in our unrealized tax benefit for all periods presented is as follows:

	2010	2009	2008
Balance at beginning of year	$8,490	$10,727	$15,300
Increases in tax positions for current year	44,395	—	—
Increases in tax positions for prior years	1,432	—	16
Decreases in tax positions for prior years	(1,102)	(2,237)	(4,589)

Balance at end of year	$53,215	$8,490	$10,727

        Included in the unrecognized tax benefits as of December 28, 2010 are $40.4 million of tax benefits that, if recognized, would reduce Holdings' effective tax rate. As of December 28, 2010, $46.0 million of unrecognized tax benefits are included in other liabilities (Note 10) in the consolidated financial statements. Currently, unrecognized tax benefits are not expected to change significantly over the next twelve months.

        Holdings files income tax returns in the U.S. federal jurisdiction, numerous state jurisdictions and in Mexico. Under a previous settlement agreement related to an audit by the Internal Revenue Service we are no longer subject to U.S. federal income tax examinations by tax authorities for years before 1995.

        Mexico enacted the 2008 Fiscal Reform Bill on October 1, 2007. Effective January 1, 2008, the bill repealed the existing asset-based tax and established a dual income tax system consisting of a new minimum flat tax (the "IETU") and the existing regular income tax system. The IETU system taxes companies on cash basis net income, consisting only of certain specified items of revenue and expense, at a rate of 16.5%, 17% and 17.5% for 2008, 2009 and 2010 forward, respectively. In general, companies must pay the higher of the income tax or the IETU, although unlike the previous asset tax, the IETU is not creditable against future income tax liabilities.

        On December 7, 2009, Mexico enacted the 2010 Mexican Tax Reform Bill ("Tax Reform Bill") to be effective January 1, 2010. Under this new legislation, the corporate income tax rate will be temporarily increased from 28% to 30% for 2010 through 2012, then reduced to 29% in 2013, and finally reduced back to 28% in 2014 and future years. Further, under current law income tax loss carryforwards reported in the tax consolidation that were not utilized on an individual company basis within 10 years were subject to recapture. The Tax Reform Bill as enacted accelerates this recapture period from 10 years to 5 years and effectively requires payment of taxes even if no benefit was obtained through the tax consolidation regime. Finally, significant modifications were also made to the rules for income taxes previously deferred on intercompany dividends, as well as to income taxes related to differences between consolidated and individual Mexican tax earnings and profits. Our

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. INCOME TAXES (Continued)

estimated income tax impact of this new legislation at December 29, 2009 was approximately $3.6 million.

        In March 2010, the Mexican tax authorities issued Miscellaneous Tax Resolutions ("MTRs") to clarify various provisions included in the Tax Reform Bill related to recapture amounts for 2004 and prior years, including certain aspects of the recapture rules related to income tax loss carryforwards, intercompany dividends and differences between consolidated and individual Mexican tax earnings and profits. In December 2010, the Mexican tax authorities issued an additional MTR addressing tax year 2005 and subsequent periods. The MTRs issued in March 2010 and December 2010 eliminated the recapture tax on losses for which no tax benefit was received in consolidation and also clarified certain other aspects of the Tax Reform Bill originally enacted in December 2009. In addition to the above, the Company completed a reorganization of certain of its Mexican operations in the third quarter of 2010. The issuance of the MTRs described above and the reorganization of the Mexican operations resulted in a reversal of the originally accrued tax liability of approximately $3.9 million during the year ended December 28, 2010.

14. CLUB ACQUISITIONS, CLUB DISPOSITIONS, AND DISCONTINUED OPERATIONS

Club Acquisitions

        Assets acquired and liabilities assumed in business combinations were recorded on our consolidated balance sheets at fair value at the date of acquisition. The results of operations of such businesses have been included in the consolidated statements of operations since their date of acquisition.

        Country Club of the South—On June 23, 2010, ClubCorp acquired Country Club of the South, a private golf club located in Georgia. ClubCorp purchased or assumed the following major categories of assets and liabilities in exchange for consideration of $7.4 million:

Property and equipment	$8,800
Inventory	132
Liabilities assumed	(270)

Total	$8,662

        A bargain purchase gain of $1.2 million was recognized on this transaction, resulting from ClubCorp acquiring the entity out of bankruptcy.

Club Dispositions

        Subsidiaries may be divested when management determines they will be unable to provide a positive contribution to cash flows from operations in future periods and/or when they are determined to be non-strategic holdings for the Company. Gains from divestitures are recognized in the period in which operations cease and losses are recognized when we determine that the carrying value is not recoverable and exceeds fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

14. CLUB ACQUISITIONS, CLUB DISPOSITIONS, AND DISCONTINUED OPERATIONS (Continued)

        Plaza Club-Hawaii, LTD.—On October, 6, 2009, we sold certain assets and liabilities of Plaza Club-Hawaii, LTD., a business, sports and alumni club, to an unrelated third party, for $0.2 million, resulting in a pre-tax loss of $0.1 million.

        Atascocita Country Club—On May 15, 2009, we sold certain assets of Atascocita Country Club, a golf and country club, to an unrelated third party for $1.1 million. Members of Atascocita were transferred to another Company property and therefore operations of this club are not classified as discontinued operations.

        San Francisco Tennis Club, Inc.—On February 1, 2009, we sold the assets of San Francisco Tennis Club, Inc., a business, sports and alumni club, to WAC SFTC Holdings, LLC, an affiliate of KSL, resulting in a pre-tax loss of $0.1 million. We believe that the transaction was consummated on terms equivalent to those that would prevail in an arm's-length transaction. The operations of the property have been reclassified to discontinued operations on the consolidated statement of operations for all periods presented in our financial statements. In 2008, we recorded an impairment related to this asset of $35.4 million, which is included in the loss from discontinued operations.

        We discontinued one business, sports and alumni club for no pre-tax gain or loss in the year ended December 28, 2010. We discontinued one additional business, sports and alumni club and two management contracts for no pre-tax gain or loss in the year ended December 29, 2009. We discontinued one additional business, sports and alumni club in the year ended December 30, 2008 for a gain of $0.1 million.

Discontinued Club Operations

        Operations of the clubs that were disposed during the years ended December 28, 2010, December 29, 2009 and December 30, 2008 were reclassified to discontinued operations on the consolidated statement of operations as follows for all periods presented:

	2010	2009	2008
Revenues	$145	$3,416	$13,017
Loss on disposals and impairment of assets, before income taxes	$(26)	$(539)	$(35,412)
Income (loss) from discontinued club operations, before taxes	$57	$(1,079)	$(35,290)

Discontinued Non-Core Entities

        In connection with the ClubCorp Formation on November 30, 2010, CCI sold its Non-Core Entities to affiliates of KSL. No gain or loss was recognized as this was a transaction with entities under common control. The operations of the Non-Core Entities have been reclassified to discontinued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

14. CLUB ACQUISITIONS, CLUB DISPOSITIONS, AND DISCONTINUED OPERATIONS (Continued)

Non-Core operations on the consolidated statement of operations as follows for all periods presented in our financial statements:

	2010	2009	2008
Revenues	$93,124	$100,468	$124,381
Loss from discontinued Non-Core Entities, before taxes	$(2,031)	$(18,331)	$(5,091)
Assets of discontinued Non-Core Entities	$—	$289,376
Liabilities of discontinued Non-Core Entities	$—	$353,260

        $9.6 million of goodwill was allocated to the Non-Core Entities and is included in Assets of Discontinued Non-Core Entities on the December 29, 2009 balance sheet. $31.1 million of deferred tax liabilities were included in Liabilities of Discontinued Non-Core Entities on the December 29, 2009 balance sheet. In addition $10.7 million and $12.1 million in depreciation expense related to Non-Core Entities has been included in income (loss) from discontinued Non-Core Entities in the statement of operations for the years ended December 28, 2010 and December 29, 2009, respectively.

        Restatement—Subsequent to the issuance of the consolidated financial statements, management determined that $206.7 million and $7.0 million of cash flows previously included in cash provided by operating activities of Discontinued Non-Core Entities in 2010 and 2009, respectively, should have been classified as financing activities and $6.6 million of cash flows previously included in cash used in operating activities of Discontinued Non-Core Entities in 2010 should have been classified as investing activities. Such errors have been corrected in the accompanying consolidated financial statements. These corrections resulted in no changes to previously reported net cash used in Discontinued Non-Core Entities.

15. SEGMENT AND GEOGRAPHIC INFORMATION

        We currently have two reportable segments: (1) golf and country clubs and (2) business, sports and alumni clubs. These segments are managed separately and discrete financial information is reviewed regularly by the chief operating decision maker to evaluate performance and allocate resources. Our chief operating decision maker is the Chief Executive Officer.

        Golf and country clubs operations consist of private country clubs, golf clubs and public golf facilities. Private country clubs provide at least one 18-hole golf course and various other recreational amenities that are open only to members and their guests. Golf clubs provide both private and public golf play and usually offer fewer other recreational amenities. Public golf facilities are open to the public and generally provide the same services as golf clubs.

        Business, sports and alumni club operations consist of business clubs, business/sports clubs, sports clubs and alumni clubs. Business clubs provide a setting for dining, business or social entertainment. Sports clubs provide a variety of recreational facilities and business/sports clubs provide a combination of the amenities available at business clubs and sports clubs. All amenities offered above are available only to members and their guests.

        Included within other are revenues from mineral rights and revenues and expenses on corporate overhead and shared services which are not material enough to warrant a separate segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

15. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

        We evaluate segment performance and allocate resources based on Segment EBITDA. We define Segment EBITDA as net income before discontinued operations, interest and investment income, interest expense and the change in fair value of interest rate cap agreements, income taxes, loss on disposal and impairment of assets, depreciation and amortization, translation gain and loss, proceeds from business interruption insurance, severance payments, the negative EBITDA impact related to estimated settlement for unclaimed property accrued during fiscal year 2009, fees and expenses paid to KSL, acquisition costs and amortization on investments in joint ventures. Segment EBITDA for all periods presented has been calculated using this definition. Segment EBITDA should not be construed as an alternative to, or a better indicator of, operating income or loss, is not based on accounting principles generally accepted in the United States of America, and is not necessarily a measure of our cash flows or ability to fund our cash needs. Our measurements of Segment EBITDA may not be comparable to similar titled measures reported by other companies.

        The table below shows summarized financial information by segment for continuing operations for the years ended December 28, 2010, December 29, 2009 and December 30, 2008:

	2010	2009	2008
Golf and Country Clubs
Revenues	$523,750	$526,218	$565,395
Segment EBITDA	142,967	146,902	143,684
Total Assets	1,242,173	1,277,351
Capital Expenditures	28,372	28,531	81,468
Business, Sports and Alumni Clubs
Revenues	$175,833	$184,320	$215,722
Segment EBITDA	30,197	35,560	44,969
Total Assets	103,961	112,974
Capital Expenditures	16,709	4,285	23,408
Other
Revenues	$4,833	$7,369	$11,944
Segment EBITDA	(28,447)	(25,699)	(25,842)
Total Assets	434,795	483,814
Capital Expenditures	6,329	2,420	3,052
Elimination of intersegment revenues	$(7,779)	$(8,274)	$(9,602)
Consolidated
Revenues	$696,637	$709,633	$783,459
Segment EBITDA	144,717	156,763	162,811
Total Assets	1,780,929	1,874,139
Capital Expenditures	51,410	35,236	107,928

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

15. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

        The following table presents revenue and long-lived assets by geographical region, excluding financial instruments. Foreign operations are primarily located in Mexico.

	2010	2009	2008
Revenues
United States	$688,703	$701,633	$771,617
All Foreign	7,934	8,000	11,842

Total	$696,637	$709,633	$783,459

	2010	2009
Long-Lived Assets
United States	$1,580,259	$1,615,774
All Foreign	28,084	26,176

Total	$1,608,343	$1,641,950

        The table below provides a reconciliation of our Segment EBITDA to loss before income taxes and discontinued operations for the years ended December 28, 2010, December 29, 2009 and December 30, 2008.

	2010	2009	2008
Total Segment EBITDA	$144,717	$156,763	$162,811
Interest and investment income	714	2,684	4,290
Interest expense and change in fair value of interest rate cap agreements	(60,694)	(55,759)	(105,037)
Loss on disposals and impairment of assets	(3,892)	(18,281)	(6,522)
Gain on extinguishment of debt	334,412	—	—
Depreciation and amortization	(92,673)	(98,619)	(101,724)
Translation gain (loss)	(146)	118	(5,971)
Business interruption insurance	—	816	943
Severance payments	(529)	(1,698)	(3,273)
Unclaimed property accrual	—	(3,024)	—
KSL fees and expenses	(1,150)	(1,135)	(1,339)
Acquisition costs	—	—	(1,774)
Amortization of step-up in certain equity method investments	(2,048)	(2,045)	(2,070)

Net income (loss) before income taxes and discontinued operations	$318,711	$(20,180)	$(59,666)

16. COMMITMENTS AND CONTINGENCIES

        We routinely enter into contractual obligations to procure assets used in the day to day operations of our business. As of December 28, 2010, we had capital commitments of $6.5 million at certain of our country clubs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

16. COMMITMENTS AND CONTINGENCIES (Continued)

        We currently have multiple sales and use tax audits in progress. Management believes the potential for a liability related to the outcome of these audits may exist. However, we believe that the outcome of these audits would not materially affect our consolidated financial statements.

        We are currently undergoing an audit related to unclaimed property. Management believes the potential for a liability related to the outcome of these audits may exist and has recorded a $3.0 million loss as an estimate of such liability in our 2009 consolidated statement of operations.

        We are subject to certain pending or threatened litigation and other claims that arise in the ordinary course of business. While the outcome of such legal proceedings and other claims cannot be predicted with certainty, after review and consultation with legal counsel, we believe that any potential liability from these matters would not materially affect our consolidated financial statements.

        We guarantee principal amounts on loans made by a third party to purchasers of certain real estate interests in case of default. These loans have a remaining term averaging two to four years. The total principal amount outstanding on these loans as of December 28, 2010 is $0.9 million. ClubCorp is indemnified by affiliates of KSL from losses on these guarantees in the event of default and the fair value of the guarantees is immaterial.

        We are contingently liable for certain pension funding liabilities associated with one of the resorts we sold in connection with the ClubCorp Formation. As of December 28, 2010, the unfunded obligation for such plan was approximately $7.1 million. The Company believes that the probability that it would have to fund such liability is remote.

17. FINANCIAL STATEMENTS OF GUARANTORS

        As described in Note 11, in November 2010, we issued $415.0 million of Senior Unsecured Notes. The notes are fully and unconditionally guaranteed on a joint and several basis by Guarantor Subsidiaries, each of which is one hundred percent owned by ClubCorp. The notes are not guaranteed by Non-Guarantor Subsidiaries.

        Set forth below are consolidating financial statements presenting the results of operations, financial position, and cash flows of ClubCorp Club Operations, Inc., the Guarantor Subsidiaries on a consolidated basis, and the Non-Guarantor Subsidiaries on a consolidated basis, along with the eliminations necessary to arrive at the information for ClubCorp on a consolidated basis. As discussed in Note 14, the cash flows of Discontinued Non-Core Entities for 2010 and 2009 have been restated.

        Eliminations represent adjustments to eliminate investments in subsidiaries and intercompany balances and transactions between or among ClubCorp Club Operations, Inc., the Guarantor Subsidiaries, and the Non-Guarantor Subsidiaries. For this presentation, investments in subsidiaries are accounted for using the equity method of accounting. As described in Note 1, ClubCorp was formed in 2010 and is therefore excluded from consolidating financial statements of 2009 and 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

17. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Consolidating Statements of Operations
For the Year Ended December 28, 2010

	ClubCorp	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidation Eliminations	Consolidated
REVENUES:
Club operations	$—	$464,892	$38,463	$(1,622)	$501,733
Food and beverage	—	181,073	10,949	—	192,022
Other revenues	—	4,705	32	(1,855)	2,882

Total revenues	—	650,670	49,444	(3,477)	696,637
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	—	427,668	34,050	(3,477)	458,241
Cost of food and beverage sales exclusive of depreciation	—	57,134	3,462	—	60,596
Depreciation and amortization	—	87,282	5,391	—	92,673
Provision for doubtful accounts	—	3,272	(24)	—	3,248
Gain on disposals and acquisitions of assets	—	(1,031)	(4,320)	—	(5,351)
Impairment of assets	—	9,243	—	—	9,243
Selling, general and administrative	—	38,946	—	—	38,946

OPERATING INCOME	—	28,156	10,885	—	39,041
Interest and investment income	4,278	2,177	28	(5,769)	714
Equity in earnings from unconsolidated ventures	—	1,309	—	—	1,309
Interest expense	(4,969)	(49,195)	(8,770)	5,769	(57,165)
Change in fair value of interest rate cap agreements	(70)	(3,459)	—	—	(3,529)
Gain on extinguishment of debt	—	334,412	—	—	334,412
Other income	—	3,929	—	—	3,929

INCOME (LOSS) BEFORE INCOME TAXES	(761)	317,329	2,143	—	318,711
INCOME TAX BENEFIT (EXPENSE)	267	(54,736)	(2,640)	—	(57,109)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(494)	262,593	(497)	—	261,602
Loss from discontinued Non-Core Entities, net of tax	—	—	(8,779)	—	(8,779)
Income (loss) from discontinued operations, net of income tax expense of $5 for Guarantor Subsidiaries and income tax benefit of $2 for NonGuarantor Subsidiaries	—	101	(47)	—	54
Equity in net loss of subsidiaries	254,991	—	—	(254,991)	—

NET INCOME (LOSS)	254,497	262,694	(9,323)	(254,991)	252,877
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	172	1,448	—	1,620

NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$254,497	$262,866	$(7,875)	$(254,991)	$254,497

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

17. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Consolidating Statements of Operations
For the Year Ended December 29, 2009

	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated
REVENUES:
Club operations	$479,819	$37,121	$(1,552)	$515,388
Food and beverage	182,302	9,476	—	191,778
Other revenues	4,334	21	(1,888)	2,467

Total revenues	666,455	46,618	(3,440)	709,633
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	434,166	30,534	(3,440)	461,260
Cost of food and beverage sales exclusive of depreciation	58,174	3,035	—	61,209
Depreciation and amortization	93,435	5,184	—	98,619
Provision for doubtful accounts	4,417	398	—	4,815
Loss on disposals and acquisitions of assets	4,348	2,125	—	6,473
Impairment of assets	11,808	—	—	11,808
Selling, general and administrative	39,266	—	—	39,266

OPERATING INCOME	20,841	5,342	—	26,183
Interest and investment income	5,217	130	(2,663)	2,684
Equity in earnings from unconsolidated ventures	706	—	—	706
Interest expense	(50,701)	(10,345)	2,663	(58,383)
Change in fair value of interest rate cap agreements	2,624	—	—	2,624
Other income	6,006	—	—	6,006

LOSS BEFORE INCOME TAXES	(15,307)	(4,873)	—	(20,180)
INCOME TAX BENEFIT (EXPENSE)	3,132	(2,174)	—	958

LOSS FROM CONTINUING OPERATIONS	(12,175)	(7,047)	—	(19,222)
Loss from discontinued Non-Core Entities, net of tax	—	(11,487)	—	(11,487)
Loss from discontinued operations, net of income tax benefit of $2 for Guarantor Subsidiaries and $282 for NonGuarantor Subsidiaries	(6)	(789)	—	(795)
Equity in net loss of consolidated non-guarantor subsidiaries	(7,889)	—	7,889	—

NET LOSS	(20,070)	(19,323)	7,889	(31,504)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	17	2,749	—	2,766

NET LOSS ATTRIBUTABLE TO CLUBCORP	$(20,053)	$(16,574)	$7,889	$(28,738)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

17. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Consolidating Statements of Operations
For the Year Ended December 30, 2008

	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated
REVENUES:
Club operations	$518,855	$43,415	$(1,408)	$560,862
Food and beverage	208,058	10,902	—	218,960
Other revenues	5,741	193	(2,297)	3,637

Total revenues	732,654	54,510	(3,705)	783,459
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	491,086	42,771	(3,705)	530,152
Cost of food and beverage sales exclusive of depreciation	59,898	3,297	—	63,195
Depreciation and amortization	93,865	7,859	—	101,724
Provision for doubtful accounts	4,012	538	—	4,550
Loss on disposals and acquisitions of assets	3,375	505	—	3,880
Impairment of assets	2,642	—	—	2,642
Selling, general and administrative	45,136	—	—	45,136

OPERATING INCOME (LOSS)	32,640	(460)	—	32,180
Interest and investment income	6,756	95	(2,561)	4,290
Equity in earnings from unconsolidated ventures	1,514	—	—	1,514
Interest expense	(88,396)	(8,748)	2,561	(94,583)
Change in fair value of interest rate cap agreements	(10,454)	—	—	(10,454)
Other income	7,387	—	—	7,387

LOSS BEFORE INCOME TAXES	(50,553)	(9,113)	—	(59,666)
INCOME TAX BENEFIT	15,964	1,839	—	17,803

LOSS FROM CONTINUING OPERATIONS	(34,589)	(7,274)	—	(41,863)
Income from discontinued Non-Core Entities, net of tax	—	(4,134)	—	(4,134)
Loss from discontinued operations, net of income tax benefit of $295 for Guarantor Subsidiaries and $11,411 for NonGuarantor Subsidiaries	(593)	(22,991)	—	(23,584)
Equity in net loss of consolidated non-guarantor subsidiaries	(30,562)	—	30,562	—

NET LOSS	(65,744)	(34,399)	30,562	(69,581)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(51)	(297)	—	(348)

NET LOSS ATTRIBUTABLE TO CLUBCORP	$(65,795)	$(34,696)	$30,562	$(69,929)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

17. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Consolidating Balance Sheet
As of December 28, 2010

	ClubCorp	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated
CURRENT ASSETS:
Cash and cash equivalents	$—	$51,994	$4,537	$—	$56,531
Restricted cash	—	525	—	—	525
Receivables, net of allowances	—	50,686	3,098	—	53,784
Inventories	—	13,976	1,654	—	15,630
Prepaids and other assets	—	10,255	4,787	—	15,042
Deferred tax assets	—	6,429	(51)	—	6,378

Total current assets	—	133,865	14,025	—	147,890
Investments	—	17,687	—	—	17,687
Property and equipment, net	—	1,111,404	129,173	—	1,240,577
Notes receivable, net of allowances	—	1,917	630	—	2,547
Goodwill	—	272,000	—	—	272,000
Intangibles, net	—	61,796	1,467	—	63,263
Investment in Subsidiaries	270,056	—	—	(270,056)	—
Intercompany receivables	666,328	—	61,261	(727,589)	—
Other assets	15,891	20,115	959	—	36,965

TOTAL ASSETS	$952,275	$1,618,784	$207,515	$(997,645)	$1,780,929

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt	—	9,533	1,662	—	11,195
Membership deposits—current portion	—	31,222	20,482	—	51,704
Accounts payable	2,141	20,595	1,101	—	23,837
Accrued expenses	4,754	21,902	425	—	27,081
Accrued taxes	—	28,592	6,083	—	34,675
Other liabilities	—	50,280	3,426	—	53,706

Total current liabilities	6,895	162,124	33,179	—	202,198
Intercompany payables	—	653,993	73,596	(727,589)	—
Long-term debt	725,000	10,562	36,517	—	772,079
Membership deposits	—	160,028	51,596	—	211,624
Deferred tax liability	—	234,638	9,934	—	244,572
Other liabilities	—	114,776	4,651	—	119,427

Total liabilities	731,895	1,336,121	209,473	(727,589)	1,549,900
Commitments and contingencies (see Note 16)
EQUITY (DEFICIT)
Common stock, $1.00 par value, 1,000 shares authorized, issued and outstanding at December 28, 2010	1	—	—	—	1
Additional paid-in capital	211,118	231,154	—	(231,154)	211,118
Accumulated other comprehensive loss	(2,520)	(2,432)	(88)	2,520	(2,520)
Retained earnings (deficit)	11,781	47,660	(6,238)	(41,422)	11,781

Total stockholders' equity (deficit):	220,380	276,382	(6,326)	(270,056)	220,380

Noncontrolling interests in consolidated subsidiaries	—	6,281	4,368	—	10,649

Total equity (deficit)	220,380	282,663	(1,958)	(270,056)	231,029

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$952,275	$1,618,784	$207,515	$(997,645)	$1,780,929

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

17. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Consolidating Balance Sheet
As of December 29, 2009

	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated
CURRENT ASSETS:
Cash and cash equivalents	$66,845	$6,723	$—	$73,568
Restricted cash	9,684	4,416	—	14,100
Receivables, net of allowances	51,325	3,833	—	55,158
Inventories	13,534	1,544	—	15,078
Prepaids and other assets	7,719	3,959	—	11,678
Deferred tax assets	7,925	73	—	7,998
Assets of discontinued Non-Core Entities (See Note 1, 2 and 14)	—	289,376	—	289,376

Total current assets	157,032	309,924	—	466,956
Investments	20,090	—	—	20,090
Property and equipment, net	1,131,267	122,073	—	1,253,340
Notes receivable, net of allowances	3,074	1,283	—	4,357
Note receivable from affiliate	14,000	—	—	14,000
Goodwill	272,000	—	—	272,000
Intangibles, net	96,330	1,869	—	98,199
Investment in non-guarantor subsidiaries	(94,425)	—	94,425	—
Intercompany receivables	62,005	—	(62,005)	—
Other assets	33,957	616	—	34,573

TOTAL ASSETS	$1,695,330	$435,765	$32,420	$2,163,515

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt	7,259	2,715	—	9,974
Membership deposits—current portion	23,460	14,701	—	38,161
Accounts payable	21,533	1,207	—	22,740
Accrued expenses	24,352	1,770	—	26,122
Accrued taxes	16,468	8,600	—	25,068
Other liabilities	47,075	3,060	—	50,135
Liabilities of discontinued Non-Core Entities (See Note 1, 2 and 14)	—	353,260	—	353,260

Total current liabilities	140,147	385,313	—	525,460
Intercompany payables	—	62,005	(62,005)	—
Long-term debt	1,358,049	33,318	—	1,391,367
Membership deposits	153,287	51,966	—	205,253
Deferred tax liability	213,641	(1,390)	—	212,251
Other liabilities	69,173	4,368	—	73,541

Total liabilities	1,934,297	535,580	(62,005)	2,407,872
Commitments and contingencies (see Note 16)
DEFICIT
Additional paid-in capital	—	(36,555)	36,555	—
Accumulated other comprehensive loss	(2,709)	(2,688)	2,688	(2,709)
Retained deficit	(242,716)	(55,182)	55,182	(242,716)

Total stockholders' deficit	(245,425)	(94,425)	94,425	(245,425)

Noncontrolling interests in consolidated subsidiaries	6,458	(5,390)	—	1,068

Total deficit	(238,967)	(99,815)	94,425	(244,357)

TOTAL LIABILITIES AND DEFICIT	$1,695,330	$435,765	$32,420	$2,163,515

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

17. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Condensed Consolidating Statements of Cash Flows
For the Year Ended December 28, 2010

	ClubCorp	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$7,625	125,286	$15,497	$—	148,408

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(41,302)	(1,557)	—	(42,859)
Acquisitions	—	—	(7,443)	—	(7,443)
Proceeds from dispositions	—	3,346	11	—	3,357
Proceeds from insurance	—	2,530	—	—	2,530
Net change in restricted cash and capital reserve funds	—	9,200	4,416	—	13,616
Net intercompany transactions	(976,126)	—	—	976,126	—
Proceeds from notes receivable	—	14,000		—	14,000

Net cash used in investing activities	(976,126)	(12,226)	(4,573)	976,126	(16,799)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	—	(905,602)	(1,168)	—	(906,770)
Proceeds from new debt borrowings	725,000	1,071	4,000	—	730,071
Repayments of Revolver	—	(105,305)	—	—	(105,305)
Purchase of interest rate cap agreement	(208)	—	—	—	(208)
Sale of interest rate cap agreement	—	150	—	—	150
Debt issuance costs	(16,819)	—	—	—	(16,819)
Contribution from owners	260,528	—	—	—	260,528
Distribution to noncontrolling interests	—	—	(416)	—	(416)
Distribution to KSL affiliates attributable to the ClubCorp Formation	—	(110,537)	—	73,490	(37,047)
Net intercompany transactions		990,987	(14,861)	(976,126)	—
Change in membership deposits	—	1,325	155	—	1,480

Net cash used in financing activities	968,501	(127,911)	(12,290)	(902,636)	(74,336)

CASH FLOWS FROM DISCONTINUED NON-CORE ENTITIES (as restated—See Note 14):
Net cash used in operating activities of discontinued Non-Core Entities	—	—	(7,951)	—	(7,951)
Net cash used in investing activities of discontinued Non-Core Entities	—	—	(6,614)	—	(6,614)
Net cash provided by (used in) financing activities of discontinued Non-Core Entities	—	—	14,169	(73,490)	(59,321)

Net cash used in discontinued Non-Core Entities	—	—	(396)	(73,490)	(73,886)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	(820)	—	(820)

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(14,851)	(2,582)	—	(17,433)
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	—	66,845	7,119	—	73,964

CASH AND CASH EQUIVALENTS—END OF PERIOD	$—	$51,994	$4,537	$—	$56,531

Cash and cash equivalents
Continuing operations	$—	$51,994	$4,537	$—	$56,531
Discontinued Non-Core Entities	$—	$—	$—	$—	$—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

17. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Condensed Consolidating Statements of Cash Flows
For the Year Ended December 29, 2009

	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$113,266	$10,968	$—	$124,234

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(30,383)	(1,999)	—	(32,382)
Proceeds from real estate ventures	—	1,000	—	1,000
Proceeds from dispositions	1,238	1,210	—	2,448
Proceeds from insurance	5,167	—	—	5,167
Net change in restricted cash and capital reserve funds	67	(4,416)	—	(4,349)
Proceeds from notes receivable	296	—	—	296

Net cash used in investing activities	(23,615)	(4,205)	—	(27,820)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(127,562)	(635)	—	(128,197)
Proceeds from new debt borrowings, less allocations to Non-Core Entities	11	—	—	11
Repayments of Revolver	(197)	—	—	(197)
Proceeds from Revolver borrowings	2,560	—	—	2,560
Sale of interest rate cap agreement	576	—	—	576
Distribution to owners	(90,364)	—	—	(90,364)
Distribution to noncontrolling interests	—	(588)	—	(588)
Intercompany transactions	(12,004)	(7,169)	19,173	—
Change in membership deposits	598	(287)	—	311

Net cash used in financing activities	(226,382)	(8,679)	19,173	(215,888)

CASH FLOWS FROM DISCONTINUED NON-CORE ENTITIES (as restated—See Note 14):
Net cash provided by operating activities of discontinued Non-Core Entities	—	15,749	—	15,749
Net cash used in investing activities of discontinued Non-Core Entities	—	(2,732)	—	(2,732)
Net cash used in financing activities of discontinued Non-Core Entities	—	(13,699)	(19,173)	(32,872)

Net cash used in discontinued Non-Core Entities	—	(682)	(19,173)	(19,855)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	(1,074)	—	(1,074)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(136,731)	(3,672)	—	(140,403)
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	203,576	10,791	—	214,367

CASH AND CASH EQUIVALENTS—END OF PERIOD	$66,845	$7,119	$—	$73,964

Cash and cash equivalents
Continuing operations	$66,845	$6,723	$—	$73,568
Discontinued Non-Core Entities	$—	$396	$—	$396

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

17. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Condensed Consolidating Statements of Cash Flows
For the Year Ended December 30, 2008

	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$68,379	$13,261	$—	$81,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(86,745)	(3,033)	—	(89,778)
Proceeds from dispositions	178	—	—	178
Proceeds from surface rights	19,869	—	—	19,869
Proceeds from insurance	9,853	—	—	9,853
Net change in restricted cash and capital reserve funds	12,259	—	—	12,259
Proceeds from notes receivable	108	—	—	108

Net cash used in investing activities	(44,478)	(3,033)	—	(47,511)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(27,910)	(14,312)	—	(42,222)
Proceeds from new debt borrowings, less allocations to Non-Core Entities	(21,390)	32,000	—	10,610
Repayments of Revolver	(209,000)	—	—	(209,000)
Proceeds from Revolver borrowings	312,000	—	—	312,000
Purchase of interest rate cap agreement	(10,104)	—	—	(10,104)
Debt issuance costs	(270)	(890)	—	(1,160)
Contribution from owners	190	—	—	190
Intercompany transactions	46,194	(27,776)	(18,418)	—
Change in membership deposits	2,588	289	—	2,877

Net cash provided by (used in) financing activities	92,298	(10,689)	(18,418)	63,191

CASH FLOWS FROM DISCONTINUED NON-CORE ENTITIES:
Net cash provided by operating activities of discontinued Non-Core Entities	—	6,778	—	6,778
Net cash used in investing activities of discontinued Non-Core Entities	—	(10,768)	—	(10,768)
Net cash (used in) provided by financing activities of discontinued Non-Core Entities	—	(1,879)	18,418	16,539

Net cash (used in) provided by discontinued Non-Core Entities	—	(5,869)	18,418	12,549

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	5,972	—	5,972

NET INCREASE IN CASH AND CASH EQUIVALENTS	116,199	(358)	—	115,841
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	87,377	11,149	—	98,526

CASH AND CASH EQUIVALENTS—END OF PERIOD	$203,576	$10,791	$—	$214,367

Cash and cash equivalents
Continuing operations	$203,576	$9,713	$—	$213,289
Discontinued Non-Core Entities	$—	$1,078	$—	$1,078

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

18. RELATED PARTY TRANSACTIONS

        During 2009, we recorded a note receivable due in 2012 of $14.0 million from the sale of a business, sports and alumni club to an affiliate of KSL. See Note 14. We realized $0.5 million and $1.0 million in interest related to this note in the years ended December 28, 2010 and December 29, 2009, respectively. During 2010, we received $14.0 million in repayment of this note.

        We have entered into a management agreement with an affiliate of KSL, pursuant to which we are provided financial and management consulting services in exchange for an annual fee of $1 million. In the event of a future financing, refinancing or direct or indirect sale of all or substantially all of our equity or assets, the management company may also be entitled to receive a fee equal to 1% of the lenders' maximum commitments, in the case of a financing or refinancing, or 1% of the total consideration paid, in the case of a sale. No such fee was required in connection with the ClubCorp Formation in 2010. In addition, we have agreed to reimburse the management company for all of its reasonable out-of-pocket costs and expenses incurred in providing management services to us and certain of our affiliates. During 2010, we paid KSL approximately $1 million in management fees. During 2009, we paid KSL approximately $1.0 million in management fees. During 2008, we paid KSL approximately $1.3 million comprised primarily of $1.0 million in management fees and $0.3 million in fees related to negotiation of the refinancing of the GECC loan facility. See Note 11.

        In 2010, investment vehicles controlled by KSL contributed $260.5 million as equity capital to ClubCorp. We made a distribution to our owners of $90.3 million in 2009.

        As of December 28, 1010, we had a receivable from discontinued Non-Core Entities in the amount of $0.7 million for legal fees paid on their behalf.

        As of December 28, 2010, we had receivables of $0.3 million for outstanding advances from golf and business club ventures in which we had an equity method investment. We received $0.5 million in management fees from these ventures. We had a receivable of $1.8 million for volume rebates from the supplier firm in which we have an equity method investment. See Note 5.

        We have entered into reciprocal arrangements whereby members of Barton Creek Resort & Spa, The Homestead, The Owners Club at Barton Creek, The Owners Club at The Homestead and Western Athletic Clubs, each a portfolio company of KSL, can pay an upgrade charge to have access to our clubs and facilities. We have revenue sharing arrangements with the resorts and clubs whereby we agree to split the amount of the upgrade charges among such entities. In 2010, we recognized $0.4 million in revenue associated with these arrangements.

        Transactions with related parties prior to and during the ClubCorp Formation are described in Note 1, 2 and 14.

19. SUBSEQUENT EVENTS

        We have evaluated subsequent events through March 28, 2011, the day the financial statements were issued and May 9, 2011, the day the financial statements were reissued.

CLUBCORP CLUB OPERATIONS, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

For the Twelve Weeks Ended March 22, 2011 and March 23, 2010

(In thousands of dollars)

	Twelve Weeks Ended
	March 22, 2011	March 23, 2010
REVENUES:
Club operations	$107,848	$105,651
Food and beverage	36,106	34,629
Other revenues	865	614

Total revenues	144,819	140,894
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	97,288	97,364
Cost of food and beverage sales exclusive of depreciation	12,336	11,534
Depreciation and amortization	21,180	21,278
Provision for doubtful accounts	856	1,263
Loss on disposals of assets	2,195	109
Selling, general and administrative	8,995	7,971

OPERATING INCOME	1,969	1,375
Interest and investment income	33	297
Equity in earnings from unconsolidated ventures	259	89
Interest expense	(19,982)	(12,587)
Change in fair value of interest rate cap agreements	(75)	(2,510)
Other income	861	909

LOSS BEFORE INCOME TAXES	(16,935)	(12,427)
INCOME TAX BENEFIT	6,209	3,338

LOSS FROM CONTINUING OPERATIONS	(10,726)	(9,089)
Loss from discontinued Non-Core Entities, net of income tax expense of $0 and $(1,610) for the twelve weeks ended March 22, 2011 and March 23, 2010, respectively	—	(5,253)
Loss from discontinued clubs, net of income tax (expense) benefit of $64 and $(3) for the twelve weeks ended March 22, 2011 and March 23, 2010, respectively	(130)	(69)

NET LOSS	(10,856)	(14,411)
NET INCOME ATTRIBUTABLE TO DISCONTINUED NON-CORE ENTITIES NONCONTROLLING INTERESTS	—	4,641
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS OF CONTINUING OPERATIONS	41	(191)

NET LOSS ATTRIBUTABLE TO CLUBCORP	$(10,815)	$(9,961)

Amounts attributable to ClubCorp
Loss from continuing operations, net of tax	$(10,685)	$(9,280)
Loss from discontinued Non-Core Entities, net of tax	—	(612)
Loss from discontinued clubs, net of tax	(130)	(69)

Net loss	$(10,815)	$(9,961)

See accompanying notes to unaudited consolidated condensed financial statements

CLUBCORP CLUB OPERATIONS, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

As of March 22, 2011 and December 28, 2010

(In thousands of dollars, except share and per share amounts)

	March 22, 2011	December 28, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,694	$56,531
Restricted cash	122	525
Receivables, net of allowances of $3,481 and $3,594 at March 22, 2011 and December 28, 2010, respectively	49,713	53,784
Inventories	16,490	15,630
Prepaids and other assets	11,009	15,042
Deferred tax assets	6,378	6,378

Total current assets	156,406	147,890
Investments	16,422	17,687
Property and equipment, net	1,231,844	1,240,577
Notes receivable, net of allowances of $697 and $489 at March 22, 2011 and December 28, 2010, respectively	2,161	2,547
Goodwill	272,000	272,000
Intangibles, net	57,423	63,263
Other assets	36,101	36,965

TOTAL ASSETS	$1,772,357	$1,780,929

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	11,749	11,195
Membership deposits—current portion	56,219	51,704
Accounts payable	21,318	23,837
Accrued expenses	38,597	27,081
Accrued taxes	21,361	34,675
Other liabilities	67,440	53,706

Total current liabilities	216,684	202,198
Long-term debt (includes $1,903 and $1,971 related to a VIE at March 22, 2011 and December 28, 2010, respectively)	770,492	772,079
Membership deposits	211,752	211,624
Deferred tax liability	236,673	244,572
Other liabilities	116,762	119,427

Total liabilities	1,552,363	1,549,900
Commitments and contingencies (see Note 12)
EQUITY
Common stock of ClubCorp Club Operations, Inc., $1.00 par value, 1,000 shares authorized, issued and outstanding at March 22, 2011 and December 28, 2010	1	1
Additional paid-in capital	211,118	211,118
Accumulated other comprehensive loss	(2,699)	(2,520)
Retained earnings	966	11,781

Total stockholders' equity	209,386	220,380

Noncontrolling interests in consolidated subsidiaries	10,608	10,649

Total equity	219,994	231,029

TOTAL LIABILITIES AND EQUITY	$1,772,357	$1,780,929

See accompanying notes to unaudited consolidated condensed financial statements

CLUBCORP CLUB OPERATIONS, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

For the Twelve Weeks Ended March 22, 2011 and March 23, 2010

(In thousands of dollars)

	Twelve Weeks Ended
	March 22, 2011	March 23, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,856)	$(14,411)
Loss from discontinued Non-Core Entities	—	5,253
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	15,364	15,197
Amortization and depletion	5,848	6,118
Bad debt expense	857	1,270
Equity in earnings from unconsolidated ventures	(259)	(89)
Distribution from investment in unconsolidated ventures	1,524	1,268
Loss on disposals of assets	2,480	109
Amortization of debt issuance costs	559	783
Accretion of discount on member deposits	4,560	4,653
Amortization of surface rights bonus revenue	(865)	(865)
Amortization of above and below market rent intangibles	54	(7)
Deferred income tax benefit	(7,836)	(5,540)
Net change in fair value of interest rate cap agreements	75	2,510
Net change in prepaid expenses and other assets	3,155	(639)
Net change in receivables and membership notes	3,866	3,766
Net change in accounts payable and accrued liabilities	8,961	(3,589)
Net change in other current liabilities	371	10,405
Net change in long-term tax liabilities	(96)	(203)
Net change in other long-term liabilities	(1,736)	(985)

Net cash provided by operating activities	26,026	25,004

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7,589)	(7,290)
Proceeds from dispositions	132	166
Net change in restricted cash and capital reserve funds	358	652

Net cash used in investing activities	(7,099)	(6,472)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(2,171)	(2,171)
Change in membership deposits	228	160

Net cash used in financing activities	(1,943)	(2,011)

CASH FLOWS FROM DISCONTINUED NON-CORE ENTITIES:
Net cash used in operating activities of discontinued Non-Core Entities	—	(708)
Net cash used in investing activities of discontinued Non-Core Entities	—	(977)
Net cash used in financing activities of discontinued Non-Core Entities	—	(70)

Net cash used in discontinued Non-Core Entities	—	(1,755)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(821)	(588)

NET INCREASE IN CASH AND CASH EQUIVALENTS	16,163	14,178
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	56,531	73,964

CASH AND CASH EQUIVALENTS—END OF PERIOD	$72,694	$88,142

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash and cash equivalents
Continuing operations	$72,694	$87,737
Discontinued Non-Core Entities	$—	$405

See accompanying notes to unaudited consolidated condensed financial statements

CLUBCORP CLUB OPERATIONS, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) AND CHANGES IN
STOCKHOLDERS' EQUITY (DEFICIT)

For the Twelve Weeks Ended March 22, 2011 and March 23, 2010

(In thousands of dollars)

	Total	Common Stock	Additional Paid-in Capital	Comprehensive Income (Loss)	Retained Equity (Deficit)	Noncontrolling Interests in Consolidated Subsidiaries
BALANCE—DECEMBER 29, 2009	(244,357)	—	—	(2,709)	(242,716)	1,068

Net income (loss)	(14,411)	—	—	—	(9,961)	(4,450)
Foreign currency translation adjustments	(13)	—	—	29	—	(42)

Comprehensive income (loss)	(14,424)	—	—	29	(9,961)	(4,492)

BALANCE—MARCH 23, 2010	(258,781)	—	—	(2,680)	(252,677)	(3,424)

BALANCE—DECEMBER 28, 2010	231,029	1	211,118	(2,520)	11,781	10,649

Net income (loss)	(10,856)	—	—	—	(10,815)	(41)
Foreign currency translation adjustments	(179)	—	—	(179)	—	—

Comprehensive loss	(11,035)	—	—	(179)	(10,815)	(41)

BALANCE—MARCH 22, 2011	219,994	1	211,118	(2,699)	966	10,608

See accompanying notes to unaudited consolidated condensed financial statements

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(amounts in thousands, unless otherwise indicated)

1. ORGANIZATION

        ClubCorp Club Operations, Inc. ("ClubCorp") is a holding company that was formed on November 30, 2010, as part of a reorganization of ClubCorp, Inc. ("CCI") for the purpose of operating and managing golf, country, business, sports and alumni clubs. ClubCorp has two reportable segments (1) golf and country clubs and (2) business, sports and alumni clubs. ClubCorp is a wholly owned subsidiary of CCA Club Operations Holdings, LLC ("Parent"), which is a wholly owned subsidiary of ClubCorp Holdings, Inc. ("Holdings"). ClubCorp, collectively, may be referred to as "we," "us," "our," or the "Company," and is principally owned by Holdings which is owned by affiliates of KSL Capital Partners, LLC ("KSL"), a private equity fund that invests primarily in the hospitality and leisure business. For periods prior to November 30, 2010, references to "we," "us," "our," or the "Company" refer to CCI.

        Prior to November 30, 2010, CCI was a holding company that through its subsidiaries owned and operated golf, country, business, sports and alumni clubs, two full-service resorts and certain other equity, realty and future royalty interests. The two full service resorts and such other equity, realty and future royalty interests are referred to as the "Non-Core Entities."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—The consolidated condensed financial statements reflect the consolidated condensed operations of ClubCorp and its subsidiaries. The consolidated condensed financial statements presented herein reflect our financial position, results of operations, cash flows and changes in stockholders' equity (deficit) in conformity with accounting principles generally accepted in the United States, or GAAP. All intercompany accounts have been eliminated.

        The accompanying consolidated condensed financial statements have been prepared by ClubCorp and are unaudited. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been omitted from the accompanying statements. We believe the disclosures made are adequate to make the information presented not misleading. However, the financial statements should be read in conjunction with the consolidated financial statements and notes thereto of ClubCorp Club Operations, Inc. for the year ended December 28, 2010.

        We believe that the accompanying consolidated condensed financial statements reflect all adjustments, including normal recurring items, considered necessary for a fair presentation of the interim periods. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations and other factors such as timing of acquisitions and dispositions of facilities.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from such estimated amounts.

        Revenue Recognition—Revenues from club operations, food and beverage and merchandise sales are recognized at the time of sale or when the service is provided and are reported net of sales taxes.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Revenues from membership dues are billed monthly and recognized in the period earned. The monthly dues are expected to cover the cost of providing membership services. Prepaid dues are recognized as income over the prepayment period.

        The majority of membership deposits sold is not refundable until a fixed number of years (generally 30) after the date of acceptance of a member. We recognize revenue related to deposits over the average expected life of an active membership. For membership deposits, the difference between the amount paid by the member and the present value of the refund obligation is deferred and recognized as membership fees and deposits revenue on a straight-line basis over the average expected life of an active membership, which was seven years for golf and country club memberships and five years for business, sports and alumni club memberships prior to December 28, 2010. Based on our 2011 analysis, the average expected membership life decreased to six years for golf and country club memberships and four years for business, sports and alumni club memberships. This change in expected membership lives was made effective December 29, 2010. The present value of the refund obligation is recorded as a membership deposit liability in the consolidated balance sheets and accretes over the nonrefundable term using the effective interest method with an interest rate defined as our weighted average borrowing rate adjusted to reflect a 30-year time frame. The accretion is included in interest expense.

        The majority of membership fees is not refundable and is deferred and recognized over the average expected life of an active membership.

Recently Issued Accounting Pronouncements

        Portions of Accounting Standards related to "Improving Disclosures about Fair Value Measurements" became effective for interim and annual reporting periods beginning after December 15, 2009. This standard requires disclosures of significant transfers in or out of Level 1 and Level 2 fair value measurements, as well as the reasons for the transfers. We adopted this portion of the standard with no material impact to our consolidated condensed financial statements. Additionally, a portion of the standard is effective for interim and annual reporting periods beginning after December 15, 2010. This portion requires disclosure of purchases, sales, issuances and settlements in the reconciliation of Level 3 fair value measurements, as well as more detailed disclosures of Level 3 inputs. We adopted this standard with no material impact on the consolidated condensed financial statements.

        In July 2010, the FASB released Accounting Standards Update No. 2010-20 ("ASU 2010-20"), Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. The update requires companies to enhance disclosure about the credit quality of financing receivables and the allowance for credit losses, including credit quality indicators, past due information and modifications of financing receivables. ASU 2010-20 became effective for interim and annual reporting periods ending on or after December 15, 2010. We adopted this standard with no material impact on the consolidated condensed financial statements.

3. VARIABLE INTEREST ENTITIES

        Consolidated VIEs include three managed golf operations. We have determined we are the primary beneficiary of these VIEs as we have the obligation to absorb the majority of losses from these operations. One of these VIEs is financed through a loan payable of $1.4 million collateralized by

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

3. VARIABLE INTEREST ENTITIES (Continued)

assets of the entity totaling $4.4 million as of March 22, 2011. The other VIEs are financed through advances from us. Outstanding advances as of March 22, 2011 total $2.7 million compared to recorded assets of $6.7 million.

        The following summarizes the carrying amount and classification of the VIEs' assets and liabilities in the consolidated condensed balance sheets as of March 22, 2011 and December 28, 2010, net of intercompany amounts:

	March 22, 2011	December 28, 2010
Current assets	$826	$807
Fixed assets, net	10,203	10,207
Other assets	54	54

Total assets	$11,083	$11,068

Current liabilities	$838	$763
Long-term debt	1,903	1,971
Other liabilities	588	582
Noncontrolling interest	6,208	6,283
Company capital	1,546	1,469

Total liabilities and deficit	$11,083	$11,068

        Recourse of creditors to the three VIEs is limited to the assets of the managed golf operations and their management entities, which total $11.1 million.

4. INVESTMENTS

        Equity method investments in golf and business club ventures total $2.1 million and $2.1 million at March 22, 2011 and December 28, 2010, respectively, and include two golf club joint ventures and one business club joint venture. Our share of earnings in the equity investments is included in equity in earnings from unconsolidated ventures in the consolidated condensed statements of operations. The difference between the carrying value of the investments and our share of the equity reflected in the joint ventures' financial statements at the time of the acquisition of the Company by KSL was allocated to intangible assets of the joint ventures and amortized over approximately 20 years beginning in 2007.

        Additionally, we have one equity method investment in a purchasing cooperative of hospitality companies. The carrying value of the investment was $13.8 million and $15.0 million at March 22, 2011 and December 28, 2010, respectively. Our share of earnings in the equity investment, excluding amortization of $0.5 million for each 12 week period, of $0.7 million and $0.6 million for the twelve weeks ended March 22, 2011 and March 23, 2010, respectively, is included in equity in earnings in unconsolidated ventures in the consolidated condensed statements of operations. We have contractual agreements with the joint venture to provide procurement services for our clubs for which we received volume rebates totaling $0.8 million for the twelve weeks ended March 22, 2011, and we did not collect any during the twelve weeks ended March 23, 2010. The difference between the carrying value of the investment and our share of the equity reflected in the joint venture's financial statements at the time of the acquisition of the Company by KSL was allocated to intangible assets of the joint ventures and amortized over approximately 10 years beginning in 2007.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

4. INVESTMENTS (Continued)

        Significant financial information for the investment described in the paragraph above is as follows:

	March 22, 2011	December 28, 2010
Total assets	$75,399	$82,400
Total liabilities	$72,839	$71,378
Total equity	$2,560	$11,022

	Twelve Weeks Ended
	March 22, 2011	March 23, 2010
Total revenues	$18,198	$16,160
Net income	$7,232	$6,992

	Twelve Weeks Ended
	March 22, 2011	March 23, 2010
ClubCorp's equity in net income, excluding amortization	$737	$564

5. FAIR VALUE

        FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of inputs are defined as follows:

          Level 1—unadjusted quoted prices for identical assets or liabilities in active markets accessible by the Company

          Level 2—inputs that are observable in the marketplace other than those inputs classified as Level 1

          Level 3—inputs that are unobservable in the marketplace and significant to the valuation

        FASB ASC Topic 820 requires us to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument is categorized based upon the lowest level of input that is significant to the fair value calculation.

        Marketable securities and derivative financial instruments are measured at fair value on a recurring basis. Marketable securities include interest bearing deposits at financial institutions, and investments in money market funds comprised of U.S. treasury bills. Derivative financial instruments include interest rate cap agreements. The carrying value of other financial instruments including cash, cash equivalents, receivables, notes receivable, accounts payable and other short-term assets and liabilities approximate their fair values as of March 22, 2011 and December 28, 2010. We currently do not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis.

        Marketable Securities—We utilize quoted prices in active markets to measure investments in money market funds comprised of U.S. treasury bills; such items are classified as Level 1 in the hierarchy. Balances of investments in money market funds totaled $48.8 million as of December 28, 2010, however, we did not hold any such investments as of March 22, 2011.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

5. FAIR VALUE (Continued)

        Derivative Financial Instruments—Derivative financial instruments are valued in the market based on prevailing market data and values are derived from well recognized financial principles and reasonable estimates about relevant future market conditions and certain counter-party credit risk. These inputs are classified as Level 2 in the hierarchy.

        A reconciliation of beginning and ending balances of these derivatives is presented in Note 8.

6. PROPERTY AND EQUIPMENT

        Property and equipment at cost consists of the following at March 22, 2011 and December 28, 2010:

	March 22, 2011	December 28, 2010
Land and land improvements	$829,550	$828,564
Buildings and recreational facilities	396,706	394,472
Machinery and equipment	136,250	134,246
Leasehold improvements	74,389	72,382
Furniture and fixtures	51,035	49,642

Fixed assets	1,487,930	1,479,306
Accumulated depreciation and amortization	(259,565)	(246,133)

Fixed assets, net	1,228,365	1,233,173
Construction in progress	3,479	7,404

Property and equipment, net	$1,231,844	$1,240,577

        No impairments were recorded during the twelve weeks ended March 22, 2011 or March 23, 2010.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

7. CURRENT AND LONG-TERM LIABILITIES

        Current liabilities consist of the following at March 22, 2011 and December 28, 2010:

	March 22, 2011	December 28, 2010
Accrued compensation	$13,717	$14,764
Accrued interest	17,523	4,881
Other accrued expenses	7,357	7,436

Total accrued expenses	38,597	27,081
Taxes payable	21,148	23,799
Taxes payable to Holdings.	213	10,876

Total accrued income taxes	21,361	34,675
Advance deposits from members	21,368	14,710
Prepaid dues	17,665	10,984
Deferred revenue—initiation deposits/fees	12,287	11,860
Insurance reserves	9,144	9,144
Advanced surface rights bonus payment	3,750	3,750
Other current liabilities	3,226	3,258

Total other current liabilities	67,440	53,706

        Other long-term liabilities consist of the following at March 22, 2011 and December 28, 2010:

	March 22, 2011	December 28, 2010
Taxes payable	$46,121	$46,046
Deferred membership revenues	38,014	38,666
Casualty insurance loss reserves—long term portion	10,951	11,575
Advanced surface rights bonus payment	958	1,823
Above market lease intangibles	3,702	4,221
Deferred rent	15,955	15,991
Other	1,061	1,105

Total other long-term liabilities	$116,762	$119,427

8. DEBT AND CAPITAL LEASES

        Interest Rate Cap Agreements—As required by the Citigroup debt agreements, at December 26, 2006, an affiliate of CCI ("Borrower") entered into interest rate cap agreements that limit Borrower's exposure to increases in interest rates over certain amounts. These interest rate caps matured in January 2010 and had effectively limited the LIBOR rate to 5.50%. In July 2007, Borrower purchased additional interest caps for $6.6 million. These agreements limited Borrower's LIBOR exposure to 5.50% and matured in July 2010. All value of matured interest rate caps was expensed at maturity.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

8. DEBT AND CAPITAL LEASES (Continued)

        In June 2008, Borrower entered into additional interest rate cap agreements with a fair value of $12.1 million. These agreements limit Borrower's LIBOR exposure to 5.50% and mature in July 2012. In July 2009, Borrower sold a portion of its interest rate cap agreements in conjunction with a paydown of debt. Borrower received $0.7 million of proceeds related to this sale.

        We allocated the fair value of the interest rate cap agreements between continuing and discontinued Non-Core Entities based on proportional debt allocations for the twelve weeks ended March 23, 2010.

        In December 2010, in connection with a reorganization of CCI resulting in the formation of ClubCorp, we sold the remaining interest rate cap agreements for $0.2 million.

        The portion of the interest rate cap agreements allocated to continuing operations in the twelve weeks ended March 23, 2010 is summarized below:

Fair value at December 29, 2009	$3,609
Loss included in earnings	(2,510)

Fair value at March 23, 2010	$1,099

        In December 2010, in connection with the issuance of the senior secured credit facility with Citigroup ("2010 Citigroup Debt Facility"), we entered into an interest rate cap agreement that limits our exposure to increases in interest rates over certain amounts. The interest rate cap matures in December 2012 and limits the LIBOR rate to 3.0% on a notional amount of $155 million. The aggregate fair value of the interest rate cap agreement was $0.1 million and $0.1 million at March 22, 2011 and December 28, 2010, respectively, and was included in other assets on the consolidated condensed balance sheets.

Fair value at December 28, 2010	$138
Loss included in earnings	(75)

Fair value at March 22, 2011	$63

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

8. DEBT AND CAPITAL LEASES (Continued)

        Long-term borrowings and lease commitments of the Company as of March 22, 2011 and December 28, 2010, are summarized below:

	March 22, 2011	December 28, 2010	Interest Rate	Maturity
Senior Unsecured Notes	$415,000	$415,000	10.00%	2018
Senior Secured Credit Facilities
2010 Citigroup Debt Facility
Term Loan	310,000	310,000	Greater of (i) 6.0% or (ii) an elected LIBOR + 4.5% (6.0% at March 22, 2011 and December 28, 2010)	2016
Revolving Notes ($50,000 capacity)	—	—	Greater of (i) 6.0% or (ii) an elected LIBOR + 4.5% (6.0% at March 22, 2011 and December 28, 2010)	2015
Mortgage Loans
General Electric Capital Corporation	32,000	32,000	3.25% + 30 day LIBOR (3.50% at March 22, 2011 and 3.56% at December 28, 2010)	2013
Atlantic Capital Bank	3,933	3,973	Greater of (i) 3.0% + 30 day LIBOR or (ii) 4.5% (4.5% at March 22, 2011 and December 28, 2010)	2015
Other notes	4,460	4,209	5.75% - 8.00%	Various

	765,393	765,182
Capital leases	16,848	18,092

	782,241	783,274
Less current portion	11,749	11,195

	$770,492	$772,079

        The amount of long-term debt maturing in each of the five years subsequent to 2010 and thereafter is as follows:

Year	Debt	Capital Leases	Total
Remainder of 2011	$2,875	$5,949	$8,824
2012	4,304	6,009	10,313
2013	35,207	3,170	38,377
2014	2,747	1,284	4,031
2015	6,712	423	7,135
Thereafter	713,548	13	713,561

Total	$765,393	$16,848	$782,241

Fair Value

        Management estimates the carrying value approximates the fair value of ClubCorp's long-term debt excluding capital lease obligations at $765.4 million and $765.2 million as of March 22, 2011 and December 28, 2010, respectively. We estimated the fair value of long term debt using a market based analysis using current market inputs for similar types of arrangements. Fluctuations in these assumptions will result in different estimates of fair value.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

9. INCOME TAXES

        The Company joins in the filing of a consolidated federal income tax return with Holdings, the Company's ultimate parent. The Company records income taxes based on the separate return method determined as if the Company was not included in a consolidated return. Income taxes recorded by the Company are further adjusted to the extent losses or other deductions cannot be utilized in the consolidated federal income tax return. The Company files state tax returns on a separate company basis or unitary basis as required by law. Additionally, certain subsidiaries of the Company owned through lower tier joint ventures also file separate tax returns for federal and state purposes.

        The Company's effective income tax rate for the twelve weeks ended March 22, 2011, was 36.67% compared to 26.86% for the twelve weeks ended March 23, 2010. For the twelve weeks ended March 22, 2011, the effective tax rate differed from the U.S. statutory federal income tax rate of 35% primarily due to state taxes, including changes in state valuation allowances, and foreign income taxes. For the twelve weeks ended March 23, 2010, the effective tax rate differed from the U.S. statutory federal income tax rate of 35% primarily due to state taxes.

        The Company is subject to taxation in the U.S. federal jurisdiction, as well as various state and foreign jurisdictions. Our annualized effective income tax rate is determined by the level and composition of pre-tax income and the mix of income subject to varying foreign, state and local taxes.

10. CLUB ACQUISITIONS, CLUB DISPOSITIONS, AND DISCONTINUED OPERATIONS

Club Dispositions

        Subsidiaries may be divested when management determines they will be unable to provide a positive contribution to cash flows from operations in future periods and/or when they are determined to be non-strategic holdings for the Company. Gains from divestitures are recognized in the period in which operations cease and losses are recognized when we determine that the carrying value is not recoverable and exceeds fair value.

        We discontinued one business, sports and alumni club for a pre-tax loss of $0.2 million in the twelve weeks ended March 22, 2011. We discontinued one business, sports and alumni club for no pre-tax gain or loss in the year ended December 28, 2010.

Discontinued Club Operations

        Operations of the clubs that have been disposed were reclassified to discontinued operations on the consolidated condensed statement of operations as follows for all periods presented:

	Twelve Weeks Ended
	March 22, 2011	March 23, 2010
Revenues	$163	$355
Loss on disposals and impairment of assets, before income taxes	$(153)	$0
Loss from discontinued club operations, before taxes	$(194)	$(72)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

10. CLUB ACQUISITIONS, CLUB DISPOSITIONS, AND DISCONTINUED OPERATIONS (Continued)

Discontinued Non-Core Entities

        In connection with a reorganization of CCI resulting in the formation of ClubCorp on November 30, 2010, CCI distributed its Non-Core Entities to affiliates of KSL. No gain or loss was recognized as this was a transaction with entities under common control. The operations of the Non-Core Entities have been reclassified to discontinued Non-Core operations on the consolidated condensed statement of operations as follows for all periods presented in our financial statements:

Twelve Weeks Ended March 23, 2010
Revenues	$12,719
Loss from discontinued Non-Core Entities, before taxes	$(3,643)

11. SEGMENT AND GEOGRAPHIC INFORMATION

        We currently have two reportable segments: (1) golf and country clubs and (2) business, sports and alumni clubs. These segments are managed separately and discrete financial information is reviewed regularly by the chief operating decision maker to evaluate performance and allocate resources. Our chief operating decision maker is the Chief Executive Officer.

        Golf and country clubs operations consist of private country clubs, golf clubs and public golf facilities. Private country clubs provide at least one 18-hole golf course and various other recreational amenities that are open to members and their guests. Golf clubs provide both private and public golf play and usually offer fewer other recreational amenities. Public golf facilities are open to the public and generally provide the same services as golf clubs.

        Business, sports and alumni club operations consist of business clubs, business/sports clubs, sports clubs and alumni clubs. Business clubs provide a setting for dining, business or social entertainment. Sports clubs provide a variety of recreational facilities and business/sports clubs provide a combination of the amenities available at business clubs and sports clubs. All amenities offered above are available only to members and their guests.

        Included within other are revenues from mineral rights and revenues and expenses on corporate overhead and shared services which are not material enough to warrant a separate segment.

        We evaluate segment performance and allocate resources based on Segment EBITDA. We define Segment EBITDA as net income before discontinued operations, interest and investment income, interest expense and the change in fair value of interest rate cap agreements, income taxes, loss on disposal and impairment of assets, depreciation and amortization, translation gain and loss, proceeds from business interruption insurance, severance payments, the negative EBITDA impact related to estimated settlement for unclaimed property accrued during fiscal year 2009, fees and expenses paid to KSL, acquisition costs and amortization on investments in joint ventures. Segment EBITDA for all periods presented has been calculated using this definition. Segment EBITDA should not be construed as an alternative to, or a better indicator of, operating income or loss, is not based on accounting principles generally accepted in the United States of America, and is not necessarily a measure of our cash flows or ability to fund our cash needs. Our measurements of Segment EBITDA may not be comparable to similar titled measures reported by other companies.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

11. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

        The table below shows summarized financial information by segment for continuing operations for the twelve weeks ended March 22, 2011 and March 23, 2010:

	Twelve Weeks Ended
	March 22, 2011	March 23, 2010
Golf and Country Clubs
Revenues	$108,034	$103,976
Segment EBITDA	27,617	25,474
Business, Sports and Alumni Clubs
Revenues	$38,072	$37,985
Segment EBITDA	4,794	5,263
Other
Revenues	$414	$737
Segment EBITDA	(6,158)	(6,540)
Elimination of intersegment revenues	$(1,701)	$(1,804)
Consolidated
Revenues	$144,819	$140,894
Segment EBITDA	26,253	24,197

	As of
	March 22, 2011	December 28, 2010
Total Assets
Golf and Country Clubs	$1,236,256	$1,242,173
Business, Sports and Alumni Clubs	96,548	103,961
Other	439,553	434,797

Consolidated	$1,772,357	$1,780,931

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

11. SEGMENT AND GEOGRAPHIC INFORMATION (Continued)

        The table below provides a reconciliation of our Segment EBITDA to loss before income taxes and discontinued operations for the twelve weeks ended March 22, 2011 and March 23, 2010:

	Twelve Weeks Ended
	March 22, 2011	March 23, 2010
Total Segment EBITDA	$26,253	$24,197
Interest and investment income	33	297
Interest expense and change in fair value of interest rate cap agreements	(20,057)	(15,097)
Loss on disposals and impairment of assets	(2,195)	(109)
Depreciation and amortization	(21,180)	(21,278)
Translation gain	1,138	327
Severance payments	(195)	(28)
KSL fees and expenses	(259)	(263)
Amortization of step-up in certain equity method investments	(473)	(473)

Loss before income taxes and discontinued operations	$(16,935)	$(12,427)

12. COMMITMENTS AND CONTINGENCIES

        We routinely enter into contractual obligations to procure assets used in the day to day operations of our business. As of March 22, 2011, we had capital commitments of $3.7 million at certain of our country clubs.

        We currently have multiple sales and use tax audits in progress. Management believes the potential for a liability related to the outcome of these audits may exist. However, we believe that the outcome of these audits would not materially affect our consolidated condensed financial statements.

        We are subject to certain pending or threatened litigation and other claims that arise in the ordinary course of business. While the outcome of such legal proceedings and other claims cannot be predicted with certainty, after review and consultation with legal counsel, we believe that any potential liability from these matters would not materially affect our consolidated condensed financial statements.

13. FINANCIAL STATEMENTS OF GUARANTORS

        In November 2010, we issued $415.0 million of Senior Unsecured Notes. The notes are fully and unconditionally guaranteed on a joint and several basis by Guarantor Subsidiaries, each of which is one hundred percent owned by ClubCorp. The notes are not guaranteed by Non-Guarantor Subsidiaries.

        Set forth below are consolidating condensed financial statements presenting the results of operations, financial position, and cash flows of ClubCorp Club Operations, Inc., the Guarantor Subsidiaries on a consolidated basis, and the Non-Guarantor Subsidiaries on a consolidated basis, along with the eliminations necessary to arrive at the information for ClubCorp on a consolidated basis.

        Eliminations represent adjustments to eliminate investments in subsidiaries and intercompany balances and transactions between or among ClubCorp Club Operations, Inc., the Guarantor Subsidiaries, and the Non-Guarantor Subsidiaries. For this presentation, investments in subsidiaries are accounted for using the equity method of accounting. As described in Note 1, ClubCorp was formed in November, 2010 and is therefore excluded from consolidating condensed financial statements as of and through the twelve weeks ended March 23, 2010.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Unaudited Consolidating Condensed Statements of Operations
For the Twelve Weeks Ended March 22, 2011

	ClubCorp	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidation Eliminations	Consolidated Condensed
REVENUES:
Club operations	$—	$98,494	$9,751	$(397)	$107,848
Food and beverage	—	33,775	2,331	—	36,106
Other revenues	—	1,366	6	(507)	865

Total revenues	—	133,635	12,088	(904)	144,819
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	—	91,440	6,752	(904)	97,288
Cost of food and beverage sales exclusive of depreciation	—	11,558	778	—	12,336
Depreciation and amortization	—	19,806	1,374	—	21,180
Provision for doubtful accounts	—	811	45	—	856
Gain on disposals and acquisitions of assets	—	2,190	5	—	2,195
Selling, general and administrative	—	8,995	—	—	8,995

OPERATING INCOME	—	(1,165)	3,134	—	1,969
Interest and investment income	12,833	(126)	3	(12,677)	33
Equity in earnings from unconsolidated ventures	—	259	—	—	259
Interest expense	(14,804)	(16,749)	(1,106)	12,677	(19,982)
Change in fair value of interest rate cap agreements	(72)	(3)	—	—	(75)
Other income	—	861	—	—	861

INCOME (LOSS) BEFORE INCOME TAXES	(2,043)	(16,923)	2,031	—	(16,935)
INCOME TAX BENEFIT	670	5,464	75	—	6,209

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,373)	(11,459)	2,106	—	(10,726)
Income (loss) from discontinued operations, net of tax	—	(160)	30	—	(130)
Equity in net loss of subsidiaries	(9,442)	—	—	9,442	—

NET INCOME (LOSS)	(10,815)	(11,619)	2,136	9,442	(10,856)
NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	76	(35)	—	41

NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$(10,815)	$(11,543)	$2,101	$9,442	$(10,815)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Unaudited Consolidating Condensed Statements of Operations
For the Twelve Weeks Ended March 23, 2010

	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidation Eliminations	Consolidated
REVENUES:
Club operations	$97,363	$8,656	$(368)	$105,651
Food and beverage	32,917	1,712	—	34,629
Other revenues	970	3	(359)	614

Total revenues	131,250	10,371	(727)	140,894
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	91,449	6,642	(727)	97,364
Cost of food and beverage sales exclusive of depreciation	10,971	563	—	11,534
Depreciation and amortization	20,015	1,263	—	21,278
Provision for doubtful accounts	1,249	14	—	1,263
Gain on disposals and acquisitions of assets	193	(84)	—	109
Selling, general and administrative	7,971	—	—	7,971

OPERATING INCOME	(598)	1,973	—	1,375
Interest and investment income	637	6	(346)	297
Equity in earnings from unconsolidated ventures	89	—	—	89
Interest expense	(10,317)	(2,616)	346	(12,587)
Change in fair value of interest rate cap agreements	(2,510)	—	—	(2,510)
Other income	909	—	—	909

LOSS BEFORE INCOME TAXES	(11,790)	(637)	—	(12,427)
INCOME TAX BENEFIT	3,134	204	—	3,338

LOSS FROM CONTINUING OPERATIONS	(8,656)	(433)	—	(9,089)
Loss from discontinued Non-Core Entities, net of tax	—	(5,253)	—	(5,253)
Loss from discontinued operations, net of income tax expense of $5 for Guarantor Subsidiaries and income tax benefit of $2 for NonGuarantor Subsidiaries	(65)	(4)	—	(69)
Equity in net loss of consolidated non-guarantor subsidiaries	(9,961)	—	9,961	—

NET INCOME (LOSS)	(18,682)	(5,690)	9,961	(14,411)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	57	4,393	—	4,450

NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$(18,625)	$(1,297)	$9,961	$(9,961)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Unaudited Consolidating Condensed Balance Sheet
As of March 22, 2011

	ClubCorp	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated Condensed
CURRENT ASSETS:
Cash and cash equivalents	$—	$66,195	$6,499	$—	$72,694
Restricted cash	—	122	—	—	122
Receivables, net of allowances	—	46,633	3,080	—	49,713
Inventories	—	14,732	1,758	—	16,490
Prepaids and other assets	—	6,469	4,540	—	11,009
Deferred tax assets	—	6,429	(51)	—	6,378

Total current assets	—	140,580	15,826	—	156,406
Investments	—	16,422	—	—	16,422
Property and equipment, net	—	1,103,364	128,480	—	1,231,844
Notes receivable, net of allowances	—	1,653	508	—	2,161
Goodwill	—	272,000	—	—	272,000
Intangibles, net	—	56,049	1,374	—	57,423
Investment in subsidiaries	260,437	—	—	(260,437)	—
Intercompany receivables	676,683	—	61,262	(737,945)	—
Other assets	15,351	19,815	935	—	36,101

TOTAL ASSETS	$952,471	$1,609,883	$208,385	$(998,382)	$1,772,357

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt	—	10,294	1,455	—	11,749
Membership deposits—current portion	—	34,018	22,201	—	56,219
Accounts payable	1,375	18,707	1,236	—	21,318
Accrued expenses	17,381	20,709	507	—	38,597
Accrued taxes	119	16,024	5,218	—	21,361
Other liabilities	—	62,408	5,032	—	67,440

Total current liabilities	18,875	162,160	35,649	—	216,684
Intercompany payables	—	666,874	71,071	(737,945)	—
Long-term debt (includes $2.0 million related to a VIE (see Note 4))	725,000	9,097	36,395	—	770,492
Membership deposits	—	160,622	51,130	—	211,752
Deferred tax liability	(790)	228,039	9,424	—	236,673
Other liabilities	—	112,044	4,718	—	116,762

Total liabilities	743,085	1,338,836	208,387	(737,945)	1,552,363
Commitments and contingencies (see Note 16)
EQUITY (DEFICIT)
Common stock, $1.00 par value, 1,000 shares authorized, issued and outstanding at March 22, 2011	1	—	—	—	1
Additional paid-in capital	211,118	231,154	—	(231,154)	211,118
Accumulated other comprehensive loss	(2,699)	(2,432)	(267)	2,699	(2,699)
Retained earnings (deficit)	966	36,119	(4,137)	(31,982)	966

Total stockholders' equity (deficit):	209,386	264,841	(4,404)	(260,437)	209,386

Noncontrolling interests in consolidated subsidiaries	—	6,206	4,402	—	10,608

Total equity (deficit)	209,386	271,047	(2)	(260,437)	219,994

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$952,471	$1,609,883	$208,385	$(998,382)	$1,772,357

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Unaudited Consolidating Condensed Balance Sheet
As of December 28, 2010

	ClubCorp	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated Condensed
CURRENT ASSETS:
Cash and cash equivalents	$—	$51,994	$4,537	$—	$56,531
Restricted cash	—	525	—	—	525
Receivables, net of allowances	—	50,686	3,098	—	53,784
Inventories	—	13,976	1,654	—	15,630
Prepaids and other assets	—	10,255	4,787	—	15,042
Deferred tax assets	—	6,429	(51)	—	6,378

Total current assets	—	133,865	14,025	—	147,890
Investments	—	17,687	—	—	17,687
Property and equipment, net	—	1,111,404	129,173	—	1,240,577
Notes receivable, net of allowances	—	1,917	630	—	2,547
Goodwill	—	272,000	—	—	272,000
Intangibles, net	—	61,796	1,467	—	63,263
Investment in subsidiaries	270,056	—	—	(270,056)	—
Intercompany receivables	666,328	—	61,261	(727,589)	—
Other assets	15,891	20,115	959	—	36,965

TOTAL ASSETS	$952,275	$1,618,784	$207,515	$(997,645)	$1,780,929

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt	—	9,533	1,662	—	11,195
Membership deposits—current portion	—	31,222	20,482	—	51,704
Accounts payable	2,141	20,595	1,101	—	23,837
Accrued expenses	4,754	21,902	425	—	27,081
Accrued taxes	—	28,592	6,083	—	34,675
Other liabilities	—	50,280	3,426	—	53,706

Total current liabilities	6,895	162,124	33,179	—	202,198
Intercompany payables	—	653,993	73,596	(727,589)	—
Long-term debt (includes $2.0 million related to a VIE (see Note 4))	725,000	10,562	36,517	—	772,079
Membership deposits	—	160,028	51,596	—	211,624
Deferred tax liability	—	234,638	9,934	—	244,572
Other liabilities	—	114,776	4,651	—	119,427

Total liabilities	731,895	1,336,121	209,473	(727,589)	1,549,900
Commitments and contingencies (see Note 16)
EQUITY (DEFICIT)
Common stock, $1.00 par value, 1,000 shares authorized,issued and outstanding at December 28, 2010	1	—	—	—	1
Additional paid-in capital	211,118	231,154	—	(231,154)	211,118
Accumulated other comprehensive loss	(2,520)	(2,432)	(88)	2,520	(2,520)
Retained earnings (deficit)	11,781	47,660	(6,238)	(41,422)	11,781

Total stockholders' equity (deficit):	220,380	276,382	(6,326)	(270,056)	220,380

Noncontrolling interests in consolidated subsidiaries	—	6,281	4,368	—	10,649

Total equity (deficit)	220,380	282,663	(1,958)	(270,056)	231,029

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$952,275	$1,618,784	$207,515	$(997,645)	$1,780,929

.. Table of Contents

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Unaudited Consolidating Condensed Statements of Cash Flows
For the Twelve Weeks Ended March 22, 2011

	ClubCorp	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated Condensed
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$10,358	10,071	$5,597	$—	26,026

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(7,605)	16	—	(7,589)
Proceeds from dispositions	—	112	20	—	132
Net change in restricted cash and capital reserve funds	—	358	—	—	358
Net intercompany transactions	(10,358)	—	—	10,358	—

Net cash used in investing activities	(10,358)	(7,135)	36	10,358	(7,099)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	—	(1,832)	(339)	—	(2,171)
Net intercompany transactions	—	12,882	(2,524)	(10,358)	—
Change in membership deposits	—	215	13	—	228

Net cash used in financing activities	—	11,265	(2,850)	(10,358)	(1,943)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	(821)	—	(821)

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	14,201	1,962	—	16,163
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	—	51,994	4,537	—	56,531
CASH AND CASH EQUIVALENTS—END OF PERIOD	$—	$66,195	$6,499	—	$72,694

Cash and cash equivalents
Continuing operations	$—	$66,195	$6,499	$—	$72,694
Discontinued Non-Core Entities	$—	$—	$—	$—	$—

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

13. FINANCIAL STATEMENTS OF GUARANTORS (Continued)

Unaudited Consolidating Condensed Statements of Cash Flows
For the Twelve Weeks Ended March 23, 2010

	Guarantor Subsidiaries	NonGuarantor Subsidiaries	Consolidating Eliminations	Consolidated Condensed
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	21,074	$3,930	$—	25,004

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7,109)	(181)	—	(7,290)
Proceeds from dispositions	156	10	—	166
Net change in restricted cash and capital reserve funds	653	(1)	—	652
Net cash used in investing activities	(6,300)	(172)	—	(6,472)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(1,950)	(221)	—	(2,171)
Net intercompany transactions	(1,503)	(261)	1,764	—
Change in membership deposits	869	(709)	—	160

Net cash used in financing activities	(2,584)	(1,191)	1,764	(2,011)

CASH FLOWS FROM DISCONTINUED NON-CORE ENTITIES:
Net cash (used in) provided by operating activities of discontinued Non-Core Entities	—	(708)	—	(708)
Net cash (used in) provided by investing activities of discontinued Non-Core Entities	—	(977)	—	(977)
Net cash (used in) provided by financing activities of discontinued Non-Core Entities	—	1,694	(1,764)	(70)

Net cash (used in) provided by discontinued Non-Core Entities	—	9	(1,764)	(1,755)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	(588)	—	(588)

NET DECREASE IN CASH AND CASH EQUIVALENTS	12,190	1,988	—	14,178
CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	66,845	7,119	—	73,964

CASH AND CASH EQUIVALENTS—END OF PERIOD	$79,035	$9,107	$—	$88,142

Cash and cash equivalents
Continuing operations	$79,035	$8,702	$—	$87,737
Discontinued Non-Core Entities	$—	$405	$—	$405

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Continued)

(amounts in thousands, unless otherwise indicated)

14. RELATED PARTY TRANSACTIONS

        During 2009, we recorded a note receivable due in 2012 of $14.0 million from the sale of a business, sports and alumni club to an affiliate of KSL. The note was repaid in June, 2010. We realized $0.3 million in interest related to this note in the twelve weeks ended March 23, 2010.

        During the twelve weeks ended March 22, 2011 and March 23, 2010, we paid KSL approximately $0.3 million and $0.3 million in management fees, respectively.

        As of March 22, 2011 and December 28, 2010, we had receivables of $0.2 million and $0.3 million, respectively, for outstanding advances from golf and business club ventures in which we had an equity method investment. In the twelve weeks ended March 22, 2011 and March 23, 2010, we received $0.1 million and $0.1 million, respectively, in management fees from these ventures. As of March 22, 2011 and December 28, 2010, we had a receivable of $1.4 million and $1.8 million, respectively, for volume rebates from the supplier firm in which we have an equity method investment. See Note 3.

15. SUBSEQUENT EVENTS

        We have evaluated subsequent events through May 9, 2011, the day the financial statements were issued.

        In April 2011, we issued certain awards of Class C units under the Management Profits Interest Plan. The new Class C unit awards vest in four equal annual installments, with the first 25% installment vesting on December 31, 2011, and the remaining award vesting in equal installments of 25% on each of the following three anniversaries.

ClubCorp Club Operations, Inc.

Offer to Exchange

        $415,000,000 aggregate principal amount at maturity of its 10% Senior Notes due 2018, which have been registered under the Securities Act of 1933, for any and all of its outstanding 10% Senior Notes due 2018.

        All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        ClubCorp Club Operations, Inc.; ClubCorp Airways Golf, Inc.; ClubCorp Aliso Viejo Holding Corp.; ClubCorp Aven Holdings, Inc.; ClubCorp Braemar Country Club, Inc.; ClubCorp Bunker Hill Club, Inc.; ClubCorp Buying Services, Inc.; ClubCorp Canyon Crest Country Club, Inc.; ClubCorp Center Club, Inc.; ClubCorp Coto Property Holdings, Inc.; ClubCorp Crow Canyon Management Corp.; ClubCorp Desert Falls Country Club, Inc.; ClubCorp GCL Corporation; ClubCorp Granite Bay Management, Inc.; ClubCorp IW Golf Club, Inc.; ClubCorp Mission Hills Country Club, Inc.; ClubCorp Porter Valley Country Club, Inc.; ClubCorp San Jose Club, Inc.; ClubCorp Shadow Ridge Golf Club, Inc.; ClubCorp Spring Valley Lake Country Club, Inc.; ClubCorp Symphony Towers Club, Inc.; ClubCorp Teal Bend Golf Club, Inc.; ClubCorp Turkey Creek Golf Club, Inc.; ClubCorp USA, Inc.; Owners Club Asset Company and The Owner's Club, Inc. (each a "Delaware Corporation" and, collectively, the "Delaware Corporations")

        Section 102 of the Delaware General Corporation Law (the "DGCL"), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damage for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Delaware corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Delaware corporation or is or was serving at its request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Delaware corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the Delaware corporation, unless the court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

        The Delaware Corporations' certificates of incorporation, except for ClubCorp USA, Inc., Owners Club Asset Company and The Owner's Club, Inc., limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the DGCL.

        Owners Club Asset Company and The Owner's Club, Inc.'s certificates of incorporation limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except (i) for breach of the duty of loyalty, (ii) for acts in bad faith, intentional misconduct or knowing violations of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived improper personal benefit.

        The Delaware Corporations' by-laws, except for ClubCorp Aven Holdings, Inc., ClubCorp Buying Services, Inc., ClubCorp USA, Inc. and The Owner's Club, Inc., provide that each Delaware Corporation shall indemnify any person who is a director, officer or legal representative of the Delaware Corporation or who is serving in such capacity at another entity at the request of the Delaware Corporation. Each Delaware Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Delaware Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Delaware Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Delaware Corporation.

        ClubCorp Aven Holdings, Inc., ClubCorp Buying Services, Inc., ClubCorp USA, Inc., Owners Club Asset Company and The Owner's Club, Inc.'s by-laws each provide for indemnification of their directors, officers and employees if (i) the person sued is successful or the proceeding is settled and (ii) the court finds that the person's conduct merits indemnity. These Delaware Corporations' boards of directors may also authorize indemnification of directors, officers and employees if such person was acting in good faith within what the person reasonably believed to be inside the scope of his or her authority and in the Delaware Corporation's best interests.

        191 Athletic Club Management Company, LLC; 191 CC Operating Co., LLC; AZ Club, LLC; CCA Golf Course Holdco, LLC; CCA Mezzanine Holdco, LLC; ClubCorp Gen Par of Texas, L.L.C.; ClubCorp Golf of California, L.L.C.; ClubCorp Golf of Florida, L.L.C.; ClubCorp Golf of North Carolina, L.L.C.; ClubCorp Hamlet, LLC; ClubCorp Management Company for Stone Creek, LLC; ClubCorp Mezzanine Borrower, LLC; ClubCorp Mortgage Borrower, LLC; ClubCorp TTC, LLC; ClubCorp Willow Creek, LLC; ClubCorp Wind Watch, LLC; Currituck Golf, LLC; Empire Ranch, LLC; Farms of New Kent Management, LLC; FFFC Golf Acquisitions, L.L.C.; Laurel Springs Holdco, LLC; MAC Club, LLC; The Owner's Club of South Carolina, L.L.C. and UMass Club Management, LLC (each a "Delaware LLC" and, collectively, the "Delaware LLCs")

        The Delaware LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Pursuant to each of the Delaware LLCs' LLC Agreements, their members, officers, directors, employees or agents or any employee, representative, agent or affiliate of their members shall be indemnified, and shall not be liable to their respective Delaware LLC or any other party to the LLC Agreement, for any loss, damage or claim incurred by reason of any act or omission, except to the extent such liability was outside of such person's authority or due to bad faith, gross negligence or willful misconduct. Each Delaware LLC shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification.

        Capital City Club of Montgomery, Inc. and The Summit Club, Inc. (each an "Alabama Corporation" and, collectively, the "Alabama Corporations")

        The Code of Alabama 1975 (the "Alabama Code"), Section 10A-2-8.51 and 10A-2-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for reasonable expenses which such court shall deem proper.

        Sections 10A-2-8.52 and 10A-2-8.56 of the Alabama Code state that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

        The Alabama Corporations' articles of incorporation include a provision that, to the extent not prohibited by applicable law, limits the personal liability of their directors for monetary damages for actions or omissions, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm on the Alabama Corporation or its shareholders by such director; (iii) a violation of Section 10-2B-8.33 of the Alabama Code or any successor provision to such section; (iv) an intentional violation of criminal law; or (v) a breach of the duty of loyalty.

        The Alabama Corporations' bylaws provide that each Alabama Corporation shall indemnify any person who is a director, officer or legal representative of the Alabama Corporation or who is serving in such capacity at another entity at the request of the Alabama Corporation. To the extent not prohibited by applicable law, each Alabama Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then a person may file suit for the unclaimed amount and, to the extent not prohibited by applicable law, the Alabama Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

        GRanch Golf Club, Inc. (the "Arizona Corporation")

        Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (i) the individual's conduct was in good faith; (ii) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to Section 10-202(B)(2) of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in Section 10-851 of the Arizona Revised Statutes. Under Section 10-851 of the Arizona Revised Statutes, a corporation may not indemnify a director either: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 of the Arizona Revised Statutes in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        The Arizona Corporation's certificate of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the Arizona Revised Statutes.

        The Arizona Corporation's Amended and Restated By-Laws provide that it shall indemnify any person who is a director, officer or legal representative of the Arizona Corporation or who is serving in such capacity at another entity at the request of the Arizona Corporation. The Arizona Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Arizona Corporation bears the burden of proving that he or she is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The Arizona Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Arizona Corporation.

        Anthem Golf, LLC (the "Arizona LLC")

        Section 29-610 of the Arizona Revised Statutes allows a limited liability company to indemnify a member, manager, employee, officer or agent or any other person.

        Pursuant to the Arizona LLC's Amended and Restated Limited Liability Company Operating Agreement, its member, officers, directors, employees or agents or any employee, representative, agent or affiliate of its member shall be indemnified, and shall not be liable to the Arizona LLC or any other party to the Amended and Restated Limited Liability Company Operating Agreement, for any loss, damage or claim incurred by reason of any act or omission made in good faith on behalf of the Arizona LLC and in a manner reasonably believed to be within the scope of authority conferred on such person under the Amended and Restated Limited Liability Company Operating Agreement, except to the extent such liability was due to bad faith, gross negligence or willful misconduct on the part of the party to be indemnified. The Arizona LLC shall advance expenses incurred by any such persons, provided that they undertake to repay all such advances if it is determined that the person to whom such advances were made is not entitled to indemnification.

        Diamante' Golf Club Management, Inc. and Diamante' Golf Club Partners, Inc. (each an "Arkansas Corporation" and, collectively, the "Arkansas Corporations")

        Section 4-27-850 of the Arkansas Business Corporation Act of 1987 (the "ABCA") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Section 4-27-850(c) of the ABCA provides that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him. Section 4-27-850(e) of the ABCA provides that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Section 4-27-850(g) of the ABCA also affords a corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

        The Arkansas Corporations' articles of incorporation limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the ABCA.

        The Arkansas Corporations' by-laws provide that each Arkansas Corporation shall indemnify any person who is a director, officer or legal representative of the Arkansas Corporation or who is serving in such capacity at another entity at the request of the Arkansas Corporation. Each Arkansas Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Arkansas Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Arkansas Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Arkansas Corporation.

        MH Villas, Inc. (the "California Corporation")

        Section 317 of the California Corporations Code (the "CCC") authorizes a court to award, or a corporation to grant, indemnity to officers, directors, employees and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, employee or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation's officer, director, employee or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CCC, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made (i) by a majority vote of a quorum consisting of directors who are not parties to such proceedings, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) upon approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, or (iv) by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 of the CCC is not exclusive of any other rights to which those seeking indemnification may be entitled.

        The bylaws of the California Corporation, as amended to date, provide that it shall indemnify any person who is or was a director or officer of the California Corporation or, while a director or officer of the California Corporation, is or was serving at the request of the California Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such persons. The California Corporation shall advance expenses incurred by such persons in defending any proceeding in advance of its final disposition, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days after a written claim therefor has been received by the California Corporation, then such person may file suit for the unpaid amount and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the California Corporation shall bear the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The California Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the California Corporation. The California Corporation's obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of such expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

        Aliso Viejo Golf Club Joint Venture (the "California General Partnership")

        The California Uniform Partnership Act of 1994 (Section 16401(c)-(e) of the CCC) provides that the partnership must reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property. A partnership shall reimburse a partner for an advance to the partnership beyond the amount of capital the partner agreed to contribute. A payment or advance made by a partner that gives rise to a partnership obligation as discussed above constitutes a loan to the partnership that accrues interest from the date of the payment or advance.

        The Statement of Partnership Authority of the California General Partnership does not provide for indemnification of its officers and directors. The Joint Venture Agreement with respect to the

California General Partnership, as amended to date (the "JV Agreement"), provides that if any claim, liability or expense is asserted against the Joint Venture or a Venturer (each as defined therein) by reason of the sole negligence of a Venturer or an act or omission by a Venturer, then the Venturer committing such negligence or performing such act shall indemnify and save harmless the Joint Venture and the other Venturers from and against any and all loss resulting therefrom. Such indemnification does not apply to any claim or liability with respect to any mortgages, loans, deeds of trust, or other encumbrances against the Real Property (as defined in the JV Agreement) which are nonrecourse as to the Joint Venture and the Venturers.

        Aspen Glen Golf Club Management Company (the "Colorado Corporation")

        Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act (the "CBCA") provide in part that a corporation shall have the power to indemnify any person who is or was a party or is threatened to be made a party to a proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by such person in connection with such proceeding if he or she acted in good faith and reasonably believed (i) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation's best interests, (ii) in all other cases, that such conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Any indemnity provided under the CBCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a person under the CBCA in connection with (a) a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation or (b) any other proceeding charging that the person derived an improper personal benefit. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because such person is or was a director, against reasonable expenses incurred by such person in connection with the proceeding.

        The corporation may advance expenses to any person under the CBCA in advance of a final disposition of the proceeding if: (i) such person furnishes a written affirmation of such person's good faith belief that he or she has met the standard of conduct as set forth in the CBCA; (ii) such person furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the CBCA.

        The articles of incorporation of the Colorado Corporation, as amended to date, provides that a director shall not be liable to the Colorado Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the CBCA.

        The bylaws of the Colorado Corporation, as amended to date, provide that it shall indemnify any person who is or was a director or officer of the Colorado Corporation or, while a director or officer of the Colorado Corporation, is or was serving at the request of the Colorado Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such persons. The Colorado Corporation shall advance expenses incurred by such persons in defending any proceeding in advance of its final disposition, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days after a written claim therefor has been received by the Colorado Corporation, then such person may file suit for the unpaid amount and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Colorado Corporation shall bear the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The Colorado Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Colorado Corporation. The Colorado Corporation's obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of such expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

        Centre Club, Inc.; Citrus Club, Inc.; ClubCorp Graphics, Inc.; Countryside Country Club, Inc.; DeBary Management Corp.; Haile Plantation Management Corp.; Hunter's Green Acquisition Corp.; Management Company for Eagle Ridge and The Preserve; Monarch EP Management Corp.; Queens Harbour Corporation; Tampa Palms Club, Inc.; Tower Club, Inc.; University Club Management Co., Inc. and University Club, Inc. (each a "Florida Corporation" and, collectively, the "Florida Corporations")

        Section 607.0850 of the Florida Business Corporation Act (the "FLBCA") permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

        Section 607.0850(6) of the FLBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FLBCA.

        Section 607.0850 of the FLBCA provides that the indemnification and advancement of expense provisions contained in the FLBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

        The Florida Corporations' certificates of incorporation, except for ClubCorp Graphics, Inc. and Monarch EP Management Corp., limit the personal liability of their directors to the Florida Corporations for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the FLBCA.

        The Florida Corporations' by-laws, except for ClubCorp Graphics, Inc., Monarch EP Management Corp. and Tampa Palms Club, Inc., provide that each Florida Corporation shall indemnify any person who is a director, officer or legal representative of the Florida Corporation or who is serving in such capacity at another entity at the request of the Florida Corporation. Each Florida Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Florida Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Florida Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Florida Corporation.

        The by-laws of ClubCorp Graphics, Inc. and Tampa Palms Club, Inc. each provide for indemnification of their directors, officers and employees if (i) the person sued is successful or the proceeding is settled and (ii) the court finds that the person's conduct merits indemnity. These Florida Corporations' boards of directors may also authorize indemnification of directors, officers and employees if such person was acting in good faith within what the person reasonably believed to be inside the scope of his or her authority and in the Florida Corporation's best interests.

        Monarch EP Management Corp.'s by-laws provide that its board of directors shall authorize the corporation to indemnify any present or former director, officer, employee, or agent of the corporation against judgments, penalties, fines, settlements, and reasonable expenses actually incurred.

        HPG, L.C. (the "Florida LLC")

        Section 608.4229 of the Florida Limited Liability Company Act provides that a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608-426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

        Pursuant to the Florida LLC's LLC Agreement, its member, officers, directors, employees or agents or any employee, representative, agent or affiliate of its member shall be indemnified, and shall not be liable to the Florida LLC or any other party to the LLC Agreement, for any loss, damage or claim incurred by reason of any act or omission, except to the extent such liability was outside of such person's authority or due to bad faith, gross negligence or willful misconduct. The Florida LLC shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification.

        First City Club Management, Inc.; GP Bear's Best Atlanta, Inc.; Northwood Management Corp.; The 191 Club, Inc. and The Buckhead Club, Inc. (each a "Georgia Corporation" and, collectively, the "Georgia Corporations")

        Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the "GABCC") provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) such individual conducted himself or herself in good faith and (ii) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the director has met the relevant standard of conduct or (ii) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification or advance for expenses under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

        Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

        The Georgia Corporations' certificates of incorporation limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the GABCC.

        The Georgia Corporations' by-laws provide that each Georgia Corporation shall indemnify any person who is or was a director, officer or legal representative of the Georgia Corporation or who is serving in such capacity at another entity at the request of the Georgia Corporation to the fullest extent permitted by Georgia law. Each Georgia Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Georgia Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Georgia Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Georgia Corporation. The indemnification rights of the aforesaid parties may be subordinate to, effected and/or negated by agreements entered into by the Georgia Corporations with various lenders from time to time.

        ClubCorp Golf of Georgia, L.P. (the "Georgia Limited Partnership")

        Section 14-9-108 of the Georgia Code provides that a limited partnership may indemnify any partner or other person from and against any and all claims and demands, except that the partnership shall not indemnify for intentional misconduct or knowing violation of the law or for any transaction for which the person received a personal benefit in violation of the partnership agreement.

        Pursuant to the Georgia Limited Partnership's Limited Partnership Agreement, its general partner, the limited partner, employees or agents of the Georgia Limited Partnership, or any employee, representative, manager, agent or affiliate of the general partner or the limited partner, shall not be liable to the Georgia Limited Partnership or any other party to the Limited Partnership Agreement for any loss, damage or claim incurred by reason of any act or omission on behalf of the Georgia Limited Partnership, except to the extent such liability was outside of such person's authority or due to bad faith, gross negligence or willful misconduct. To the fullest extent permitted by Georgia law, the Georgia Limited Partnership shall indemnify such persons for any such loss, damage or claim, except to the extent such liability was outside of such person's authority or due to bad faith, gross negligence or willful misconduct. The indemnity provided by the Georgia Limited Partnership shall be paid only to the extent of the Georgia Limited Partnership's assets. The Georgia Limited Partnership shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification.

        The Metropolitan Club of Chicago, Inc. (the "Illinois Corporation")

        Under Section 8.75 of the Illinois Business Corporation Act of 1983, (the "ILBCA"), a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions and suits brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

        Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        The Illinois Corporation's certificate of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the ILBCA.

        The Illinois Corporation's by-laws provide that the Illinois Corporation shall indemnify and hold harmless against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Illinois Corporation or, while a director or officer of the corporation, is or was serving in such capacity at another entity at the request of the Illinois Corporation. The Illinois Corporation shall advance expenses incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition, provided that such person undertakes to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. If a claim for indemnification or advancement of expenses is not paid within thirty days after a written demand is received by the Illinois Corporation, then such person may file suit for the unpaid amount of such claim. The Illinois Corporation bears the burden of proving that such person is not entitled to indemnification or advancement of expenses. The right to indemnification and advancement of expenses is not exclusive of any other rights to which a person may be entitled by law, the Illinois Corporation's organizational documents, agreement, vote of shareholders or disinterested directors or otherwise. The Illinois Corporation shall be required to indemnify such person in connection with an action, suit or proceeding commenced by such person only if the action, suit or proceeding commenced by such person was specifically authorized by the board of directors of the Illinois Corporation.

        Knollwood Country Club, Inc. and Skyline Club, Inc. (each an "Indiana Corporation" and, collectively, the "Indiana Corporations")

        Chapter 37 of Indiana Code 23-1, the Indiana Business Corporation Law (the "IBCL"), states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the individual's conduct was in good faith; and (ii) the individual reasonably believed, (a) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests, and, (b) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Chapter 37 of the IBCL.

        Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Chapter 37 of the IBCL, the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet such standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under Chapter 37 of the IBCL. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under Chapter 37 of the IBCL. The determination may be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by other methods specified in Chapter 37 of the IBCL.

        A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent.

        The indemnification and advance for expenses provided for or authorized by Chapter 37 of the IBCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation's articles of incorporation, bylaws, a resolution of the board of directors or of the shareholders or any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

        The Indiana Corporations' certificates of incorporation limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the IBCL.

        The Indiana Corporations' by-laws provide that each Indiana Corporation shall indemnify any person who is a director, officer or legal representative of the Indiana Corporation or who is serving in such capacity at another entity at the request of the Indiana Corporation. Each Indiana Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Indiana Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Indiana Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Indiana Corporation.

        LionsGate Golf Club, Inc. (the "Kansas Corporation")

        Section 17-6305 of the Kansas General Corporation Code (the "KGCC") provides that a Kansas corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Notwithstanding the preceding sentence, no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise determined by the court in which such proceeding is pending.

        The Kansas Corporation's Amended and Restated Articles of Incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the KGCC.

        The Kansas Corporation's Amended and Restated By-laws provide that the Kansas Corporation shall indemnify any person who is a director, officer or legal representative of the Kansas Corporation or who is serving in such capacity at another entity at the request of the Kansas Corporation. The Kansas Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Kansas Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The Kansas Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Kansas Corporation.

        Southern Trace Country Club of Shreveport, Inc. (the "Louisiana Corporation")

        Section 83A(1) of the Louisiana Business Corporation Law (the "LBCL") permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 83(B) of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel; or (iii) by the stockholders.

        The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

        The Louisiana Corporation's certificate of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the LBCL.

        The Louisiana Corporation's by-laws provide that the Louisiana Corporation shall indemnify any person who is a director, officer or legal representative of the Louisiana Corporation or who is serving in such capacity at another entity at the request of the Louisiana Corporation to the fullest extent permitted by applicable law, if such person has acted in good faith an in a manner that he or she reasonably believed to in, or not opposed to, the best interest of the Louisiana Corporation. The Louisiana Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Louisiana Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The Louisiana Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Louisiana Corporation.

        Club at Boston College, Inc. and New England Country Club Management, Inc. (each a "Massachusetts Corporation" and, collectively, the "Massachusetts Corporations")

        Section 8.51 of Chapter 156D of the Massachusetts General Laws (the "MGL") provides that a corporation may indemnify a director against liability if (i) (1) he conducted himself in good faith; (2) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (ii) he engaged in conduct for which he shall not be liable under a provision of the corporation's articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the MGL. Section 8.52 of Chapter 156D of the MGL provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Section 8.56 of Chapter 156D of the MGL provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (i) to the same extent as a director and (ii) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the MGL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

        The Massachusetts Corporations' certificates of incorporation limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the MGL.

        The Massachusetts Corporations' by-laws provide that each Massachusetts Corporation shall indemnify any person who is a director, officer or legal representative of the Massachusetts Corporation or who is serving in such capacity at another entity at the request of the Massachusetts Corporation. Each Massachusetts Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Massachusetts Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Massachusetts Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Massachusetts Corporation.

        Oak Pointe Country Club, Inc. and Renaissance Club, Inc. (each a "Michigan Corporation" and, collectively, the "Michigan Corporations")

        Under Section 561 of the Michigan Business Corporation Act (the "MIBCA"), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

        Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. Under Section 563 of the MIBCA, to the extent that a director or officer has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and in an action, suit or proceeding brought to enforce the mandatory indemnification provided in such Section 563. Section 567 of the MIBCA also permits a Michigan corporation to purchase and maintain on behalf of a person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, insurance against liabilities incurred in such capacities, whether or not the liabilities would be within the indemnification provisions described above.

        As permitted by Section 209(1)(c) of the MIBCA, the articles of incorporation of each Michigan Corporation include a provision that limits the personal liability of their directors for monetary damages for actions or omissions, except for (i) the amount of a financial benefit received by such director to which he or she is not entitled; (ii) an intentional infliction of harm on the Michigan Corporation or its shareholders; (iii) a violation of Section 551 of the MIBCA or any successor provision to such section; (iv) an intentional violation of criminal law; or (v) to the extent allowed by any future amendment of the MIBCA.

        The by-laws of each Michigan Corporation provide that it shall indemnify any person who is a director, officer or legal representative of the Michigan Corporation or who is serving in such capacity at another entity at the request of the Michigan Corporation against all liability and expenses (including attorneys' fees) reasonably incurred by such person who was or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative. Each Michigan Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification or advancement of expenses is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Michigan Corporation bears the burden of proving that such person is not entitled to indemnification or advancement of expenses. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Michigan Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Michigan Corporation.

        The University Club, Inc. (the "Mississippi Corporation")

        The Mississippi Business Corporation Act (the "MSBCA") empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MSBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

        Unless ordered by a court, under Section 79-4-8.54(a)(3) of the MSBCA, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MSBCA or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. The MSBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (i) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MSBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MSBCA and (ii) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MSBCA and it is ultimately determined under the MSBCA that he has not met the relevant standard of conduct described in the MSBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

        A corporation may not indemnify a director as described above unless authorized by (i) if there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with the MSBCA, in which authorization directors who do not qualify as disinterested directors may participate or (iii) the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization. A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

        The Mississippi Corporation's certificate of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the MSBCA.

        The Mississippi Corporation's by-laws provide that the Mississippi Corporation shall indemnify any person who is a director, officer or legal representative of the Mississippi Corporation or who is serving in such capacity at another entity at the request of the Mississippi Corporation. The Mississippi Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Mississippi Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The Mississippi Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Mississippi Corporation.

        Canyon Gate at Las Vegas, Inc.; ClubCorp—Asia; ClubCorp Asia Investments Inc.; ClubCorp Financial Management Company; ClubCorp International, Inc.; ClubCorp Mexico, Inc.; ClubCorp Publications, Inc.; GP Bear's Best Las Vegas, Inc.; Master Club, Inc. and Society Management, Inc. (each, a "Nevada Corporation" and collectively, the "Nevada Corporations")

        Nevada Revised Statutes ("NRS") 78.138(7) provides that unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        NRS 78.7502 provides that a corporation may indemnify any person for expenses incurred in connection with a threatened, pending or completed action, suit or proceeding in which he or she was, is or is threatened to be made a party by reason of being or having been a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person

(i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent a court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. A corporation must indemnify a director, officer, employee or agent against expenses actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits or otherwise.

        NRS 78.751 provides that unless ordered by a court or advanced, discretionary indemnification of a director, officer, employee or agent pursuant to NRS 78.7502 may be made by a corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances. Such determination must be made by: (i) the stockholders, (ii) the board of directors by majority vote of a quorum consisting of disinterested directors or (iii) independent legal counsel in a written opinion if (a) a majority vote of a quorum consisting of disinterested directors so orders or (b) a quorum consisting of disinterested directors cannot be obtained. A corporation may, in its articles of incorporation or bylaws or by agreement, provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to indemnification. Unless ordered by a court or advanced, indemnification may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        The articles of incorporation of each of the Nevada Corporations, other than Master Club, Inc., are silent with respect to the indemnification of directors, officers, employees and agents.

        The articles of incorporation of Master Club, Inc. provide that, to the fullest extent permitted by the NRS, the personal liability of such Nevada Corporation's directors shall be eliminated and such Nevada Corporation shall indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters referred to in or covered by the NRS, and such indemnification shall not be exclusive of any other rights to which such persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and in another capacity while holding such office, and shall continue with respect to former directors, officers, employees and agents and shall inure to the benefit of the heirs, executors and administrators thereof.

        The bylaws of each of: (i) Canyon Gate at Las Vegas, Inc., (ii) ClubCorp—Asia, (iii) ClubCorp Mexico, Inc. and (iv) GP Bear's Best Las Vegas, Inc., each as amended to date, provide that each such Nevada Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such Nevada Corporation or is or was serving at the request of such Nevada Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, against all expenses reasonably incurred by such person. Each such Nevada Corporation shall be required to indemnify such person in connection with a proceeding commenced by such person only if the commencement of such proceeding was authorized in the specific case by the board of directors. Each such Nevada Corporation shall pay expenses incurred by such person in defending any proceeding in advance of its final disposition, upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. If a claim for indemnification or advancement of expenses is not paid within thirty days, then such person may file suit to recover the unpaid amount, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. Each such Nevada Corporation bears the burden of proving that such person is not entitled to indemnification or advancement of expenses. The right to indemnification is not exclusive of any other rights to which a person may be entitled by statute, agreement, vote of stockholders or disinterested directors or otherwise. The obligation, if any, to indemnify or to advance expenses to any person who was or is serving at the request of each such Nevada Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of such expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

        The bylaws of each of: (i) ClubCorp Asia Investments Inc., (ii) ClubCorp Publications, Inc., (iii) Master Club, Inc. and (iv) Society Management, Inc., each as amended to date, provide that any present or former director, officer or employee of such Nevada Corporation sued in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties as such, or out of any alleged wrongful act by such Nevada Corporation, shall be indemnified for reasonable expenses incurred in the defense of the proceeding if (a) he is successful in whole or in part (including settlement) and (b) the court finds that his conduct merits such indemnity, and the amount of such indemnity shall be such amount as the court determines to be reasonable. The board of directors may authorize such Nevada Corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered against, a present or former director, officer or employee in an action brought by a third party against such person for an act alleged to have been committed by such person in the performance of his duties as a director, officer or employee, or by such Nevada Corporation, or by both, provided that such director, officer or employee was acting in good faith within what he reasonably believed to be in the best interests of such Nevada Corporation or its stockholders. Authorized payments include amounts paid and expenses incurred in settlement. Indemnification is available to the estate, executor, administrator, heirs, legatees or devisees of any present or former director, officer or employee of such Nevada Corporation, but is not available in any action instituted or maintained as the right of such Nevada Corporation by a stockholder thereof.

        The bylaws of ClubCorp Financial Management Company provide that its board of directors shall authorize the indemnification of any present or former director, officer, employee or agent against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding in which such person was, is or is threatened to be made a named defendant or respondent because such person is or was a director, officer, employee or agent of such Nevada Corporation.

        The bylaws of ClubCorp International, Inc. provide that such Nevada Corporation shall indemnify to the full extent permitted by law, any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of such Nevada Corporation or serves or served at the request of such Nevada Corporation as a director, officer or employee of another enterprise. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by such Nevada Corporation promptly upon receipt of an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

        Athletic Club at the Equitable Center, Inc. (the "New York Corporation")

        Section 722(a) of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

        The New York Corporation's certificate of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the NYBCL.

        The New York Corporation's by-laws provide that the New York Corporation shall indemnify any person who is a director, officer or legal representative of the New York Corporation or who is serving in such capacity at another entity at the request of the New York Corporation. The New York Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the New York Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The New York Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the New York Corporation.

        Capital City Club of Raleigh, Inc.; Piedmont Club, Inc. and UNC Alumni Club Management, Inc. (each a "North Carolina Corporation" and, collectively, the "North Carolina Corporations")

        Section 55-8-51 of the North Carolina Business Corporation Act (the "NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed (1) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (2) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (2) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

        The North Carolina Corporations' certificates of incorporation each limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the NCBCA.

        The North Carolina Corporations' by-laws provide that each North Carolina Corporation shall indemnify any person who is a director, officer or legal representative of the North Carolina Corporation or who is serving in such capacity at another entity at the request of the North Carolina Corporation. Each North Carolina Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the North Carolina Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of shareholders or disinterested directors or otherwise. Each North Carolina Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the North Carolina Corporation.

        Akron Management Corp.; Dayton Racquet Club, Inc.; Quail Hollow Management, Inc.; Shoreby Club Management, Inc.; Silver Lake Management Corp. and The Club at Society Center, Inc. (each an "Ohio Corporation" and, collectively, the "Ohio Corporations")

        Pursuant to Section 1701.13(E) of the Ohio Revised Code (the "ORC"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the ORC. An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        The indemnification provided for in Section 1701.13(E) of the ORC is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        The Ohio Corporations' articles of incorporation each limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the ORC.

        The Ohio Corporations' by-laws provide that each Ohio Corporation shall indemnify any person who is or was a director, officer or legal representative of the Ohio Corporation or who is or was serving in such capacity at another entity at the request of the Ohio Corporation against all liability and loss suffered and expenses reasonably incurred. Each Ohio Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Ohio Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification in such by-laws is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Ohio Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Ohio Corporation or brought to enforce such person's right to indemnification or advancement of expenses.

        Diamond Run Club, Inc.; Pyramid Club Management, Inc.; Rivers Club, Inc. and Treesdale Country Club, Inc. (each a "Pennsylvania Corporation" and, collectively, the "Pennsylvania Corporations")

        Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law (the "PABCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        The Pennsylvania Corporations' certificates of incorporation each limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the PABCL.

        The Pennsylvania Corporations' by-laws, except for Diamond Run Club, Inc., provide that each Pennsylvania Corporation shall indemnify any person who is a director, officer or legal representative of the Pennsylvania Corporation or who is serving in such capacity at another entity at the request of the Pennsylvania Corporation. Each Pennsylvania Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Pennsylvania Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Pennsylvania Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Pennsylvania Corporation.

        The bylaws of Diamond Run Club, Inc. provide that any present or former director, officer or employee of the Pennsylvania Corporation sued in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties as such, or out of any alleged wrongful act by the Pennsylvania Corporation, shall be indemnified for reasonable expenses incurred in the defense of the proceeding if (a) he is successful in whole or in part (including settlement) and (b) the court finds that his conduct merits such indemnity, and the amount of such indemnity shall be such amount as the court determines to be reasonable. The board of directors may authorize the Pennsylvania Corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered against, a present or former director, officer or employee in an action brought by a third party against such person for an act alleged to have been committed by such person in the performance of his duties as a director, officer or employee, or by the Pennsylvania Corporation, or by both, provided that the board determines that such director, officer or employee was acting in good faith within what he reasonably believed to be in the best interests of the Pennsylvania Corporation or its stockholders. Authorized payments include amounts paid and expenses incurred in settlement. Indemnification is available to the estate, executor, administrator, heirs, legatees or devisees of any present or former director, officer or employee of the Pennsylvania Corporation, but is not available in any action instituted or maintained as the right of the Pennsylvania Corporation by a stockholder thereof.

        Columbia Capital City Club Corp.; Harbour Club of Charleston, Inc.; Indigo Run Asset Corp.; Manager for CCHH, Inc.; The Commerce Club, Inc.; The Manager of the Owner's Club, Inc. and Woodside Plantation Country Club, Inc. (each a "South Carolina Corporation" and, collectively, the "South Carolina Corporations")

        The South Carolina Business Corporation Act of 1988 (the "SCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed (1) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (2) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the SCBCA, a South Carolina corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (ii) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

        The South Carolina Corporations' articles of incorporation, except for The Manager of the Owner's Club, Inc., each limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the SCBCA.

        The South Carolina Corporations' by-laws, except for Harbour Club of Charleston, Inc., provide that each South Carolina Corporation shall indemnify any person who is a director, officer or legal representative of the South Carolina Corporation or who is serving in such capacity at another entity at the request of the South Carolina Corporation. Each South Carolina Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the South

Carolina Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each South Carolina Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the South Carolina Corporation.

        Harbour Club of Charleston, Inc.'s by-laws provide that any present or former director, officer or employee of the South Carolina Corporation sued in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties as such, or out of any alleged wrongful act by the South Carolina Corporation, shall be indemnified for reasonable expenses incurred in the defense of the proceeding if (a) he is successful in whole or in part (including settlement) and (b) the court finds that his conduct merits such indemnity, and the amount of such indemnity shall be such amount as the court determines to be reasonable. The board of directors may authorize the South Carolina Corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered against, a present or former director, officer or employee in an action brought by a third party against such person for an act alleged to have been committed by such person in the performance of his duties as a director, officer or employee, or by the South Carolina Corporation, or by both, provided that such director, officer or employee was acting in good faith within what he reasonably believed to be in the best interests of the South Carolina Corporation or its stockholders. Authorized payments include amounts paid and expenses incurred in settlement. Indemnification is available to the estate, executor, administrator, heirs, legatees or devisees of any present or former director, officer or employee of the South Carolina Corporation, but is not available in any action instituted or maintained as the right of the South Carolina Corporation by a stockholder thereof.

        Piedmont Golfers' Club LLC (the "South Carolina LLC")

        Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

        Pursuant to the South Carolina LLC's LLC Agreement, its member, officers, directors, employees or agents or any employee, representative, agent or affiliate of its member shall be indemnified, and shall not be liable to the South Carolina LLC or any other party to the LLC Agreement, for any loss, damage or claim incurred by reason of any act or omission, except to the extent such liability was outside of such person's authority or due to bad faith, gross negligence or willful misconduct. The South Carolina LLC shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification.

        The Owner's Club at Hilton Head, L.P. (the "South Carolina Limited Partnership")

        The Uniform Partnership Act provides that a partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him in the ordinary and proper conduct of its business or for the preservation of its business or property.

        The South Carolina Limited Partnership's Limited Partnership Agreement states that the general partner shall have no liability to the South Carolina Limited Partnership or its individual partners for mistakes, errors or omissions made in good faith and within the scope of authority conferred upon them by the Limited Partnership Agreement, except for willful misconduct, fraud or gross negligence. Furthermore, the South Carolina Limited Partnership shall indemnify the General Partner for liability in connection with such actions or omissions.

        Club Le Conte, Inc.; Memphis City Club, Inc. and Nashville Club Management, Inc. (each a "Tennessee Corporation" and, collectively, the "Tennessee Corporations")

        The Tennessee Business Corporation Act (the "TNBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed (1) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (2) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; (ii) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

        The Tennessee Corporations' certificates of incorporation each limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the TNBCA.

        The Tennessee Corporations' by-laws provide that each Tennessee Corporation shall indemnify any person who is a director, officer or legal representative of the Tennessee Corporation or who is serving in such capacity at another entity at the request of the Tennessee Corporation. Each Tennessee Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Tennessee Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Tennessee Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Tennessee Corporation.

        Bluegrass Club, LLC (the "Tennessee LLC")

        Section 48-249-115(b) of the Tennessee Revised Limited Liability Company Act (the "TRLLCA") provides that a manager-managed LLC may indemnify an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding, because such individual is or was a manager, officer, employee or agent or an individual who, while a manager, officer, employee or agent, is or was serving at the LLC's request as a director, manager, officer, partner, trustee, employee or agent of an employee benefit plan or any other foreign or domestic entity, against judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if the individual acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the LLC that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. However, an LLC may not indemnify such a person if (i) in connection with a proceeding by or in the right of the LLC in which the responsible person was adjudged liable to the LLC or (ii) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in such person's official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

        Section 48-249-115(c) of the TRLLCA provides that an LLC shall indemnify a manager, officer, employee or agent or an individual who, while a manager, officer, employee or agent, is or was serving at the LLC's request as a director, manager, officer, partner, trustee, employee or agent of an employee benefit plan or any other foreign or domestic entity, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party, because the person is or was held such a position, against reasonable expenses (including attorneys' fees) incurred by the person in connection with the proceeding.

        Pursuant to the Tennessee LLC's LLC Agreement, its member, officers, directors, employees or agents or any employee, representative, agent or affiliate of its member shall be indemnified, and shall not be liable to the Tennessee LLC or any other party to the LLC Agreement, for any loss, damage or claim incurred by reason of any act or omission, except to the extent such liability was outside of such person's authority or due to bad faith, gross negligence or willful misconduct. The Tennessee LLC shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification.

        April Sound Management Corp.; Barton Creek Resort & Clubs, Inc.; Bay Oaks Country Club, Inc.; Brookhaven Country Club, Inc.; Dallas Tower Club, Inc.; Fair Oaks Club Corp.; Fort Bend Acquisition Corp.; GCC Asset Management, Inc.; Greenspoint Club, Inc.; Hackberry Creek Country Club, Inc.; Hearthstone Country Club, Inc.; Hill Country Golf, Inc.; Hills II of Lakeway, Inc.; Houston City Club, Inc.; Irving Club Acquisition Corp.; Kingwood Country Club, Inc.; La Cima Club, Inc.; Lakeway Clubs, Inc.; Memorial Stadium Club Management Corp.; Oakmont Management Corp.; Richardson Country Club Corp.; Shady Valley Management Corp.; Stonebriar Management Corp.; The Club at Cimarron, Inc.; The Downtown Club, Inc.; The Plaza Club of San Antonio, Inc.; Timarron Golf Club, Inc.; Tower Club of Dallas, Inc.; Walnut Creek Management Corporation; West Park Club, Inc.; Westlake City Club, Inc.; Wildflower Country Club, Inc. and Willow Creek Management, Inc. (each a "Texas Corporation" and, collectively, the "Texas Corporations"); and ClubCorp Golf of Texas, L.P. (the "Texas Limited Partnership")

        Section 2.101(16) of the Texas Business Organizations Code ("TBOC") provides that, except as otherwise provided by the TBOC, the powers of a domestic entity include the power to indemnify and maintain liability insurance for managerial officials, owners, members, employees, and agents of the entity or the entity's affiliate.

        Section 8.051 of the TBOC states as follows:

        (a)   An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

        (b)   A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

        Section 8.052 of the TBOC states as follows:

        (a)   On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        (b)   This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

        (c)   The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

        Section 8.101 of the TBOC states as follows:

        (a)   An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and (ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

        (b)   Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise.

        (c)   Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise.

        (d)   A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

        Section 8.102 of the TBOC states as follows:

        (a)   Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.

        (b)   Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person's duty to the enterprise; (B) breach of the person's duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

        (c)   A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

        The certificate of formation, as amended, of each Texas Corporation, other than Hills II of Lakeway, Inc., provide that, to the fullest extent permitted by Texas law, a director of the corporation shall not be liable to the corporation or its shareholders for any act or omission in such director's capacity as a director.

        Hills II of Lakeway, Inc.'s Articles of Incorporation provide that each person who is or was a director, officer, agent or employee of the corporation, and each person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another entity, shall be indemnified by the corporation against any expenses (including attorney's fees), amounts paid in settlement, judgments and fines incurred by such person in connection with any action, suit or proceeding to which such person may be a party by reason of such person's position with the corporation or service on behalf of the corporation to the full extent (i) provided under any bylaw or agreement of the corporation or (ii) otherwise permitted by law; provided, however, that such indemnification shall not be afforded if the corporation, in its discretion, finds such person at fault in such settlement, judgment, or fine.

        The bylaws of each Texas Corporation provide as follows:

        (a)   The corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Notwithstanding the preceding provision, except as described in paragraph (c) below, the corporation is required to indemnify such a person in connection with a proceeding commenced by such person only if the commencement of such proceeding by such person was authorized in the specific case by the board of directors of the corporation.

        (b)   The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a person described in the preceding paragraph (a) in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an affirmation and an undertaking by the covered person to repay the amount paid or reimbursed if the final determination is that the person is not entitled to indemnification.

        (c)   If a claim for indemnification or advancement of expenses under the bylaws is not paid in full within thirty days after a written claim therefor by the covered person has been received by the corporation, then such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the corporation bears the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

        (d)   The right to indemnification conferred by the bylaws is not exclusive of any other rights which a covered person may have under any statute, provision of the certificate of formation, agreement, vote of shareholders or disinterested directors or otherwise.

        (e)   The corporation's obligation, if any, to indemnify or to advance expenses to any covered person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such covered person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

        Pursuant to the Texas Limited Partnership's limited partnership agreement (the "Texas Limited Partnership Agreement"), to the fullest extent permitted by applicable law, the Texas Limited Partnership's general partner, limited partner, employees or agents or any employee, representative, manager, agent or affiliate of its general partner or limited partner are not liable to the Texas Limited Partnership or to any other party to the Texas Limited Partnership Agreement for, and are entitled to indemnification from, any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Texas Limited Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Texas Limited Partnership Agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any such indemnity shall be provided out of and to the extent of the assets of the Texas Limited Partnership only, and its general partner and limited partner.

        The Texas Limited Partnership Agreement provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by the Texas Limited Partnership's general partner, limited partner, employees or agents or any employee, representative, manager, agent or affiliate of its general partner or limited partner in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Texas Limited Partnership prior to the final disposition upon receipt by the Texas Limited Partnership of an undertaking by or on behalf of the covered person to repay such amount if it shall be determined that the such person is not entitled to be indemnified as authorized in the Texas Limited Partnership Agreement.

        Greenbrier Country Club, Inc.; Operations Company for Homestead, Inc.; River Creek Country Club, Inc.; Stonehenge Club, Inc.; Tower City Club of Virginia, Inc. and Town Point Club, Inc. (each a "Virginia Corporation" and, collectively, the "Virginia Corporations")

        The Virginia Stock Corporation Act ("VASCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he believed (1) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (2) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VASCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VASCA; and (ii) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VASCA and it is ultimately determined that he did not meet the relevant standard of conduct under the VASCA. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director, and an officer is entitled to mandatory indemnification to the same extent as a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VASCA.

        The Virginia Corporations' articles of incorporation each limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the VASCA.

        The Virginia Corporations' by-laws provide that each Virginia Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who is a director, officer or legal representative of a director or officer of the Virginia Corporation or who is serving in such capacity at another entity at the request of the Virginia Corporation. Each Virginia Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unpaid amount, and the Virginia Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Each Virginia Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Virginia Corporation.

        Columbia Tower Club, Inc. (the "Washington Corporation")

        The Washington Business Corporation Act (the "WABCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed (1) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (2) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WABCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 23B.08.510 of the WABCA; and (ii) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director, officer, employee or agent of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WABCA.

        The Washington Corporation's amended and restated articles of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the WABCA.

        The Washington Corporation's by-laws provide that the Washington Corporation shall indemnify and hold harmless against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Washington Corporation or, while a director or officer of the corporation, is or was serving in such capacity at another entity at the request of the Washington Corporation. The Washington Corporation shall advance expenses incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition, provided that such person undertakes to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. If a claim for indemnification or advancement of expenses is not paid within thirty days after a written demand is received by the Washington Corporation, then such person may file suit for the unpaid amount of such claim. The Washington Corporation bears the burden of proving that such person is not entitled to indemnification or advancement of expenses. The right to indemnification and advancement of expenses is not exclusive of any other rights to which a person may be entitled by law, the Washington Corporation's organizational documents, agreement, vote of stockholders or disinterested directors or otherwise. The Washington Corporation shall be required to indemnify such person in connection with an action, suit or proceeding commenced by such person only if the action, suit or proceeding commenced by such person was specifically authorized by the board of directors of the Washington Corporation.

        City Club of Washington, Inc. (the "D.C. Corporation")

        The District of Columbia Business Corporation Act (the "DCBCA") provides that a corporation organized under the laws of the District of Columbia has the right to indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be untitled under any bylaw, agreement, vote of stockholders or otherwise.

        The D.C. Corporation's articles of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the DCBCA.

        The D.C. Corporation's by-laws provide that the D.C. Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who is a director, officer or legal representative of a director or officer of the D.C. Corporation or who is serving in such capacity at another entity at the request of the D.C. Corporation. The D.C. Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unpaid amount, and the D.C. Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. The D.C. Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the D.C. Corporation.

        Glendale Management Corp. and Glendale Racquet Club, Inc. (each a "Wisconsin Corporation" and, collectively, the "Wisconsin Corporations")

        Under Section 180.0851(1) of the Wisconsin Business Corporation Law (the "WBCL"), a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. Section 180.0851(2) provides that, to the extent a director or officer has not been successful on the merits or otherwise in the defense of a proceeding, the corporation shall indemnify the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

        Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

        Under Section 180.0833 of the WBCL, directors of a Wisconsin corporation against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

        Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a Wisconsin corporation's articles of incorporation, by-laws, any written agreement between the director or officer and the corporation, or a resolution of the board of directors or shareholders.

        Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisors.

        The Wisconsin Corporations' certificates of incorporation each limit the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted under the WBCL.

        The Wisconsin Corporations' by-laws provide that each Wisconsin Corporation shall indemnify any person who is or was a director, officer or legal representative of the Wisconsin Corporation or who is serving in such capacity at another entity at the request of the Wisconsin Corporation. Each Wisconsin Corporation shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. If a claim for indemnification is not paid within thirty days, then such person may file suit for the unclaimed amount, and the Wisconsin Corporation bears the burden of proving that such person is not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled or acquire under any statute, provision of the certificate of incorporation, the by law, agreements, vote of stockholders or disinterested directors or otherwise. Each Wisconsin Corporation shall be required to indemnify such person in connection with a proceeding commenced by the person only if the proceeding was authorized by the board of directors of the Wisconsin Corporation.

        Indemnification Agreements with Directors and Officers of ClubCorp Holdings, Inc.

        Holdings has entered into indemnification agreements with its directors and officers, some of which also serve as directors and officers of the co-registrants at Holdings' request. The agreements provide that Holdings shall indemnify its directors and officers against all liability and expenses (including attorneys' fees) stemming from their service as directors, officers, employees or agents of Holdings or their service at other entities at Holdings' request. Holdings shall advance expenses incurred by such persons, provided that they undertake to repay all advancements if it is ultimately determined that they are not entitled to indemnification. The right to indemnification is not exclusive of any other rights to which a person may be entitled by law, the courts, articles of incorporation, bylaws, other agreements or otherwise. Holdings shall be required to indemnify such person in connection with a proceeding voluntarily commenced by the person only if the proceeding was authorized or consented to by the board of directors of Holdings.

        The agreements also provide that Holdings shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance for its directors and officers. Holdings maintains insurance on behalf of its directors and officers and the directors and officers of its direct and indirect subsidiaries, including the co-registrants, insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits.

        See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this prospectus, which Exhibit Index is incorporated herein by reference.

        (b)   Financial Statement Schedules.

        Valuation and Qualifying Accounts disclosures have been incorporated in the notes to consolidated and combined financial statements.
Item 22.    Undertakings.

        (a)   The undersigned registrants hereby undertake:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (b)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP CLUB OPERATIONS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Martin J. Newburger		Director
* Eric C. Resnick		Director
* Steven S. Siegel		Director
* Michael S. Shannon		Chairman of the Board
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

191 ATHLETIC CLUB MANAGEMENT COMPANY, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

191 CC OPERATING CO., LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

AKRON MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

ALISO VIEJO GOLF CLUB JOINT VENTURE
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

ANTHEM GOLF, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

APRIL SOUND MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

ASPEN GLEN GOLF CLUB MANAGEMENT COMPANY
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

ATHLETIC CLUB AT THE EQUITABLE CENTER, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

AZ CLUB, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

BARTON CREEK RESORT & CLUBS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

BAY OAKS COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

BLUEGRASS CLUB, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

BROOKHAVEN COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CANYON GATE AT LAS VEGAS, INC.
By:	/s/ ERIC L. AFFELDT
	Name:	Eric L. Affeldt
	Title:	President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

/s/ ERIC L. AFFELDT Eric L. Affeldt		President, Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
* Eric C. Resnick		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CAPITAL CITY CLUB OF MONTGOMERY, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CAPITAL CITY CLUB OF RALEIGH, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CCA GOLF COURSE HOLDCO, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CCA MEZZANINE HOLDCO, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CENTRE CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CITRUS CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CITY CLUB OF WASHINGTON, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUB AT BOSTON COLLEGE, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUB LE CONTE, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP—ASIA
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP AIRWAYS GOLF, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP ALISO VIEJO HOLDING CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP ASIA INVESTMENTS INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP AVEN HOLDINGS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP BRAEMAR COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP BUNKER HILL CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP BUYING SERVICES, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J.Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP CANYON CREST COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP CENTER CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP COTO PROPERTY HOLDINGS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP CROW CANYON MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP DESERT FALLS COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP FINANCIAL MANAGEMENT COMPANY
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GCL CORPORATION
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GEN PAR OF TEXAS, L.L.C.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GOLF OF CALIFORNIA, L.L.C.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GOLF OF FLORIDA, L.L.C.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GOLF OF GEORGIA, L.P.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GOLF OF NORTH CAROLINA, L.L.C.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GOLF OF TEXAS, L.P.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GRANITE BAY MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP GRAPHICS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

/s/ ERIC L. AFFELDT Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ INGRID J. KEISER Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP HAMLET, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP INTERNATIONAL, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP IW GOLF CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP MANAGEMENT COMPANY FOR STONE CREEK, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP MEXICO, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP MEZZANINE BORROWER, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP MISSION HILLS COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP MORTGAGE BORROWER, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP PORTER VALLEY COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP PUBLICATIONS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP SAN JOSE CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP SHADOW RIDGE GOLF CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP SPRING VALLEY LAKE COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP SYMPHONY TOWERS CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP TEAL BEND GOLF CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP TTC, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP TURKEY CREEK GOLF CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP USA, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP WILLOW CREEK, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CLUBCORP WIND WATCH, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

COLUMBIA CAPITAL CITY CLUB CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

COLUMBIA TOWER CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

COUNTRYSIDE COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

CURRITUCK GOLF, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

DALLAS TOWER CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

DAYTON RACQUET CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

DEBARY MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

DIAMANTE' GOLF CLUB MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

DIAMANTE' GOLF CLUB PARTNERS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

DIAMOND RUN CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

EMPIRE RANCH, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

FAIR OAKS CLUB CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

FARMS OF NEW KENT MANAGEMENT, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

FFFC GOLF ACQUISITIONS, L.L.C.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

FIRST CITY CLUB MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

FORT BEND ACQUISITION CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

GCC ASSET MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

GLENDALE MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

GLENDALE RACQUET CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

GP BEAR'S BEST ATLANTA, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

GP BEAR'S BEST LAS VEGAS, INC.
By:	/s/ ERIC L. AFFELDT
	Name:	Eric L. Affeldt
	Title:	President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

/s/ ERIC L. AFFELDT Eric L. Affeldt		President, Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
* Eric C. Resnick		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

GRANCH GOLF CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

GREENBRIER COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

GREENSPOINT CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HACKBERRY CREEK COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HAILE PLANTATION MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HARBOUR CLUB OF CHARLESTON, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HEARTHSTONE COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HILL COUNTRY GOLF, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HILLS II OF LAKEWAY, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HOUSTON CITY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HPG, L.C.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

HUNTER'S GREEN ACQUISITION CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

INDIGO RUN ASSET CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

IRVING CLUB ACQUISITION CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

KINGWOOD COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

KNOLLWOOD COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

LA CIMA CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

LAKEWAY CLUBS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

LAUREL SPRINGS HOLDCO, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

LIONSGATE GOLF CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

MAC CLUB, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

MANAGEMENT COMPANY FOR EAGLE RIDGE AND THE PRESERVE
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

MANAGER FOR CCHH, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

MASTER CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

MEMORIAL STADIUM CLUB MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

MEMPHIS CITY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

*/s/ ERIC L. AFFELDT Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
*/s/ INGRID J. KEISER Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

MH VILLAS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

MONARCH EP MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

NASHVILLE CLUB MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

NEW ENGLAND COUNTRY CLUB MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

NORTHWOOD MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

OAK POINTE COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

OAKMONT MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

OPERATIONS COMPANY FOR HOMESTEAD, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

OWNERS CLUB ASSET COMPANY
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

PIEDMONT CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

PIEDMONT GOLFERS' CLUB LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

PYRAMID CLUB MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

QUAIL HOLLOW MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

QUEENS HARBOUR CORPORATION
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

RENAISSANCE CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

RICHARDSON COUNTRY CLUB CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

RIVER CREEK COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

RIVERS CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

SHADY VALLEY MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

SHOREBY CLUB MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

SILVER LAKE MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

SKYLINE CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

SOCIETY MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

SOUTHERN TRACE COUNTRY CLUB OF SHREVEPORT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

STONEBRIAR MANAGEMENT CORP.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

STONEHENGE CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

TAMPA PALMS CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE 191 CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE BUCKHEAD CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE CLUB AT CIMARRON, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE CLUB AT SOCIETY CENTER, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE COMMERCE CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE DOWNTOWN CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE MANAGER OF THE OWNER'S CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE METROPOLITAN CLUB OF CHICAGO, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE OWNER'S CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE OWNERS CLUB AT HILTON HEAD, L.P.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE OWNER'S CLUB OF SOUTH CAROLINA, L.L.C.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE PLAZA CLUB OF SAN ANTONIO, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE SUMMIT CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

THE UNIVERSITY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

TIMARRON GOLF CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

TOWER CITY CLUB OF VIRGINIA, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

TOWER CLUB OF DALLAS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

TOWER CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

TOWN POINT CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

TREESDALE COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

UMASS CLUB MANAGEMENT, LLC
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

UNC ALUMNI CLUB MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

UNIVERSITY CLUB MANAGEMENT CO., INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

UNIVERSITY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

WALNUT CREEK MANAGEMENT CORPORATION
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

WEST PARK CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

WESTLAKE CITY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

WILDFLOWER COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

WILLOW CREEK MANAGEMENT, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 23, 2011.

WOODSIDE PLANTATION COUNTRY CLUB, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 23, 2011.

Signature		Title

* Eric L. Affeldt		President and Director (Principal Executive Officer)
/s/ CURTIS D. MCCLELLAN Curtis D. McClellan		Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Ingrid J. Keiser		Director
*By:	/s/ CURTIS D. MCCLELLAN Curtis D. McClellan Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
3.1	(a)*	Certificate of Incorporation of ClubCorp Club Operations, Inc.

3.1	(b)*	Bylaws of ClubCorp Club Operations, Inc.

3.2	(a)*	Certificate of Formation of Limited Liability Company of 191 Athletic Club Management Company, LLC

3.2	(b)*	Amended and Restated Limited Liability Company Agreement of 191 Athletic Club Management Company, LLC

3.3	(a)*	Certificate of Formation of 191 CC Operating Co., LLC

3.3	(b)*	Amended and Restated Limited Liability Company Agreement of 191 CC Operating Co., LLC

3.4	(a)*	Amended and Restated Articles of Incorporation of Akron Management Corp.

3.4	(b)*	Amended and Restated By-Laws of Akron Management Corp.

3.5	(a)*	Statement of Partnership Authority of Aliso Viejo Golf Club Joint Venture

3.5	(b)*	Joint Venture Agreement of Aliso Viejo Golf Club Joint Venture

3.6	(a)*	Articles of Organization for Anthem Golf, LLC

3.6	(b)*	Amended and Restated Limited Liability Company Operating Agreement of Anthem Golf, LLC

3.7	(a)*	Amended and Restated Certificate of Formation of April Sound Management Corp.

3.7	(b)*	Amended and Restated Bylaws of April Sound Management Corp.

3.8	(a)*	Amended and Restated Articles of Incorporation of Aspen Glen Golf Club Management Company

3.8	(b)*	Amended and Restated By-Laws of Aspen Glen Golf Club Management Company

3.9	(a)*	Restated Certificate of Incorporation of Athletic Club at the Equitable Center, Inc.

3.9	(b)*	Amended and Restated By-Laws of Athletic Club at the Equitable Center, Inc.

3.10	(a)*	Certificate of Formation of Limited Liability Company of AZ Club, LLC

3.10	(b)*	Amended and Restated Limited Liability Company Agreement of AZ Club, LLC

3.11	(a)*	Amended and Restated Certificate of Formation of Barton Creek Resort & Clubs, Inc.

3.11	(b)*	Amended and Restated Bylaws of Barton Creek Resort & Clubs, Inc.

3.12	(a)*	Amended and Restated Certificate of Formation of Bay Oaks Country Club, Inc.

3.12	(b)*	Amended and Restated Bylaws of Bay Oaks Country Club, Inc.

3.13	(a)*	Articles of Organization of Bluegrass Club, LLC

3.13	(b)*	Second Amended and Restated Limited Liability Company Operating Agreement of Bluegrass Club, LLC

3.14	(a)*	Amended and Restated Certificate of Formation of Brookhaven Country Club, Inc.

3.14	(b)*	Amended and Restated Bylaws of Brookhaven Country Club, Inc.

3.15	(a)*	Certificate of Third Amended and Restated Articles of Incorporation of Canyon Gate at Las Vegas, Inc.

Exhibit No.		Description of Exhibit
3.15	(b)*	Amended and Restated By-Laws of Canyon Gate at Las Vegas, Inc.

3.16	(a)*	Amended and Restated Articles of Incorporation of Capital City Club of Montgomery, Inc.

3.16	(b)*	Amended and Restated Bylaws of Capital City Club of Montgomery, Inc.

3.17	(a)*	Articles of Restatement of Capital City Club of Raleigh, Inc.

3.17	(b)*	Amended and Restated By-Laws of Capital City Club of Raleigh, Inc.

3.18	(a)*	Certificate of Formation of CCA Golf Course Holdco, LLC

3.18	(b)*	Amended and Restated Limited Liability Company Agreement of CCA Golf Course Holdco, LLC

3.19	(a)*	Certificate of Formation of CCA Mezzanine Holdco, LLC

3.19	(b)*	Amended and Restated Limited Liability Company Agreement of CCA Mezzanine Holdco, LLC

3.20	(a)*	Amended and Restated Articles of Incorporation of Centre Club, Inc.

3.20	(b)*	Amended and Restated By-Laws of Centre Club, Inc.

3.21	(a)*	Amended and Restated Articles of Incorporation of Citrus Club, Inc.

3.21	(b)*	Amended and Restated By-Laws of Citrus Club, Inc.

3.22	(a)*	Amended and Restated Articles of Incorporation of City Club of Washington, Inc.

3.22	(b)*	Amended and Restated By-Laws of City Club of Washington, Inc.

3.23	(a)*	Restated Articles of Organization of Club at Boston College, Inc.

3.23	(b)*	Amended and Restated By-Laws of Club at Boston College, Inc.

3.24	(a)*	Amended and Restated Charter of Club Le Conte, Inc.

3.24	(b)*	Amended and Restated By-Laws of Club Le Conte, Inc.

3.25	(a)*	Articles of Incorporation of ClubCorp—Asia

3.25	(b)*	Amended and Restated By-Laws of ClubCorp—Asia

3.26	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Airways Golf, Inc.

3.26	(b)*	By-Laws of ClubCorp Airways Golf, Inc.

3.27	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Aliso Viejo Holding Corp.

3.27	(b)*	By-Laws of ClubCorp Aliso Viejo Holding Corp.

3.28	(a)*	Articles of Incorporation of ClubCorp Asia Investments Inc.

3.28	(b)*	Bylaws of ClubCorp Asia Investments Inc.

3.29	(a)*	Certificate of Incorporation of ClubCorp Aven Holdings, Inc.

3.29	(b)*	Bylaws of ClubCorp Aven Holdings, Inc.

3.30	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Braemar Country Club, Inc.

3.30	(b)*	By-Laws of ClubCorp Braemar Country Club, Inc.

3.31	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Bunker Hill Club, Inc.

Exhibit No.		Description of Exhibit
3.31	(b)*	By-Laws of ClubCorp Bunker Hill Club, Inc.

3.32	(a)*	Certificate of Incorporation of ClubCorp Buying Services, Inc.

3.32	(b)*	Bylaws of ClubCorp Buying Services, Inc.

3.33	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Canyon Crest Country Club, Inc.

3.33	(b)*	By-Laws of ClubCorp Canyon Crest Country Club, Inc.

3.34	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Center Club, Inc.

3.34	(b)*	By-Laws of ClubCorp Center Club, Inc.

3.35	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Coto Property Holdings, Inc.

3.35	(b)*	By-Laws of ClubCorp Coto Property Holdings, Inc.

3.36	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Crow Canyon Management Corp.

3.36	(b)*	By-Laws of ClubCorp Crow Canyon Management Corp.

3.37	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Desert Falls Country Club, Inc.

3.37	(b)*	By-Laws of ClubCorp Desert Falls Country Club, Inc.

3.38	(a)*	Articles of Incorporation of ClubCorp Financial Management Company

3.38	(b)*	Bylaws of ClubCorp Financial Management Company

3.39	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp GCL Corporation

3.39	(b)*	By-Laws of ClubCorp GCL Corporation

3.40	(a)*	Certificate of Formation of ClubCorp Gen Par of Texas, L.L.C.

3.40	(b)*	Third Amended and Restated Limited Liability Company Agreement of ClubCorp Gen Par of Texas, L.L.C.

3.41	(a)*	Certificate of Formation of ClubCorp Golf of California, L.L.C.

3.41	(b)*	Third Amended and Restated Limited Liability Company Agreement of ClubCorp Golf of California, L.L.C.

3.42	(a)*	Certificate of Formation of ClubCorp Golf of Florida, L.L.C.

3.42	(b)*	Third Amended and Restated Limited Liability Company Agreement of ClubCorp Golf of Florida, L.L.C.

3.43	(a)*	Certificate of Limited Partnership of ClubCorp Golf of Georgia, L.P.

3.43	(b)*	Third Amended and Restated Limited Partnership Agreement of ClubCorp Golf of Georgia, L.P.

3.44	(a)*	Certificate of Formation of ClubCorp Golf of North Carolina, L.L.C.

3.44	(b)*	Third Amended and Restated Limited Liability Company Agreement of ClubCorp Golf of North Carolina, L.L.C.

3.45	(a)*	Certificate of Limited Partnership of ClubCorp Golf of Texas, L.P.

3.45	(b)*	Third Amended and Restated Limited Partnership Agreement of ClubCorp Golf of Texas, L.P.

Exhibit No.		Description of Exhibit
3.46	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Granite Bay Management, Inc.

3.46	(b)*	By-Laws of ClubCorp Granite Bay Management, Inc.

3.47	(a)*	Articles of Incorporation of ClubCorp Graphics, Inc.

3.47	(b)*	Bylaws of Club Graphics, Inc.

3.48	(a)*	Certificate of Formation of ClubCorp Hamlet, LLC

3.48	(b)*	Limited Liability Company Agreement of ClubCorp Hamlet, LLC

3.49	(a)*	Articles of Incorporation of ClubCorp International, Inc.

3.49	(b)*	By-Laws of ClubCorp International, Inc.

3.50	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp IW Golf Club, Inc.

3.50	(b)*	By-Laws of ClubCorp IW Golf Club, Inc.

3.51	(a)*	Certificate of Formation of ClubCorp Management Company for Stone Creek, LLC

3.51	(b)*	Amended and Restated Limited Liability Company Agreement of ClubCorp Management Company for Stone Creek, LLC

3.52	(a)*	Third Amended and Restated Articles of Incorporation of ClubCorp Mexico, Inc.

3.52	(b)*	Amended and Restated By-Laws of ClubCorp Mexico, Inc.

3.53	(a)*	Certificate of Formation of ClubCorp Mezzanine Borrower, LLC

3.53	(b)*	Second Amended and Restated Limited Liability Company Agreement of ClubCorp Mezzanine Borrower, LLC

3.54	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Mission Hills Country Club, Inc.

3.54	(b)*	By-Laws of ClubCorp Mission Hills Country Club, Inc.

3.55	(a)*	Certificate of Formation of ClubCorp Mortgage Borrower, LLC

3.55	(b)*	Amended and Restated Limited Liability Company Agreement of ClubCorp Mortgage Borrower, LLC

3.56	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Porter Valley Country Club, Inc.

3.56	(b)*	By-Laws of ClubCorp Porter Valley Country Club, Inc.

3.57	(a)*	Articles of Incorporation of ClubCorp Publications, Inc.

3.57	(b)*	Bylaws of ClubCorp Publications, Inc.

3.58	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp San Jose Club, Inc.

3.58	(b)*	By-Laws of ClubCorp San Jose Club, Inc.

3.59	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Shadow Ridge Golf Club, Inc.

3.59	(b)*	By-Laws of ClubCorp Shadow Ridge Golf Club, Inc.

3.60	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Spring Valley Lake Country Club, Inc.

3.60	(b)*	By-Laws of ClubCorp Spring Valley Lake Country Club, Inc.

Exhibit No.		Description of Exhibit
3.61	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Symphony Towers Club, Inc.

3.61	(b)*	By-Laws of ClubCorp Symphony Towers Club, Inc.

3.62	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Teal Bend Golf Club, Inc.

3.62	(b)*	By-Laws of ClubCorp Teal Bend Golf Club, Inc.

3.63	(a)*	Certificate of Formation of ClubCorp TTC, LLC

3.63	(b)*	Limited Liability Company Agreement of ClubCorp TTC, LLC

3.64	(a)*	Amended and Restated Certificate of Incorporation of ClubCorp Turkey Creek Golf Club, Inc.

3.64	(b)*	By-Laws of ClubCorp Turkey Creek Golf Club, Inc.

3.65	(a)*	Certificate of Incorporation of ClubCorp USA, Inc.

3.65	(b)*	Bylaws of ClubCorp USA, Inc.

3.66	(a)*	Certificate of Formation of ClubCorp Willow Creek, LLC

3.66	(b)*	Limited Liability Company Agreement of ClubCorp Willow Creek, LLC

3.67	(a)*	Certificate of Formation of ClubCorp Wind Watch, LLC

3.67	(b)*	Limited Liability Company Agreement of ClubCorp Wind Watch, LLC

3.68	(a)*	Amended and Restated Articles of Incorporation of Columbia Capital City Club Corp.

3.68	(b)*	Amended and Restated By-Laws of Columbia Capital City Club Corp.

3.69	(a)*	Amended and Restated Articles of Incorporation of Columbia Tower Club, Inc.

3.69	(b)*	Amended and Restated By-Laws of Columbia Tower Club, Inc.

3.70	(a)*	Amended and Restated Articles of Incorporation of Countryside Country Club, Inc.

3.70	(b)*	Amended and Restated By-Laws of Countryside Country Club, Inc.

3.71	(a)*	Certificate of Formation of Currituck Golf, LLC

3.71	(b)*	Second Amended and Restated Limited Liability Company Agreement of Currituck Golf, LLC

3.72	(a)*	Amended and Restated Certificate of Formation of Dallas Tower Club, Inc.

3.72	(b)*	Amended and Restated Bylaws of Dallas Tower Club, Inc.

3.73	(a)*	Amended and Restated Articles of Incorporation of Dayton Racquet Club, Inc.

3.73	(b)*	Amended and Restated By-Laws of Dayton Racquet Club, Inc.

3.74	(a)*	Amended and Restated Articles of Incorporation of DeBary Management Corp.

3.74	(b)*	Amended and Restated By-Laws of DeBary Management Corp.

3.75	(a)*	Amended and Restated Articles of Incorporation of Diamante' Golf Club Management, Inc.

3.75	(b)*	Amended and Restated By-Laws of Diamante' Golf Club Management, Inc.

3.76	(a)*	Amended and Restated Articles of Incorporation of Diamante' Golf Club Partners, Inc.

3.76	(b)*	Amended and Restated By-Laws of Diamante' Golf Club Partners, Inc.

Exhibit No.		Description of Exhibit
3.77	(a)*	Amended and Restated Articles of Incorporation of Diamond Run Club, Inc.

3.77	(b)*	Bylaws of Diamond Run Club, Inc.

3.78	(a)*	Certificate of Formation of Empire Ranch, LLC

3.78	(b)*	Second Amended and Restated Limited Liability Company Agreement of Empire Ranch, LLC

3.79	(a)*	Amended and Restated Certificate of Formation of Fair Oaks Club Corp.

3.79	(b)*	Amended and Restated Bylaws of Fair Oaks Club Corp.

3.80	(a)*	Certificate of Formation of Limited Liability Company Farms of New Kent Management, LLC

3.80	(b)*	Limited Liability Company Agreement of Farms of New Kent Management, LLC

3.81	(a)*	Certificate of Formation of FFFC Golf Acquisitions, L.L.C.

3.81	(b)*	Second Amended and Restated Limited Liability Company Agreement of FFFC Golf Acquisitions, L.L.C.

3.82	(a)*	Amended and Restated Articles of Incorporation of First City Club Management, Inc.

3.82	(b)*	Amended and Restated By-Laws of First City Club Management, Inc.

3.83	(a)*	Amended and Restated Certificate of Formation of Fort Bend Acquisition Corp.

3.83	(b)*	Amended and Restated Bylaws of Fort Bend Acquisition Corp.

3.84	(a)*	Amended and Restated Certificate of Formation of GCC Asset Management, Inc.

3.84	(b)*	Amended and Restated Bylaws of GCC Asset Management, Inc.

3.85	(a)*	Amended and Restated Articles of Incorporation of Glendale Management Corp.

3.85	(b)*	Amended and Restated By-Laws of Glendale Management Corp.

3.86	(a)*	Amended and Restated Articles of Incorporation of Glendale Racquet Club, Inc.

3.86	(b)*	Amended and Restated By-Laws of Glendale Racquet Club, Inc.

3.87	(a)*	Amended and Restated Articles of Incorporation of GP Bear's Best Atlanta, Inc.

3.87	(b)*	Amended and Restated By-Laws of GP Bear's Best Atlanta, Inc.

3.88	(a)*	Certificate of Third Amended and Restated Articles of Incorporation of GP Bear's Best Las Vegas, Inc.

3.88	(b)*	Amended and Restated By-Laws of GP Bear's Best Las Vegas, Inc.

3.89	(a)*	Articles of Incorporation of GRanch Golf Club, Inc.

3.89	(b)*	Amended and Restated By-Laws of GRanch Golf Club, Inc.

3.90	(a)*	Amended and Restated Articles of Incorporation of Greenbrier Country Club, Inc.

3.90	(b)*	Amended and Restated By-Laws of Greenbrier Country Club, Inc.

3.91	(a)*	Amended and Restated Certificate of Formation of Greenspoint Club, Inc.

3.91	(b)*	Amended and Restated Bylaws of Greenspoint Club, Inc.

3.92	(a)*	Amended and Restated Certificate of Formation of Hackberry Creek Country Club, Inc.

3.92	(b)*	Amended and Restated Bylaws of Hackberry Creek Country Club, Inc.

3.93	(a)*	Amended and Restated Articles of Incorporation of Haile Plantation Management Corp.

Exhibit No.		Description of Exhibit
3.93	(b)*	Amended and Restated By-Laws of Haile Plantation Management Corp.

3.94	(a)*	Amended and Restated Articles of Incorporation of Harbour Club of Charleston, Inc.

3.94	(b)*	Bylaws of Harbour Club of Charleston, Inc.

3.95	(a)*	Amended and Restated Certificate of Formation of Hearthstone Country Club, Inc.

3.95	(b)*	Amended and Restated Bylaws of Hearthstone Country Club, Inc.

3.96	(a)*	Amended and Restated Certificate of Formation of Hill Country Golf, Inc.

3.96	(b)*	Amended and Restated Bylaws of Hill Country Golf, Inc.

3.97	(a)*	Articles of Incorporation of Hills II of Lakeway, Inc.

3.97	(b)*	Amended and Restated Bylaws of Hills II of Lakeway, Inc.

3.98	(a)*	Amended and Restated Certificate of Formation of Houston City Club, Inc.

3.98	(b)*	Amended and Restated Bylaws of Houston City Club, Inc.

3.99	(a)*	Articles of Organization of HPG, L.C.

3.99	(b)*	Amended and Restated Operating Agreement for HPG, L.C.

3.100	(a)*	Amended and Restated Articles of Incorporation of Hunter's Green Acquisition Corp.

3.100	(b)*	Amended and Restated By-Laws of Hunter's Green Acquisition Corp.

3.101	(a)*	Amended and Restated Articles of Incorporation of Indigo Run Asset Corp.

3.101	(b)*	Amended and Restated By-Laws of Indigo Run Asset Corp.

3.102	(a)*	Amended and Restated Certificate of Formation of Irving Club Acquisition Corp.

3.102	(b)*	Amended and Restated Bylaws of Irving Club Acquisition Corp.

3.103	(a)*	Amended and Restated Certificate of Formation of Kingwood Country Club, Inc.

3.103	(b)*	Amended and Restated Bylaws of Kingwood Country Club, Inc.

3.104	(a)*	Certificate of Amended and Restated Articles of Knollwood Country Club, Inc.

3.104	(b)*	Amended and Restated By-Laws of Knollwood Country Club, Inc.

3.105	(a)*	Amended and Restated Certificate of Formation of La Cima Club, Inc.

3.105	(b)*	Amended and Restated Bylaws of La Cima Club, Inc.

3.106	(a)*	Amended and Restated Certificate of Formation of Lakeway Clubs, Inc.

3.106	(b)*	Amended and Restated Bylaws of Lakeway Clubs, Inc.

3.107	(a)*	Certificate of Formation of Laurel Springs Holdco, LLC

3.107	(b)*	Amended and Restated Limited Liability Company Agreement of Laurel Springs Holdco, LLC

3.108	(a)*	Amended and Restated Articles of Incorporation of LionsGate Golf Club, Inc.

3.108	(b)*	Amended and Restated By-Laws of LionsGate Golf Club, Inc.

3.109	(a)*	Amended and Restated Certificate of Formation of MAC Club, LLC

3.109	(b)*	Second Amended and Restated Limited Liability Company Agreement of MAC Club, LLC

Exhibit No.		Description of Exhibit
3.110	(a)*	Amended and Restated Articles of Incorporation of Management Company for Eagle Ridge and The Preserve

3.110	(b)*	Amended and Restated By-Laws of Management Company for Eagle Ridge and The Preserve

3.111	(a)*	Amended and Restated Articles of Incorporation of Manager for CCHH, Inc.

3.111	(b)*	Amended and Restated By-Laws of Manager for CCHH, Inc.

3.112	(a)*	Articles of Incorporation of Master Club, Inc.

3.112	(b)*	Bylaws of Master Club, Inc.

3.113	(a)*	Amended and Restated Certificate of Formation of Memorial Stadium Club Management Corp.

3.113	(b)*	Amended and Restated Bylaws of Memorial Stadium Club Management Corp.

3.114	(a)*	Amended and Restated Charter of Memphis City Club, Inc.

3.114	(b)*	Amended and Restated By-Laws of Memphis City Club, Inc.

3.115	(a)*	Articles of Incorporation of MH Villas, Inc.

3.115	(b)*	Amended and Restated By-Laws of MH Villas, Inc.

3.116	(a)*	Articles of Incorporation of Monarch EP Management Corp.

3.116	(b)*	Bylaws of Monarch EP Management Corp.

3.117	(a)*	Amended and Restated Charter of Nashville Club Management, Inc.

3.117	(b)*	Amended and Restated By-Laws of Nashville Club Management, Inc.

3.118	(a)*	Restated Articles of Organization of New England Country Club Management, Inc.

3.118	(b)*	Amended and Restated By-Laws of New England Country Club Management, Inc.

3.119	(a)*	Amended and Restated Articles of Incorporation of Northwood Management Corp.

3.119	(b)*	Amended and Restated By-Laws of Northwood Management Corp.

3.120	(a)*	Restated Articles of Incorporation of Oak Pointe Country Club, Inc.

3.120	(b)*	Amended and Restated By-Laws of Oak Pointe Country Club, Inc.

3.121	(a)*	Amended and Restated Certificate of Formation of Oakmont Management Corp.

3.121	(b)*	Amended and Restated Bylaws of Oakmont Management Corp.

3.122	(a)*	Amended and Restated Articles of Incorporation of Operations Company for Homestead, Inc.

3.122	(b)*	Amended and Restated By-Laws of Operations Company for Homestead, Inc.

3.123	(a)*	Articles of Incorporation of Owners Club Asset Company

3.123	(b)*	Bylaws of Owners Club Asset Company

3.124	(a)*	Articles of Restatement of Piedmont Club, Inc.

3.124	(b)*	Amended and Restated By-Laws of Piedmont Club, Inc.

3.125	(a)*	Amended Articles of Organization of Piedmont Golfers' Club LLC

3.125	(b)*	Third Amended and Restated Limited Liability Company Agreement of Piedmont Golfers' Club LLC

Exhibit No.		Description of Exhibit
3.126	(a)*	Amended and Restated Articles of Incorporation of Pyramid Club Management, Inc.

3.126	(b)*	Amended and Restated By-Laws of Pyramid Club Management, Inc.

3.127	(a)*	Amended and Restated Articles of Incorporation of Quail Hollow Management, Inc.

3.127	(b)*	Amended and Restated By-Laws of Quail Hollow Management, Inc.

3.128	(a)*	Amended and Restated Articles of Incorporation of Queens Harbour Corporation

3.128	(b)*	Amended and Restated By-Laws of Queens Harbour Corporation

3.129	(a)*	Restated Articles of Incorporation of Renaissance Club, Inc.

3.129	(b)*	Amended and Restated By-Laws of Renaissance Club, Inc.

3.130	(a)*	Amended and Restated Certificate of Formation of Richardson Country Club Corp.

3.130	(b)*	Amended and Restated Bylaws of Richardson Country Club Corp.

3.131	(a)*	Amended and Restated Articles of Incorporation of River Creek Country Club, Inc.

3.131	(b)*	Amended and Restated By-Laws of River Creek Country Club, Inc.

3.132	(a)*	Amended and Restated Articles of Incorporation of Rivers Club, Inc.

3.132	(b)*	Amended and Restated By-Laws of Rivers Club, Inc.

3.133	(a)*	Amended and Restated Certificate of Formation of Shady Valley Management Corp.

3.133	(b)*	Amended and Restated Bylaws of Shady Valley Management Corp.

3.134	(a)*	Amended and Restated Articles of Incorporation of Shoreby Club Management, Inc.

3.134	(b)*	Amended and Restated By-Laws of Shoreby Club Management, Inc.

3.135	(a)*	Amended and Restated Articles of Incorporation of Silver Lake Management Corp.

3.135	(b)*	Amended and Restated By-Laws of Silver Lake Management Corp.

3.136	(a)*	Amended and Restated Articles of Skyline Club, Inc.

3.136	(b)*	Amended and Restated By-Laws of Skyline Club, Inc.

3.137	(a)*	Articles of Incorporation of Society Management, Inc.

3.137	(b)*	Bylaws of Society Management, Inc.

3.138	(a)*	Articles of Amendment and Restatement of the Articles of Incorporation of Southern Trace Country Club of Shreveport, Inc.

3.138	(b)*	Amended and Restated By-Laws of Southern Trace Country Club of Shreveport, Inc.

3.139	(a)*	Amended and Restated Certificate of Formation of Stonebriar Management Corp.

3.139	(b)*	Amended and Restated Bylaws of Stonebriar Management Corp.

3.140	(a)*	Amended and Restated Articles of Incorporation of Stonehenge Club, Inc.

3.140	(b)*	Amended and Restated By-Laws of Stonehenge Club, Inc.

3.141	(a)*	Amended and Restated Articles of Incorporation of Tampa Palms Club, Inc.

3.141	(b)*	Bylaws of Tampa Palms Club, Inc.

3.142	(a)*	Amended and Restated Articles of Incorporation of The 191 Club, Inc.

3.142	(b)*	Amended and Restated By-Laws of The 191 Club, Inc.

3.143	(a)*	Amended and Restated Articles of Incorporation of The Buckhead Club, Inc.

Exhibit No.		Description of Exhibit
3.143	(b)*	Amended and Restated By-Laws of The Buckhead Club, Inc.

3.144	(a)*	Amended and Restated Certificate of Formation of The Club at Cimarron, Inc.

3.144	(b)*	Amended and Restated Bylaws of The Club at Cimarron, Inc.

3.145	(a)*	Amended and Restated Articles of Incorporation of The Club at Society Center, Inc.

3.145	(b)*	Amended and Restated By-Laws of The Club at Society Center, Inc.

3.146	(a)*	Amended and Restated Articles of Incorporation of The Commerce Club, Inc.

3.146	(b)*	Amended and Restated By-Laws of The Commerce Club, Inc.

3.147	(a)*	Amended and Restated Certificate of Formation of The Downtown Club, Inc.

3.147	(b)*	Amended and Restated Bylaws of The Downtown Club, Inc.

3.148	(a)*	Articles of Incorporation of The Manager of the Owner's Club, Inc.

3.148	(b)*	Amended and Restated By-Laws of The Manager of the Owner's Club, Inc.

3.149	(a)*	Amended and Restated Articles of Incorporation of The Metropolitan Club of Chicago, Inc.

3.149	(b)*	Amended and Restated By-Laws of The Metropolitan Club of Chicago, Inc.

3.150	(a)*	Certificate of Incorporation of The Owner's Club, Inc.

3.150	(b)*	Bylaws of The Owner's Club, Inc.

3.151	(a)*	Certificate of Limited Partnership of The Owner's Club at Hilton Head, L.P.

3.151	(b)*	Amended Limited Partnership Agreement of the Owners Club at Hilton Head, L.P.

3.152	(a)*	Amended and Restated Certificate of Formation of The Owners Club of South Carolina, L.L.C.

3.152	(b)*	Amended and Restated Limited Liability Company Agreement of The Owner's Club of South Carolina, L.L.C.

3.153	(a)*	Amended and Restated Certificate of Formation of The Plaza Club of San Antonio, Inc.

3.153	(b)*	Amended and Restated Bylaws of The Plaza Club of San Antonio, Inc.

3.154	(a)*	Amended and Restated Articles of Incorporation of The Summit Club, Inc.

3.154	(b)*	Amended and Restated Bylaws of The Summit Club, Inc.

3.155	(a)*	Restated Articles of Incorporation of The University Club, Inc.

3.155	(b)*	Amended and Restated By-Laws of The University Club, Inc.

3.156	(a)*	Amended and Restated Certificate of Formation of Timarron Golf Club, Inc.

3.156	(b)*	Amended and Restated Bylaws of Timarron Golf Club, Inc.

3.157	(a)*	Amended and Restated Articles of Incorporation of Tower City Club of Virginia, Inc.

3.157	(b)*	Amended and Restated By-Laws of Tower City Club of Virginia, Inc.

3.158	(a)*	Amended and Restated Certificate of Formation of Tower Club of Dallas, Inc.

3.158	(b)*	Amended and Restated Bylaws of Tower Club of Dallas, Inc.

3.159	(a)*	Amended and Restated Articles of Incorporation of Tower Club, Inc.

3.159	(b)*	Amended and Restated By-Laws of Tower Club, Inc.

Exhibit No.		Description of Exhibit
3.160	(a)*	Amended and Restated Articles of Incorporation of Town Point Club, Inc.

3.160	(b)*	Amended and Restated By-Laws of Town Point Club, Inc.

3.161	(a)*	Amended and Restated Articles of Incorporation of Treesdale Country Club, Inc.

3.161	(b)*	Amended and Restated By-Laws of Treesdale Country Club, Inc.

3.162	(a)*	Certificate of Formation of UMass Club Management, LLC

3.162	(b)*	Second Amended and Restated Limited Liability Company Agreement of UMass Club Management, LLC

3.163	(a)*	Articles of Restatement of UNC Alumni Club Management, Inc.

3.163	(b)*	Amended and Restated By-Laws of UNC Alumni Club Management, Inc.

3.164	(a)*	Amended and Restated Articles of Incorporation of University Club Management Co., Inc.

3.164	(b)*	Amended and Restated By-Laws of University Club Management Co., Inc.

3.165	(a)*	Amended and Restated Articles of Incorporation of University Club, Inc.

3.165	(b)*	Amended and Restated By-Laws of University Club, Inc.

3.166	(a)*	Amended and Restated Certificate of Formation of Walnut Creek Management Corporation

3.166	(b)*	Amended and Restated Bylaws of Walnut Creek Management Corporation

3.167	(a)*	Amended and Restated Certificate of Formation of West Park Club, Inc.

3.167	(b)*	Amended and Restated Bylaws of West Park Club, Inc.

3.168	(a)*	Amended and Restated Certificate of Formation of Westlake City Club, Inc.

3.168	(b)*	Amended and Restated Bylaws of Westlake City Club, Inc.

3.169	(a)*	Amended and Restated Certificate of Formation of Wildflower Country Club, Inc.

3.169	(b)*	Amended and Restated Bylaws of Wildflower Country Club, Inc.

3.170	(a)*	Amended and Restated Certificate of Formation of Willow Creek Management, Inc.

3.170	(b)*	Amended and Restated Bylaws of Willow Creek Management, Inc.

3.171	(a)*	Amended and Restated Articles of Incorporation of Woodside Plantation Country Club, Inc.

3.171	(b)*	Amended and Restated By-Laws of Woodside Plantation Country Club, Inc.

4.1	*	Indenture, dated as of November 30, 2010, among ClubCorp Club Operations, Inc., the subsidiary guarantors named therein, and Wilmington Trust FSB, as trustee

4.2		Form of 10% Senior Note due 2018 (included in Exhibit 4.1 hereto)

4.3	*	Registration Rights Agreement, dated as of November 30, 2010, among ClubCorp Club Operations, Inc., the subsidiary guarantors named therein and Citigroup Global Markets Inc.

5.1	**	Opinion of Simpson Thacher and Bartlett LLP

5.2	**	Opinion of Baker Hostetler

5.3	**	Opinion of Bradley Arant Boult Cummings LLP

5.4	**	Opinion of Brownstein Hyatt Farber Schreck, LLP

Exhibit No.		Description of Exhibit
5.5	**	Opinion of Brownstein Hyatt Farber Schreck, LLP

5.6	**	Opinion of Brownstein Hyatt Farber Schreck, LLP

5.7	**	Opinion of Dickinson Wright P.L.L.C.

5.8	**	Opinion of Gardere Wynne Sewell LLP

5.9	**	Opinion of Greenberg Traurig, LLP

5.10	**	Opinion of Greenberg Traurig, LLP

5.11	**	Opinion of Greenberg Traurig, LLP

5.12	**	Opinion of Greenberg Traurig, LLP

5.13	**	Opinion of Greenberg Traurig, LLP

5.14	**	Opinion of Greenberg Traurig, LLP

5.15	**	Opinion of Greenberg Traurig, LLP

5.16	**	Opinion of Harris Shelton Hanover Walsh, P.L.L.C.

5.17	**	Opinion of Harris Shelton Hanover Walsh, P.L.L.C.

5.18	**	Opinion of Ice Miller LLP

5.19	**	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

5.20	**	Opinion of Perkins Coie LLP

5.21	**	Opinion of Quarles & Brady LLP

5.22	**	Opinion of Sher Garner Cahill Richter Klein & Hilbert, L.L.C.

5.23	**	Opinion of Shook, Hardy & Bacon LLP

5.24	**	Opinion of Womble Carlyle Sandridge & Rice, P.L.L.C.

10.1	†*	Offer letter dated as of March 1, 2011 between ClubCorp USA, Inc. and Eric L. Affeldt

10.2	†*	Offer letter dated as of October 30, 2008 between ClubCorp USA, Inc. and Curtis D. McClellan

10.3	†*	Offer letter dated as of December 4, 2006 between ClubCorp USA, Inc. and Mark A. Burnett

10.4	†*	Offer letter dated as of December 21, 2009 between ClubCorp USA, Inc. and Blake S. Walker

10.5	†*	Severance and release agreement dated as of December 21, 2010 between ClubCorp USA, Inc. and Dwayne R. Sigler

10.6	†*	2011 Incentive Plan

10.7	†*	Long Term Incentive Plan

10.8	*	Credit Agreement dated as of November 30, 2010 among CCA Club Operations Holdings, LLC, ClubCorp Club Operations, Inc. as Borrower, Citicorp North America, Inc. as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto and Citigroup Global Markets Inc. as Sole Arranger and Sole Bookrunner

Exhibit No.		Description of Exhibit
10.9	*	Guaranty and Security Agreement dated as of November 30, 2010 among ClubCorp Club Operations, Inc., each other Grantor from time to time party thereto and Citicorp North America, Inc., as Administrative Agent

10.10	*	Form of Indemnification Agreement between ClubCorp Holdings, Inc. and its directors and officers

12	*	Statement of Computation of Ratio of Earnings to Fixed Charges

21	*	Subsidiaries of the Registrant

23.1		Consent of Simpson Thacher and Bartlett LLP (included in Exhibit 5.1)

23.2		Consent of Baker Hostetler (included in Exhibit 5.2)

23.3		Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.3)

23.4		Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibits 5.4, 5.5 and 5.6)

23.5		Consent of Dickinson Wright PLLC (included in Exhibit 5.7)

23.6		Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.8)

23.7		Consent of Greenberg Traurig, LLP (included in Exhibits 5.9, 5.10, 5.11, 5.12, 5.13, 5.14 and 5.15)

23.8		Consent of Harris Shelton Hanover Walsh, PLLC (included in Exhibits 5.16 and 5.17)

23.9		Consent of Ice Miller LLP (included in Exhibit 5.18)

23.10		Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.19)

23.11		Consent of Perkins Coie LLP (included in Exhibit 5.20)

23.12		Consent of Quarles & Brady LLP (included in Exhibit 5.21)

23.13		Consent of Sher Garner Cahill Richter Klein & Hilbert, L.L.C. (included in Exhibit 5.22)

23.14		Consent of Shook, Hardy & Bacon LLP (included in Exhibit 5.23)

23.15		Consent of Womble Carlyle Sandridge & Rice, P.L.L.C. (included in Exhibit 5.24)

23.16	**	Consent of Deloitte & Touche LLP

24	*	Powers of Attorney

25	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the indenture governing the notes

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Notice to Clients

99.3	*	Form of Letter to Brokers, Dealers, Commercial banks, Trust Companies and other Nominees

99.4	*	Form of Notice of Guaranteed Delivery

†
Indicates management contract or compensatory plan or arrangement.

*
Previously filed.

**
Filed herewith.